Form 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                                 April 30, 2001


                            WESTMORELAND COAL COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                     001-11155                 23-1128670
          --------                     ---------                 ----------
(State or other jurisdiction       (Commission File           (I.R.S. Employer
    of incorporation or                  Number              Identification No.)
       organization)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado       80903
--------------------------------------------------------------       -----
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number,
   including area code:                            719-442-2600
                                                   ------------


            SPECIAL NOTE REGARDING CERTAIN STATEMENTS AND REFERENCES

     This Current Report on Form 8-K contains forward-looking statements which reflect the current judgment of Westmoreland Coal Company, a Delaware corporation (the "Registrant"), on certain issues, including the Registrant's use of the businesses acquired by it in the Acquisition (as defined in this Current Report on Form 8-K). Because these statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially include the ability of the Registrant successfully to operate the businesses of Western Energy Company, a Montana corporation ("WECO"), and Northwestern Resources Co., a Montana corporation ("NWR"), through the Registrant's separate subsidiary, Westmoreland Mining LLC ("Westmoreland Mining"), the intense competition the Registrant faces, and the other risks described in Item 1 and Item 7 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, on file with the Securities and Exchange Commission, which factors are incorporated herein by reference.

Item 2.  Acquisition or Disposition of Assets

         On April 30, 2001, the Registrant completed its acquisition (the "Acquisition") of the coal business of The Montana Power Company ("MPC") pursuant to a Stock Purchase Agreement dated as of September 15, 2000 (the "Stock Purchase Agreement") by and between the Registrant and Entech, Inc., a Montana corporation and a subsidiary of MPC.

         Immediately prior to the Acquisition, the Registrant assigned to Westmoreland Mining the right to acquire all of the outstanding capital stock of WECO and NWR. The Registrant retained the right to acquire all of the outstanding capital stock of Basin Resources, Inc., a Colorado corporation ("Basin"), Horizon Coal Services, Inc., a Montana corporation ("Horizon"), and North Central Energy Company, a Colorado corporation ("North Central"). As a result of the Acquisition, the Registrant acquired all of the outstanding capital stock of Basin, Horizon, and North Central, and Westmoreland Mining acquired all of the outstanding capital stock of WECO and NWR. Simultaneous with the Acquisition, WECO transferred all of the outstanding member interests in its subsidiary, Western SynCoal LLC, a Colorado limited liability company ("SynCoal"), to the Registrant's subsidiary, Westmoreland Power, Inc., a Delaware corporation ("WPI"). Prior to the Acquisition, the Registrant contributed to Westmoreland Mining $30.8 million in cash, all of the outstanding capital stock of Dakota Westmoreland Corporation, a Delaware corporation formerly known as Westmoreland-Knife River Coal Acquisition Corp. ("DWC"), and all of the outstanding capital stock of WCCO-KRC Acquisition Corp., a Delaware corporation ("WCCO-KRC").

         The Stock Purchase Agreement states that the purchase price for the stock of WECO, NWR, Basin, Horizon, and North Central shall be $138 million. The Stock Purchase Agreement also contains a mechanism to adjust the purchase price. As a result of preliminary estimates of the purchase price adjustment, Westmoreland Mining acquired the stock of NWR and WECO, and the Registrant acquired the stock of Basin, Horizon, and North Central, for aggregate consideration of approximately $133 million, which was paid by Westmoreland Mining. The source of the funds used for such purchase was as follows: $30.8 million contributed as equity to Westmoreland Mining by the Registrant; $100 million borrowed by Westmoreland Mining under the Term Loan Agreement dated as of April 27, 2001 (the "Term Loan Agreement") by and among Westmoreland Mining, the other Obligors (as such term is defined below), and the purchasers of the notes issued under the Term Loan Agreement, who are named in Schedule A thereto (the "Purchasers"); and $2.2 million borrowed by Westmoreland Mining under the Credit Agreement dated as of April 27, 2001 (the "Revolving Credit Agreement") by and among Westmoreland Mining, the Guarantors (as such term is defined below), the banks party thereto (the "Banks"), and PNC Bank, National Association, in its capacity as agent for the Banks. The obligations of Westmoreland Mining under the Term Loan Agreement and the Revolving Credit Agreement were guaranteed by Westmoreland Mining's four subsidiaries, WECO, NWR, DWC, and WCCO-KRC, each of which is an "Obligor" under the Term Loan Agreement and a "Guarantor" under the Revolving Credit Agreement. As security for the obligations under the Term Loan Agreement and the Revolving Credit Agreement, the Registrant pledged to the Purchasers and the Banks all of the outstanding member interests in Westmoreland Mining, and Westmoreland Mining pledged to the Purchasers and the Banks all of the outstanding capital stock of WECO, NWR, DWC, and WCCO-KRC. In addition, each of WECO, NWR, DWC, and WCCO-KRC granted to the Purchasers and the Banks a security interest in substantially all of their personal property, including all of the coal sales contracts (unless the grant of a security interest therein was prohibited by the terms of such contracts), and granted to the Purchasers and the Banks a security interest in substantially all of their owned and leased real property (unless the grant of a mortgage or security interest in such property was prohibited).

         The Registrant expects to treat the Acquisition as a purchase for accounting purposes.

         The terms of the Stock Purchase Agreement and the Acquisition were determined on the basis of "arm's-length" negotiations among the parties. Prior to the execution of the Stock Purchase Agreement, none of the Registrant, its officers or directors or any associate of any such officer or director, or its affiliates had any material relationship with MPC.

         Prior to the Acquisition, WECO mined coal from the Rosebud Mine near Colstrip, Montana, and sold that coal, principally under long-term contracts to Colstrip Station, a four-unit power plant with a 2,200 MW capacity located adjacent to the mine, and NWR mined lignite (a type of coal with a lower BTU content than other types of coal) from the Jewett Mine near Jewett, Texas, and sold that coal under a long-term contract to Reliant Energy Corp. for use at Limestone Station, a two-unit power plant with a 1,600 MW capacity located adjacent to the mine. The Registrant intends to continue to use the WECO and NWR assets purchased in the Acquisition substantially in the manner such assets were used prior to the Acquisition.

         Prior to the Acquisition, Basin, Horizon, and North Central were not engaged in active operations, and the Registrant intends to continue to use the Basin, Horizon, and North Central assets purchased in the Acquisition substantially in the manner such assets were used prior to the Acquisition. Prior to the Acquisition, SynCoal operated a coal processing and upgrading facility that is located adjacent to the Rosebud Mine. The Registrant has determined that it will not continue to operate this facility.

         Westmoreland Mining, a wholly owned subsidiary of the Registrant, is a special purpose Delaware limited liability company formed December 4, 2000 for the purpose of facilitating the financing of the Acquisition and the acquisition of the coal business of Knife River Corporation (the "Knife River Transaction") and, through its subsidiaries, operating the businesses acquired in the Acquisition and expected to be acquired in the Knife River Transaction. The Term Loan Agreement and the Revolving Credit Agreement prohibit Westmoreland Mining from assuming or guaranteeing the liabilities of any person or entity, including the Registrant, except under certain limited circumstances. The Registrant has not guaranteed the obligations of Westmoreland Mining under the Term Loan Agreement or the Revolving Credit Agreement, and except for the pledge referred to above and the Management Fee Subordination Agreement, pursuant to which the Registrant agreed (among other things) not to accept payment of management fees upon the occurrence and during the continuance of an event of default or potential event of default under the Term Loan Agreement or the Revolving Credit Agreement, the Registrant is not a party to the agreements executed in connection with the Term Loan Agreement and the Revolving Credit Agreement.

         The foregoing discussion of the Stock Purchase Agreement, the Term Loan Agreement, and the Revolving Credit Agreement does not purport to be complete and is qualified by reference to the full text of the Stock Purchase Agreement, which was filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed February 5, 2001 and is incorporated herein by reference, and by reference to the full text of Term Loan Agreement, Revolving Credit Agreement, and the pledge agreements executed in connection with the Term Loan Agreement and Revolving Credit Agreement, which are filed as exhibits hereto and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Businesses Acquired

         The Registrant has not included the financial statements of the business acquired, as described in Item 2 of this Current Report on Form 8-K, and will file such financial statements not later than 60 days after this Current Report on Form 8-K is due by an amendment hereto.

         (b) Pro Forma Financial Information

         The Registrant has not included the pro forma financial information for the transaction described in Item 2 of this Current Report on Form 8-K and will file such pro forma financial information not later than 60 days after this Current Report on Form 8-K is due by an amendment hereto.

         (c) Exhibits

         The Exhibits filed as part of this Current Report on Form 8-K are listed on the Exhibit Index immediately preceding such Exhibits, which Exhibit Index is incorporated herein by reference. Documents listed on such Exhibit Index, except for documents identified by footnotes, are being filed as exhibits herewith. Documents identified by footnotes are not being filed herewith and, pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reference is made to such documents as previously filed as exhibits filed with the Securities and Exchange Commission.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WESTMORELAND COAL COMPANY


Date:    May 15, 2001                   By: /s/ Robert J. Jaeger
                                            -----------------------
                                        Name:   Robert J. Jaeger
                                        Title:  Senior Vice President - Finance

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------
2.1                 Stock Purchase Agreement dated as of September 15, 2000 by and between Westmoreland Coal Company and Entech, Inc.
                    (incorporated herein by reference to exhibit 99.1 to the Registrant's Current Report on Form 8-K filed February 5,
                    2001, file no. 001-11155)

99.1                Press Release dated April 30, 2001.

99.2 Term Loan Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., the other entities from time to time party thereto as guarantors, and the purchasers named in Schedule A thereto

99.3 Credit Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., the other entities from time to time party thereto as guarantors, the banks party thereto, and PNC Bank, National Association, in its capacity as agent for the banks

99.4 Pledge Agreement (Noteholders) dated as of April 27, 2001 by and among Westmoreland Coal Company, Westmoreland Mining LLC, the other entities from time to time party thereto as pledgors, and Firstar Bank, N.A., as collateral agent for the purchasers in connection with the Term Loan Agreement

99.5 Pledge Agreement dated as of April 27, 2001 by and among Westmoreland Coal Company, Westmoreland Mining LLC, the other entities from time to time party thereto as pledgors, and Firstar Bank, N.A., as collateral agent for the banks in connection with the Credit Agreement

99.6 Continuing Agreement of Guaranty and Suretyship dated as of April 27, 2001 by and among WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor thereunder, in favor of the purchasers under the Term Loan Agreement

99.7 Continuing Agreement of Guaranty and Suretyship dated as of April 27, 2001 by and among WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor thereunder, in favor of PNC Bank, National Association, as agent for the banks in connection with that Credit Agreement

99.8 Security Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor under the Term Loan Agreement and Firstar Bank, N.A., as collateral agent for the purchasers under the Term Loan Agreement

99.9 Security Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor under the Credit Agreement, and Firstar Bank, N.A., as collateral agent for the banks under the Credit Agreement

99.10 Collateral Assignment of Contract Rights dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the persons that becomes a guarantor under the Term Loan Agreement, in favor of Firstar Bank, N.A., as collateral agent for the purchasers under the Term Loan Agreement

99.11 Collateral Assignment of Contract Rights dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the persons that becomes a guarantor under the Credit Agreement, in favor of Firstar Bank, N.A. as collateral agent



EXHIBIT 99.1
------------
                       ----------------------------------
                       Westmoreland Completes Purchase Of
                           Montana Power Coal Business
                       ----------------------------------

Colorado Springs, CO - April 30, 2001 -- Westmoreland Coal Company (AMEX: WLB) ("Westmoreland Coal") and Montana Power Company (NYSE: MTP) announced today the closing of the purchase of the coal business of Montana Power by Westmoreland Coal's wholly owned subsidiary, Westmoreland Mining LLC ("Westmoreland Mining") for $138 million in cash, before closing adjustments. The coal operations acquired from Montana Power include Western Energy Company, Colstrip, Montana and Northwestern Resources Co., Jewett, Texas, which combined, produced approximately 19 million tons of coal in 2000. Western Energy and Northwestern Resources supply coal to adjacent, low-cost electrical generating units that have the necessary pollution control technologies in place to meet today's stringent environmental standards.

Western Energy owns and operates the Rosebud Mine located in the Northern Powder River Basin. Approximately 90% of Western's current production is sold under long-term contracts to the owners of the four-unit, mine-mouth Colstrip power plant. In 2000, the Rosebud Mine produced and sold 10.4 million tons of coal.

Northwestern Resources, which owns and operates the Jewett Mine in Central Texas, produced and sold 8.2 million tons of lignite last year. Production from the Jewett Mine is sold under a long-term contract to Reliant Energy, the owner of the two-unit Limestone power plant adjacent to the mine.

"We are delighted to close this transaction, particularly at this time of increased attention to the energy needs of our country," said Christopher K. Seglem, Westmoreland Coal Company's Chairman, President and CEO. "Northwestern and Western Energy are outstanding operations which match attractive coal assets with long-term sales contracts that we believe will produce sustainable, long-term profits and highly attractive cash flows, especially given Westmoreland's ability to apply its NOLs (tax loss carryforwards) to the earnings that we expect from Westmoreland Mining. We welcome these employees and look forward to serving the customers of Western Energy and Northwestern Resources. Likewise, we have enormous respect for Montana Power Company's decision to focus all its efforts on implementation of a forward-looking vision in the telecommunications business. We wish them great success."

Bob Gannon, Montana Power and TOUCHAMERICA's chairman and chief executive said, "We are three-quarters of the way toward transforming Montana Power into TOUCHAMERICA, our growing broadband information transport company. We are meeting our goals of receiving good, solid values for our energy businesses, and of finalizing transactions with well-respected companies. We wish Westmoreland every success in the future, as well."

In a separate transaction, Westmoreland Mining is acquiring the coal assets of Knife River Corporation which include mining operations in Montana and North Dakota. Westmoreland Coal's wholly owned power development subsidiary, Westmoreland Power, Inc., is acquiring certain rights to the inactive Gascoyne Mine in North Dakota. The Knife River Corp. closing is expected to be announced shortly.

Westmoreland Coal Company, headquartered in Colorado Springs, is the oldest independent coal company in the United States. Westmoreland has produced coal in Montana since 1974 through its subsidiary, Westmoreland Resources, Inc., which owns the Absaloka Mine in the Northern Powder River Basin. In addition to its coal operations, the Company has interests in four operating independent power projects held by its wholly owned subsidiary, Westmoreland Energy, Inc. The Company also recently announced that it is pursuing the development of a new 500MW lignite-fired power project in North Dakota. The Company also holds a 20% interest in Dominion Terminal Associates, a coal shipping and terminal facility in Newport News, Virginia. Westmoreland is implementing a growth strategy dedicated to meeting America's dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector.

The Montana Power Company is a diversified investor-owned electric and natural gas utility that is transforming itself into a national broadband information transport company under TOUCHAMERICA, for now its telecommunications subsidiary. TOUCHAMERICA's fiber-optic network, which will reach 26,000 route miles this year, employs the most advanced telecommunications technology available today. TOUCHAMERICA and The Montana Power Company are based in Butte, Montana.


          As to Westmoreland Coal Company: Certain statements in this press release which are not historical facts or information are "forward-looking statements" within the meaning of
          Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, the information set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts,"
          "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's access to financing; the Company's ability to successfully identify new business opportunities; the Company's ability to achieve anticipated cost savings and profitability targets; changes in the industry; competition; the Company's ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions;
          the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings, the announced liquidity issues for Washington Group International and other factors discussed in Item 1 and Item 7 of the Company's Form 10-K for the year ended December 31, 2000. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.


Contacts:

         Westmoreland Coal Company                 Montana Power Company
         Diane Jones                               Cort Freeman, Media Relations
         (719) 442-2600                            (406) 497-2368

                                                   Linda McGillen,
                                                   Investor Relations
                                                   (406) 496-5211


                                  ###

EXHIBIT 99.2
------------
                                                                  Execution Copy


                      $20,000,000 REVOLVING CREDIT FACILITY
                                CREDIT AGREEMENT

                                  by and among

                             WESTMORELAND MINING LLC

                                       and

                           THE GUARANTORS PARTY HERETO

                                       and

                             THE BANKS PARTY HERETO

                                       and

                    PNC BANK, NATIONAL ASSOCIATION, As Agent

                           Dated as of April 27, 2001

                           TABLE OF CONTENTS

Section                                                                     Page

1.       CERTAIN DEFINITIONS..................................................1
         1.1      Certain Definitions.........................................1
         1.2      Construction...............................................23
                  1.2.1.   Number; Inclusion.................................24
                  1.2.2.   Determination.....................................24
                  1.2.3.   Agent's Discretion and Consent....................24
                  1.2.4.   Documents Taken as a Whole........................24
                  1.2.5.   Headings..........................................24
                  1.2.6.   Implied References to this Agreement..............24
                  1.2.7.   Persons...........................................24
                  1.2.8.   Modifications to Documents........................25
                  1.2.9.   From, To and Through..............................25
                  1.2.10.  Shall; Will.......................................25
         1.3      Accounting Principles......................................25


2.       REVOLVING CREDIT FACILITY...........................................25
         2.1      Revolving Credit Commitments...............................25
         2.2      Nature of Banks' Obligations with Respect to
                  Revolving Credit Loans.....................................26
         2.3      Commitment Fees............................................26
         2.4      Intentionally Omitted......................................26
         2.5      Revolving Credit Loan Requests.............................26
         2.6      Making Revolving Credit Loans..............................27
         2.7      Revolving Credit Notes.....................................27
         2.8      Use of Proceeds............................................28
         2.9      Letter of Credit Subfacility...............................28
                  2.9.1.   Issuance of Letters of Credit.....................28
                  2.9.2.   Letter of Credit Fees.............................28
                  2.9.3.   Disbursements, Reimbursement......................28
                  2.9.4.   Repayment of Participation Advances...............30
                  2.9.5.   Documentation.....................................30
                  2.9.6.   Determinations to Honor Drawing Requests..........30
                  2.9.7.   Nature of Participation and Reimbursement
                           Obligations.......................................31
                  2.9.8.   Indemnity.........................................32
                  2.9.9.   Liability for Acts and Omissions..................32


3.       INTENTIONALLY OMITTED...............................................33


4.       INTEREST RATES......................................................33
         4.1      Interest Rate Options......................................33
                  4.1.1.   Revolving Credit Interest Rate Options............33
                  4.1.2.   Intentionally Omitted.............................34
                  4.1.3.   Rate Quotations...................................34
         4.2      Interest Periods...........................................34
                  4.2.1.   Amount of Borrowing Tranche.......................34
                  4.2.2.   Renewals..........................................34
         4.3      Interest After Default.....................................35
                  4.3.1.   Letter of Credit Fees, Interest Rate..............35
                  4.3.2.   Other Obligations.................................35
                  4.3.3.   Acknowledgment....................................35
         4.4      Euro-Rate Unascertainable; Illegality; Increased Costs;
                  Deposits Not Available.....................................35
                  4.4.1.   Unascertainable...................................35
                  4.4.2.   Illegality; Increased Costs; Deposits Not
                           Available.........................................35
                  4.4.3.   Agent's and Bank's Rights.........................36
         4.5      Selection of Interest Rate Options.........................36


5.       PAYMENTS............................................................37
         5.1      Payments...................................................37
         5.2      Pro Rata Treatment of Banks................................37
         5.3      Interest Payment Dates.....................................37
         5.4      Voluntary Prepayments......................................38
                  5.4.1.   Right to Prepay...................................38
                  5.4.2.   Replacement of a Bank.............................39
                  5.4.3.   Change of Lending Office..........................39
         5.5      Mandatory Prepayments......................................39
         5.6      Additional Compensation in Certain Circumstances...........40
                  5.6.1. Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements,
                           Expenses, Etc.....................................40
                  5.6.2.   Indemnity.........................................40
                  5.6.3.   Borrowing Base Exceeded...........................41


6.       REPRESENTATIONS AND WARRANTIES......................................41
         6.1      Representations and Warranties.............................41
                  6.1.1.   Organization and Qualification....................42
                  6.1.2.   Capitalization and Ownership......................42
                  6.1.3.   Subsidiaries......................................42
                  6.1.4.   Power and Authority...............................43
                  6.1.5.   Validity and Binding Effect.......................43
                  6.1.6.   No Conflict.......................................43
                  6.1.7.   Litigation........................................43
                  6.1.8.   Title to Properties...............................44
                  6.1.9.   Financial Statements..............................44
                  6.1.10.  Use of Proceeds; Margin Stock; Section 20
                           Subsidiaries......................................45
                  6.1.11.  Full Disclosure...................................46
                  6.1.12.  Taxes.............................................46
                  6.1.13.  Consents and Approvals............................46
                  6.1.14.  No Event of Default; Compliance with Instruments..47
                  6.1.15.  Patents, Trademarks, Copyrights, Licenses, Etc....47
                  6.1.16.  Security Interests................................48
                  6.1.17.  Mortgage Liens....................................48
                  6.1.18.  Status of the Pledged Collateral..................49
                  6.1.19.  Insurance.........................................49
                  6.1.20.  Compliance with Laws..............................49
                  6.1.21.  Material Contracts; Burdensome Restrictions.......49
                  6.1.22.  Investment Companies; Regulated Entities..........50
                  6.1.23.  Plans and Benefit Arrangements....................50
                  6.1.24.  Employment Matters................................51
                  6.1.25.  Environmental Matters.............................52
                  6.1.26.  Senior Debt Status................................54
                  6.1.27.  Permit Blocks.....................................54
                  6.1.28.  Transactions with Affiliates......................54
                  6.1.29.  Status under Certain Statutes.....................54
                  6.1.30.  Coal Leases.......................................54
                  6.1.31.  Qualifications as Lessee, Coal Acreage
                           Limitations.......................................55
                  6.1.32.  Single Purpose Entities...........................55
                  6.1.33.  Surface Mine Reclamation Bonds....................57
                  6.1.34.  Foreign Assets Control Regulation, etc............57
                  6.1.35.  Pari Passu Collateral.............................57
                  6.1.36.  Additional Representations and Warranties.........58
         6.2      Updates to Schedules.......................................58


7.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.............58
         7.1      First Loans and Letters of Credit..........................58
                  7.1.1.   Officer's Certificate.............................58
                  7.1.2.   Secretary's Certificate...........................59
                  7.1.3.   Delivery of Loan Documents........................59
                  7.1.4.   Opinion of Counsel................................59
                  7.1.5.   Legal Details.....................................60
                  7.1.6.   Payment of Fees...................................60
                  7.1.7.   Environmental Audit...............................60
                  7.1.8.   Appraisals........................................61
                  7.1.9.   Consents..........................................61
                  7.1.10.  Officer's Certificate Regarding MACs..............61
                  7.1.11.  No Violation of Laws..............................61
                  7.1.12.  No Actions or Proceedings.........................61
                  7.1.13.  Insurance Policies; Certificates of Insurance;
                           Endorsements......................................62
                  7.1.14.  Title Insurance...................................62
                  7.1.15.  Filing Receipts...................................62
                  7.1.16.  Term Loan Agreement...............................62
                  7.1.17.  Administrative Questionnaire......................62
                  7.1.18.  Management Agreement..............................62
                  7.1.19.  Solvency Certificate..............................63
                  7.1.20.  Acquisitions; Equity Contribution.................63
                  7.1.21.  Intercreditor Agreement...........................63
                  7.1.22.  Coal Reserves.....................................63
                  7.1.23.  Independent Director of Borrower an Subsidiaries..64
                  7.1.24.  Bankruptcy Remote Entities, Separateness..........64
                  7.1.25.  Changes in Corporate Structure....................64
         7.2      Each Additional Loan or Letter of Credit...................64


8.       COVENANTS...........................................................65
         8.1      Affirmative Covenants......................................65
                  8.1.1.   Preservation of Existence, Etc....................65
                  8.1.2.   Payment of Liabilities, Including Taxes, Etc......65
                  8.1.3.   Maintenance of Insurance..........................66
                  8.1.4.   Maintenance of Properties and Leases..............66
                  8.1.5.   Maintenance of Patents, Trademarks, Etc...........67
                  8.1.6.   Visitation Rights.................................67
                  8.1.7.   Operation of Mines................................67
                  8.1.8.   Keeping of Records and Books of Account...........67
                  8.1.9.   Plans and Benefit Arrangements....................68
                  8.1.10.  Compliance with Laws..............................68
                  8.1.11.  Use of Proceeds...................................68
                  8.1.12.  Further Assurances................................68
                  8.1.13.  Subordination of Intercompany Loans...............69
                  8.1.14.  Compliance with Term Loan Agreement...............69
                  8.1.15.  Maintenance of Prior Security Interest............69
                  8.1.16.  Single Purpose Entities...........................69
                  8.1.17.  Maintenance of Permits............................72
                  8.1.18.  Transfer of Permits...............................72
                  8.1.19.  Subordination of Management Fees; Payment of
                           Management Fees...................................72
                  8.1.20.  Maintenance of Coal Supply Contracts, Coal Leases.73
                  8.1.21.  Purchase Price adjustments........................73
         8.2      Negative Covenants.........................................73
                  8.2.1.   Indebtedness......................................74
                  8.2.2.   Liens.............................................74
                  8.2.3.   Guaranties........................................75
                  8.2.4.   Loans and Investments.............................75
                  8.2.5.   Dividends and Related Distributions...............75
                  8.2.6.   Liquidations, Mergers, Consolidations,
                           Acquisitions......................................76
                  8.2.7.   Dispositions of Assets or Subsidiaries............76
                  8.2.8.   Affiliate Transactions............................77
                  8.2.9.   Subsidiaries, Partnerships and Joint Ventures.....77
                  8.2.10.  Continuation of or Change in Business.............77
                  8.2.11.  Plans and Benefit Arrangements....................78
                  8.2.12.  Fiscal Year.......................................78
                  8.2.13.  Issuance of Stock.................................78
                  8.2.14.  Changes in Organizational Documents...............79
                  8.2.15.  Changes in Material Contracts, Performance under
                           Coal Supply Contracts.............................79
                  8.2.16.  Capital Expenditures and Leases...................79
                  8.2.17.  Minimum Debt Service Coverage Ratio...............79
                  8.2.18.  Maximum Leverage Ratio............................80
                  8.2.19.  Maximum Consolidated Total Indebtedness to
                           Consolidated Total Capitalization.................80
                  8.2.20.  Operating Leases..................................80
         8.3      Reporting Requirements.....................................80
                  8.3.1.   Monthly Financial Statements, Borrowing Base
                           Certificate.......................................81
                  8.3.2.   Quarterly Financial Statements....................81
                  8.3.3.   Annual Financial Statements.......................81
                  8.3.4.   Certificate of the Borrower.......................82
                  8.3.5.   Notice of Default.................................82
                  8.3.6.   Notice of Litigation..............................83
                  8.3.7.   Certain Events....................................83
                  8.3.8.   Budgets, Forecasts, Other Reports and Information.83
                  8.3.9.   Notices Regarding Plans and Benefit Arrangements..84
                  8.3.10.  Information as to certain Price Adjustments.......85
                  8.3.11.  Single Purpose Entity Status......................85


9.       DEFAULT.............................................................86
         9.1      Events of Default..........................................86
                  9.1.1.   Payments Under Loan Documents.....................86
                  9.1.2.   Breach of Warranty................................86
                  9.1.3.   Breach of Negative Covenants or Visitation Rights.86
                  9.1.4.   Breach of Other Covenants.........................86
                  9.1.5.   Defaults in Other Agreements or Indebtedness, or
                           Material Contracts................................87
                  9.1.6.   Final Judgments or Orders.........................87
                  9.1.7.   Events Relating to Plans and Benefit Arrangements.87
                  9.1.8.   Change of Control.................................88
                  9.1.9.   Involuntary Proceedings...........................89
                  9.1.10.  Voluntary Proceedings.............................89
                  9.1.11.  Default or Non-performance by Manager.............89
         9.2      Consequences of Event of Default...........................89
                  9.2.1.   Events of Default Other Than Bankruptcy,
                           Insolvency or Reorganization Proceedings..........89
                  9.2.2.   Bankruptcy, Insolvency or Reorganization
                           Proceedings.......................................90
                  9.2.3.   Set-off...........................................90
                  9.2.4.   Suits, Actions, Proceedings.......................90
                  9.2.5.   Application of Proceeds...........................91
                  9.2.6.   Other Rights and Remedies.........................91
         9.3      Notice of Sale.............................................92


10.      THE AGENT...........................................................92
         10.1     Appointment................................................92
         10.2     Delegation of Duties.......................................92
         10.3     Nature of Duties; Independent Credit Investigation.........92
         10.4     Actions in Discretion of Agent; Instructions From
                  the Banks..................................................93
         10.5     Reimbursement and Indemnification of Agent by the Borrower.93
         10.6     Exculpatory Provisions; Limitation of Liability............94
         10.7     Reimbursement and Indemnification of Agent by Banks........95
         10.8     Reliance by Agent..........................................95
         10.9     Notice of Default..........................................95
         10.10    Notices....................................................96
         10.11    Banks in Their Individual Capacities; Agent in its
                  Individual Capacity........................................96
         10.12    Holders of Notes...........................................96
         10.13    Equalization of Banks......................................96
         10.14    Successor Agent............................................97
         10.15    Agent's Fee................................................97
         10.16    Availability of Funds......................................98
         10.17    Calculations...............................................98
         10.18    Beneficiaries..............................................98


11.      MISCELLANEOUS.......................................................99
         11.1     Modifications, Amendments or Waivers.......................99
                  11.1.1.  Increase of Commitment; Extension of
                           Expiration Date...................................99
                  11.1.2. Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms
                           of Payment........................................99
                  11.1.3.  Release of Collateral or Guarantor................99
                  11.1.4.  Miscellaneous.....................................99
         11.2     No Implied Waivers; Cumulative Remedies; Writing Required.100
         11.3     Reimbursement and Indemnification of Banks by the
                  Borrower; Taxes...........................................100
         11.4     Holidays..................................................101
         11.5     Funding by Branch, Subsidiary or Affiliate................101
                  11.5.1.  Notional Funding.................................101
                  11.5.2.  Actual Funding...................................102
         11.6     Notices...................................................102
         11.7     Severability..............................................103
         11.8     Governing Law.............................................103
         11.9     Prior Understanding.......................................103
         11.10    Duration; Survival........................................103
         11.11    Successors and Assigns....................................104
         11.12    Confidentiality...........................................105
                  11.12.1. General..........................................105
                  11.12.2. Sharing Information With Affiliates of the Banks.105
         11.13    Counterparts..............................................106
         11.14    Agent's or Bank's Consent.................................106
         11.15    Exceptions................................................106
         11.16    CONSENT TO FORUM; WAIVER OF JURY TRIAL....................106
         11.17    Tax Withholding Clause....................................107
         11.18    Joinder of Guarantors; Additional Security Arrangements...107
         11.19    Environmental Indemnity...................................108
         11.20    Finance Code Opt-Out......................................109

                    LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(B)    -      COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(C)    -      COAL SUPPLY CONTRACTS
SCHEDULE 1.1(L)    -      COAL LEASES
SCHEDULE 1.1(P)    -      PERMITTED LIENS
SCHEDULE 1.1(Q)    -      QUALIFIED ACCOUNTS
SCHEDULE 6.1.1     -      QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2     -      CAPITALIZATION
SCHEDULE 6.1.3     -      SUBSIDIARIES
SCHEDULE 6.1.7     -      LITIGATION
SCHEDULE 6.1.8     -      OWNED AND LEASED REAL PROPERTY
SCHEDULE 6.1.9     -      FINANCIAL STATEMENTS
SCHEDULE 6.1.12    -      TAXES
SCHEDULE 6.1.13    -      CONSENTS AND APPROVALS
SCHEDULE 6.1.15    -      PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 6.1.18    -      PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 6.1.19    -      INSURANCE POLICIES
SCHEDULE 6.1.21    -      MATERIAL CONTRACTS
SCHEDULE 6.1.23    -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.25    -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 6.1.28    -      TRANSACTIONS WITH AFFILIATES
SCHEDULE 6.1.30    -      ROYALTIES
SCHEDULE 6.1.31    -      QUALIFICATIONS AS LESSEE, LEASE ACREAGE LIMITATIONS
SCHEDULE 8.1.6     -      REQUIRED MINING PERMITS
SCHEDULE 8.2.1     -      PERMITTED INDEBTEDNESS
SCHEDULE 8.2.16    -      CAPITAL EXPENDITURES AND LEASES
SCHEDULE 8.2.20    -      OPERATING LEASES
SCHEDULE 8.2.3     -      EXISTING INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)     -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)     -      COLLATERAL ASSIGNMENT
EXHIBIT 1.1(G)(1)  -      GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)  -      GUARANTY AGREEMENT
EXHIBIT 1.1(I)(2)  -      INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(I)(3)  -      INTERCREDITOR AGREEMENT
EXHIBIT 1.1(M)(1)  -      MORTGAGE
EXHIBIT 1.1(M)(2)  -      MANAGEMENT FEE SUBORDINATION AGREEMENT
EXHIBIT 1.1(P)(1)  -      PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)  -      PLEDGE AGREEMENT
EXHIBIT 1.1(R)     -      REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)     -      SECURITY AGREEMENT
EXHIBIT 2.5        -      LOAN REQUEST
EXHIBIT 7.1.4      -      OPINION OF COUNSEL
EXHIBIT 8.3.4      -      QUARTERLY COMPLIANCE CERTIFICATE
EXHIBIT 9.1.3      -      BORROWING BASE CERTIFICATE

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT is dated as of April 27, 2001 and is made by and among WESTMORELAND MINING LLC, a Delaware limited liability company (the
"Borrower"), each of the Guarantors (as hereinafter defined), the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                   WITNESSETH:

         WHEREAS, (i) Dakota Westmoreland Corporation (f/k/a Westmoreland-Knife River Coal Acquisition Corp.), a Delaware corporation ("Buyer") and Knife River Corporation, a Delaware corporation are parties to that certain Asset Purchase Agreement dated as of September 27, 2000, pursuant to which Buyer will acquire and Buyer is a subsidiary of the Borrower and has assigned certain of its rights under the Asset Purchase Agreement to WCCO-KRC Acquisition Corp., a Delaware corporation and a subsidiary of the Borrower, and (ii) Westmoreland Coal Company and Entech, Inc. are parties to that certain Stock Purchase Agreement dated as of September 15, 2000, and Westmoreland Coal Company has assigned to the Borrower its right to acquire all of the stock of Western Energy Company ("WECO") and Northwestern Resources Co. ("Northwestern");

         WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $20,000,000; and

         WHEREAS, the revolving credit facility shall be used for working capital and general corporate purposes; and

         WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

     1.1 Certain Definitions.

         In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                   Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by the Loan Parties. All Accounts, whether Qualified Accounts or not, shall be subject to the Banks' Prior Security Interest.

                   Adequately Funded shall mean a Plan's assets-to-liabilities relationship described herein. A Plan is Adequately Funded if, as of the last day of the Plan Year which has most recently ended (the "Valuation Date") and based on an actuarial valuation made as of the first day of such Plan Year by the Plan's regular actuarial consultant, the value of the Plan's assets as determined under Section 412(c)(2) of the Internal Revenue Code, including any contributions made to the Plan within eight and 1/2 months of the Valuation Date, is not less than 90% of the Plan's Current Liability, as determined under
Section 412(l)(7) of the Code using the maximum allowable interest rate under such subsection, and recognizing over three years any plan change, such as any plan amendment or required statutory change in benefits, (but not changes in actuarial assumption or normal plan experience).

                   Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees or individuals holding similar positions of a corporation or trust or other Person, as the case may be.

                   Agent shall mean PNC Bank, National Association, and its successors and assigns.

                   Agent's Fee shall have the meaning assigned to that term in
Section 10.15.

                   Agent's Letter shall have the meaning assigned to that term in Section 10.15.

                   Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                   Ancillary Interests shall mean the stock in Basin Resources, Inc., Horizon Coal Services, Inc., North Central Energy Company and Western SynCoal LLC being acquired pursuant to the Stock Purchase Agreement and the Gascoyne Rights being acquired as part of the Asset Acquisition Agreement which have been determined to be ancillary and unnecessary to the business operations planned to be conducted by the Loan Parties.

                   Annual Statements shall have the meaning assigned to that term in Section 6.1.9(i).

                   Asset Acquisition Agreement shall mean that certain Asset Purchase Agreement dated as of September 27, 2000 between Knife River Corporation and Westmoreland-Knife River Coal Acquisition Corp.

                   Asset Acquisition Document shall mean the Asset Acquisition Agreement and all bills of sale relating thereto, documents regarding assignment of contracts and assumption of liabilities pursuant to the terms of the Asset Acquisition Agreement, and all documents executed and delivered in connection with the foregoing.

                   Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

                   Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

                   Banks shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                   Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 0.50% per annum.

                   Base Rate Option shall mean the Revolving Credit Base Rate Option.

                   Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                   Borrower shall mean Westmoreland Mining LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                   Borrowing Base shall mean at any time 80% of Qualified Accounts.

                   Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                   Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                   Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania, New York, New York and London, England.

                   Closing Date shall mean April 27, 2001 or, if all the conditions specified in Section 7 have not been satisfied or waived by such date, not later than April 30, 2001, as designated by the Borrower by at least 1 Business Days' advance notice to the Agent at its Principal Office, or such other date as the parties agree. The closing shall take place at 10:00 a.m., Pittsburgh time, on the Closing Date at the offices of Buchanan Ingersoll Professional Corporation, or at such other time and place as the parties agree.

                   Coal Act shall mean Internal Revenue Code Sections 9701 through 9722.

                   Coal Leases shall mean leases presently owned or hereafter acquired by any Loan Party of mineral rights and real property interests related to the right to mine or extract coal from the Coal Reserves (as identified by the Borrower to the Collateral Agent from time to time as mineable reserves), including without limitation, those leases set forth on Schedule 1.1(L).

                   Coal Reserves shall mean all coal deposits which the Borrower by virtue of a deed or lease has the right to mine.

                   Coal Supply Contracts shall mean collectively and Coal Supply Contract shall mean individually, all coal supply or sales agreements now or hereafter entered into by the Borrower or any Loan Party which provide for the sale or provision of coal by Borrower or any Loan Party, including without limitation, those agreements listed on Schedule 1.1(C) hereto.

                   Collateral shall mean that portion of the UCC Collateral, the Pledged Collateral, the Intellectual Property Collateral, Coal Supply Contracts and the Real Property in or on which the Loan Parties have granted the Collateral Agent for the benefit of the Banks a security interest in or lien on pursuant to the Security Agreement, the Collateral Assignment, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement and the Mortgages respectively, such Collateral to include, to the extent provided in the Security Documents, all Accounts, Inventory, coal reserves and related coal lease rights, equipment, furniture, fixtures, real property, improvements and general intangibles, leasehold interests, Coal Supply Contracts and all limited liability company interests in the Borrower held by Parent.

                   Collateral Agency Agreement shall mean that certain Collateral Agency Agreement among the Agent, the Collateral Agent and the Term Lenders dated as of April 27, 2001.

                   Collateral Agent shall mean an institution which is holding the Collateral on behalf of the Banks and the Term Lenders pursuant to the terms of the Collateral Agency Agreement.

                   Collateral Assignment shall mean the Collateral Assignment in the form of Exhibit 1.1(C) collaterally assigning the Borrower's or any Subsidiary's rights under Coal Supply Contracts.

                   Commercial Letter of Credit shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

                   Commitment shall mean as to any Bank the aggregate of its Revolving Credit Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments of all of the Banks.

                   Commitment Fee shall have the meaning assigned to that term in Section 2.3.

                   Compliance Certificate shall have the meaning assigned to such term in Section 8.3.4.

                   Consolidated EBITDA shall mean for the period of determination (i) the sum of net income, depreciation, amortization, other nonrecurring or non-cash charges to net income, interest expense and income tax expense minus (ii) nonrecurring or non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                   Consolidated Net Worth shall mean as of any date of determination consolidated stockholders' equity of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

                   Consolidated Total Capitalization shall mean as of the date of determination the sum of (i) Consolidated Total Indebtedness and (ii) Consolidated Net Worth.

                   Consolidated Total Indebtedness shall mean the principal balance of the Loans and the Letters of Credit Outstanding and all Indebtedness of the Borrower and its Subsidiaries for borrowed money, including without limitation, Indebtedness evidenced by the Notes, capitalized leases and other Indebtedness permitted under Section 8.2.1, as determined and consolidated in accordance with GAAP less any funds maintained in the Debt Service Reserve Account or the Series B Trust Account.

                   Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

                   Debt Service shall mean, as of any date of determination and for any period, the sum of interest and regularly scheduled principal payments on Indebtedness of the Loan Parties, plus the Collateral Agent's fees and expenses.

                   Debt Service Coverage Ratio for any period shall mean as of any date of determination, a fraction (i) the numerator of which is the amount of Consolidated EBITDA less Capital Expenditures (excluding (A) assets acquired by capital leases and (B) the amount of Indebtedness incurred in connection with the acquisition of an asset securing a Purchase Money Security Interest) for such period and (ii) the denominator of which is Debt Service for such period.

                   Debt Service Reserve Account shall have the meaning ascribed to that term in the Term Loan Agreement.

                   Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

                   Drawing Date shall have the meaning assigned to that term in
Section 2.9.3.2.

                   Environmental Complaint shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

                   Environmental Laws shall mean all federal, state, local and foreign Laws and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body, which are applicable to the Borrower or any Loan Party, pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances;
(v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

                   Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

                   ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                   ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                   Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page
3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                           Average of London interbank offered rates quoted
                           by BBA or appropriate successor as shown on
         Euro-Rate =       Dow Jones Markets Service display page 3750
                           -------------------------------------------
                           1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                   Euro-Rate Option shall mean the Revolving Credit Euro-Rate Option.

                   Euro-Rate Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

                   Event of Default shall mean any of the events described in
Section 9.1 and referred to therein as an "Event of Default."

                   Expiration Date shall mean, with respect to the Revolving Credit Commitments, April 27, 2004.

                   Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                   Financial Projections shall have the meaning assigned to that term in Section 6.1.9(ii).

                   GAAP shall mean generally accepted accounting principles as are in effect from time to time in the United States of America, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                   Gascoyne Rights shall mean all of the options and other rights granted under Section 7.11 of the Asset Acquisition Agreement with respect to coal reserves, facilities, and real property interests associated with a coal mine previously operated by Knife River Corporation and generally referred to as the Gascoyne mine.

                   Governmental Acts shall have the meaning assigned to that term in Section 2.9.8.

                   Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.18.

                   Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

                   Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                   Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.

                   Historical Statements shall have the meaning assigned to that term in Section 6.1.9(i).

                   Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, futures contracts or similar financial arrangements the value of which is dependent upon commodity rates or indices (including without limitation, any of the foregoing used to hedge the price of coal), capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due or, if more than thirty (30) days past due, which are being contested in good faith and adequate reserves are made for such debt), (v) all liabilities for borrowed money secured by any lien with respect to property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities), or (vi) any Guaranty by such Person of Indebtedness of the type described in clauses (i) through (v) hereof of any other Person.

                   Independent Director shall mean with respect to a Subsidiary a member of the Board of Directors of the Subsidiary that is not at the time of initial appointment to the Board of Directors or at any time while serving on the Board of Directors or at any time within the preceding five (5) years, (a) a stockholder, director (with the exception of serving as an independent director of a Subsidiary or manager of the Borrower), officer, employee, member other than as Special Member (as defined in the Borrower's Operating Agreement), partner, attorney or counsel of the Subsidiary or of an Obligor or of any member of the Parent Group (except that he or she may be or become an independent director or manager of any other Single Purpose Entity formed in connection with any financing by any member of the Parent Group or any of their respective Affiliates); (b) a customer or supplier of the Subsidiary or any of its Affiliates; or (c) any member of the immediate family of a Person described in
(a) or (b).

                   Independent Manager shall mean with respect to the Borrower a member of the Board of Directors or Managers of the Borrower that is not at the time of initial appointment to the Board of Directors or Managers or at any time while serving on the Board of Directors or Managers or at any time within the preceding five (5) years, (a) a stockholder, director (with the exception of serving as an independent manager or director of the Company), officer, employee, member other than as Special Member (as defined in the Borrower's operating agreement), partner, attorney or counsel of the Borrower or of any Loan Party or of any member of the Parent Group (except that he or she may be or become an independent director or manager of any Single Purpose Entity formed in connection with any financing by any member of the Parent Group or any of their respective Affiliates); (b) a customer or supplier of the Borrower or any Loan Party or any member of the Parent Group or any Affiliate of either of them; or
(c) a member of the immediate family of any such Person described in (a) or (b).

                   Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                   Insolvency Proceeding shall mean, with respect to any Person,
(a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                   Intellectual Property Collateral shall mean all of the property described in the Patent, Trademark and Copyright Security Agreement.

                   Intercompany Subordination Agreement shall mean an Intercompany Subordination Agreement in the form of Exhibit 1.1(I)(2) hereto, which is to be executed and delivered by the Loan Parties and any Subsidiaries.

                   Intercreditor Agreement shall mean an Intercreditor Agreement in the form of Exhibit 1.1(I)(3) hereto which is to be executed and delivered by the Collateral Agent and the Term Lenders.

                   Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months if Borrower selects the Euro-Rate Option. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrower is renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

                   Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

                   Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                   Inventory shall mean any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by the Loan Parties which are or may at any time be held as raw materials, finished goods, work-in-process, supplies or materials used or consumed in any Loan Party's business or held for sale or lease (but excluding all Coal Reserves in place), including, without limitation, (a) all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by such Loan Party, and (b) all packing, shipping and advertising materials relating to all or any such property.

                   Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                   Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.

                   Letter of Credit shall have the meaning assigned to that term in Section 2.9.1.

                   Letter of Credit Borrowing shall have the meaning assigned to such term in Section 2.9.3.4.

                   Letter of Credit Fee shall have the meaning assigned to that term in Section 2.9.2.

                   Letters of Credit Outstanding shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and
(ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings.

                   Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).


                   LLC Interests shall have the meaning given to such term in
Section 6.1.3.

                   Loan Documents shall mean this Agreement, the Agent's Letter, the Collateral Assignment, the Guaranty Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Mortgage, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                   Loan Parties shall mean the Borrower and the Guarantors.

                   Loan Request shall have the meaning given to such term in
Section 2.5.

                   Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan.

                   Management Agreement shall mean that certain agreement between Parent and the Borrower, dated as of April 27, 2001, pursuant to which Parent provides certain management services to the Borrower.

                   Management Fee shall mean the management fee under the terms of the Management Agreement which amount shall not exceed $500,000 in the aggregate in any fiscal quarter (provided that, in the event that the Borrower fails to consummate the acquisition contemplated by the Asset Acquisition Agreement on or before thirty (30) calendar days after the Closing Date, the foregoing amount of $500,000 per fiscal quarter shall be reduced thereafter to $416,667 per fiscal quarter).

                   Management Fee Subordination Agreement shall mean the Management Fee Subordination Agreement in the form of Exhibit 1.1(M)(2) to be executed and delivered by Parent and the Borrower, to the Collateral Agent for the benefit of the Banks.

                   Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                   Member Interests shall have the meaning assigned to that term in Section 6.1.2.

                   Memorandum shall have the meaning assigned to that term in
Section 6.1.11.

                   Moody's shall mean Moody's Investors Service, Inc.

                   Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                   Mortgages shall mean collectively, and Mortgage shall mean separately, the mortgage or deed of trust in substantially the form of Exhibits 1.1(M)(1) with respect to the Real Property located in the States of Montana, North Dakota and Texas, respectively, executed and delivered by certain of the respective Guarantors to the Collateral Agent for the benefit of the Banks, encumbering the Real Property.

                   Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                   Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                   Northwestern shall mean Northwestern Resources Co., a Montana corporation.

                   Notes shall mean the Revolving Credit Notes.

                   notices shall have the meaning assigned to that term in
Section 11.6.

                   Obligation shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks or the Collateral Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Letter or any other Loan Document.

                   Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                   Parent shall mean Westmoreland Coal Company, the sole member of the Borrower.

                   Parent Group shall mean the Parent and each entity in which the Parent owns, directly or indirectly through one or more intermediaries, 5% or more of any class of the voting or other equity interests of such Person, including those entities now in existence and hereafter created, other than the Loan Parties and all of their Subsidiaries.

                   Participation Advance shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.3.4.

                   Partnership Interests shall have the meaning given to such term in Section 6.1.3.

                   Patent, Trademark and Copyright Security Agreement shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Loan Parties to the Collateral Agent for the benefit of the Banks.

                   PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                   Permitted Affiliate Transactions means: (i) the services to be provided and fees payable under the Management Agreement, (ii) upon the occurrence and during the continuance of a force majeure event (which arises through no fault of the Loan Parties) under any Coal Supply Contract and which prevents the Loan Parties from supplying the buyers with the requested amount of coal thereunder, sales of coal from any member of the Parent Group to any of the Loan Parties to satisfy the requests of the buyers under such Coal Supply Contract so long as the terms and conditions of the transaction are commercially reasonable in all respects (including at a price which enables such Loan Party to earn a reasonable profit from the transaction and otherwise on terms and conditions no less favorable to such Loan Party than those offered by independent third parties) and so long as such supply by the member of the Parent Group is more favorable to the Borrower than supply of such coal by any other Loan Party able to supply it, (iii) in the event that any buyer of coal under a Coal Supply Contract increases its demands for coal under such agreement beyond the ability of the Loan Party to the Coal Supply Contract to satisfy such requirements, a member of the Parent Group shall be permitted to bid on and supply coal to such buyer, provided that such action in no way reduces the amount of coal that is to be supplied by the Loan Party under the Coal Supply Contract at such time or in the future, (iv) in the event that the Loan Parties have excess coal production (beyond the needs of the buyers under the Coal Supply Contracts) available for sale to non-Affiliate third parties, a member of the Parent Group shall be permitted to act as a broker for the Loan Parties in such sales and shall be entitled to a brokerage fee which is typical in the marketplace for providing such services (such brokerage fees at the time of Closing would be in the range of $0.25 to $0.50 per ton of coal sold) and (v) to the extent that any Coal Supply Contract permits the buyer of coal thereunder to require that coal be obtained from a source other than the Loan Parties, a member of the Parent Group shall be permitted to sell coal to such buyer so long as the buyer pays the fee associated with such activity in accordance with the Coal Supply Contract; provided, however, that no such transaction referred to in any of the foregoing clauses (i) through (v) shall constitute a Permitted Affiliate Transaction unless it is consummated on terms and conditions that are commercially reasonable in light of prevailing market conditions relative to the subject matter of such transaction and that, when considered as a whole, are generally similar to the terms and conditions that would be obtained in a comparable transaction consummated between unaffiliated parties.

                   Permitted Investments shall mean:

                   (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America or obligations of state or local governments rated not lower than AAA/Aaa by Standard & Poor's or Moody's maturing in twelve (12) months or less from the date of acquisition;

                   (ii) commercial paper maturing in 270 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's on the date of acquisition; and

                   (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks organized under the laws of the United States or any state thereof have capital, surplus and undivided profits aggregating at least $500,000,000 and whose obligations are rated A- or the equivalent or better by Standard & Poor's or A3 or better by Moody's on the date of acquisition, provided that the Loan Parties shall be permitted to maintain their operating accounts for administrative purposes with First Interstate Bank located in Billings, Montana;

                   (iv) repurchase obligations entered into with a bank or trust corporation meeting the standards set for in clause (iii) above; provided that such repurchase agreements require the physical delivery of the investments securing the repurchase agreement, except these delivered through the Federal Reserve Book Entry System;

                   (v) money market funds having assets in excess of $500,000,000 and which are restricted by their respective charters to investing solely in securities of the type permitted in clauses (i) through (iv) above;

                   (vi) investments existing prior to the Closing Date.

                   Permitted Liens shall mean:

                   (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                   (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs (exclusive, however, of Liens arising under ERISA);

                   (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                   (iv) Good-faith pledges or deposits made, or bonds given, in the ordinary course of business to secure performance of bids, tenders, contracts (including any reclamation bond funds) (other than for the repayment of borrowed money) or leases or other ordinary course obligations, not in excess of the aggregate amount due or which may become due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                   (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                   (vi) Liens, security interests and mortgages in favor of the Collateral Agent for the benefit of the Banks and Liens and security interests and mortgages for the benefit of the Term Lenders and which secure obligations under the Term Loan Agreement;

                   (vii) Liens on property leased (or proceeds thereof) by any Loan Party or Subsidiary of a Loan Party under capital and operating leases permitted in Section 8.2.16 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                   (viii) Purchase Money Security Interests securing Indebtedness permitted by Section 8.2.1(iv); and

                   (ix) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within forty-five (45) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                                      (1) Claims or Liens for taxes, assessments
                   or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                                      (2) Claims, Liens or encumbrances upon,
                   and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                                      (3) Claims or Liens of mechanics,
                   materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or


                   Permitted Modifications shall mean amendments, modifications or waivers of the Coal Supply Contracts or Coal Leases which are entered into in the ordinary course of business by the Loan Parties from time to time so long as such action does not (i) negatively impact the economics of the agreement from the Loan Party's perspective (including changing any terms relating to price, quantity or term), (ii) adversely affect the contemplated mining operations of the Loan Parties or (iii) have any reasonable likelihood of resulting in a Material Adverse Change.

                   Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                   Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                   Pledge Agreement shall mean the Pledge Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by the members of the Borrower, the Borrower and any Subsidiaries to the Collateral Agent for the benefit of the Banks.

                   Pledged Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement.

                   PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

                   Potential Default shall mean an event or condition the occurrence or existence of which with the mere notice, passage of time, or any combination of the foregoing, would become an Event of Default.

                   Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

                   Prior Security Interest shall mean a valid and enforceable perfected (i) with respect to the Revolver Primary Collateral, first-priority security interest under the Uniform Commercial Code in the Revolver Primary Collateral which is subject only to (i) Permitted Liens (other than Permitted Liens of the types described in clauses (iv), (vii) and (viii) of the definition of that term), or (ii) with respect to the Term Collateral, security interest under the Uniform Commercial Code in the Term Collateral, the Pledged Collateral and the Intellectual Property Collateral which is subject only to (a) Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority to statute, (b) Purchase Money Security Interests as permitted hereunder and (c) Liens in favor of the Term Lenders to secure the Term Loans.

                   Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                   Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                   Purchase Money Security Interest shall mean Liens upon tangible personal property and proceeds thereof securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property, provided that
(a) any such Lien attaches within 90 days of the acquisition of such personal property, (b) such Lien attaches and is at all times confined solely to such acquired personal property and proceeds thereof, and (c) the principal amount of Indebtedness secured by such Lien does not exceed 100% of the acquisition cost of such property.

                   Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                   Qualified Accounts shall mean any Accounts which the Agent in its reasonable credit judgment determines to have met all of the minimum requirements set forth on Schedule 1.1(Q).

                   Ratable Share shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

                   Real Property shall mean the real estate owned by any of the Loan Parties, which shall be encumbered by the Mortgages and described on
Schedule 6.1.8 hereto.

                   Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws, which is the subject of an Environmental Law applicable to the Borrower or any Subsidiary of any Loan Party.

                   Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                   Reimbursement Obligation shall have the meaning assigned to such term in Section 2.9.3.2.

                   Reportable Event shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan for which written notice thereof to the PBGC is required under applicable regulations.

                   Required Banks shall mean

                   (i) if there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Banks whose Commitments aggregate at least 51% of the Commitments of all of the Banks, or

                   (ii) if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                   Required Environmental Notices shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

                   Required Environmental Permits shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Borrower or Guarantors.

                   Required Mining Permits shall mean all permits, licenses, authorizations, plans, approvals and bonds necessary under the Environmental Laws for Borrower or any Subsidiary to continue to conduct coal mining and related operations on, in or under the Real Property, the Property subject to the Coal Leases and any and all other mining properties owned or leased by any such Loan Party or Subsidiary (collectively "Mining Property") substantially in the manner as such operations had been authorized immediately prior to Borrower's or such Subsidiary's acquisition of its interests in the Real Property and as may be necessary for Borrower or such Subsidiary to conduct coal mining and related operations on, in or under the Mining Property as described in any plan of operation.

                   Responsible Officer shall mean any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement.

                   Revolver Primary Collateral shall mean that portion of the UCC Collateral in which the Banks are granted a first priority security interest pursuant to the Security Agreement which shall include Accounts and Inventory.

                   Revolving Credit Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1((i)).

                   Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                   Revolving Credit Euro-Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1((ii)).

                   Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to
Section 2.1 or 2.9.3.

                   Revolving Credit Notes shall mean collectively and Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrower in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                   Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

                   Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                   Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Collateral Agent for the benefit of the Banks.

                   Security Documents shall mean (i) the Security Agreement,
(ii) the Pledge Agreement, (iii) the Guaranty Agreement, (iv) the Patent, Trademark and Copyright Security Agreement, (v) the Mortgages and (vi) the Collateral Assignment.

                   Senior Financial Officer shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Borrower.

                   Series B Trust Account shall have the meaning ascribed to that term in the Term Loan Agreement.

                   Single Purpose Entity shall mean with respect to the Borrower, an organization which is organized solely for the purposes of carrying out the activities described in it's operating agreement as of the Closing and which does not engage in any business unrelated to such activities, does not have any assets other than those related to its interest in the activities or any indebtedness other than as permitted by this Agreement or the other Loan Documents, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person and holds itself out as being a Person separate and apart from any other Person.

                   Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                   Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

                   Stock Purchase Agreement shall mean that certain stock purchase Agreement dated as of September 15, 2000 by and between Westmoreland Coal Company and Entech, Inc. with respect to all outstanding capital stock of Basin Resources, Inc., Horizon Coal Services, Inc., North Central Energy Company, Northwestern Resources Co., and Western Energy Company.

                   Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                   Subsidiary Shares shall have the meaning assigned to that term in Section 6.1.3.

                   Surplus Cash Flow Letter shall have the meaning assigned to that term in the Term Loan Agreement.

                   Term Collateral shall mean that portion of the Collateral, in which the Collateral Agent is granted a first priority security interest for the benefit of the Term Lenders which secures the Terms Loan Agreement.

                   Term Lenders shall mean those lenders party to the Term Loan Agreement from time to time.

                   Term Loans shall mean collectively all of the advances made under the notes issued by the Borrower pursuant to the Term Loan Agreement.

                   Term Loan Agreement shall mean that certain Term Loan Agreement dated as of April 27, 2001 by and among Borrower, the Guarantors, the banks party thereto and PNC Bank, National Association.

                   Term Loan Documents shall mean the Term Loan Agreement and any other agreements, instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Term Loan Document shall mean any of the Term Loan Documents

                   Third Party Service Payments shall mean reimbursement of the allocable share of the actual cost (without overhead) of the goods and services procured by the Parent Group or any member thereof from a third-party (which is not an Affiliate of the Parent) on behalf of the Borrower or any Loan Party for services which are of a general administrative nature and not operating type services.

                   Transaction Agreements shall have the meaning given that term in Section 6.32(vii) of this Agreement.

                   Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

                   UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

                   Uniform Commercial Code shall have the meaning assigned to that term in Section 6.1.16.

                   WECO shall mean Western Energy Company, a Montana corporation.

     1.2 Construction.

                   Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

          1.2.1 Number; Inclusion.

                   references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

          1.2.2 Determination.

                   references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

          1.2.3 Agent's Discretion and Consent.

                   whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

          1.2.4 Documents Taken as a Whole.

                   the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

          1.2.5 Headings.

                   the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

          1.2.6 Implied References to this Agreement.

                   article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

          1.2.7 Persons.

                   reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

          1.2.8 Modifications to Documents.

                   reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

          1.2.9 From, To and Through.

                   relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

          1.2.10 Shall; Will.

                   references to "shall" and "will" are intended to have the same meaning.

     1.3 Accounting Principles.

                   Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9((i)) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 8.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

                          2. REVOLVING CREDIT FACILITY

     2.1 Revolving Credit Commitments.

                   Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding. All advances to the Borrower shall be made against Qualified Accounts of the Loan Parties, based upon the ratios stated in the definition of Borrowing Base in Section 1.1 [Certain Definitions], as then in effect, and the Revolving Facility Usage shall at no time exceed the lesser of the Revolving Credit Commitments or the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

     2.2 Nature of Banks' Obligations with Respect to Revolving Credit Loans.

                   Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letters of Credit Outstanding. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

     2.3 Commitment Fees.

                   Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to .5% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and the (ii) the sum of such Bank's Revolving Credit Loans outstanding plus its Ratable Share of Letters of Credit Outstanding. All Commitment Fees shall be payable in arrears on the first Business Day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Notes.

     2.4 Intentionally Omitted.

     2.5 Revolving Credit Loan Requests.

                   Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Agent, not later than 10:00 a.m., Pittsburgh time, (i) three
(3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) one
(1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $500,000 and not less than $500,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and
(iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

     2.6 Making Revolving Credit Loans.

                   The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16 [Availability of Funds].

     2.7 Revolving Credit Notes.

                   The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

     2.8 Use of Proceeds.

                   The proceeds of the Revolving Credit Loans shall be used for
(i) a portion of the purchase price relating to the acquisitions under the Stock Purchase Agreement and the Asset Acquisition Agreement and (ii) working capital and general corporate purposes and in accordance with Section 8.1.11 [Use of Proceeds].

     2.9 Letter of Credit Subfacility.

          2.9.1 Issuance of Letters of Credit.

                   Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least ten (10) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $2,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments or the Borrowing Base.

          2.9.2 Letter of Credit Fees.

                   The Borrower shall pay (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the percentage per annum equal to the Revolving Credit Euro Rate Option, and (ii) to the Agent for its own account a fronting fee equal to 0.25% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each April, July, October and January following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

          2.9.3 Disbursements, Reimbursement.

               2.9.3.1 Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

               2.9.3.2 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Agent pursuant to this Section
          2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               2.9.3.3  Each Bank  shall  upon any  notice  pursuant  to Section
          2.9.3.2 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.9.3.3.

               2.9.3.4 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Bank in satisfaction of its participation obligation under this
          Section 2.9.3.

          2.9.4 Repayment of Participation Advances.

               2.9.4.1 Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

               2.9.4.2 If the Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

          2.9.5 Documentation.

                   Each Loan Party agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

          2.9.6 Determinations to Honor Drawing Requests.

                   In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

          2.9.7 Nature of Participation and Reimbursement Obligations.

                   Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by
Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

               (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Borrower or any other Person for any reason whatsoever;

               (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests], 2.6 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.9.3;

               (iii) any lack of validity or enforceability of any Letter of Credit;

               (iv) the existence of any claim, set-off, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

               (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof;

               (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

               (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

               (viii) any breach of this Agreement or any other Loan Document by any party thereto;

               (ix) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

               (x) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

               (xi) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

               (xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          2.9.8 Indemnity.

                   In addition to amounts payable as provided in Section 10.5 [Reimbursement of Agent by Borrower, Etc.], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

          2.9.9 Liability for Acts and Omissions.

                   As between any Loan Party and the Agent, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses(i) through (viii) of such sentence.

                   In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrower or any Bank.

                           3. INTENTIONALLY OMITTED.

                               4. INTEREST RATES

    4.1 Interest Rate Options.

                   The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than three (3) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

          4.1.1 Revolving Credit Interest Rate Options.

                   The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

               (i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus 1.60%, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

               (ii)  Revolving  Credit  Euro-Rate   Option:  A  rate  per  annum
          (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus 3.10%.

                   Notwithstanding anything contained herein to the contrary, in the event that the acquisition contemplated under the Asset Acquisition Agreement is not consummated within the period thirty (30) calendar days next following the Closing Date, the interest rate otherwise applicable under this
Section 4.1.1 shall, from and after the last day of such period, be increased by .05% per annum.

          4.1.2 Intentionally Omitted.

          4.1.3 Rate Quotations.

                   The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

     4.2 Interest Periods.

                  At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

          4.2.1 Amount of Borrowing Tranche.

                   each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $500,000 and not less than $500,000;

          4.2.2 Renewals.

                   in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

     4.3 Interest After Default.

                   To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

          4.3.1 Letter of Credit Fees, Interest Rate.

                   the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or
Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

          4.3.2 Other Obligations.

                   each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

          4.3.3 Acknowledgment.

                   The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

     4.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

          4.4.1 Unascertainable.

                   If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

               (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

               (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 4.4.3.

          4.4.2 Illegality; Increased Costs; Deposits Not Available.

                   If at any time any Bank shall have determined that:

               (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

               (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

               (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Agent shall have the rights specified in Section 4.4.3.

          4.4.3 Agent's and Bank's Rights.

                   In the case of any event specified in Section 4.4.1 above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 4.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 4.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.6.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with
Section 5.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

     4.5 Selection of Interest Rate Options.

                   If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option, commencing upon the last day of the existing Interest Period.

                                  5. PAYMENTS

     5.1 Payments.

                   All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

     5.2 Pro Rata Treatment of Banks.

                   Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 4.4.3 [Agent's and Bank's Rights] in the case of an event specified in Section 4.4 [Euro-Rate Unascertainable; Etc.], 5.4.2 [Replacement of a Bank] or 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

     5.3 Interest Payment Dates.

                   Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the last Business Day of each June, September, December and March after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.5 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

     5.4 Voluntary Prepayments.

          5.4.1 Right to Prepay.

                   The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4.2 below or in Section 5.6 [Additional Compensation in Certain Circumstances]):

               (i) at any time with respect to any Loan to which the Base Rate Option applies,

               (ii) on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies,

               (iii) on the date  specified in a notice by any Bank  pursuant to
          Section 4.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

                   Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of Loans (except with respect to repayments under Section 4.4) setting forth the following information:

                   (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

                   (y) the total principal amount of such prepayment, which shall not be less than $500,000.

                   All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Agent's and Bank's rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 5.6.2 [Indemnity].

          5.4.2 Replacement of a Bank.

                   In the event any Bank (i) gives notice under Section 4.4 [Euro-Rate Unascertainable, Etc.] or Section 5.6.1 [Increased Costs, Etc.], (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (x) receipt of such Bank's notice under
Section 4.4 [Euro-Rate Unascertainable, Etc.] or 5.6.1 [Increased Costs, Etc.],
(y) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 5.6 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; provided, however, that the Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 10.14 [Successor Agent] and provided that all Letters of Credit have expired or been terminated or replaced.

          5.4.3 Change of Lending Office.

                   Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 4.4.2 [Illegality, Etc.] or 5.6.1 [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

     5.5 Mandatory Prepayments.

                   Contemporaneously with, but in no event later than five (5) Business Days after the receipt of any amounts on account of a post-closing purchase price adjustment as contemplated by Section 8.1.21, the Borrower shall make a mandatory prepayment of principal on the Revolving Credit Loans equal to 100% of such purchase price adjustment.

     5.6 Additional Compensation in Certain Circumstances.

          5.6.1  Increased  Costs  or  Reduced  Return   Resulting  from  Taxes,
     Reserves, Capital Adequacy Requirements, Expenses, Etc.

                   If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

               (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

               (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

               (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

          5.6.2 Indemnity.

                   In addition to the compensation required by Section 5.6.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

               (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

               (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.4 [Voluntary Prepayments], or

               (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

                   If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

          5.6.3 Borrowing Base Exceeded.

                   In the event that at any time the Revolving Facility Usage shall exceed the Borrowing Base, the Borrower shall immediately make a mandatory payment of principal to the Agent in an amount equal to or greater than such amount as shall be necessary to cause the Revolving Facility Usage to be less than the Borrowing Base, and the Agent shall apply such payment to the Revolving Credit Loans of the Banks based upon their Revolving Credit Ratable Share.

                       6. REPRESENTATIONS AND WARRANTIES

     6.1 Representations and Warranties.

                   The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

          6.1.1 Organization and Qualification.

                   The Borrower is a limited liability company, and each other Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary; provided, however, no Loan Party shall be in breach of this Section in the event that it inadvertently failed to obtain or maintain a qualification or license so long as such failure (i) either alone or when considered together with all other such failures, has not resulted and could not reasonably be expected to result in a Material Adverse Change, (ii) is promptly remedied upon the Loan Party becoming aware of such failure and (iii) does not adversely affect any material portion of the Collateral.

          6.1.2 Capitalization and Ownership.

                   All of the member interests of the Borrower (the "Member Interests") are owned as indicated on Schedule 6.1.2. All of the Member Interests have been validly issued and are fully paid and are nonassessable. There are no options, warrants or other rights outstanding to purchase any such Member Interests except as indicated on Schedule 6.1.2.

          6.1.3 Subsidiaries.

                   Schedule 6.1.3 states (i) the name of each of the Borrower's Subsidiaries, (ii) each such Subsidiary's jurisdiction of incorporation, (iii) its authorized capital stock, and the issued and outstanding shares (referred to herein as the "Subsidiary Shares") if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interest assigned to managers thereof and voting rights associated therewith (the "LLC Interests" and together with the Subsidiary Shares and the Partnership Interests, the "Subsidiary Ownership Interests") if it is a limited liability company, and (iv) the owner of all such Subsidiary's Ownership Interests. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Ownership Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares, Partnership Interests and LLC Interests are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests. No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

          6.1.4 Power and Authority.

                   Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

          6.1.5 Validity and Binding Effect.

                   This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by general equitable principles limiting the availability of the right of specific performance or other equitable remedies.

          6.1.6 No Conflict.

                   Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material lignite or coal supply agreement, coal lease, or other agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

          6.1.7 Litigation.

                   There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body, except those described on Schedule 6.1.7, none of which (other than the litigation which is the subject of the Surplus Cash Flow Letter) individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

          6.1.8 Title to Properties.

                   Schedule 6.1.8 identifies all of the real property interests, both owned or leased, of the Loan Parties which have been acquired by the Loan Parties pursuant to the Stock Purchase Agreement and the Asset Acquisition Agreement and is accurate in all material respects. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to all real estate owned by it and a valid leasehold interest in all properties, assets and other rights which it purports to lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases; provided, however, a Loan Party shall not be in breach of the foregoing in the event that (i) it fails to own a valid leasehold interest which, either considered alone or together with all other such valid leaseholds which it fails to own, is not material to the continued operations of such Loan Party as contemplated by the Financial Projections or its mining plan as in effect on the Closing Date or (ii) the Loan Party's interest in a leasehold is less than fully marketable because the consent of the lessor to future assignments has not been obtained. All leases of property which are material to the continued operations of each Loan Party as contemplated by the Financial Projections and its mining plan as in effect on the Closing Date are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

          6.1.9 Financial Statements.

               (i) Historical Statements. The Borrower has delivered to the Agent copies of each of WECO's unaudited and Northwestern's audited, consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 1999 and copies of WECO's and Northwestern's unaudited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 2000 (the "Annual Statements"). In addition, the Borrower has delivered to the Banks copies of each of WECO's and Northwestern's unaudited consolidated interim financial statements for the fiscal year to date and as of the month ended February 28, 2001 (the "Interim Statements") (the Annual Statements and the Interim Statements being collectively referred to as the "Historical Statements"). To the best of the Borrower's knowledge, the Historical Statements were compiled from the books and records maintained by each of WECO's and Northwestern's management, are correct and complete and fairly represent the financial condition of WECO and Northwestern as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments and the absence of footnotes.

               (ii) Financial Projections. The Borrower has delivered to the Agent financial projections of the Borrower and its Subsidiaries for the period from 2001 to 2010 derived from various assumptions of the Borrower's management and its advisors, including Norwest Mine Services, Inc. (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections have been prepared in reliance upon the Historical Statements and, to the best knowledge of the Borrower, accurately reflect the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

               (iii) Accuracy of Financial Statements. Except for liabilities arising in the ordinary course of business since the date of the last Historical Statement and the Indebtedness arising in connection with the Notes and the Term Loan Documents, neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since December 31, 2000, no Material Adverse Change has occurred.

          6.1.10 Use of Proceeds; Margin Stock; Section 20 Subsidiaries.

               6.1.10.1 General.

                   The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.8 and 8.1.11.

               6.1.10.2 Margin Stock.

                   None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

               6.1.10.3 Section 20 Subsidiaries.

                   The Loan Parties do not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

          6.1.11 Full Disclosure.

                   The Borrower, through its agent, PNC Capital Markets, has delivered to the Banks a copy of a Confidential Offering Memorandum, dated March, 2001 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Borrower and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to the Banks by or on behalf of any Loan Party in connection with the transactions contemplated hereby and the financial statements listed in Schedule 6.1.9, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, or in one of the documents, certificates or other writings identified therein, or described in the Annual Statements or Interim Statements, since December 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Borrower or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to constitute or give rise to a Material Adverse Change. There is no fact known to any Loan Party that could reasonably be expected to constitute or give rise to a Material Adverse Change that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to the Banks by or on behalf of any Loan Party specifically for use in connection with the transactions contemplated hereby.

          6.1.12 Taxes.

                   Except as described on Schedule 6.1.12 with respect to tax matters relating to WECO and Northwestern, all federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions (such as adequate indemnities contained in the Stock Purchase Agreement), if any, as shall be required by GAAP shall have been made. Except as described on
Schedule 6.1.12 with respect to tax matters relating to WECO and Northwestern, as of the date hereof, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

          6.1.13 Consents and Approvals.

                   Except for the filing of the financing statements and the Mortgages (Noteholders) in the state and county filing offices and the filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and performance by any Loan Party of this Agreement and the other Loan Documents, other than those which shall have been obtained or made on or prior to the Closing Date, except as listed on Schedule 6.1.13. No consent, approval, exemption, order or authorization of, or registration or filing with, any Official Body or any other Person, that has not been obtained or made is required by any Law or any agreement for the closing on the Closing Date of the transactions contemplated by the Stock Purchase Agreement and on the Deferred Closing Date (as defined in the Term Loan Agreement) of the transactions contemplated by the Asset Acquisition Documents. Except (i) with respect to the two permits listed on
Schedule 6.1.13, the failure to obtain a consent to the transfer of which is not anticipated to materially affect the operations of WCCO-KRC Acquisition Corp. and Dakota Westmoreland Corporation and the lead refund referred to in Schedule
5.13 which related to the Savage Mine and (ii) for consents, approvals, exemptions, orders or authorizations, and registrations or filings that are obtainable or made and will be obtained or made in the ordinary course of business of the Loan Parties without significant expense or delay, no consent, approval, exemption, order or authorization of, or registration or filing with, any Official Body or any other Person is required by any Law or any agreement material to the business of any Loan Party in connection with the conduct by each Loan Party of its business after the completion of the transactions contemplated by the Stock Purchase Agreement (in the case of WECO and Northwestern) and the Asset Acquisition Documents (in the case of WCCO-KRC Acquisition Corp. and Dakota Westmoreland Corporation).

          6.1.14 No Event of Default; Compliance with Instruments.

                   No event has occurred and is continuing and no condition exists or will exist after giving effect to the issue and sale of the Notes and the incurrence of Indebtedness evidenced thereby pursuant to the Term Loan Agreement and the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents and the Financing Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would, either alone or together with all other such violations, constitute or be reasonably likely to constitute a Material Adverse Change. No default or event of default or basis for acceleration exists or, after giving effect to the borrowing or other extensions of credit made pursuant hereto, will exist under any instrument or agreement evidencing, providing for the issuance or securing of or otherwise relating to any Indebtedness of the Borrower or of any other Loan Party.

          6.1.15 Patents, Trademarks, Copyrights, Licenses, Etc.

                   Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party are listed and described on Schedule 6.1.15.

          6.1.16 Security Interests.

                   Upon the due and proper filing of financing statements relating to the following security interests in each office and in each jurisdiction where required in order to perfect the security interests described below, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the Liens and security interests granted to the Collateral Agent for the benefit of the Banks pursuant to the Security Documents will constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") to the extent such Liens and security interests can be perfected by such filings or possession entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code except for the Prior Security Interest granted by the Loan Parties in their assets other than Accounts and Inventory in favor of the Term Lenders and except for other Permitted Liens of the types described in clauses (i), (ii), (iii), (v), (vi) and (ix) of the definition of that term. There will be upon execution and delivery of the Security Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

          6.1.17 Mortgage Liens.

                   The Liens granted to the Collateral Agent for the benefit of the Banks pursuant to the Mortgages will constitute, upon due and proper recordation of such Mortgages, a valid first priority Lien, subject only to the Lien in favor of the Term Lenders securing obligations under the Term Loan Agreement and Permitted Liens of the types described in clauses (i), (ii),
(iii), (v), (vi) and (ix) of the definition of that term under applicable law, but only to the extent that applicable law permits a mortgage to attach to the property interest of the Loan Party. All such action as will be necessary or advisable to establish such Lien of the Collateral Agent and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Mortgages no necessity for any further action in order to protect, preserve and continue such Lien and such priority.

          6.1.18 Status of the Pledged Collateral.

                   All the Subsidiary Shares, Member Interests, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except for Permitted Liens of the types described in clauses (i) and (vi) of the definition of that term or as otherwise provided by the Pledge Agreement and except as the right of the Collateral Agent to dispose of the Subsidiary Shares, Member Interests, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the Subsidiary Shares, Member Interests, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule 6.1.18. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent and each Bank.

          6.1.19 Insurance.

                   Schedule 6.1.19 lists all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

          6.1.20 Compliance with Laws.

                   The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.25 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not, either alone or together with all other such failures, constitute or be reasonably likely to result in a Material Adverse Change.

          6.1.21 Material Contracts; Burdensome Restrictions.

                   Schedule 6.1.21 lists all material contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party, including, without limitation, all Coal Supply Contracts, and all employee benefit plans and Labor Contracts. Except as set forth on Schedule 6.1.21, all such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could, either alone or together with all other such obligations, restriction and requirements, reasonably result in a Material Adverse Change.

          6.1.22 Investment Companies; Regulated Entities.

                   None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

          6.1.23 Plans and Benefit Arrangements.

               (i) The Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans, except as set forth on Schedule 6.1.23(i). There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the Borrower's knowledge, with respect to any Multiemployer Plan or Multiple Employer Plan, which could reasonably be expected to result in a substantial obligation to the Borrower or any other member of the ERISA Group, except as set forth on Schedule 6.1.23(i). The matters set forth on Schedule 6.1.23(i) relate to members of the ERISA Group other than the Borrower and the Loan Parties and will not result in a Material Adverse Change. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto except where the failure to make any such payment could not reasonably be expected to result in any substantial obligation to the Borrower or any other members of the ERISA Group or otherwise result in a Material Adverse Change. With respect to each Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

               (ii) To the Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

               (iii) Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan where such termination could reasonably be expected to result in a substantial obligation to the Borrower or any member of the ERISA Group or otherwise result in a Material Adverse Change.

               (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

               (v) Each Plan is Adequately Funded.

               (vi) Neither the Borrower nor any other member of the ERISA Group (other than the obligations of the Parent described on Schedule 6.1.23, subparagraph (vi), for which Borrower and the Loan Parties are not liable, or, if liable, would not result in a Material Adverse Change) has incurred or reasonably expects to incur any substantial withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the Borrower's knowledge, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

               (vii) To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing
          Date except where the failure to do so could not reasonably be expected to result in a substantial obligation to the Borrower or any member of the ERISA Group or otherwise result in a Material Adverse Change. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date except where the failure to do so could not reasonably be expected to result in a substantial obligation to the Borrower or any member of the ERISA Group or otherwise result in a Material Adverse Change.

               (viii) All Plans and Benefit Arrangements have been administered, in all material respects, in accordance with their terms and applicable Law, except as set forth on Schedule 6.1.23(viii). The matters set forth on Schedule 6.1.23(viii) relate to members of the ERISA Group other than the Borrower and the Loan Parties and will not result in a Material Adverse Change.

          6.1.24 Employment Matters.

                   Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has made available to the Agent true and correct copies of each of the Labor Contracts.

          6.1.25 Environmental Matters.

                   Except as disclosed on Schedule 6.1.25:

               (i) Except for matters that, considered either individually or in the aggregate, have no reasonable likelihood of materially disrupting the projected mining operations of the Loan Parties or resulting in any substantial obligation to the Loan Parties or otherwise resulting in a Material Adverse Change, none of the Loan Parties has received any Environmental Complaint, whether directed or issued to any Loan Party or relating or pertaining to any prior owner, operator or occupant of the Property, and has no reason to believe that it might receive an Environmental Complaint.

               (ii) No activity of any Loan Party at the Property is being or has been conducted in violation of any Environmental Law or Required Environmental Permit and to the knowledge of any Loan Party no activity of any prior owner, operator or occupant of the Property was conducted in violation of any Environmental Law, except for activities that, considered either individually or in the aggregate, have no reasonable likelihood of materially disrupting the projected mining operations of the Loan Parties or resulting in any substantial obligation to the Loan Parties or otherwise resulting in a Material Adverse Change.

               (iii) There are no Regulated Substances present on, in, under, or emanating from, or to any Loan Party's knowledge emanating to, the Property or any portion thereof which result in Contamination except for such Regulated Substances that have no reasonable likelihood of materially disrupting the projected mining operations of the Loan Parties or resulting in any substantial obligation to the Loan Parties or otherwise resulting in a Material Adverse Change.

               (iv) Each Loan Party has all Required Environmental Permits and all such Required Environmental Permits are in full force and effect, except where the failure to have any Required Environmental Permits, either in any one case or considered together with other such failures, has no reasonable likelihood of materially disrupting the projected mining operations of the Loan Parties or resulting in any substantial obligation to the Loan Parties or otherwise resulting in a Material Adverse Change.

               (v) Each Loan Party has submitted to an Official Body and/or maintains, as appropriate, all Required Environmental Notices, except for Required Environmental Notices that have no reasonable likelihood of materially disrupting the projected mining operations of the Loan Parties or resulting in any substantial obligation to the Loan Parties or otherwise resulting in a Material Adverse Change.

               (vi) No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use Regulated Substances except (1) in compliance with Environmental Laws and Required Environmental Permits or (2) where the improper presence or use of Regulated Substances have no reasonable likelihood of materially disrupting the projected mining operations of the Loan Parties or resulting in any substantial obligation to the Loan Parties or otherwise resulting in a Material Adverse Change. To the knowledge of each Loan Party, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of the Property contained or used, except in material compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in compliance in all material respects with Environmental Laws.

               (vii) To the knowledge of each Loan Party, no facility or site to which any Loan Party, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an Official Body except where such violation, either alone or considered together with all other such violations, has no reasonable likelihood of materially disrupting the projected mining operations of the Loan Parties or resulting in any substantial obligation to the Loan Parties or otherwise resulting in a Material Adverse Change.

               (viii) No portion of the Property is identified or to the knowledge of any Loan Party proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body, nor to the knowledge of any Loan Party is any property adjoining or in the proximity of the Property identified or proposed to be identified on any such list.

               (ix) No portion of the Property constitutes an Environmentally Sensitive Area, except for portions of the Property that have no reasonable likelihood of materially disrupting the projected mining operations of the Loan Parties or resulting in any substantial obligation to the Loan Parties or otherwise resulting in a Material Adverse Change.

               (x) No Lien or other encumbrance authorized by Environmental Laws exists against the Property and none of the Loan Parties has any reason to believe that such a Lien or encumbrance may be imposed.

          6.1.26 Senior Debt Status.

                   The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

          6.1.27 Permit Blocks.

                   No Loan Party has been barred for a period in excess of fourteen (14) consecutive days from receiving surface mining or underground mining permits pursuant to the permit block provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C.ss.ss. 1201 et seq., and the regulations promulgated thereto, or any corresponding state laws or regulations.

          6.1.28 Transactions with Affiliates.

                   Except as set forth on Schedule 6.1.28 or as permitted in
Section 8.2.8 herein, there are no loans, leases, royalty agreements or other agreements, arrangements or other transactions between any of the Loan Parties and any Affiliate.

          6.1.29 Status under Certain Statutes.

                   Neither the Borrower nor any other Loan Party is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

          6.1.30 Coal Leases.

                   The Coal Leases constitute all of the leases owned by the Loan Parties pertaining to the extraction, mining or removal of coal. The Loan Parties have made available to the Banks a true, correct and complete copy of each of the Coal Leases. Each of the Coal Leases is in full force and effect, and has not been amended or modified from the copy of the Coal Lease provided to the Banks, except for Permitted Modifications. None of the Loan Parties is in default of any of its obligations under any of the material Coal Leases, and, to the best of each Loan Party's knowledge and belief, the lessors thereunder are not in default under any of lessors' obligations under the Coal Leases. Except as set forth on Schedule 6.1.30, to the Borrower's knowledge, no material amount of royalties are currently past due under any of the Coal Leases.

          6.1.31 Qualifications as Lessee, Coal Acreage Limitations.

                   Except as set forth on Schedule 6.1.31, each of the Loan Parties are qualified in every material respect, including limitations and parameters imposed in 43 C.F.R. Part 3400, to take, hold, own and control federal coal and mineral leases. The acquisition, directly or indirectly, by each Loan Party will not cause any Loan Party to violate any material limitations or parameters imposed in 43 C.F.R. Part 3400.

          6.1.32 Single Purpose Entities.

               (i) The Borrower at all times since its formation has been a duly formed and existing limited liability company.

               (ii) The Borrower is presently a Single Purpose Entity.

               (iii) The Borrower at all times since its formation has been duly qualified as a limited liability company, in each jurisdiction in which such qualification was necessary for the conduct of its business.

               (iv) Each Subsidiary of the Borrower is duly qualified as a corporation in each jurisdiction in which such qualification is necessary for the conduct of its business.

               (v) The Borrower at all times since its formation has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation relating to limited liability companies.

               (vi) Each Subsidiary of the Borrower is in compliance with the provisions of its organizational documents and the laws of its jurisdiction of formation relating to corporations or other business entities. All formalities regarding the existence of Borrower have been observed since its formation.

               (vii) The Borrower did not engage in any business until the Closing Date except insofar as the acquisition of permits may be construed as engaging in business and other matters related to the preparation for the consummation of the transactions contemplated by the Asset Acquisition Agreement, the Stock Purchase Agreement, the Term Loan Documents and this Agreement and the other Loan Documents (collectively, the "Transaction Agreements").

               (viii) The Borrower did not incur any Indebtedness until the Closing Date.

               (ix) The Borrower has at all times since its formation accurately maintained, its financial statements, accounting records and limited liability company documents, separate from those of any other Person. The Borrower has maintained separate books, records, resolutions and agreements. Borrower has not at any time since its formation commingled, its assets with those of any other Person. The Borrower has at all times since its formation accurately maintained its own bank accounts, payroll and separate books of account. The Borrower has not commingled its funds or assets with those of any other entity, and has held and will hold its assets in its own name.

               (x) The Borrower is presently organized solely for the purpose described in the definition of Single Purpose Entity and has not engaged in any business unrelated to acting as the Borrower hereunder and consummating the transactions contemplated by the Transaction Agreements which is inconsistent with or in violation of this Agreement.

               (xi) No Subsidiary of the Borrower has any assets other than those related to coal mining operations. The Borrower has not had any assets other than those related to coal mining operations and its interests in the Subsidiaries.

               (xii) The Borrower has not engaged in, sought or consented to any dissolution, winding up, liquidation, consolidation, merger, transfer of partnership interest, membership interest or stock of a Subsidiary, or amendment of the operating agreement of the Borrower (except for the amended and restated operating agreement dated April [27], 2001) and in connection with the Transaction Agreements.

               (xiii) The Parent is the sole economic member of the Borrower.

               (xiv) The Borrower has at all times since its formation identified itself in all dealings with the public, under the
          Borrower's own name and as a separate and distinct entity. The Borrower has not at any time since its formation identified itself as being a division of any other entity. The Borrower has not at any time since its formation identified any other Person as being a division of the Borrower. The Borrower has not failed to correct any known misunderstanding regarding the separate identity of such entity. The Borrower has conducted its business in its own name.

               (xv) The Borrower has at all times since its formation been adequately capitalized in light of the nature of its business. The Subsidiaries of the Borrower and the Borrower, taken as a whole, are presently adequately capitalized in light of the nature of their business.

               (xvi) The Borrower has not at any time since its formation assumed or guaranteed the liabilities of any other Persons, except Guaranties of the Indebtedness as permitted hereby. The Borrower has not at any time since its formation acquired obligations or securities of any other Persons except the obligations and/or securities of (a) any Subsidiary of the Borrower or (b) any entity merged with the Borrower or any Subsidiary of the Borrower in accordance with Section
          8.2.6. The Borrower has not at any time since its formation made loans or advances to any Person except as expressly permitted under this Agreement. The Borrower has not pledged its assets for the benefit of any other Person or entity, except in favor of the Collateral Agent for the benefit of the Banks and the Term Lenders and Guarantees permitted under this Agreement.

               (xvii) The Borrower and each Subsidiary of the Borrower has not at any time since its formation entered into and was not a party to any transaction with any member of the Parent Group, except in the ordinary course of business of the Borrower and each Subsidiary of the Borrower on terms which are no less favorable to the Borrower and each Subsidiary of the Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party.

               (xviii)  The  Borrower  has  no   Indebtedness   other  than  the
          Indebtedness to the Agent and the Banks under the Loan Documents and to the Term Lenders under the Term Loan Agreement.

               (xix) The Borrower represents and warrants that the "assumptions of fact" contained in the non-consolidation opinion of Hale and Dorr LLP of even date herewith are true and correct in all material respects as of the date hereof.

          6.1.33 Surface Mine Reclamation Bonds.

                   Each of the Loan Parties has a sufficient surface mining bonding capacity to be able to replace the bonds currently in place for all the Required Mining Permits, except the permit for the Jewett Mine (which is covered by a self bond with a third party guarantee)

          6.1.34 Foreign Assets Control Regulation, etc.

                   Neither the transactions made hereunder or the use of the proceeds hereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          6.1.35 Pari Passu Collateral.

                   Each Loan Party represents and warrants that (excluding the exercise of rights of set-off) no Guaranty, collateral, security or other credit enhancement has been given, directly or indirectly, for the benefit of the Term Lenders under the Term Loan Agreement or otherwise except for (i) Guarantees from the Loan Parties, (ii) the security agreement, which provides the Term Lenders with a prior security interest in the Loan Parties assets (other than Accounts and Inventory), and (iii) a subordinated security interest in and Lien on Accounts and Inventory. Complete and correct copies of the Financing Documents have been delivered to the Banks.

          6.1.36 Additional Representations and Warranties.

                   Each Loan Party represents and warrants that the representations and warranties contained in the Term Loan Documents are true and correct in all material respects as of the date given.


     6.2 Updates to Schedules.

                   Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

           7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

                   The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

     7.1 First Loans and Letters of Credit.

                   On the Closing Date:

          7.1.1 Officer's Certificate.

                   The representations and warranties of each of the Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

          7.1.2 Secretary's Certificate.

                   There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

               (i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

               (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

               (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement, as the case may be, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

          7.1.3 Delivery of Loan Documents.

                   This Agreement, the Collateral Assignment, Guaranty Agreement, Mortgage, Notes, Patent, Trademark and Copyright Security Agreement, Pledge Agreement, Intercompany Subordination Agreement, Security Agreement, the Management Agreement, and the Management Fee Subordination Agreement shall have been duly executed and delivered to the Collateral Agent or Agent, as the case may be, for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Subsidiary Shares, the Partnership Interests and the LLC Interests.

          7.1.4 Opinion of Counsel.

                   There shall be delivered to the Agent for the benefit of each Bank a written opinions of Hale and Dorr LLP, as counsel for the Loan Parties, and other counsel acceptable to the Agent (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

               (i) as to the matters set forth in Exhibit 7.1.4;

               (ii) as to substantive non-consolidation of the Borrower with any member of the Parent Group;

               (iii) as to the enforceability and application by a bankruptcy court of the provisions of the operating agreement of the Borrower and the articles of incorporation or other organizational documents of each Subsidiary, as the case may be, requiring the vote of an Independent Manager or Director, as the case may be, to file a voluntary bankruptcy petition;

               (iv) as to the enforceability of the provision of the operating agreement of the Borrower that if the economic member of the Borrower ceases to be a member, the Independent Manager becomes a member without further active vote or approval;

               (v) as to the fact that the bankruptcy or insolvency of a member of the borrower will not, by itself cause a dissolution or winding up of the Borrower; and

               (vi) as to such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

                   There shall also be delivered to the Agent for the benefit of each Bank a written opinion of Crowell & Moring LLP, the Loan Parties' Coal Act counsel, dated as of the Closing Date and in form and substance satisfactory to the Agent and its counsel, that any Coal Act liability of the Parent will not be attributed to the Borrower or any Subsidiary of the Borrower.

          7.1.5 Legal Details.

                   All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

          7.1.6 Payment of Fees.

                   The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

          7.1.7 Environmental Audit.

                   The Loan Parties shall cause to be performed and completed an environmental audit with respect to the Real Property by consultants satisfactory to the Agent and shall provide all reports and results of such audit in writing to the Agent. Such reports shall meet the Agent's minimum requirements for phase I environmental assessments and any other requirements of the Agent or the Banks. The environmental condition of the Loan Parties' and their Subsidiaries' assets, as substantiated by such audit, shall be satisfactory to the Agent in all respects. On the Closing Date the appropriate officers of the applicable Loan Parties shall have delivered to the Agent in form and substance satisfactory to the Agent a certificate to the effect that the Loan Parties have made known to the Agent all information known to them and their Subsidiaries concerning Environmental Conditions and Environmental Complaints and the Loan Parties and their Subsidiaries' compliance with the Environmental Laws relating to any of the Property and any other site for which any Loan Party or Subsidiary of a Loan Party has received notice that it is potentially responsible for Environmental Conditions.

          7.1.8 Appraisals.

                   The Agent shall have received appraisals or valuations of the Loan Parties' and their Subsidiaries' assets as the Agent may require in form and substance satisfactory to the Agent in all respects.

          7.1.9 Consents.

                   All material consents and governmental approvals required to effectuate the transactions contemplated hereby as set forth on Schedule 6.1.13 shall have been obtained, in form and substance satisfactory to the Banks.

          7.1.10 Officer's Certificate Regarding MACs.

                   Since December 31, 2000 no Material Adverse Change shall have occurred; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

          7.1.11 No Violation of Laws.

                   The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

          7.1.12 No Actions or Proceedings.

                   No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

          7.1.13 Insurance Policies; Certificates of Insurance; Endorsements.

                   The Loan Parties shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 8.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured, mortgagee and lender loss payee.

          7.1.14 Title Insurance.

                   The Loan Parties shall deliver a title insurance policy or policies or other evidence of title satisfactory to the Agent.

          7.1.15 Filing Receipts.

                   The Agent shall have received (1) copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Banks on the Collateral or other satisfactory evidence of such recordation and filing and (2) evidence in a form acceptable to the Agent that such Lien constitutes a Prior Security Interest in favor of the Banks and, in the case of the Mortgages, a valid and perfected first priority Lien, subject only to the Lien in favor of the Term Lenders in connection with the Term Loan Agreement.

          7.1.16 Term Loan Agreement.

                   The Loan Parties shall have delivered an executed Term Loan Agreement and shall have satisfied the conditions in Section 4.1 of the Term Loan Agreement to the satisfaction of the Agent.

          7.1.17 Administrative Questionnaire.

                   Each of the Banks and the Borrower shall have completed and delivered to the Agent the Agent's form of administrative questionnaire.

          7.1.18 Management Agreement.

                   The Borrower and the Parent shall have entered into the Management Agreement, in form and substance satisfactory to the Banks.

          7.1.19 Solvency Certificate.

                   An Authorized Officer of the Borrower shall have delivered a certificate in form and substance satisfactory to the Agent as to the capital adequacy and solvency of the Borrower and its Subsidiaries after giving effect to the transactions contemplated hereby.

          7.1.20 Acquisitions; Equity Contribution.

                   The acquisitions contemplated by the Stock Purchase Agreement shall be consummated by (1) the Borrower having been designated by the Parent as the acquirer of the stock of Northwestern and WECO, and (2) acquiring all of the stock of Northwestern and WECO pursuant to the terms and conditions of the Stock Purchase Agreement as heretofore reviewed by the Agent and as certified by the Borrower without any amendment or waiver (including, without limitation, any waiver of any closing condition) by the Loan Parties not consented to by the Agent, including, without limitation, for the purchase price indicated therein (as the same is adjusted in accordance with the terms of the Stock Purchase Agreement) and without any material adverse changes in such companies occurring from the date of the Stock Purchase Agreement. It is understood that the stock in the Ancillary Interests being acquired as part of the Stock Purchase Agreement will be transferred on the Closing Date to the Parent or other members of the Parent Group for nominal or no consideration. The Loan Parties shall evidence to the satisfaction of the Agent the receipt by Borrower of a cash capital contribution in an amount equal to or greater than 24.15% of the total net purchase price after projected post-closing adjustments for the contemplated acquisitions under the Stock Purchase Agreement, as the same may be further adjusted in accordance with the terms thereof (the foregoing cash equity contributions made hereunder shall be supplemented with an additional cash equity contribution to the extent provided in Section 8.1.21 hereof). Such net purchase price and projected adjustments shall be set forth in an Officer's Certificate of the Borrower, dated the Closing Date and delivered to each Bank.

          7.1.21 Intercreditor Agreement.

                   The Term Lenders or Collateral Agent on behalf of the Term Lenders and the Borrower shall have executed and delivered to the Agent the Intercreditor Agreement in form and substance acceptable to the Agent.

          7.1.22 Coal Reserves.

                   The Borrower shall have made available to the Banks all existing material geological data, reserve data, mine maps, core hole logs and associated data, coal measurements, coal samples, lithologic data, coal reserve calculations or reports, washability analyses or reports, mine plans, mining feasibility studies or analyses, mining permit applications and supporting data, preparation plant flowcharts, preparation plant efficiency reports or analyses, engineering studies and all other information, maps, material, reports and data in the possession or under the control of Borrower relating to or affecting the coal reserves, coal ownership, coal leases, mining conditions, mines, preparation plant(s) and mining plans of Borrower (collectively the "Mining Data"). True, correct and complete copies of the Mining Data, together with all exhibits, maps or supporting appendices thereto, have been provided to the Banks.

          7.1.23 Independent Director of Borrower an Subsidiaries.

                   The Borrower and each Subsidiary shall have provided evidence that its articles or incorporation, operating agreement or other relevant organizational documents provide for an Independent Manager or Director, as the case may be, and require the vote of an Independent Manager or Director, as the case may be, to file a voluntary bankruptcy petition.

          7.1.24 Bankruptcy Remote Entities, Separateness.

                   The terms and conditions of the Borrower's formation documents, as well as the terms and conditions of each Subsidiary's formation documents, shall be effective to provide for appropriate protections from the commencement of a bankruptcy based upon the bankruptcy of a member of the Parent Group. Each of the Loan Parties shall satisfy the Agent that such entities are not reasonably subject to substantive consolidation with any member of the Parent Group. The Borrower shall cause the articles of incorporation of WECO and Northwestern to be amended, prior to or immediately after the acquisition of such entities, to satisfy the preceding sentence. Additionally, the Agent shall be satisfied with the Independent Manager and Director selected by each of the Loan Parties.

          7.1.25 Changes in Corporate Structure.

                   The Loan Parties shall not have changed their respective jurisdictions of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any part of the liabilities of any other entity, at any time following the date of the most recent financial statement referred to in Section 6.1.9, except for the Borrower's acquisition of Northwestern and WECO pursuant to the Stock Purchase Agreement.


     7.2 Each Additional Loan or Letter of Credit.

                   At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                  8. COVENANTS

     8.1 Affirmative Covenants.

                   The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

          8.1.1 Preservation of Existence, Etc.

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.] or where a Loan Party shall be in breach of this Section inadvertently because it failed to obtain or maintain a qualification or license provided that such failure is promptly remedied upon the Loan Party becoming aware of such failure and the failure does not adversely affect the rights of the Loan Parties.

          8.1.2 Payment of Liabilities, Including Taxes, Etc.

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or which would affect a material portion of the Collateral, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

          8.1.3 Maintenance of Insurance.

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. For policies which cover Persons in addition to the Borrower and the Loan Parties, the policies shall provide that the required limits per occurrence will continue to be in effect for the Borrower and the other Loan Parties notwithstanding losses which may occur with respect to such other Persons. The Loan Parties shall deliver to the Agent (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents including without limitation business interruption insurance in an amount of $50,000,000 or more in the aggregate among all Obligors, together with a copy of the endorsements attached to such certificate in form and substance reasonably acceptable to the Agent, which shall (i) specify the Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Banks shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) include effective waivers by the insurer of all claims for insurance premiums against the Agent, and (iv) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Agent of written notice of such cancellation or change. The business interruption insurance required hereunder shall include without limitation coverage in respect of outages at power plants serviced under any material Coal Supply Contract.

          8.1.4 Maintenance of Properties and Leases.

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

          8.1.5 Maintenance of Patents, Trademarks, Etc.

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

          8.1.6 Visitation Rights.

                   The Loan Parties shall permit the representatives of each of the Banks:

                   No Default -- if no Potential Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Borrower, to visit and inspect any of the offices or properties of the Borrower or any Subsidiaries, to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower's officers, and (with the consent of the Borrower, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Borrower, which consent will not be unreasonably withheld) to visit the other offices and properties of the Borrower and each Subsidiary, all at such reasonable times (which shall be normal business hours) and as often as may be reasonably requested; and

                   Default -- if a Potential Default or Event of Default then exists, at the expense of the Borrower to visit and inspect any of the offices or properties of the Borrower or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries), all at such times and as often as may be requested.

          8.1.7 Operation of Mines.

                   The Loan Parties shall have in place all Required Mining Permits, surface mining reclamation bonds, and such other consents and approvals as are necessary for continuing and uninterrupted coal mining and related operations on, in or under the Real Property substantially in the manner as such operations had been authorized immediately prior to such Loan Party's acquisition of its interests in the Real Property or as described in any plan of operation.

          8.1.8 Keeping of Records and Books of Account.

                   The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

          8.1.9 Plans and Benefit Arrangements.

                   After the Closing Date, the Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where the failure to comply herewith, alone or in conjunction with any other failure, would not result in any substantial obligation to the Borrower or any of its Subsidiaries or otherwise result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans, except where such failure, alone or in conjunction with any other failure, would result in a substantial obligation to the Borrower or any of its Subsidiaries or otherwise result in a Material Adverse Change.

          8.1.10 Compliance with Laws.

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.10 if any failure to comply with any Law would not constitute a Material Adverse Change, including without limitation, if such failure to comply would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would not constitute a Material Adverse Change.

          8.1.11 Use of Proceeds.

                   The Loan Parties will use the Letters of Credit and the proceeds of the Loans only for (i) a portion of the purchase price relating to the acquisition under the Stock Purchase Agreement and the Asset Acquisition Agreement, and (ii) general corporate purposes and for working capital. The Loan Parties shall not use the Letters of Credit or the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

          8.1.12 Further Assurances.

                   Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing (i) first priority perfected Lien with respect to the Revolver Primary Collateral and (ii) junior priority perfected Lien with respect to the Term Collateral, in each case subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

          8.1.13 Subordination of Intercompany Loans.

                   Except as otherwise provided in the Intercompany Subordination Agreement, each Loan Party agrees that any and all Indebtedness, loans or advances now owed or hereafter incurred by any Loan Party to any other Loan Party is subordinated to the prior payment in full of the Loans and that all rights to receive any payments on such Indebtedness in bankruptcy or otherwise shall constitute collateral security for the Loans and the Banks shall be entitled to vote any and all rights associated with such Indebtedness.

          8.1.14 Compliance with Term Loan Agreement.

                   The Loan Parties shall comply with each of the terms of the Term Loan Agreement.

          8.1.15 Maintenance of Prior Security Interest.

                   The Loan Parties shall cause the Collateral Agent for the benefit of the Banks to have a first priority security interest in all of the Collateral of each Loan Party, subject only to Permitted Liens and agree to cooperate with the Banks and perform all acts reasonably requested by the Banks to maintain and perfect such first priority security interest subject to Permitted Liens.

          8.1.16 Single Purpose Entities.

               (i) The Borrower will continue to be a duly formed and existing limited liability company and a Single Purpose Entity. The Borrower will continue to be, duly qualified as a limited liability company, in each jurisdiction in which such qualification may be necessary for the conduct of its business. Each Subsidiary of the Borrower at all times will continue to be duly qualified as a limited liability company, partnership or corporation in each jurisdiction in which such qualification is necessary for the conduct of its business.

               (ii) The Borrower will continue to comply and each other Loan Party will comply with the provisions of its organizational documents and the laws of its jurisdiction of formation relating to limited liability companies (or other business entities).

               (iii) All formalities regarding the existence of the Borrower as a Single Purpose Entity will be observed and all formalities regarding the existence of each other Loan Party will be observed.

               (iv) The Borrower will accurately maintain, and each other Loan Party will accurately maintain its financial statements, accounting records and limited liability company documents, separate from those of any other Person. The Borrower and the other Loan Parties, taken as a whole, will maintain separate books, records, resolutions and agreements. Borrower and each other Loan Party will not commingle its assets with those of any member of the Parent Group. The Borrower and each other Loan Party will continue to accurately maintain, its own bank accounts, payroll and separate books of account. The Borrower and each other Loan Party will not commingle its funds or assets with those of any other entity, other than each other, and will hold its assets in its own name.

               (v) The Borrower and the other Loan Parties, taken as a whole, will continue to pay, their own liabilities from their own separate assets.

               (vi) The Borrower will not engage in any business unrelated to acting as the Borrower hereunder which is inconsistent with or in violation of this Agreement.

               (vii) No Loan Party other than the Borrower will have any assets other than those related to coal mining operations. The Borrower will not have any assets other than those related to coal mining operations and its interests in the Subsidiaries. The Borrower and each other Loan Party will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger (other than as contemplated in this Agreement), asset sale (other than as contemplated in this Agreement), transfer of membership interest of the Borrower or transfer partnership interest, membership interest or stock of a Loan Party, or amendment of the operating agreement or articles of incorporation of the Borrower or any other Loan Party (other than as expressly permitted by this Agreement).

               (viii) The Parent shall remain the sole economic member of the Borrower.

               (ix) The Borrower, without the unanimous consent of all holders of all limited liability interests in the Borrower and all members of the board of managers of the Borrower including the Independent Manager, shall not file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, engage in any other business activity, or amend its organizational documents

               (x) No Loan Party other than the Borrower, without the unanimous consent of all directors (including at least one Independent Director) of such Loan Party, shall file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, engage in any business activity other than its mining-related business, or amend its organizational documents.

               (xi) The Borrower and each other Loan Party will identify itself, in all dealings with the public, under the Borrower's or such other Loan Party's own name and as a separate and distinct entity other than in connection with any other Loan Party. The Borrower and each other Loan Party will not identify itself, as being a division of any member of the Parent Group. The Borrower and each of the other Loan Parties will not identify, any member of the Parent Group as being a division of the Borrower or such other Loan Party. The Borrower and each other Loan Party will not fail to correct any known misunderstanding regarding the separate identity of such entity. The Borrower and each other Loan Party will conduct its business in its own name.

               (xii) The Borrower and the Loan Parties, taken as a whole, will continue to be adequately capitalized in light of the nature of their business.

               (xiii) Except as expressly permitted by Section 8.2.1 and 8.2.3, neither the Borrower nor any other Loan Party will assume or guarantee, the liabilities of any other Persons, except Guaranties of the Indebtedness hereunder and under the Term Loan Agreement. Neither the Borrower nor any other Loan Party will acquire obligations or securities of any other Persons except the obligations and/or securities of (a) any Subsidiary of the Borrower or (b) any entity merged with the Borrower or any Subsidiary of the Borrower. Except as expressly permitted by Section 8.2.4, neither the Borrower nor any other Loan Party will make, loans or advances to any Person. The Borrower will not pledge its assets for the benefit of any other Person or entity, except (i) in favor of the Collateral Agent for the benefit of the Banks and the Term Lenders and (ii) Permitted Liens.

               (xiv) Except for the Management Agreement and as expressly permitted by Section 8.2.8, neither the Borrower nor any other Loan Party will enter into or be a party to any transaction with any member of the Parent Group, except in the ordinary course of business of and on terms which are no less favorable to the Borrower and/or such other Loan Party than would be obtained in a comparable arm's length transaction with an unrelated third party. The exception of the Management Agreement from the preceding sentence shall not be deemed to imply that the Management Agreement does not comply with the requirements of the sentence.

               (xv) Except as expressly  permitted by Sections  8.2.1 and 8.2.3, the Borrower will not incur any Indebtedness other than the Indebtedness to the Agent and the Banks under the Loan Documents and to the Term Lenders under the Term Loan Agreement.

               (xvi) The Borrower and each other Loan Party will allocate fairly and reasonably any overhead for shared office space and use separate stationery, invoices and checks.

               (xvii) The Borrower and each other Loan Party will act and refrain from acting in such a way that each of the "assumptions of fact" made in the non-consolidation opinion of Hale and Dorr LLP of even date herewith will continue to be true and correct in all material respects.

          8.1.17 Maintenance of Permits.

                   The Borrower shall maintain all the Required Mining Permits in full force and effect in accordance with their terms.

          8.1.18 Transfer of Permits.

                   With respect to WECO and Northwestern, the Loan Parties shall assure the continuing full force and effect of all material permits, and with respect to the asset purchase, the Loan Parties shall assure continuing coal mining and related operations of the former Knife River Corporation coal mining operations as authorized immediately prior to the Loan Parties' acquisition of its interests in the Real Property either under the existing material permits or pursuant to transfer of the existing material permits or issuance of new permits, and in that regard, to the extent any material permit has not been transferred to the Borrower by the Closing Date, the Borrower shall use its best efforts to obtain the transfer of all such permits as soon as possible. In the event any of the permits cannot be transferred or assigned to the Borrower, the Borrower or such Loan Party shall promptly apply for and diligently pursue its own permits to replace the non-transferable permits. Schedule 8.1.18 sets forth a true and complete list of all material permits not transferred to the Borrower or the appropriate Loan Party on or before the Closing Date.

          8.1.19 Subordination of Management Fees; Payment of Management Fees.

                   The Borrower shall cause any fees or charges, of whatever nature, payable by the Loan Parties to any member of the Parent Group, including without limitation, in connection with the management of the operations of the Borrower to be subordinated to the payment of the Loans, with the subordination in the case of payments to the Parent to be pursuant to the Management Fee Subordination Agreement and with the subordination in the case of payments to any other Affiliate of the Borrower to be subordinated to the Obligations, with the terms of such subordination to be satisfactory to the Required Banks. The Loan Parties agree that the payment of any fees or charges to the Parent or any other member of the Parent Group and subordinated in accordance with the preceding sentence may be made by the Loan Parties only if such payments are in accordance with the following: (i) prior to and after giving effect to the payment thereof, no Event of Default or Potential Default is in existence; (ii) the payments consist solely of Management Fee plus Third Party Services Payments; and (iii) such payments shall be otherwise permitted by and in accordance with the Management Fee Subordination Agreement.

          8.1.20 Maintenance of Coal Supply Contracts, Coal Leases.

                   Except for Permitted Modifications, the Borrower shall maintain and be in compliance at all times with the Coal Supply Contracts and the Coal Leases which are in effect from time to time and shall (i) perform all of its obligations under the Coal Supply Contracts and the Coal Leases and will enforce the performance by the other parties thereto of all of their obligations under the Coal Supply Contracts and Coal Leases or any other document or agreement related thereto and (ii) not terminate, amend, or modify, or waive compliance with the terms and conditions of, any of the Coal Supply Contracts or Coal Leases. All Permitted Modifications shall be disclosed in writing to the Banks promptly upon the occurrence thereof.

          8.1.21 Purchase Price adjustments.

                   On the closing under the Acquisition Documents, which shall occurred on or before May 30, 2001, unless extended by the Banks in their sole discretion, the Company shall have received a cash equity contribution of at least 24.15% of the total net purchase price after projected post-closing adjustments for the contemplated acquisitions under the Asset Acquisition Agreement, as the same may be further adjusted in accordance with the terms thereof.

                   If after the final determination of the post-closing purchase price adjustment (as opposed to the projected post-closing adjustments) it is determined that the final net purchase price after taking into account the final post-closing purchase price adjustments, is greater than (i) $127,500,000 under the Stock Purchase Agreement or (ii) $26,500,000 under the Asset Acquisition Agreement, the amount that the final net purchase price exceeds the limits set forth in (i) or (ii) above shall be immediately paid by the Parent to the Borrower as an additional cash equity contribution; provided, however that if the Parent does not immediately pay such amount to the Borrower the amount will be deducted from the Company's Share of the Surplus Cash Flow (as such term is defined in the Term Loan Agreement). Notwithstanding anything contained herein to the contrary, all monies remitted by Entech, Inc. under the Stock Purchase Agreement as a post-closing purchase price adjustment shall be paid to directly to the Borrower and together with any amounts received by the Borrower and representing payment by the seller under the Asset Acquisition Agreement or the Stock Purchase Agreement of a purchase price adjustment shall be promptly applied to reduce the principal balance of the Revolving Credit Loans then outstanding.

     8.2 Negative Covenants.

                   The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

          8.2.1 Indebtedness.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness under the Loan Documents;

               (ii) Indebtedness under the Term Loan Agreement, provided that the maximum principal amount of loans and extensions of credit provided therein shall be limited to $120,000,000 outstanding at any time;

               (iii) Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof), provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;

               (iv) Indebtedness of the Loan Parties (a) secured by Purchase Money Security Interests or (b) consisting of capital leases, provided that the maximum amount of Indebtedness under this subclause (iv) shall not exceed at one time outstanding the aggregate principal amount of $5,000,000 through the period ending December 31, 2002; $7,500,000 through the period ending December 31, 2003; and $10,000,000 through the period ending December 31, 2004 and, in the event the Revolving Credit Commitments are extended without any further amendment to this Section 8.2.1, $12,500,000 thereafter;

               (v) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.13 [Subordination of Intercompany Loans];

               (vi) Guaranties by the Borrower or any Subsidiary of the Borrower permitted pursuant to Section 8.2.3 hereof;

               (vii) Indebtedness secured by Permitted Liens; and

               (viii) Indebtedness with respect to deposits or reclamation or other bonds incurred in the ordinary course.

          8.2.2 Liens.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

          8.2.3 Guaranties.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder including Guaranties by the Loan Parties of Indebtedness arising under the Term Loan Agreement and for Guaranties of obligations not prohibited hereunder.

          8.2.4 Loans and Investments.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

               (i) trade credit extended on usual and customary terms in the ordinary course of such Loan Party's or such Subsidiary's business;

               (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

               (iii) Permitted Investments;  and

               (iv) loans, advances and investments in or to other Loan Parties.

          8.2.5 Dividends and Related Distributions.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock, partnership interests or limited liability company interests (or warrants, options or rights therefor), partnership interests or limited liability company interests, except that, so long as no Potential Default or Event of Default is in existence or would result therefrom, the Borrower may (a) make distributions to the Parent as and to the extent permitted in Section 9.1(m) of the Term Loan Agreement, and (b) pay the Management Fee to the Parent to the extent permitted under Section 8.1.19. The Borrower shall not and shall not permit any of its Subsidiaries to enter into any contract or agreement which restricts in any manner the payment by Borrower's Subsidiaries of dividends and distributions to the Borrower or any other Loan Party.

          8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

                   Except for the acquisition of Northwestern and WECO pursuant to the Stock Purchase Agreement and the acquisitions by WCCO-KRC Acquisition Corp. and Dakota Westmoreland Corporation pursuant to the Asset Acquisition Documents, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties.

          8.2.7 Dispositions of Assets or Subsidiaries.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

               (i) transactions involving the sale of inventory in the ordinary course of business;

               (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business and so long as such assets do not comprise more than 5% in any calendar year of the assets of the Borrower and its Subsidiaries taken as a whole;

               (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;

               (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.16 [Capital Expenditures and Leases], provided such substitute assets are subject to the Banks' Prior Security Interest;

               (v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Banks if such assets are not subject to a first priority Lien in favor of the Term Lenders;

               (vi) the transfer of the Ancillary Interests on or before the date of closing of the Stock Purchase Agreement and the Asset Acquisition Agreement, as the case may be, to one or more members of the Parent Group; or

               (vii) assets sold, transferred or leased during the term of this Agreement in an amount up to 10% of the Loan Parties' Net Tangible Assets (as defined under GAAP) as reflected on the opening balance sheet of Loan Parties prepared in accordance with GAAP and in connection with the filing by the Parent of a current report on Form 8-K relating to the completion of the transactions under the Stock Purchase Agreement and/or Asset Acquisition Agreement.

          8.2.8 Affiliate Transactions.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) without the prior written consent of the Required Banks, unless such transaction (i) is not otherwise prohibited by this Agreement, (ii) is entered into upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent, (iii) constitutes a Permitted Affiliate Transaction, and (iv) is in accordance with all applicable Law.

          8.2.9 Subsidiaries, Partnerships and Joint Ventures.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.18 [Joinder of Guarantors], provided that the Required Banks shall have consented to such formation and joinder and that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Collateral Agent for the benefit of the Banks in the assets held by, and stock of or other ownership interests in, such Subsidiary. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

          8.2.10 Continuation of or Change in Business.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any material business other than its business of owning and operating coal mine facilities associated with the Coal Reserves (as the same may be extended or expanded or changes from time to time).

          8.2.11 Plans and Benefit Arrangements.

                   After the Closing, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries, to do any of the following if the same could reasonably be expected to result in any substantial obligation to the Borrower or any of its Subsidiaries or otherwise result in a Material Adverse
Change:

               (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

               (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

               (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan;

               (iv) permit any Plan to be less than Adequately Funded;

               (v) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

               (vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan;

               (vii) terminate, or institute proceedings to terminate, any Plan;

               (viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

               (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code.

          8.2.12 Fiscal Year.

                   The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

          8.2.13 Issuance of Stock.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock, shares of beneficial interest, partnership interests, limited liability company interests or similar ownership interests, or any options, warrants or other rights in respect thereof.

          8.2.14 Changes in Organizational Documents.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), certificate of limited partnership, certificate of formation, limited liability company agreement or other organizational documents without providing at least twenty
(20) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be material and adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Banks.

          8.2.15 Changes in Material Contracts, Performance under Coal Supply Contracts.

                   Each of the Loan Parties shall not and shall not permit any of its Subsidiaries to materially amend (except for Permitted Modifications), cancel, terminate, waive or give any consent to any material violation of, or release any party from its obligations under any of the Coal Supply Contracts or any of the other material contracts to which it is a party. Each of the Loan Parties shall supply coal under its respective Coal Supply Contracts solely with coal mined from the Loan Parties' coal mines and shall not purchase coal or permit any other Person to supply coal under or service its Coal Supply Contracts, except for (i) Permitted Affiliate Transactions, and (ii) for the procurement of coal at the request of a buyer in accordance with the explicit provisions of the Coal Supply Contract for Colstrip 3 & 4.

          8.2.16 Capital Expenditures and Leases.

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding the amounts indicated on
Schedule 8.2.16 in the aggregate in any fiscal year on account of the purchase or lease of any assets which are required to be capitalized on the financial statements of such Loan Party in accordance with GAAP (all such payments "Capital Expenditures"), and all such Capital Expenditures shall be made under usual and customary terms and in the ordinary course of business; provided that, any amounts not expended by the Loan Parties for Capital Expenditures may be carried forward and used in a subsequent fiscal year.

          8.2.17 Minimum Debt Service Coverage Ratio.

                   The Loan Parties shall not permit the Debt Service Coverage Ratio, calculated as of the end of each fiscal quarter after the Closing Date based upon the immediately preceding four fiscal quarters (provided, however, for periods ending on or before March 31, 2002, in lieu of using the preceding four fiscal quarters, the above computation shall be determined by annualizing the Consolidated EBITDA for the period from the Closing Date through the date of determination), to be less than 1.15 to 1.0.

          8.2.18 Maximum Leverage Ratio.

                   The Loan Parties shall not permit the ratio of Consolidated Total Indebtedness of the Borrower and its Subsidiaries to Consolidated EBITDA to exceed the ratio set forth below for the periods specified below, calculated at the end of each fiscal quarter specified during such period based upon the immediately preceding four fiscal quarters (provided, however, for periods ending on or before March 31, 2002, in lieu of using the preceding four fiscal quarters, the above computation shall be determined by annualizing the Consolidated EBITDA the period from the Closing Date through the date of determination):

------------------------------------------------------------ -------------------
                          Period                                Ratio
------------------------------------------------------------ -------------------
Closing Date through December 31, 2001                       2.25 to 1.00
------------------------------------------------------------ -------------------
January 1, 2002 through December 31, 2003                    1.50 to 1.00
------------------------------------------------------------ -------------------
January 1, 2004 and thereafter                               1.25 to 1.00
------------------------------------------------------------ -------------------

          8.2.19 Maximum Consolidated Total Indebtedness to Consolidated Total Capitalization.

                   The Loan Parties shall not permit the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization of the Borrower and its Subsidiaries, as determined at the end of each fiscal quarter, to exceed the ratio set forth below.

------------------------------------------------------------ -------------------
December 31, 2001 through the fiscal quarter ending          .75 to 1.00
September 30, 2002
------------------------------------------------------------ -------------------
December 31, 2002 through the fiscal quarter ending          .60 to 1.00
September 30, 2003
------------------------------------------------------------ -------------------
December 31, 2003 through the fiscal quarter ending          .50 to 1.00
September 30, 2004
------------------------------------------------------------ -------------------
December 31, 2004 and thereafter                             .40 to 1.00
------------------------------------------------------------ -------------------

          8.2.20 Operating Leases.

                   The Loan Parties shall not enter into or be obligated under operating leases have aggregate payments per year in excess of the amounts set forth on Schedule 8.2.20.

     8.3 Reporting Requirements.

                   The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the
Banks:

          8.3.1 Monthly Financial Statements, Borrowing Base Certificate.

                   As soon as available and in any event within thirty (30) calendar days after the end of each calendar month, the Borrower's financial statements, consisting of a consolidated and consolidating balance sheet as of the end of such month and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP (provided that the failure to provide footnotes shall not be violative of this Section), consistently applied, and setting forth in comparative form on a consolidated basis the respective financial statements for the corresponding date and period in the previous fiscal year. Within ten (10) calendar days after the end of each month, a Borrowing Base Certificate as of the end of the immediately preceding month in the form of Exhibit 9.3.1 hereto, appropriately completed, executed and delivered by an Authorized Officer.

          8.3.2 Quarterly Financial Statements.

                   As soon as available and in any event within fifty (50) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP (provided that the failure to provide footnotes shall not be violative of this Section), consistently applied, and setting forth in comparative form on a consolidated basis the respective financial statements for the corresponding date and period in the previous fiscal year.

          8.3.3 Annual Financial Statements.

                   As soon as available and in any event within one hundred thirty-five (135) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing. The certificate or report of such accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification or report by such independent certified public accountants a letter of such accountants to the Agent and the Banks substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, such accountants are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 8.3.4 [Certificate of the Borrower] with respect to such financial statements and (ii) to the effect that the Banks are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Loan Parties to deliver such reports and certificate to the Banks on such accountants' behalf.

          8.3.4 Certificate of the Borrower.

                   Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 8.3.2 [Quarterly Financial Statements] and 8.3.3 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer or other responsible officer (whose position shall be reasonably satisfactory to the Banks) of the Borrower, in the form of Exhibit 8.3.4, to the effect that, except as described pursuant to Section 8.3.5 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants], and (iv) containing a written discussion of management comparing the financial performance of the Loan Parties against both the annual budget and the results of operations from the corresponding fiscal quarter in the immediately preceding fiscal year.

          8.3.5 Notice of Default.

                   Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or under any other Loan Document or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 9.1.5, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

          8.3.6 Notice of Litigation.

                   Promptly after any Loan Party has notice of the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to any material portion of the Collateral, involve a claim or series of claims in excess of $1,000,000 or which if adversely determined would constitute a Material Adverse Change.

          8.3.7 Certain Events.

                   Written notice to the Agent:

               (i) at least thirty (30) calendar days prior thereto, with respect to any change in any Loan Party's location of its assets or principal office from the states and locations set forth in Schedule A to the Security Agreement.

          8.3.8 Budgets, Forecasts, Other Reports and Information.

                   Promptly upon their becoming available to the Borrower, but in no event later than the specific time period specified below, if any,:

               (i) the annual forecasts or projections of the Borrower and its Subsidiaries for each fiscal year, to be supplied not later than January 1 of such fiscal year to which any of the foregoing may be applicable, and the budget as soon as available,

               (ii) all reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,]

               (iii)  all  reports,   notices  or  proxy  statements   generally
          distributed by the Borrower to its members on a date no later than the date supplied to such members,

               (iv) all regular, periodic and other reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

               (v) a copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body, except for orders of the type that are typically received by mining companies with respect to violations of the Law occurring in connection with mining activities which have no likelihood of materially disrupting the projected mining operations of the Loan Parties or resulting in any substantial obligation to the Loan Parties or of otherwise constituting or giving rise to a Material Adverse Change,

               (vi) within 10 Business Days of the end of each calendar month, a report signed by an Authorized Officer which discloses for each Loan Party for such immediately preceding calendar month (a) the volume of coal produced (in tons) by such Loan Party, (b) the volume of coal sole by such Loan Party, and (c) the price per ton obtained for such coal sold, and

               (vii) such other reports and information as any of the Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

          8.3.9 Notices Regarding Plans and Benefit Arrangements.

               8.3.9.1 Certain Events.

                   Promptly after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature of the event; when known, any action taken or threatened by a governmental agency or other adverse party; and the action, if any, that the Borrower or an other member of the ERISA Group proposes to take with respect thereto:

                    (i) with respect to any Plan, any Reportable Event; or

                    (ii) the  taking by the PBGC of steps to  institute,  or the threatening by the PBGC of the institution of,  proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any member of the ERISA Group of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                    (iii)  any  event,   transaction  or  condition  that  could
               reasonably be expected to result in the incurrence of any liability by the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to constitute or result in a substantial obligation to the Borrower or other member of the ERISA Group or otherwise result in a Material Adverse Change.

               8.3.9.2 Annual Reports.

                   Promptly after receipt thereof, at the request of the Agent or any Bank, copies of each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

               8.3.9.3 Notice of Voluntary Termination.

                   Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

          8.3.10 Information as to certain Price Adjustments.

                   If any Price Determination Event shall arise under any material Coal Supply Contract, the Borrower or the relevant Loan Party shall provide (i) notice thereof at least 30 days prior to the effectiveness of any adjustment or potential adjustment under such contract to each holder, identifying such contract and setting forth the price currently payable thereunder and the basis on which such adjustment is or may be made, (ii) such pertinent information as any such holder may reasonably request as to the computation of such price adjustment or potential price adjustment and the impact thereof on the business and cash flows of the Borrower and the other Loan Parties, and (iii) not later than the third Business Day following the effectiveness of any such adjustment, confirmation of the amount thereof and the manner in which it was determined; provided, however that nominal price adjustments in the ordinary course of business based on the quality of the coal furnished pursuant to such contracts need not be disclosed under this Section . The term "Price Determination Event" shall mean, with respect to any Coal Supply Contract, (i) any scheduled "re-opener" of the price payable under such contract (other than the quarterly price adjustment under the Coyote Plant coal sales contract), (ii) any amendment to or interpretation of such contract that could reasonably be expected to alter negatively, from the Loan Party's perspective, and substantially the price payable to the Loan Party thereunder, and (iii) any arbitration or judicial proceeding involving the price payable under such contract.

          8.3.11 Single Purpose Entity Status.

                   Concurrently with the annual financial statements required to be furnished pursuant to Section 8.3.3 in respect of each fiscal year, a written report substantially in the format of Exhibit 7.1(1) hereto, signed by the Secretary and a Senior Financial Officer of the Borrower, discussing the actions taken by the Borrower and its Subsidiaries during such fiscal year in order to assure compliance with Section 8.1.16 [Single Purpose Entities], setting forth, with respect to each of subdivisions (i) through (xvi) of such Section, that its and their businesses, affairs, books and records have been conducted and maintained during such fiscal year in compliance with the separateness covenants, agreements, terms and conditions set forth in each such subdivision, and, in the event of any failure to have complied with any such covenant, agreement, term or condition, specifying in reasonable detail the control imposed or other actions taken or to be taken by the Borrower with respect thereto.

                                   9. DEFAULT

     9.1 Events of Default.

                   An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

          9.1.1 Payments Under Loan Documents.

                   The Borrower (i) shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing after such principal amount becomes due or (ii) shall fail to pay for more than five (5) Business Days any interest on any Loan , Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents after such interest or other amount becomes due in accordance with the terms hereof or thereof;

          9.1.2 Breach of Warranty.

                   Any representation or warranty made in writing by or on behalf of a Loan Party or by any officer of a Loan Party in any Loan Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made;

          9.1.3 Breach of Negative Covenants or Visitation Rights.

                   Any of the Loan Parties shall default in the compliance with or performance of any covenant contained in Section 8.1.6 [Visitation Rights] or
Section 8.2 [Negative Covenants];

          9.1.4 Breach of Other Covenants.

                   A Loan Party defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 9.1.1, 9.1.2 and 9.1.3 of this Section 9) or in any other term of any Loan Documents and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11), or the Guaranty Agreement or any other Security Document fails to be in full force and effect;

          9.1.5 Defaults in Other Agreements or Indebtedness, or Material Contracts.

               (i) (i) any "Event of Default" shall occur or exist under the Term Agreement or any of the other Term Loan Documents, or (ii) the Borrower or any Subsidiary of the Borrower is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $500,000 beyond any period of grace provided with respect thereto, or (iii) the Borrower or any Subsidiary of the Borrower is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness described in clauses (ii) and
          (iii) has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Borrower or any Subsidiary of the Borrower has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $500,000, or (v) the earlier to occur of
          (1) a default or event of default (or right to cancel or terminate such agreement prior to its stated term) by any of the Loan Parties shall occur at any time under the terms of any Coal Supply Contract (upon occurrence of any such event, a "Defaulted Agreement") and such breach, default or event of default could result in cancellation or termination of the Defaulted Agreement prior to its stated term, or
          (2) the cancellation or termination of any Defaulted Agreement or (vi) a default or event of default (or a right to cancel or terminate such agreement prior to its stated term) shall occur at any time under the terms of any one or more of the Coal Leases which is reasonably likely to cause a Material Adverse Change;

          9.1.6 Final Judgments or Orders.

                   A final judgment or judgments for the payment of money aggregating in excess of $1,000,000 (net of insurance coverage, provided, that (i) the insurance carrier has acknowledged in writing its obligation to satisfy such judgment or judgments and (ii) such insurance carrier is solvent and has a long term debt rating which is at least "A2" by Moody's or Standard & Poor's) are rendered against one or more of the Borrower and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Term Loan Documents; or

          9.1.7 Events Relating to Plans and Benefit Arrangements.

                   Any of the following events occur, involving the Borrower or any member of the ERISA Group, which event, alone or together with any other such event(s), would, or would reasonably be expected to, result in a substantial obligation to the Borrower or any of its Subsidiaries or otherwise result in a Material Adverse Change: (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Internal Revenue Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought to be granted under section 412 of the Internal Revenue Code; (ii) the Plans, considered in the aggregate, shall cease to be Adequately Funded; (iii) failure to make any contribution when due to a Multiemployer Plan; (iv) a notice of intent to terminate shall have been or is reasonably expected to be filed with the PBGC with respect to any Plan; (v) a Reportable Event which the Agent determines in good faith to constitute grounds under which the PBGC is reasonably expected to terminate a Plan; (vi) the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have given notice that a Plan may become the subject of such proceedings; (vii) adoption of an amendment to a Plan with respect to which security is required under ERISA section 307; (viii) partial or complete withdrawal under ERISA section 4062(e), from a Multiple Employer Plan or (ix) partial or complete withdrawal from a Multiemployer Plan.

          9.1.8 Change of Control.

                   There shall have occurred (a) any Loan Parties' Change in Control or Control Event with respect to the Borrower or any of the Loan Parties or (b) any Parent Change in Control with respect to the Parent.

               (i) "Loan Parties' Change in Control" shall be deemed to have occurred if there is any change subsequent to the Closing in the persons (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) who are direct owners of an equity interest in the Company or any of the Loan Parties, subsequent to the Closing Date.

               (ii) "Control Event" means (A) the execution by the Borrower or any of its Subsidiaries or Affiliates of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in an Loan Parties' Change in Control, or (B) the execution of any written agreement which, when fully performed by the parties thereto, would result in an Loan Parties' Change in Control.

               (iii) "Parent Change in Control" shall be deemed to have occurred if (A) any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
          Act) of capital stock or other securities of the Parent which are entitled to cast more than 40% of the total votes which may be cast in an election of directors of the Parent; or (B) within any period of twelve (12) consecutive calendar months, a majority of the board of directors of the Parent shall be comprised of persons other than those individuals who were directors of the Parent on the first day of such period together with any individuals who were nominated for election as directors of the Parent by those individuals who were directors of the Parent on the first day of such period.

          9.1.9 Involuntary Proceedings.

                   a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Borrower or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Borrower or any of its Subsidiaries, or any such petition shall be filed against the Borrower or any of its Subsidiaries and such order or petition shall not be dismissed within 60 days; or

          9.1.10 Voluntary Proceedings.

                   the Borrower or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing.

          9.1.11 Default or Non-performance by Manager.

                   The manager shall default under or otherwise fail to perform any of its obligations or duties under the Management Agreement.

     9.2 Consequences of Event of Default.

          9.2.1  Events  of  Default  Other  Than   Bankruptcy,   Insolvency  or
     Reorganization Proceedings.

                   If an Event of Default specified under Sections 9.1.1 through
9.1.8 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash Collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash Collateral to the Borrower; and

          9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

                   If an Event of Default specified under Section 9.1.9 [Involuntary Proceedings] or 9.1.10 [Voluntary Proceedings] shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

          9.2.3 Set-off.

                   If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

          9.2.4 Suits, Actions, Proceedings.

                   If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

          9.2.5 Application of Proceeds.

                   From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

               (i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

               (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

               (iii) the balance, if any, as required by Law.

          9.2.6 Other Rights and Remedies.

                   In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including the Mortgage), the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

     9.3 Notice of Sale.

                   Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                                  10. THE AGENT

     10.1 Appointment.

                   Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

     10.2 Delegation of Duties.

                   The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 [Reimbursement of Agent by Borrower, Etc.] and 10.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     10.3 Nature of Duties; Independent Credit Investigation.

                   The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

     10.4 Actions in Discretion of Agent; Instructions From the Banks.

                   The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

     10.5 Reimbursement and Indemnification of Agent by the Borrower.

                   The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

     10.6 Exculpatory Provisions; Limitation of Liability.

                   Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

     10.7 Reimbursement and Indemnification of Agent by Banks.

                   Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

     10.8 Reliance by Agent.

                   The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     10.9 Notice of Default.

                   The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

     10.10 Notices.

                   The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

     10.11  Banks  in  Their  Individual  Capacities;  Agent  in its  Individual
Capacity.

                   With respect to its Revolving Credit Commitment, and the Revolving Credit Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder, in each case without notice to or consent of the other Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     10.12 Holders of Notes.

                   The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     10.13 Equalization of Banks.

                   The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4.3 [Agent's and Bank's Rights], 5.4.2 [Replacement of a Bank] or 5.6 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

     10.14 Successor Agent.

                   The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 5.4.2 [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     10.15 Agent's Fee.

                   The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Agent's Letter") between the Borrower and Agent, as amended from time to time.

     10.16 Availability of Funds.

                   The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 10.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three
(3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

     10.17 Calculations.

                  In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

     10.18 Beneficiaries.

                   Except as expressly provided herein, the provisions of this
Section 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                               11. MISCELLANEOUS

     11.1 Modifications, Amendments or Waivers.

                   With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

          11.1.1 Increase of Commitment; Extension of Expiration Date.

                   Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date;

          11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

                   Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

          11.1.3 Release of Collateral or Guarantor.

                   Except for sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries], release any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiary or substantially all of the assets of any Loan Party, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

          11.1.4 Miscellaneous.

                   Amend Section 5.2 [Pro Rata Treatment of Banks], 10.6 [Exculpatory Provisions, Etc.] or 10.13 [Equalization of Banks] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

     11.2 No Implied Waivers; Cumulative Remedies; Writing Required.

                   No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     11.3 Reimbursement and Indemnification of Banks by the Borrower; Taxes.

                   The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 10.5 [Reimbursement of Agent By Borrower, Etc.]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

     11.4 Holidays.

                   Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

     11.5 Funding by Branch, Subsidiary or Affiliate.

          11.5.1 Notional Funding.

                   Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

          11.5.2 Actual Funding.

                   Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

     11.6 Notices.

                   Any notice, request, demand, direction or other communication (for purposes of this Section 11.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this
Section 11.6) in accordance with this Section 11.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 11.6. Any Notice shall be effective:

          (i) In the case of hand-delivery, when delivered;

          (ii) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

          (iii) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

          (iv) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

          (v) In the case of electronic transmission, when actually received;

          (vi) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 11.6; and

          (vii) If given by any other means (including by overnight courier), when actually received.

Any Bank giving a Notice to a Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of its receipt of such Notice.

     11.7 Severability.

                   The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     11.8 Governing Law.

                   Each Letter of Credit and Section 2.9 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of New York without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

     11.9 Prior Understanding.

                   This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

     11.10 Duration; Survival.

                   All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Sections 10.5 [Reimbursement of Agent by Borrower, Etc.], 10.7 [Reimbursement of Agent by Banks, Etc.] and 11.3 [Reimbursement of Banks by Borrower; Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

     11.11 Successors and Assigns.

          (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $1,000,000 or the amount of the assigning Bank's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in
     Section 9.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2
     [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

          (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section
     11.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.12 [Confidentiality].

          (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

     11.12 Confidentiality.

          11.12.1 General.

                   The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to assignees and participants as contemplated by Section 11.11, and prospective assignees and participants, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

          11.12.2 Sharing Information With Affiliates of the Banks.

                   Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan

                   .Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.12.1 as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

     11.13 Counterparts.

                   This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     11.14 Agent's or Bank's Consent.

                   Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional Collateral, the payment of money or any other matter.

     11.15 Exceptions.

                   The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

     11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

                   EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

     11.17 Tax Withholding Clause.

                   Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) if any lending office of such Bank is located in the United States, Internal Revenue Service Form W-8ECI ("Form W-8ECI"), and Internal Revenue Service Form W-9 ("Form W-9"), or other applicable form prescribed by the Internal Revenue Service, and/or (ii) if any lending office of such Bank is located outside the United States Internal Revenue Service Form W-8BEN ("Form W-8BEN") and Internal Revenue Service Form W-8 or any successor thereto, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8ECI, Form W-9, Form W-8BEN or Form W-8 or any applicable successor thereto further undertakes to deliver to each of the Borrower and the Agent two
(2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

     11.18 Joinder of Guarantors; Additional Security Arrangements.

                   Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation. In addition to and not in limitation of the foregoing, the Loan Parties will not deliver any Guaranty, collateral, security or other credit enhancement in respect of the Term Loan Agreement (excluding Term Collateral) unless, concurrently therewith, such credit enhancement is also delivered to or for the benefit of the Banks on a pari passu basis.

     11.19 Environmental Indemnity.

                   The Loan Parties, jointly and severally, will indemnify, protect, hold harmless and defend each Purchaser and each holder from time to time of any Note, and their respective officers, directors, trustees, employees and agents (collectively, "Indemnitees"), from and against any and all liabilities, costs (including, without limitation, reasonable fees and disbursements of attorneys, consultants and experts, and costs of investigation, clean up, response, removal, remediation, containment, restoration, treatment and disposal), claims, damages, demands, litigation, suits, proceedings, actions, losses, obligations, penalties, fines, judgments, sums paid in settlement of any of the above, and reasonable disbursements actually incurred by any Indemnitee arising from or out of, or in any way connected with, (i) any failure of any representation or warranty set forth in Section 6.1.25 to be true and correct when made or any failure by the Loan Parties (or any of them) to comply with any of the covenants, agreements, terms and conditions set forth in
Section 8.1.10 or to comply with any Environmental Law, (ii) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling, or the emission, discharge, release or threatened release into the environment, of any Regulated Substance at any time on, in, under or above the Property or any part thereof, (iii) the presence or suspected presence of any Regulated Substances manufactured, generated, refined, processed, distributed, sold, treated, received, stored, disposed of, transported, arranged to be transported or handled by the Loan Parties (or any of them) or any of their respective Subsidiaries, or (iv) the migration, leaking, leaching, flowing, emitting or other movement of any Regulated Substance from the Property, or any location containing Regulated Substances manufactured, generated, refined, processed, distributed, sold, treated, received, stored, disposed of, transported, arranged to be transported or handled by the Loan Parties (or any of them) or any of their respective Subsidiaries to any other property; provided, however, that any obligation of any of the Loan Parties under this Section 11.19 to any Indemnitee shall not apply to and no obligation shall exist with respect to, any of the forgoing which arises: (x) from and after the exercise by any of the Indemnitees (or any of their agents) of any foreclosure right or control with respect to the Collateral, but only to the extent of obligations arising from the activities of the successor or its agent or (y) from the gross negligence or willful misconduct of any of the Indemnitees (or any of their agents). If at any time a responsible officer of any Indemnitee shall have actual knowledge of an asserted liability for which such Indemnitee would be entitled to indemnification hereunder, such Indemnitee shall give written notice thereof to the Loan Parties ; provided, however, that no failure to give any such notice shall relieve the Loan Parties (or any of them) of the obligation to provide indemnification hereunder to such Indemnitee except to the extent that the Loan Parties shall have been prevented as a consequence from assuming responsibility for the defense against or settlement of such liability as hereinafter required. Upon receipt of such notice, the Loan Parties shall assume full responsibility for the defense against or settlement of any such liability, and shall consult with such Indemnitee and advise such Indemnitee of significant developments in connection therewith; provided, however, that (A) such Indemnitee shall be consulted as to the legal counsel and other consultants to be employed in respect thereof and may in its reasonable judgment veto the employment of any legal counsel or consultant not reasonably acceptable to it and (B) if such Indemnitee shall give to the Loan Parties notice that in its good faith judgment an important general interest of such Indemnitee is involved in any such liability or potential liability, such Indemnitee shall have the right to control, in consultation with the Loan Parties, the defense against such liability. The obligations of the Loan Parties under this Section shall survive payment of any Notes and transfer of any Notes and shall be enforceable by each Indemnitee hereunder separately or together, without necessity of accelerating the maturity of any Notes; and any such Indemnitee seeking to enforce the indemnification provided for hereunder may initially proceed directly against the Loan Parties (or any of them) without first resorting to any other rights of indemnification or otherwise that it may have.

     11.20 Finance Code Opt-Out.

                   Each of the Loan Parties and the Banks each hereby agree that Chapter 346 of the Texas Finance Code doe not apply to this Credit Agreement, to the Notes issued pursuant to this Credit Agreement, or to the account or arrangement evidenced by or provided for in this Credit Agreement.

                            [SIGNATURE PAGES FOLLOW]

                   [SIGNATURE PAGE 1 OF 2 TO CREDIT AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                   WESTMORELAND MINING LLC

                                   By: /s/ Robert J. Jaeger
                                       -----------------------------------------
                                   Title: President
                                         ---------------------------------------


                                   WESTERN ENERGY COMPANY, a Guarantor

                                   By: /s/ Robert J. Jaeger
                                       -----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   NORTHWESTERN RESOURCES CO., a Guarantor

                                   By: /s/ Robert J. Jaeger
                                       -----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   DAKOTA WESTMORELAND CORPORATION, a Guarantor

                                   By: /s/ Robert J. Jaeger
                                       -----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   WCCO-KRC ACQUISITION CORP., a Guarantor

                                   By: /s/ Robert J. Jaeger
                                       -----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                   [SIGNATURE PAGE 2 OF 2 TO CREDIT AGREEMENT]


            PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

                                   By: /s/ Christopher Moravec
                                       -----------------------------------------
                                   Title: Sr. Vice President
                                         ---------------------------------------


                                   FIRSTAR BANK, N.A.

                                   By: /s/ Eric Hartman
                                       -----------------------------------------
                                   Title: VP
                                         ---------------------------------------


                                   NATIONAL CITY BANK

                                   By: /s/ Wilmer J. Jacobs
                                       -----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                               SCHEDULE 1.1(B) - 2
                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 1 of 2



Part 1 - Commitments of Banks and Addresses for Notices to Banks


                                            Amount of
                                          Commitment for
                                        Revolving Credit
                 Bank                         Loans            Ratable Share

Name: PNC Bank, National Association
Address: 249 Fifth Avenue
Pittsburgh, PA  15222
Attention: Christopher Moravec
Telephone      (412) 762-2540
Telecopy:      (412) 762-2571             $10,000,000               50.0%


Name: Firstar Bank, N.A.
Address: One Firstar Plaza
7th & Washington, Tram 12-3
St. Louis, MO  63101
Attention: Eric Hartman
Telephone      (314) 418-2336              $5,000,000               25.0%
Telecopy:      (314) 418-3859

Name: National City Bank
Address: 1900 East 9th Street
Locator 2077
Cleveland, OH  4414
Attention: Will Jacobs
Telephone         (216) 575-2562           $5,000,000               25.0%
Telecopy:         (216) 222-0003
         Total                            $20,000,000                100%
                                           ==========                ====

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 2 of 2



Part 2 - Addresses for Notices to Borrower and Guarantors:


AGENT

Name: PNC Bank, National Association
Address: 249 Fifth Avenue
Pittsburgh, PA  15222
Attention: Christopher Moravec
Telephone:      (412) 762-2540
Telecopy:       (412) 762-2571


BORROWER:

Name:
     ----
Address: 490 North 31st Street
Suite 308
Billings, Montana  59101
Attention:  Robert J. Jaeger
Telephone:      (719) 448-5803
Telecopy:       (719) 448-5825


EACH OF THE GUARANTORS:

Name: c/o Westmoreland Mining LLC
Address: 490 North 31st Street
Suite 308
Billings, Montana  59101
Attention: Robert J. Jaeger
Telephone:      (719) 448-5803
Telecopy:       (719) 448-5825

                                 SCHEDULE 1.1(Q)

                   Qualified Account shall mean any Account which the Agent, in its discretion, determines to have met all of the following minimum requirements:

                   (i) the Account represents a complete bona fide transaction for goods sold and delivered or services rendered (but excluding any amount in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) which requires no further act under any circumstances on the part of the Loan Party to make such Account payable by the account debtor; and the Account arises from an arm's length transaction in the ordinary course of the Loan Party's business between the Loan Party and an account debtor which is not an affiliate, officer, stockholder or employee of the Loan Party, or a member of the family of an affiliate, officer, stockholder or employee of the Loan Party;

                   (ii) the Account shall not (a) be or have been unpaid more than ninety (90) days from the invoice date, (b) be delinquent more than sixty
(60) days, or (c) be payable by an account debtor more than fifty percent (50%) of whose Accounts have remained unpaid for more than ninety (90) days from the invoice date or are delinquent more than sixty (60) days;

                   (iii) the goods the sale of which gave rise to the Account were shipped or delivered or provided to the account debtor on an absolute sale basis and not on a bill-and-hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale-or-return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

                   (iv) the Account is not evidenced by chattel paper or an instrument of any kind;

                   (v) the account debtor with respect to the Account (a) is not insolvent, and (b) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, known to be threatened or pending, which might have a materially adverse effect on its business;

                   (vi) (a) the account debtor is not located outside of the continental United States of America, or (b) if the account debtor is located outside of the continental United States, the Loan Party has given the Agent prior written notice thereof and has provided Agent with such security as shall be acceptable to the Agent;

                   (vii) (a) the account debtor is not the government of the United States of America, or any department, agency or instrumentality thereof, or (b) if the account debtor is an entity mentioned in clause (vii)(a), the Federal Assignment of Claims Act (or applicable similar legislation) has been fully complied with so as to validly perfect the Agent's Prior Security Interest to the Agent's satisfaction;

                   (viii) the Account is a valid, legally enforceable obligation of the account debtor with respect thereto and is not pursuant to any progress billing or warranty billing arrangement or subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such account debtor, and no facts exist which may provide a basis for any of the foregoing in the present or future;

                   (ix) the Account is subject to the Banks' first priority security interest and is not subject to any other lien, claim, encumbrance or security interest whatsoever, other than a junior security interest in favor of the Term Lenders;

                   (x) the Account is evidenced by an invoice or other documentation in form acceptable to the Agent and arises from a contract which is in form and substance reasonably satisfactory to the Agent;

                   (xi) the Account is not subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

                   (xii) the goods giving rise to the Account were not, at the time of sale thereof, subject to any lien or encumbrance except the Agent's first priority security interest and a junior security interest in favor of the Term Lenders, and other junior liens; and

                   (xiii) the Account is payable in freely transferable United States Dollars.


In addition to the foregoing requirements, Accounts of any account debtor which are otherwise qualified shall be reduced to the extent of any accounts payable (including, without limitation, the Agent's good faith estimate of any contingent liabilities) by the Loan Party to such account debtor ("Contras").


EXHIBIT 99.3
------------

================================================================================

                             Westmoreland Mining LLC

           $20,000,000 Floating Rate Senior Guaranteed Secured Notes,
                           Series A, due June 30, 2002


                                       and


               $100,000,000 9.39% Senior Guaranteed Secured Notes,
                         Series B, due December 31, 2008


                       PNC Capital Markets, Lead Arranger


                           --------------------------
                               Term Loan Agreement
                           --------------------------




                              Dated April 27, 2001

================================================================================

                                Table of Contents

                          (Not a part of the Agreement)

Section                                                             Heading Page


Section 1.        Authorization of Notes......................................1


Section 2.        Sale and Purchase of Notes..................................1


Section 3.        Closing; Deferred Closing...................................2
         3.1      Closing.....................................................2
         3.2      Deferred Closing............................................2


Section 4.        Conditions to Closing and Deferred Closing..................3
         4.1      Closing Conditions..........................................3
         4.2      Deferred Closing............................................8


Section 5.        Representations and Warranties of the Obligors.............12
         5.1      Organization and Qualification.............................12
         5.2      Capitalization and Ownership...............................12
         5.3      Subsidiaries...............................................12
         5.4      Power and Authority........................................13
         5.5      Validity and Binding Effect................................13
         5.6      No Conflict................................................13
         5.7      Litigation.................................................13
         5.8      Title to Properties........................................14
         5.9      Financial Statements.......................................14
         5.10     Use of Proceeds; Margin Stock; Section 20 Subsidiaries.....15
         5.11     Disclosure.................................................16
         5.12     Taxes......................................................16
         5.13     Consents and Approvals.....................................16
         5.14     No Event of Default; Compliance with Instruments...........17
         5.15     Patents, Trademarks, Copyrights, Licenses, Etc.............17
         5.16     Security Interests.........................................18
         5.17     Mortgage Liens.............................................18
         5.18     Status of the Pledged Collateral...........................18
         5.19     Insurance..................................................19
         5.20     Compliance with Laws.......................................19
         5.21     Material Contracts; Burdensome Restrictions................19
         5.22     Investment Companies; Regulated Entities...................19
         5.23     Plans and Benefit Arrangements.............................20
         5.24     Employment Matters.........................................21
         5.25     Environmental Matters......................................21
         5.26     Senior Debt Status.........................................23
         5.27     Coal Leases................................................23
         5.28     Transactions with Affiliates...............................24
         5.29     Permit Blocks..............................................24
         5.30     Qualifications as Lessee, Coal Acreage Limitations.........24
         5.31     Private Offering by the Company............................24
         5.32     Foreign Assets Control Regulations, etc....................24
         5.33     Status under Certain Statutes..............................24
         5.34     Additional Representations and Warranties..................25
         5.35     Pari Passu Collateral......................................25
         5.36     Single Purpose Entities....................................25
         5.37     Surface Mine Reclamation Bonds.............................27


Section 6.        Representations of the Purchasers..........................27
         6.1      Purchase For Investment....................................27
         6.2      Source of Funds............................................28
         6.3      Exemption from Withholding.................................29


Section 7.        Information as to the Obligors.............................29
         7.1      Reporting..................................................29
         7.2      Inspection.................................................34


Section 8.        Payment and Prepayment of the Notes........................34
         8.1      Regularly Scheduled Prepayments; Payment at Final Maturity.34
         8.2      Mandatory Prepayment with Surplus Cash Flow; Optional
                  Prepayments................................................35
         8.3      Change in Control..........................................37
         8.4      Maturity; Surrender, etc...................................38
         8.5      Purchase of Notes..........................................38


Section 9.        Affirmative Covenants......................................38
         9.1      The Obligors covenant that so long as any of the Notes
                  are outstanding:...........................................38
         9.2      Additional Security Arrangements...........................49


Section 10.       Negative and Financial Covenants...........................49
         10.1     Indebtedness...............................................49
         10.2     Liens......................................................50
         10.3     Guaranties.................................................50
         10.4     Loans and Investments......................................50
         10.5     Dividends and Related Distributions........................51
         10.6     Liquidations, Mergers, Consolidations, Acquisitions........51
         10.7     Dispositions of Assets or Subsidiaries.....................51
         10.8     Affiliate Transactions.....................................52
         10.9     Subsidiaries, Partnerships and Joint Ventures..............52
         10.10    Continuation of or Change in Business......................53
         10.11    Plans and Benefit Arrangements.............................53
         10.12    Fiscal Year................................................54
         10.13    Issuance of Stock..........................................54
         10.14    Changes in Organizational Documents........................54
         10.15    Changes in Material Contracts, Performance under Coal
                  Supply Contracts...........................................54
         10.16    Capital Expenditures and Leases............................54
         10.17    Operating Leases...........................................55
         10.18    Minimum Debt Service Coverage Ratio........................55
         10.19    Maximum Leverage Ratio.....................................55
         10.20    Maximum Consolidated Total Indebtedness to Consolidated
                  Total Capitalization.......................................55


Section 11.       Events of Default..........................................56


Section 12.       Remedies on Default, etc...................................58
         12.1     Acceleration...............................................58
         12.2     Other Remedies.............................................58
         12.3     Rescission.................................................59
         12.4     No Waivers or Election of Remedies, Expenses, etc..........59


Section 13.       Registration; Exchange; Substitution of Notes..............59
         13.1     Registration of Notes......................................59
         13.2     Transfer and Exchange of Notes.............................60
         13.3     Replacement of Notes.......................................60


Section 14.       Payments on Notes..........................................61
         14.1     Place of Payment...........................................61
         14.2     Home Office Payment........................................61


Section 15.       Expenses, Etc..............................................61
         15.1     Transaction Expenses.......................................61
         15.2     Survival...................................................62


Section 16.       Survival of Representations and Warranties; Entire
                  Agreement..................................................62


Section 17.       Amendment and Waiver.......................................62
         17.1     Requirements...............................................62
         17.2     Solicitation of Holders of Notes...........................63
         17.3     Binding Effect, etc........................................63
         17.4     Notes Held by an Obligor, etc..............................63


Section 18.       Notices....................................................64


Section 19.       Reproduction of Documents..................................64


Section 20.       Confidential Information...................................64


Section 21.       Substitution of a Purchaser................................65


Section 22.       Miscellaneous..............................................66
         22.1     Successors and Assigns.....................................66
         22.2     Sharing Provisions.........................................66
         22.3     Set Off....................................................67
         22.4     Payments Due on Non-Business Days..........................67
         22.5     Severability...............................................67
         22.6     Construction...............................................67
         22.7     Counterparts...............................................68
         22.8     Governing Law..............................................68
         22.9     Withholding................................................68
         22.10    Environmental Indemnity....................................69
         22.11    Jurisdiction And Process...................................70
         22.12    Waiver Of Jury Trial.......................................71

Signatures...................................................................67


Schedule A........-........Information Relating to Purchasers
Schedule B........-........Definitions
Schedule C........-........Administrative Note Agent
Schedule 1.1(L)...-........Coal Leases
Schedule 5.1......-........Organization and Qualification
Schedule 5.2......-........Capitalization and Ownership
Schedule 5.3......-........Subsidiaries
Schedule 5.7......-........Litigation
Schedule 5.8......-........Owned and Leased Real Property
Schedule 5.12.....-........Taxes
Schedule 5.13.....-........Consents and Approvals
Schedule 5.15.....-........Patents, Trademarks, Copyrights, Licenses, Etc.
Schedule 5.18.....-........Status of the Pledged Collateral
Schedule 5.19.....-........Insurance Policies
Schedule 5.21.....-........Material Leases, Contracts, Etc.
Schedule 5.23.....-........Employee Benefit Plan Disclosures
Schedule 5.25.....-........Environmental Disclosures
Schedule 5.27.....-........Coal Lease Royalties
Schedule 5.28.....-........Transactions with Affiliates
Schedule 5.30.....-........Qualifications as Lessee; Coal Acreage Limitations
Schedule 8.1......-........Regularly Scheduled Prepayments
Schedule 8.1.6....-........Required Mining Permits
Schedule 10.1.....-........Existing Indebtedness
Schedule 10.16....-........Capital Expenditures and Leases
Schedule 10.17....-........Operating Leases

Exhibit 1A........-........Form of Floating Rate Senior Guaranteed Secured Note,
                           Series A, due June 30, 2002
Exhibit 1B........-........Form of  Senior Guaranteed Secured Note, Series B,
                           due December 31, 2008
Exhibit 4.1(d)....-........Matters for Opinion of Counsel
Exhibit 7.1(l)....-........Form of Single Purpose Entity Status Report
Exhibit 7.1(d)....-........Form of Compliance Certificate
Exhibit (C)(1)....-........Form of Collateral Assignment
Exhibit (G)(1)....-........Form of Guarantor Joinder
Exhibit (G)(2)....-........Form of Guaranty Agreement
Exhibit (I)(1)....-........Form of Interest Rate Request
Exhibit (I)(2)....-........Form of Intercompany Subordination Agreement
Exhibit (I)(3)....-........Form of Intercreditor Agreement
Exhibit (M)(1)....-........Form of Management Fee Subordination Agreement
Exhibit (M)(2)....-........Form of Mortgage (Noteholders)
Exhibit (M)(3)....-........Form of Deed of Trust (Noteholders)
Exhibit (P)(1)....-........Patent, Trademark and Copyright Security Agreement
                           (Noteholders)
Exhibit (P)(2)....-........Pledge Agreement (Noteholders)
Exhibit (S)(1)....-........Security Agreement (Noteholders)

                             WESTMORELAND MINING LLC

           $20,000,000 Floating Rate Senior Guaranteed Secured Notes,
                           Series A, due June 30, 2002
                                       and
               $100,000,000 9.39% Senior Guaranteed Secured Notes,
                         Series B, due December 31, 2008

                                                            As of April 27, 2001

To Each of the Purchasers Named in
Schedule A Attached Hereto

Ladies and Gentlemen:

         Westmoreland Mining LLC, a Delaware limited liability company (the "Company"), and the other Obligors (defined below) parties hereto, jointly and severally, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, agree with each of the undersigned purchasers (each, a "Purchaser"), for their benefit and the benefit of each holder from time to time of any of the Notes referred to below, as follows:

Section 1. Authorization of Notes.

         The Company will authorize the issue and sale of (i) $20,000,000 aggregate principal amount of its Floating Rate Senior Guaranteed Secured Notes, Series A, due June 30, 2002 (the "Series A Notes") and (ii) $100,000,000 aggregate principal amount of its 9.39% Senior Guaranteed Secured Notes, Series B, due December 31, 2008 (the "Series B Notes" and, together with the Series A Notes, the "Notes") such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement. The Series A Notes and Series B Notes shall be substantially in the respective forms set out in Exhibits 1A and 1B, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. The Notes shall be unconditionally guaranteed pursuant to the Guaranty Agreement and shall be secured pursuant to the provisions of the Security Documents. The Company and the Guarantors are referred to, individually, as an "Obligor" and, collectively, as "Obligors." Notwithstanding anything herein or in the Notes to the contrary, in the event that the acquisition contemplated under the Asset Acquisition Agreement is not consummated within the period of thirty (30) calendar days next following the Closing Date referred to below, the rate of interest otherwise provided herein to be borne by the Notes of each Series shall, from and after the last day of such period, be increased by 0.05% per annum, all as provided in the Notes.

Section 2. Sale and Purchase of Notes.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchasers and each Purchaser will purchase from the Company, (1) at the Closing provided for in Section 3.1, Notes in the Series and in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof with an aggregate principal amount of Notes being sold at the Closing of $100,000,000 and (2) at the Deferred Closing provided for in Section 3.2, Notes in the Series and in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof with an aggregate principal amount of Notes being sold at the Deferred Closing of $20,000,000. Each Purchaser's obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

Section 3. Closing; Deferred Closing.

     3.1 Closing.

         The sale and purchase of the Notes to be purchased by the Purchasers at the Closing shall occur at the offices of Buchanan Ingersoll Professional Corporation, 301 Grant Street, One Oxford Centre, 20th Floor, Pittsburgh, Pennsylvania 15219, at 10:00 a.m., Pittsburgh time, at a closing on April 27, 2001 or on such other Business Day on or prior to April 30, 2001 as may be agreed upon by the Company and the Purchasers (the "Closing"). At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser on such date in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account name: Westmoreland Mining LLC Concentration, account number 1013637582 at PNC Bank National Association, ABA# 043000096, Contact
Westmoreland: Robert J. Jaeger. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3.1, or any of the conditions specified in Section 4.1 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

     3.2 Deferred Closing.

         The sale and purchase of the Notes to be purchased by the Purchasers at the Deferred Closing shall occur at the offices of Buchanan Ingersoll Professional Corporation, 301 Grant Street, One Oxford Centre, 20th Floor, Pittsburgh, Pennsylvania 15219, at 10:00 a.m., Pittsburgh time, at a closing on May 11, 2001 or on such other Business Day on or prior to May 30, 2001 as may be agreed upon by the Company and the Purchasers (the "Deferred Closing"). At the Deferred Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser on such date in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Deferred Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account name: Westmoreland Mining LLC Concentration, account number 1013637582 at PNC Bank National Association, ABA# 043000096, Contact Westmoreland: Robert J. Jaeger. If the Deferred Closing fails to occur on or before the date specified above or if at the Deferred Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3.2, or any of the conditions specified in Section 4.1 or Section 4.2 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4. Conditions to Closing and Deferred Closing.

     4.1 Closing Conditions.

         The Company's obligation to issue and sell the Notes are conditioned upon each Purchaser being in compliance with each of its representations and warranties set forth herein and the tender by each Purchaser of the applicable purchase price. Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

          (a) Representations and Warranties.

         The representations and warranties of each of the Obligors in this Agreement and in the other Financing Documents shall be correct when made and at the time of the Closing.

          (b) Performance; No Default.

         Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.10) no Potential Default or Event of Default shall have occurred and be continuing.

          (c) Compliance Certificates.

               (i) Officer's Certificate. Each Obligor shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a),
          (b), (h) and (i) (which shall be limited to the matters contained in the first and third sentence thereof) have been fulfilled.

               (ii) Secretary's Certificate. Each Obligor shall have delivered to each Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents including:

                    1) all action taken by such Obligor in connection with this
               Agreement and the other Financing Documents;

                    2) the names of the officer or officers authorized to sign this Agreement and the other Financing Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Obligor for purposes of this Agreement and the true signatures of such officers, on which each Purchaser may conclusively rely; and

                    3) copies of its organizational documents, including its
               certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement, as the case may be, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Obligor in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

          (d) Opinions of Counsel.

         There shall be delivered to the Purchasers written opinions of Hale and Dorr LLP, as counsel for the Obligors, and other counsel acceptable to the Purchasers (who may rely on the opinions of such other counsel as may be acceptable to the Purchasers), dated the Closing Date and in form and substance satisfactory to the Purchasers and Buchanan Ingersoll Professional Corporation:

               (i) as to the matters set forth in Exhibit 4.1(d);

               (ii) as to substantive non-consolidation of the Company and each other Obligor with any member of the Parent Group;

               (iii) as to the enforceability and application by a bankruptcy court of the provisions of the operating agreement of the Company and its Subsidiaries requiring the vote of an Independent Manager or Director, as the case may be, to file a voluntary bankruptcy petition;

               (iv) as to the enforceability of the provision of the operating agreement of the Company that if the economic member of the Company ceases to be a member, the Independent Manager becomes a member without further active vote or approval;

               (v) as to the fact that the bankruptcy or insolvency of a member of the Company will not, by itself, cause a dissolution or winding up of the Company; and

               (vi) as to such other matters incident to the transactions contemplated herein as the Purchasers may reasonably request.

         There shall also be delivered to the Purchasers a written opinion (a) of Crowell & Moring LLP, the Parent's Coal Act counsel, dated as of the Closing Date and in form and substance satisfactory to the Purchasers and their counsel, that any Coal Act liability of the Parent will not be attributed to the Company or any Subsidiary of the Company and (b) from Coudert Brothers, each Purchaser's special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.1(d) and covering such other matters incident to such transactions as such Purchaser may reasonably request. In addition to and not in limitation of the foregoing, each Purchaser shall have received such opinions from local counsel as such Purchaser may reasonably request, satisfactory to such Purchaser in form and substance, covering such matters in respect of the Security Documents as such Purchaser may reasonably request.

          (e) Purchase Permitted By Applicable Law, etc.

         On the date of the Closing each Purchaser's purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment,
(ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

          (f) Payment of Special Counsel Fees.

         Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the Closing the reasonable fees, charges and disbursements of each Purchaser's special counsel referred to in Section 4.1(d)to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

          (g) Private Placement Number.

         A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of Notes.

          (h) Changes in Corporate Structure.

         The Obligors shall not have changed their respective jurisdictions of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.9, except for the Company's acquisition of Northwestern and WECO pursuant to the Stock Purchase Agreement.

          (i) Bankruptcy Remote Entities; Separateness.

         The terms and conditions of the Company's formation documents, as well as the terms and conditions of each other Obligor's formation documents, shall be effective to provide for appropriate protections from the commencement of a bankruptcy based upon the bankruptcy of any member of the Parent Group. Each of the Obligors shall satisfy the Purchasers that such entities are not reasonably subject to substantive consolidation with any member of the Parent Group. The Company shall cause the articles of incorporation for both WECO and Northwestern to be amended, prior to or immediately after the acquisition of such entities, to satisfy the preceding sentence. Additionally, the Purchasers shall be satisfied with the Independent Manager and Director selected by each of the Obligors.

          (j) Management Fee Subordination Agreement.

         The Management Fee Subordination Agreement shall have been executed and delivered by the Parent and the Company and shall be in full force and effect.

          (k) Security Documents; Recording; Delivery of Pledged Collateral.

         The Security Documents and all mortgages, financing statements and/or instruments shall have been delivered for recording or filing in public offices as may be necessary or desirable in order to perfect the Liens granted thereby as against creditors of and purchasers from the Obligors. The Pledged Collateral shall have been pledged to and, if certificated, deposited with the Collateral Agent and, if certificated, duly endorsed in blank sufficient in the reasonable opinion of the Required Combined Holders to enable the Collateral Agent to transfer, upon the exercise of remedies, the Pledged Collateral.

          (l) Delivery of Pledged Collateral.

         The Parent, the Company, each of the Guarantors and the Collateral Agent shall have executed and delivered the Pledge Agreement (Noteholders), the Pledge Agreement (Noteholders) shall be in full force and effect and any Pledged Collateral evidenced by certificates shall have been delivered to the Collateral Agent under the Pledge Agreement (Noteholders).

          (m) Equity Contributions.

         The Company shall have received cash equity contributions in an amount equal to or greater than 24.15% of the total net purchase price after projected post-closing adjustments for the contemplated acquisitions under the Stock Purchase Agreement, as the same may be further adjusted in accordance with the terms thereof (the foregoing cash equity contributions made hereunder shall be supplemented with an additional cash equity contribution to the extent provided in Section 9.1(t) hereof.) Such net purchase price and projected adjustments shall be set forth in an Officer's Certificate of the Company, dated the Closing Date and delivered to each Purchaser.

          (n) Stock Purchase Agreement.

         The Company shall have been designated as the acquirer of the stock of Northwestern and WECO and the acquisitions contemplated by the Stock Purchase Agreement shall be consummated pursuant to the terms and conditions of the Stock Purchase Agreement as heretofore reviewed by the Purchasers and as certified by the Company without any amendment or waiver (including, without limitation, any waiver of any closing condition) by the Company or any other party not consented to by the Purchasers, including without limitation, for the purchase price indicated therein (as the same is adjusted in accordance with the terms of the Stock Purchase Agreement) and without any material adverse changes in such companies occurring from the date of the Stock Purchase Agreement. It is understood that the stock in the Ancillary Interests being acquired as part of the Stock Purchase Agreement will be transferred on the Closing Date to the Parent or other members of the Parent Group for nominal or no consideration.

          (o) Bank Financing Documents.

         The Obligors shall have executed and delivered the Bank Financing Documents, all of which shall be in full force and effect, and the Company shall be entitled to borrow thereunder not less than $5,000,000. Each Purchaser shall have received executed counterparts, or copies, certified by the Company as true and correct, of the Bank Financing Documents and the same shall be reasonably satisfactory to the Purchasers.

          (p) Intercreditor Agreement.

         The Bank Lenders and the Purchasers shall have executed and delivered the Intercreditor Agreement in a form acceptable to the Purchasers.

          (q) Insurance; Certificates of Insurance; Endorsements.

         The Obligors shall have delivered evidence acceptable to the Purchasers that adequate insurance in compliance with Section 9.1(c) [Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with one or more certificates of insurance evidencing coverage satisfactory to the Purchasers, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Purchasers and their counsel naming the Collateral Agent as additional insured, mortgagee and lender loss payee.

          (r) Solvency Certificate.

         An Authorized Officer of each Obligor shall have delivered a certificate in form and substance satisfactory to the Purchasers as to the capital adequacy and solvency of the Company and its Subsidiaries after giving effect to the transactions contemplated hereby.

          (s) Coal Reserves.

         The Company shall have made available to the Purchasers all existing material geological data, reserve data, mine maps, core hole logs and associated data, coal measurements, coal samples, lithologic data, coal reserve calculations or reports, washability analyses or reports, mine plans, mining feasibility studies or analyses, mining permit applications and supporting data, preparation plant flowcharts, preparation plant efficiency reports or analyses, engineering studies and all other information, maps, material, reports and data in the possession or under the control of Company relating to or affecting the coal reserves, coal ownership, coal leases, mining conditions, mines, preparation plant(s) and mining plans of Company or the other Obligors (collectively the "Mining Data"). The Company shall have made available to the Purchasers true, correct and complete copies of the Mining Data, together with all exhibits, maps or supporting appendices thereto.

          (t) Proceedings and Documents.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Purchasers and each Purchaser's counsel, and the Purchasers and each Purchaser's counsel shall have received all certified or other copies of such documents as the Purchasers or they may reasonably request.

          (u) Contemporaneous Sales.

         The Company shall sell to the Purchasers and the Purchasers shall purchase the Notes contemplated herein to be purchased by the Purchasers at the Closing, on a substantially contemporaneous basis.

          (v) Management Agreement.

         The Company and Parent shall have entered into a management agreement, in form and substance satisfactory to the Purchasers, providing for the provision by the Parent to the Company of advice regarding, among other things, corporate and strategic planning, development, evaluation and marketing of the Company's products and services, potential acquisition candidates and business opportunities; such management agreement shall be in full force and effect; and each Purchaser shall have received an original executed counterpart or certified copy thereof.

          (w) Consents.

         All material consents and governmental approvals to effectuate the transactions contemplated hereby as set forth on Schedule 5.13 shall have been obtained in form and substance satisfactory to the Purchasers.

     4.2 Deferred Closing.

         Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Deferred Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Deferred Closing, of all of the conditions set forth in Section 4.1 (which shall for purposes of this Section be effective as of the date of the Deferred Closing) and the following additional conditions:

          (a) Deferred Closing Date.

         The Closing shall have been consummated in accordance with the terms hereof upon the fulfillment, or waiver by the Purchasers, of the conditions set forth in Section 4.1. The Deferred Closing shall have occurred on or before thirty (30) calendar days after the Closing, unless extended by the Purchasers in their sole discretion.

          (b) Additional Equity Contribution.

         At such time, the Company shall have received cash equity contributions of at least 24.15% of the total net purchase price after projected post-closing adjustments for the contemplated acquisitions under the Asset Acquisition Agreement, as the same may be further adjusted in accordance with the terms thereof (the foregoing cash equity contributions made hereunder shall be supplemented with an additional cash equity contribution to the extent provided in Section 9.1(t) hereof.) Such net purchase price and projected adjustments shall be set forth in an Officer's Certificate of the Company, dated the Deferred Closing Date and delivered to each Purchaser.

          (c) Acquisition of Knife River Assets.

         The Company or its wholly owned Subsidiaries shall have acquired the assets (except for the Gascoyne Rights which comprise part of the Ancillary Interests and which will be assigned contemporaneously with the acquisition to one or more of the members of the Parent Group) identified in, and pursuant to the terms and conditions of, the Asset Acquisition Agreement and pursuant to Asset Acquisition Documents which are reasonably satisfactory to the holders of the Notes.

          (d) Title Insurance.

         The Obligors shall deliver a title insurance policy or policies or other evidence of title satisfactory to the Purchasers, insuring the real estate interests being acquired pursuant to the Asset Acquisition Agreement.

          (e) Consents.

         All material consent and governmental approvals to effectuate the transactions contemplated hereby as set forth on Schedule 5.13 shall have been obtained in form and substance satisfactory to the Purchasers.

          (f) Contemporaneous Sales.

         The Company shall sell to the Purchasers and the Purchasers shall purchase the Notes contemplated herein to be purchased by the Purchasers at the Deferred Closing, on a substantially contemporaneous basis.

          (g) Representations and Warranties.

         The representations and warranties of each of the Obligors in this Agreement and in the other Financing Documents shall be correct when made and at the time of the Deferred Closing.

          (h) Performance; No Default.

         Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Deferred Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.10) no Potential Default or Event of Default shall have occurred and be continuing.

          (i) Compliance Certificates.

               (i) Officer's Certificate. Each Obligor shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Deferred Closing, certifying that the conditions specified in Sections 4.1(a), (b), (h) and (i) (which shall be limited to the matters contained in the first and third sentence thereof) have been fulfilled.

               (ii) Secretary's Certificate. Each Obligor shall have delivered to each Purchaser a certificate certifying as to the following:

                    1) all action taken by such Obligor in connection with this
               Agreement and the other Financing Documents has been and continues to be duly authorized pursuant to the resolutions certified and delivered to the Purchasers under Section 4.1(c)(ii) of this Agreement;

                    2) the Authorized Officers specified in the certificate
               delivered under Section 4.1(c)(ii) of this Agreement have not changed; and

                    3) there has been no change in such Obligor's organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement, as the case may be, since the Closing Date and such Obligor continues to exist and is in good standing in each state where organized or qualified to do business.

          (j) Opinions of Counsel.

         There shall be delivered to the Purchasers written opinions of Hale and Dorr LLP, as counsel for the Obligors, and other counsel acceptable to the Purchasers (who may rely on the opinions of such other counsel as may be acceptable to the Purchasers), dated the Deferred Closing Date and in form and substance satisfactory to the Purchasers and Coudert Brothers:

               (i) as to the matters set forth in Exhibit 4.1(d);

               (ii) as to substantive non-consolidation of the Company and each other Obligor with any member of the Parent Group;

               (iii) as to the enforceability and application by a bankruptcy court of the provisions of the operating agreement of the Company and its Subsidiaries requiring the vote of an Independent Manager or Director, as the case may be, to file a voluntary bankruptcy petition;

               (iv) as to the enforceability of the provision of the operating agreement of the Company that if the economic member of the Company ceases to be a member, the Independent Manager becomes a member without further active vote or approval;

               (v) as to the fact that the bankruptcy or insolvency of a member of the Company will not, by itself, cause a dissolution or winding up of the Company; and

               (vi) as to such other matters incident to the transactions contemplated herein as the Purchasers may reasonably request.

         There shall also be delivered to the Purchasers a written opinion (a) of Crowell & Moring LLP, the Parent's Coal Act counsel, dated as of the Deferred Closing Date and in form and substance satisfactory to the Purchasers and their counsel, that any Coal Act liability of the Parent will not be attributed to the Company or any Subsidiary of the Company and (b) from Coudert Brothers, each Purchaser's special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.1(d) and covering such other matters incident to such transactions as such Purchaser may reasonably request. In addition to and not in limitation of the foregoing, each Purchaser shall have received such opinions from local counsel as such Purchaser may reasonably request, satisfactory to such Purchaser in form and substance, covering such matters in respect of the Security Documents as such Purchaser may reasonably request.

          (k) Security Documents, etc.

         The respective appropriate Obligors and the Collateral Agent shall have duly entered into (i) an amendment or joinder to the Guaranty Agreements, in a form satisfactory to the Purchasers, confirming that the Guarantors will be liable for the Obligations as increased by the Notes being issued and sold at the Deferred Closing, (ii) Mortgages (Noteholders) with respect to the real estate interests being acquired pursuant to the Asset Acquisition Agreement and located in the States of North Dakota and Montana and (iii) to the extent required, or reasonably requested by the Purchasers, in order reflect the issuance of, and extend the Lien of the Security Documents theretofore delivered to secure, the Notes to be issued and sold at the Deferred Closing, amendments to the Mortgages (Noteholders) with respect to the real estate interests of WECO and Northwestern and to each other such Security Document. Each such Mortgage (Noteholders), each such amendment and all financing statements and/or instruments shall have been executed and delivered for recording or filing in public offices as may be necessary or desirable in order to perfect the Liens granted or extended thereby as against creditors of and purchasers from the Obligors. The Purchasers shall have received such evidence as they may reasonably request as to the absence of any intervening Liens since the Closing Date that would affect the priority of the Lien of the Security Documents theretofore delivered as such Security Documents are amended by the amendments referred to in the preceding sentence.

Section 5. Representations and Warranties of the Obligors.

         Each Obligor, jointly and severally, represents and warrants to the Purchasers that:

     5.1 Organization and Qualification.

         The Company is a limited liability company, and each other Obligor is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Obligor has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Obligor is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 5.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary; provided, however, no Obligor shall be in breach of this Section in the event that it inadvertently failed to obtain or maintain a qualification or license so long as such failure (i) either alone or when considered together with all other such failures, has not resulted and could not reasonably be expected to result in a Material Adverse Change, (ii) is promptly remedied upon the Obligor becoming aware of such failure and (iii) does not adversely affect any material portion of the Collateral.

     5.2 Capitalization and Ownership.

         All of the member interests in the Company (the "Member Interests") are owned as indicated on Schedule 5.2. All of the Member Interests have been validly issued and are fully paid and are nonassessable. There are no options, warrants or other rights outstanding to purchase any such Member Interests except as indicated on Schedule 5.2.

     5.3 Subsidiaries.

         Schedule 5.3 states (i) the name of each of the Company's Subsidiaries,
(ii) each such Subsidiary's jurisdiction of incorporation or formation, (iii) its authorized capital stock and the issued and outstanding shares (referred to herein as the "Subsidiary Shares") if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interest assigned to managers thereof and the voting rights associated therewith (the "LLC Interests" and together with the Subsidiary Shares and the Partnership Interests, the "Subsidiary Ownership Interests") if it is a limited liability company, and (iv) the owner of all such Subsidiary's Ownership Interests. The Company and each Subsidiary of the Company has good and marketable title to all of the Subsidiary Ownership Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares, Partnership Interests and LLC Interests are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests. No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     5.4 Power and Authority.

         Each Obligor has full power to enter into, execute, deliver and carry out this Agreement and the Security Documents to which it is a party, to incur the Indebtedness contemplated by the Financing Documents and to perform its Obligations under the Financing Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

     5.5 Validity and Binding Effect.

         This Agreement has been duly and validly executed and delivered by each Obligor, and each other Financing Document which any Obligor is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Obligor on the required date of delivery of such Financing Document. This Agreement and each other Financing Document constitutes, or will constitute, legal, valid and binding obligations of each Obligor which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Obligor in accordance with its terms, except to the extent that enforceability of any of such Financing Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by general equitable principles limiting the availability of the right of specific performance or other equitable remedies.

     5.6 No Conflict.

         Neither the execution and delivery of this Agreement or the other Financing Documents by any Obligor nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Obligor or (ii) any Law or any material lignite or coal supply agreement, coal lease, or other agreement or instrument or order, writ, judgment, injunction or decree to which any Obligor or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Obligor or any of its Subsidiaries (other than Liens granted under the Security Documents).

     5.7 Litigation.

         There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Obligor, threatened against such Obligor or any Subsidiary of such Obligor at law or equity before any Official Body, except those described on Schedule 5.7, none of which (other than the litigation which is the subject of the Surplus Cash Flow Letter) individually or in the aggregate may result in any Material Adverse Change. None of the Obligors or any Subsidiaries of any Obligor is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

     5.8 Title to Properties.

         Schedule 5.8 identifies all of the real property interests, both owned or leased, of the Obligors which have been acquired by the Obligors pursuant to the Stock Purchase Agreement and the Asset Acquisition Agreement and is accurate in all material respects. Each Obligor and each Subsidiary of each Obligor has good and marketable title to all real estate owned by it and a valid leasehold interest in all properties, assets and other rights which it purports to lease or which are reflected as owned or leased on its books and records or Schedule 5.8, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases; provided however, an Obligor shall not be in breach of the foregoing in the event that (i) it fails to own a valid leasehold interest which, either considered alone or together with all other such valid leaseholds which it fails to own, is not material to the continued operations of such Obligor as contemplated by the Financial Projections or its mining plan as in effect on the Closing Date or
(ii) the Obligor's interest in a leasehold is less than fully marketable because the consent of the lessor to future assignments has not been obtained. All leases of property which are material to the continued operations of each Obligor as contemplated by the Financial Projections and its mining plan as in effect on the Closing Date are in full force and effect without the necessity for any consent which has not previously been obtained or will be obtained upon consummation of the transactions contemplated hereby.

     5.9 Financial Statements.

          (a) Historical Statements.

         The Company has delivered to the Purchasers copies of each of WECO's unaudited and Northwestern's audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 1999 and copies of WECO's and Northwestern's unaudited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 2000 (the "Annual Statements"). In addition, the Company has delivered to the Purchasers copies of each of WECO's and Northwestern's unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the month ended February 28, 2001 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). To the best of the Company's knowledge, the Historical Statements were compiled from the books and records maintained by WECO's and Northwestern's management, are correct and complete, and fairly represent the financial condition of each of WECO and Northwestern as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments and the absence of footnotes.

          (b) Financial Projections.

         The Company has delivered to the Purchasers financial projections of the Company and its Subsidiaries for the period from 2001 through 2010 derived from various assumptions of the Company's management and its advisors, including Norwest Mine Services, Inc. (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Company's management. The Financial Projections have been prepared in reliance upon the Historical Statements and, to the best of the knowledge of the Company, accurately reflect the liabilities of the Company and its Subsidiaries upon consummation of the transactions contemplated hereby as of the date of the Closing.

          (c) Accuracy of Financial Statements.

         Except for liabilities arising in the ordinary course of business, since the date of the last Historical Statement and the Indebtedness arising in connection with the Notes and the Bank Financing Documents, neither the Company nor any Subsidiary of the Company has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Company or any Subsidiary of the Company which may cause a Material Adverse Change. Since December 31, 2000, no Material Adverse Change has occurred.

     5.10 Use of Proceeds; Margin Stock; Section 20 Subsidiaries.

          (a) General.

         The Obligors will apply the proceeds of the sale of the Notes, together with other funds of the Company, to consummate the acquisitions contemplated by the Asset Acquisition Agreement and the Stock Purchase Agreement.

          (b) Margin Stock.

         None of the Obligors or any Subsidiaries of any Obligor engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any sale of Notes has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Obligors or any Subsidiary of any Obligor holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Obligor or Subsidiary of any Obligor are or will be represented by margin stock.

          (c) Section 20 Subsidiaries.

         The Obligors do not intend to use and shall not use any portion of the proceeds from the sale of the Notes, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

     5.11 Disclosure.

         The Company, through its agent, PNC Capital Markets, has delivered to the Purchasers a copy of a Confidential Offering Memorandum, dated March, 2001 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of any Obligor in connection with the transactions contemplated hereby and the financial statements listed in
Section 5.9, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, or in one of the documents, certificates or other writings identified therein, or described in the Annual Statements or Interim Statements, since December 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to constitute or give rise to a Material Adverse Change. There is no fact known to any Obligor that could reasonably be expected to constitute or give rise to a Material Adverse Change that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of any Obligor specifically for use in connection with the transactions contemplated hereby.

     5.12 Taxes.

         Except as described on Schedule 5.12 with respect to tax matters relating to WECO and Northwestern, all federal, state, local and other tax returns required to have been filed with respect to each Obligor and each Subsidiary of each Obligor have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions (such as adequate indemnities contained in the Stock Purchase Agreement), if any, as shall be required by GAAP shall have been made. Except as described on
Schedule 5.12 with respect to tax matters relating to WECO and Northwestern, as of the date hereof, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Obligor or Subsidiary of any Obligor for any period.

     5.13 Consents and Approvals.

         Except for the filing of the financing statements and the Mortgages (Noteholders) in the state and county filing offices and the filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, no consent, approval, exemption, order or authorization of, or registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and performance by any Obligor of this Agreement and the other Financing Documents, other than those which shall have been obtained or made on or prior to the Closing Date, except as listed on
Schedule 5.13. No consent, approval, exemption, order or authorization of, or registration or filing with, any Official Body or any other Person, that has not been obtained or made, is required by any Law or any agreement for the closing on the Closing Date of the transactions contemplated by the Stock Purchase Agreement and the closing on the Deferred Closing Date of the transactions contemplated by the Asset Acquisition Documents. Except (i) with respect to the two permits listed on Schedule 5.13, the failure to obtain a consent to the transfer of which is not anticipated to materially affect the operations of WCCO-KRC Acquisition Corp. and Dakota Westmoreland Corporation, and (ii) for consents, approvals, exemptions, orders or authorizations, and registrations or filings that are obtainable or made in the ordinary course of business of the Obligors without significant expense or delay, no consent, approval, exemption, order or authorization of, or registration or filing with, any Official Body or any other Person is required by any Law or any agreement material to the business of any Obligor in connection with the conduct by each Obligor of its business after the completion of the transactions contemplated by the Stock Purchase Agreement (in the case of WECO and Northwestern) and the Asset Acquisition Documents (in the case of WCCO-KRC Acquisition Corp. and Dakota Westmoreland Corporation).

     5.14 No Event of Default; Compliance with Instruments.

         No event has occurred and is continuing and no condition exists or will exist after giving effect to the issue and sale of the Notes and the incurrence of the Indebtedness evidenced thereby, and to the borrowings or other extensions of credit to be made on the Closing Date and the Deferred Closing Date under or pursuant to the Financing Documents and the Bank Financing Documents which constitutes an Event of Default or Potential Default. None of the Obligors or any Subsidiaries of any Obligor is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would, either alone or together with all other such violations, constitute or be reasonably likely to constitute a Material Adverse Change. No default or event of default or basis for acceleration exists or, after giving effect to the issuance and sale of the Notes pursuant hereto, will exist under any instrument or agreement evidencing, providing for the issuance or securing of or otherwise relating to any Indebtedness of the Company or of any other Obligor.

     5.15 Patents, Trademarks, Copyrights, Licenses, Etc.

         Each Obligor and each Subsidiary of each Obligor owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Obligor or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Obligor and each Subsidiary of each Obligor are listed and described on Schedule 5.15.

     5.16 Security Interests.

         Upon the due and proper filing of financing statements relating to the following security interests in each office and in each jurisdiction where required in order to perfect the security interests described below, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and United States Copyright Office, as applicable, the Liens and security interests granted to the Collateral Agent for the benefit of the Purchasers pursuant to the Security Documents will constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") to the extent such Liens and security interests can be perfected by such filings or possession, entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code except for the Prior Security Interest granted by the Obligors in their Accounts and Inventory in favor of the Bank Lenders and except for other Permitted Liens of the types described in clauses (i), (ii), (iii), (v), (vi) and (ix) of the definition of that term set forth in Schedule B. There will be upon execution and delivery of the Security Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Company.

     5.17 Mortgage Liens.

         The Liens granted to the Collateral Agent for the benefit of the Purchasers pursuant to the Mortgages (Noteholders) will constitute, upon due and proper recordation of such Mortgages (Noteholders), a valid first priority Lien (subject only to Permitted Liens of the types described in clauses (i), (ii), (iii), (v), (vi) and (ix) of the definition of that term set forth in Schedule
B) under applicable law, but only to the extent that applicable law permits a mortgage to attach to the property interest of the Obligor. All such action as will be necessary or advisable to establish such Lien of the Collateral Agent and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Mortgages (Noteholders) no necessity for any further action in order to protect, preserve and continue such Lien and such priority.

     5.18 Status of the Pledged Collateral.

         All the Subsidiary Shares, Member Interests, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement (Noteholders) are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor thereof free and clear of any Lien or restriction on transfer, except for Permitted Liens of the types described in clauses (i) and (vi) of the definition of that term set forth in Schedule B or as otherwise provided by the Pledge Agreement (Noteholders) except as the right of the Collateral Agent to dispose of such Subsidiary Shares, Member Interests, Partnership Interests or LLC Interests may be limited by the Securities Act and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the Subsidiary Shares, Member Interests, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule 5.18. The Obligors have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Collateral Agent and each Purchaser.

     5.19 Insurance.

         Schedule 5.19 lists all insurance policies and other bonds to which any Obligor or Subsidiary of any Obligor is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Obligor and each Subsidiary of each Obligor in accordance with prudent business practice in the industry of the Obligors and their Subsidiaries.

     5.20 Compliance with Laws.

         The Obligors and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.25 [Environmental Matters]) in all jurisdictions in which any Obligor or Subsidiary of any Obligor is presently or will be doing business except where the failure to do so would not, either alone or together with all other such failures, constitute or be reasonably likely to result in a Material Adverse Change.

     5.21 Material Contracts; Burdensome Restrictions.

         Schedule 5.21 lists all material contracts relating to the business operations of each Obligor and each Subsidiary of any Obligor, including, without limitation, all Coal Supply Contracts, and all employee benefit plans and Labor Contracts. Except as set forth on Schedule 5.21, all such material contracts are valid, binding and enforceable upon such Obligor or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Obligors' knowledge, with respect to parties other than such Obligor or Subsidiary. None of the Obligors or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could, either alone or together with all other such obligations, restrictions and requirements, reasonably result in a Material Adverse Change.

     5.22 Investment Companies; Regulated Entities.

         None of the Obligors or any Subsidiaries of any Obligor is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Obligors or any Subsidiaries of any Obligor is subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

     5.23 Plans and Benefit Arrangements.

          (a) The Company and each other member of the ERISA Group are in compliance in all material respects with all applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans, except as set forth on Schedule 5.23(a). There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the Company's knowledge, with respect to any Multiemployer Plan or Multiple Employer Plan, which could reasonably be expected to result in any substantial obligation to the Company or any other member of the ERISA Group, except as set forth on Schedule 5.23(a). The matters set forth on
     Schedule 5.23(a) relate to members of the ERISA Group other than the Company and the Obligors and will not result in a Material Adverse Change. The Company and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto, except where the failure to make any such payment could not reasonably be expected to result in any substantial obligation to the Company or any member of the ERISA Group or otherwise result in a Material Adverse Change. With respect to each Plan and Multiemployer Plan, the Company and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

          (b) To the Company's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

          (c) Neither the Company nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan where such termination would result in any substantial obligation to the Company or any member of the ERISA Group or otherwise result in a Material Adverse Change.

          (d) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under
     Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

          (e) Each Plan is Adequately Funded.

          (f) Neither the Company nor any other member of the ERISA Group (other than the obligations of the Parent described on Schedule 5.23, subparagraph f, for which Company and Obligors are not liable, or, if liable, would not result in a Material Adverse Change) has incurred or reasonably expects to incur any substantial withdrawal obligation under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the Company's knowledge, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

          (g) To the extent that any Benefit Arrangement is insured, the Company and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date, except where the failure to do so could not reasonably be expected to result in any substantial obligation to the Company or any member of the ERISA Group or otherwise result in a Material Adverse Change. To the extent that any Benefit Arrangement is funded other than with insurance, the Company and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date, except where the failure to do so could not reasonably be expected to result in any substantial obligation to the Company or any member of the ERISA Group or otherwise result in a Material Adverse Change.

          (h) All Plans and Benefit Arrangements have been administered, in all material respects, in accordance with their terms and applicable Law, except as set forth on Schedule 5.23(h). The matters set forth on Schedule 5.23(h) relate to members of the ERISA Group other than the Company and the Obligors and will not result in a Material Adverse Change.

          (i) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Internal Revenue Code. The representation by the Company in the immediately preceding sentence is made in reliance upon and subject to the accuracy of the representations of the respective Purchasers in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by such Purchasers.

     5.24 Employment Matters.

         Each of the Obligors and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Obligors or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Company has made available to the Purchasers true and correct copies of each of the Labor Contracts.

     5.25 Environmental Matters.

         Except as disclosed on Schedule 5.25:

          (a) Except for matters that, considered either individually or in the aggregate, have no reasonable likelihood of materially disrupting the projected mining operations of the Obligors or resulting in any substantial obligation to the Obligors or otherwise resulting in a Material Adverse Change, none of the Obligors has received any Environmental Complaint, whether directed or issued to any Obligor or relating or pertaining to any prior owner, operator or occupant of the Property, and has no reason to believe that it might receive an Environmental Complaint.

          (b) No activity of any Obligor at the Property is being or has been conducted in violation of any Environmental Law or Required Environmental Permit and to the knowledge of any Obligor no activity of any prior owner, operator or occupant of the Property was conducted in violation of any Environmental Law, except for activities that, considered either individually or in the aggregate, have no reasonable likelihood of materially disrupting the projected mining operations of the Obligors or resulting in any substantial obligation to the Obligors or otherwise resulting in a Material Adverse Change.

          (c) There are no Regulated Substances present on, in, under, or emanating from, or to any Obligor's knowledge emanating to, the Property or any portion thereof which result in Contamination except for such Regulated Substances that have no reasonable likelihood of materially disrupting the projected mining operations of the Obligors or resulting in any substantial obligation to the Obligors or otherwise resulting in a Material Adverse Change.

          (d) Each Obligor has all Required Environmental Permits and all such Required Environmental Permits are in full force and effect, except where the failure to have any Required Environmental Permits, either in any one case or considered together with other such failures, has no reasonable likelihood of materially disrupting the projected mining operations of the Obligors or resulting in any substantial obligation to the Obligors or otherwise resulting in a Material Adverse Change.

          (e) Each Obligor has submitted to an Official Body and/or maintains, as appropriate, all Required Environmental Notices, except for Required Environmental Notices that have no reasonable likelihood of materially disrupting the projected mining operations of the Obligors or resulting in any substantial obligation to the Obligors or otherwise resulting in a Material Adverse Change.

          (f) No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use Regulated Substances except (1) in compliance with Environmental Laws and Required Environmental Permits or (2) where the improper presence or use of Regulated Substances have no reasonable likelihood of materially disrupting the projected mining operations of the Obligors or resulting in any substantial obligation to the Obligors or otherwise resulting in a Material Adverse Change. To the knowledge of each Obligor, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of the Property contained or used, except in material compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in compliance in all material respects with Environmental Laws.

          (g) To the knowledge of each Obligor, no facility or site to which any Obligor, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an Official Body except where such violation, either alone or considered together with all other such violations, has no reasonable likelihood of materially disrupting the projected mining operations of the Obligors or resulting in any substantial obligation to the Obligors or otherwise resulting in a Material Adverse Change.

          (h) No portion of the Property is identified or to the knowledge of any Obligor proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body, nor to the knowledge of any Obligor is any property adjoining or in the proximity of the Property identified or proposed to be identified on any such list.

          (i) No portion of the Property constitutes an Environmentally Sensitive Area, except for portions of the Property that have no reasonable likelihood of materially disrupting the projected mining operations of the Obligors or resulting in any substantial obligation to the Obligors or otherwise resulting in a Material Adverse Change.

          (j) No Lien or other encumbrance authorized by Environmental Laws exists against the Property and none of the Obligors has any reason to believe that such a Lien or encumbrance may be imposed.

     5.26 Senior Debt Status.

         The Obligations of each Obligor under this Agreement, the Notes, the Guaranty Agreement and each of the other Financing Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Obligor except Indebtedness of such Obligor to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Obligor or Subsidiary of any Obligor which secures indebtedness or other obligations of any Person except for Permitted Liens.

     5.27 Coal Leases.

         The Coal Leases constitute all of the leases owned by the Obligors pertaining to the extraction, mining or removal of coal. The Obligors have made available to the Purchasers a true, correct and complete copy of each of the Coal Leases. Each of the Coal Leases is in full force and effect, and has not been amended or modified from the copy of the Coal Lease provided to the Purchasers, except for Permitted Modifications. None of the Obligors is in default of any of its obligations under any of the material Coal Leases, and, to the best of each Obligor's knowledge and belief, the lessors thereunder are not in default under any such lessors' obligations under the Coal Leases. Except as set forth on Schedule 5.27, to the Company's knowledge, no material amount of royalties are currently past due under any of the Coal Leases.

     5.28 Transactions with Affiliates.

         Except as set forth in Schedule 5.28 or as permitted in Section 10.8 herein, there are no loans, leases, royalty agreements or other agreements, arrangements or other transactions between any of the Obligors and any Affiliate.

     5.29 Permit Blocks.

         No Obligor has been barred for a period in excess of fourteen (14) consecutive days from receiving surface mining or underground mining permits pursuant to the permit block provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C.ss.ss. 1201 et seq., and the regulations promulgated thereto, or any corresponding state laws or regulations.

     5.30 Qualifications as Lessee, Coal Acreage Limitations.

         Except as disclosed on Schedule 5.30, each of the Obligors is qualified in every material respect, including limitations and parameters imposed in 43 C.F.R. Part 3400, to take, hold, own and control federal coal and mineral leases. The acquisition, directly or indirectly, by each Obligor will not cause any Obligor to violate any material limitations or parameters imposed in 43 C.F.R. Part 3400.

     5.31 Private Offering by the Company.

         Neither any Obligor nor PNC Capital Markets, Inc. (the only Person authorized or employed by the Company or the other Obligors in connection with the offer and sale of the Notes or any similar securities) has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes and the Guaranty Agreement at a private sale for investment. Neither any Obligor nor anyone acting on behalf of an Obligor has taken, or will take, any action that would subject the issuance or sale of the Notes or the Guaranty Agreement to the registration requirements of Section 5 of the Securities Act.

     5.32 Foreign Assets Control Regulations, etc.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.33 Status under Certain Statutes.

         Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     5.34 Additional Representations and Warranties.

         Each Obligor represents and warrants that the representations and warranties contained in the Bank Financing Documents are true and correct in all material respects as of the date given.

     5.35 Pari Passu Collateral.

         Each Obligor represents and warrants that (excluding the exercise of rights of set-off) no Guaranty, collateral, security or other credit enhancement has been given, directly or indirectly, for the benefit of Bank Lenders under the Bank Financing Documents or otherwise except for (i) Guarantees from the Obligors, (ii) the security agreement, which provides the Bank Lenders with a prior security interest in the Obligors, Accounts and Inventory, and (iii) a subordinated security interest in and Lien on the other Collateral described in the Security Documents. Complete and correct copies of the Bank Financing Documents have been delivered to each of the Purchasers.

     5.36 Single Purpose Entities.

          (a) The Company at all times since its formation has been a duly formed and existing limited liability company.

          (b) The Company is presently a Single Purpose Entity.

          (c) The Company at all times since its formation has been duly qualified as a limited liability company in each jurisdiction in which such qualification was necessary for the conduct of its business.

          (d) Each Subsidiary of the Company is duly qualified as a corporation in each jurisdiction in which such qualification is necessary for the conduct of its business.

          (e) The Company at all times since its formation has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation relating to limited liability companies.

          (f) Each Subsidiary of the Company is in compliance with the provisions of its organizational documents and the laws of its jurisdiction of formation relating to corporations or other business entities. All formalities regarding the existence of Company have been observed since its formation.

          (g) The Company did not engage in any business until the Closing Date except insofar as the acquisition of permits may be construed as engaging in business and other matters related to the preparation for the consummation of the transactions contemplated by the Asset Acquisition Agreement, the Stock Purchase Agreement, the Bank Financing Documents, this Agreement and the other Financing Documents (collectively, the "Transaction Agreements").

          (h) The Company did not incur any Indebtedness until the Closing Date.

          (i) The Company has at all times since its formation accurately maintained its financial statements, accounting records and limited liability company documents, separate from those of any other Person. The Company has maintained separate books, records, resolutions and agreements. The Company has not at any time since its formation commingled its assets with those of any other Person. The Company has at all times since its formation accurately maintained its own bank accounts, payroll and separate books of account. The Company has not commingled its funds or assets with those of any other entity, and has held and will hold its assets in its own name.

          (j) The Company is presently organized solely for the purpose described in the definition of Single Purpose Entity and has not engaged in any business unrelated to acting as the Company hereunder and consummating the transactions contemplated by the Transaction Agreements which is inconsistent with or in violation of this Agreement.

          (k) No Subsidiary of the Company has any assets other than those related to coal mining operations. The Company has not had any assets other than those related to coal mining operations and its interests in the Subsidiaries.

          (l) The Company has not engaged in, sought or consented to any dissolution, winding up, liquidation, consolidation, merger, transfer of partnership interest, membership interest or stock of a Subsidiary, or amendment of the operating agreement of the Company (except for the amended and restated operating agreement dated April 27, 2001 and in connection with the Transaction Agreements).

          (m) The Parent is the sole economic member of the Company.

          (n) The Company has at all times since its formation identified itself in all dealings with the public, under the Company's own name and as a separate and distinct entity. Company has not at any time since its formation identified itself as being a division of any other entity. The Company has not at any time since its formation identified any other Person as being a division or part of the Company. The Company has not failed to correct any known misunderstanding regarding the separate identity of such entity. The Company has conducted its business in its own name.

          (o) The Company has at all times since its formation been adequately capitalized in light of the nature of its business. The Subsidiaries of the Company and the Company, taken as a whole, are presently adequately capitalized in light of the nature of their business.

          (p) The Company has not at any time since its formation assumed or guaranteed the liabilities of any other Persons, except Guaranties of the Indebtedness as permitted hereby. The Company has not at any time since its formation acquired obligations or securities of any other Persons except the obligations and/or securities of (a) any Subsidiary of the Company or
     (b) any entity merged with the Company or any Subsidiary of the Company in accordance with Section 10.6. The Company has not at any time since its formation made loans or advances to any Person except as expressly permitted under this Agreement. The Company has not pledged its assets for the benefit of any other Person or entity, except in favor of the Collateral Agent for the benefit of the Bank Lenders and the holders from time to time of the Notes and Guaranties permitted under this Agreement.

          (q) Except as expressly permitted in this Agreement, the Company and each Subsidiary of the Company has not at any time since its formation entered into or been a party to any transaction with any member of the Parent Group, except in the ordinary course of business of the Company and each Subsidiary of the Company on terms which are no less favorable to the Company and each Subsidiary of the Company than would be obtained in a comparable arm's length transaction with an unrelated third party.

          (r) The Company has no Indebtedness other than the Indebtedness to the Bank Lenders under the Bank Financing Documents and to the Purchasers under this Agreement.

          (s) The Company represents and warrants that the "assumptions of fact" contained in the non-consolidation opinion of Hale and Dorr LLP of even date herewith are true and correct in all material respects as of the date hereof.

     5.37 Surface Mine Reclamation Bonds.

         Each of the Obligors has a sufficient surface mining bonding capacity to be able to replace the bonds currently in place for all the Required Mining Permits, except the permit for the Jewett Mine (which is covered by a self bond with a third party guarantee).

Section 6. Representations of the Purchasers.

         Each Purchaser represents as to itself as follows:

     6.1 Purchase For Investment.

         Such Purchaser represents that such Purchaser is purchasing the Notes to be purchased by it hereunder for such Purchaser's own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Such Purchaser understands that the sales of securities contemplated hereunder (the "Securities") are exempt from registration under the Securities Act and that the Obligors' reliance upon such exemption is predicated upon such Purchaser's representations set forth herein. Such Purchaser further understands that the Notes and the Guaranty Agreement have not been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions of the Securities Act and any applicable state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes or the Guaranty Agreement under the Securities Act or any state securities laws. Such Purchaser represents that it is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

     6.2 Source of Funds.

         Such Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

          (a) the Source is an "insurance company general account" within the meaning of the Department of Labor Prohibited Transactions Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state or domicile; or

          (b) the Source is either (i) an "insurance company pooled separate account," within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a "bank collective investment fund," within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b) at least three (3) business days before the Closing, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets in such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c), (e), (f), and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c) at least three (3) business days before the Closing; or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e) at least three (3) business days before the Closing; or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     6.3 Exemption from Withholding.

         Each Purchaser or assignee of a Purchaser that is not incorporated under the Laws of the United States of America or a state thereof represents that it is exempt from deduction or withholding of any United States federal income taxes and is entitled to receive payments under this Agreement and the other Financing Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or is subject to no such exemption or reduced rate with respect to such payments and is in compliance with Section 22.7 [Withholding].

Section 7. Information as to the Obligors.

     7.1 Reporting.

         The Obligors, jointly and severally, covenant and agree that until payment in full of the Notes and interest thereon, and satisfaction of all of the Obligors' other Obligations hereunder and under the other Financing Documents, the Obligors will furnish or cause to be furnished to each holder of Notes that is an Institutional Investor:

          (a) Collateral Agent Report.

         As soon as available and in any event within fifteen (15) Business Days after the end of each fiscal quarter, a Collateral Agent Report in a form reasonably acceptable to the Purchasers, stating the value of the investments maintained in the Debt Service Reserve Account and the Series B Trust Account as of the end of the preceding fiscal quarter.

          (b) Quarterly Financial Statements.

         As soon as available and in any event within fifty (50) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Company as having been prepared in accordance with GAAP (provided that the failure to include footnotes will not be violative of this Section), consistently applied, and setting forth in comparative form on a consolidated basis the respective financial statements for the corresponding date and period in the previous fiscal year.

          (c) Annual Financial Statements.

         As soon as available and in any event within one hundred thirty five
(135) days after the end of each fiscal year of the Company, financial statements of the Company consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing. The certificate or report of such accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Obligor under any of the Financing Documents. The Obligors shall deliver with such financial statements and certification or report by such independent certified public accountants a letter of such accountants to the holders of the Notes substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Company, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, such accountants are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof, and confirming the Company's calculations with respect to the certificate to be delivered pursuant to Section 7.1(d) [Certificate of the Company] with respect to such financial statements and (ii) to the effect that the holders of the Notes are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Obligors to deliver such reports and certificate to the holders of the Notes on such accountants' behalf.

          (d) Certificate of the Company.

         Concurrently with the financial statements of the Company furnished to the holders of the Notes pursuant to Sections 7.1(b) [Quarterly Financial Statements] and 7.1(c) [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Company signed by the Chief Executive Officer, President, Chief Financial Officer or other responsible officer (whose position shall be reasonably satisfactory to the Purchasers) of the Company , in the form of Exhibit 7.1(d), (i) to the effect that, except as described pursuant to
Section 7.1(e) [Notice of Default], (x) the representations and warranties of the Company contained in Section 5 and in the other Financing Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Obligors have performed and complied with all covenants and conditions hereof, and (y) no Event of Default or Potential Default exists and is continuing on the date of such certificate, and (ii) containing (x) calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 10 [Negative and Financial Covenants], and (y) a written discussion of management comparing the financial performance of the Obligors against both the annual budget and the results of operations from the corresponding fiscal quarter in the immediately preceding fiscal year. The certificate delivered with the financial statements pursuant to Sections 7.1(b) and 7.1(c) shall include a determination in reasonable detail of the Available Cash (as used in Section 9.1(m)) and the amount of the Mandatory Prepayment with Surplus Cash Flow applicable as of the fiscal quarter then ended.

          (e) Notice of Default.

         Promptly after any officer of any Obligor has learned of the occurrence of an Event of Default or Potential Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or under any other Financing Document or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Obligor setting forth the details of such Event of Default or Potential Default or other event and the action which the such Obligor proposes to take with respect thereto.

          (f) Notice of Litigation.

         Promptly after any Obligor having notice of the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Obligor which relate to any material portion of the Collateral, involve a claim or series of claims in excess of $1,000,000 or which if adversely determined would constitute a Material Adverse Change.

          (g) Notices of Change in Location or Formation.

         Written notice to the holders of Notes at least thirty (30) calendar days prior thereto, with respect to any change in any Obligor's state of formation or the location of its assets or principal office from the states and locations set forth in Schedule A to the Security Agreement (Noteholders).

          (h) Budgets; Other Reports and Information.

         Promptly upon their becoming available to the Company:

               (i) the annual forecasts or projections of the Company and its Subsidiaries for each fiscal year, to be supplied not later than January 1 of such fiscal year and the budget as soon as available,

               (ii) all reports, notices or proxy statements generally distributed by the Company to its members on a date no later than the date supplied to such members,

               (iii) all regular, periodic and other reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Company with the Securities and Exchange Commission,

               (iv) a copy of any order in any proceeding to which the Company or any of its Subsidiaries is a party issued by any Official Body, except for orders of the type that are typically received by mining companies with respect to violations of Law occurring in connection with mining activities which have no reasonable likelihood of materially disrupting the projected mining operations of the Obligors or resulting in any substantial obligation to the Obligors or of otherwise constituting or giving rise to a Material Adverse Change, and

               (v) such other reports and information as any of the holders of the Notes may from time to time reasonably request. The Company shall also notify the holders of the Notes promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

          (i) Notices Regarding Plans and Benefit Arrangements.

         Promptly after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature of the event; when known, any action taken or threatened by a governmental agency or other adverse party; and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               1) with respect to any Plan, any reportable event, as defined in
          Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any member of the ERISA Group pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to constitute or result in a Material Adverse Change.

          (j) Notices from Governmental Authority.

         Promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state governmental authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to constitute or result in a Material Adverse Change.

          (k) Information as to certain Price Adjustments.

         If any Price Determination Event shall arise under any material Coal Supply Contract, the Company or the relevant Obligor shall provide (i) notice thereof at least 30 days prior to the effectiveness of any adjustment or potential adjustment under such contract to each holder, identifying such contract and setting forth the price currently payable thereunder and the basis on which such adjustment is or may be made, (ii) such pertinent information as any such holder may reasonably request as to the computation of such price adjustment or potential price adjustment and the impact thereof on the business and cash flows of the Company and the other Obligors, and (iii) not later than the third Business Day following the effectiveness of any such adjustment, confirmation of the amount thereof and the manner in which it was determined; provided, however that nominal price adjustments in the ordinary course of business based on the quality of the coal furnished pursuant to such contracts need not be disclosed under this Section . The term "Price Determination Event" shall mean, with respect to any Coal Supply Contract, (i) any scheduled "re-opener" of the price payable under such contract (other than the quarterly price adjustment under the Coyote Plant coal sales contract), (ii) any amendment to or interpretation of such contract that could reasonably be expected to alter negatively, from the Obligor's perspective, and substantially the price payable to the Obligor thereunder, and (iii) any arbitration or judicial proceeding involving the price payable under such contract.

          (l) Single Purpose Entity Status.

         Concurrently with the annual financial statements required to be furnished pursuant to Section 9.1(c) in respect of each fiscal year, a written report substantially in the format of Exhibit 7.1(l) hereto, signed by the Secretary and a Senior Financial Officer of the Company, discussing the actions taken by the Company and its Subsidiaries during such fiscal year in order to assure compliance with Section 9.1(o) [Single Purpose Entities], setting forth, with respect to each of subdivisions (i) through (xvi) of such Section, that its and their businesses, affairs, books and records have been conducted and maintained during such fiscal year in compliance with the separate covenants, agreements, terms and conditions set forth in each such subdivision, and, in the event of any failure to have complied with any such covenant, agreement, term or condition, specifying in reasonable detail the controls imposed or other actions taken or to be taken by the Company with respect thereto.

          (m) Monthly Production Report.

         Within 10 Business Days of the end of each calendar month, a report signed by an Authorized Officer which discloses for each Obligor for such immediately preceding calendar month (i) the volume of coal produced (in tons) by such Obligor, (ii) the volume of coal sold by such Obligor, and (iii) the price per ton obtained for such coal sold.

          (n) Requested Information.

         With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of any Obligor to perform its obligations under the Financing Documents as from time to time may be reasonably requested by any such holder of Notes.

     7.2 Inspection.

         The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Potential Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiaries, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times (which shall be normal business hours) and as often as may be reasonably requested; and

          (b) Default -- if a Potential Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8. Payment and Prepayment of the Notes.

     8.1 Regularly Scheduled Prepayments; Payment at Final Maturity.

          (a) The Notes are subject to regularly scheduled prepayments of principal in accordance with Schedule 8.1. On each Payment Date, the Company shall prepay the principal amount indicated opposite such Payment Date on Schedule 8.1 (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium except for breakage fees, if any, associated with prepaying any Borrowing Tranche of the Series A Notes bearing interest at a Euro-Rate Option in accordance with Schedule 1 annexed to the form of Series A Note set forth in Exhibit 1A. No prepayment of less than the entire outstanding principal amount of the Notes pursuant to Section 8.2 or
     8.3 shall relieve the Company of its obligation to make (nor shall it reduce the amount of) the prepayments of principal on Notes required by this Section 8.1. For so long as any Series A Notes shall remain outstanding, the principal amount of Notes to be prepaid on each Payment Date pursuant to this Section 8.1 shall be allocated first to the Series A Notes, until no Series A Notes shall remain outstanding, and then to the Series B Notes.

          (b) On June 30, 2002, the Company will pay the entire remaining unpaid principal amount of Series A Notes, together with all interest accrued thereon.

          (c) On December 31, 2008, the Company will pay the entire remaining unpaid principal balance of the Series B Notes, together with all interest accrued thereon.

     8.2 Mandatory Prepayment with Surplus Cash Flow; Optional Prepayments.

          (a) Mandatory Prepayments with Surplus Cash Flow.

         For so long as any Series A Notes shall remain outstanding (and to the extent necessary to prepay the Series A Notes in full), on the fifteenth Business Day following each Payment Date, (each a "Mandatory Prepayment Date") the Company shall make a Mandatory Prepayment with Surplus Cash Flow, as and to the extent required by Section 8.2(d), to the prepayment of the principal amount of Series A Notes equal to such amount of the Noteholder Share of Surplus Cash Flow (or applicable portion thereof) required to be applied to such prepayment pursuant to Section 8.2(d), each such prepayment to be made at 100% of the principal amount to be prepaid, together with interest accrued and unpaid on such principal amount to the date of prepayment, and without payment of the Make-Whole Amount or any premium except for breakage fees, if any, associated with prepaying any Borrowing Tranche of the Series A Notes bearing interest at a Euro-Rate Option in accordance with Schedule 1 annexed to the form of Series A Note set forth in Exhibit 1A.

          (b) Optional Prepayments.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in a principal amount not less than $2,000,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, plus, in the case of a prepayment of Series B Notes, the Make-Whole Amount determined for the prepayment date with respect to the principal amount of Series B Notes being prepaid. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3(c)), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and, in the case of a prepayment of Series B Notes, shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to any such prepayment of Series B Notes, the Company shall deliver to each holder of Series B Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date of principal. Each determination by the Company set forth in any such notice of the Make-Whole Amount applicable in respect of a prepayment of Series B Notes held by any such holder shall be subject to verification by such holder.

          (c) Application of Prepayments.

         In the case of each partial prepayment of Notes of either Series pursuant to Section 8.1, 8.2(a) or 8.2(b), the principal amount of Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

          (d) Application of Noteholder Share of Surplus Cash Flow.

         For so long as any Series A Notes remain outstanding, but only to the extent necessary to prepay the Series A Notes in full, and provided that no Event of Default shall have occurred and be continuing, all of the Noteholder Share of Surplus Cash Flow determined as of any Payment Date shall be applied to the prepayment of Series A Notes pursuant to Section 8.2(a) (each such prepayment constituting a Mandatory Prepayment with Surplus Cash Flow).
If an Event of Default shall have occurred and be continuing, the Noteholder Share of Surplus Cash Flow shall be ratably allocated between the Series A Notes and the Series B Notes in relation to the aggregate unpaid principal amount of each Series of Notes then outstanding and shall be applied as follows:

               (i) With respect to the Series A Notes, the Series A portion of the Noteholder Share of Surplus Cash Flow shall be applied to the prepayment of Series A Notes pursuant to Section 8.2(a) (each such prepayment constituting a Mandatory Prepayment with Surplus Cash
          Flow); and

               (ii) With respect to the Series B Notes, the Series B portion of the Noteholder Share of Surplus Cash Flow shall be applied as a deposit into the Series B Trust Account established pursuant to the Collateral Agency Agreement and applied in accordance with the applicable provisions thereof and the following Section 8.2(e).

At any time during which no Series A Notes shall remain outstanding, all of the Noteholder Share of Surplus Cash Flow shall be deposited into the Series B Trust Account and applied in accordance with the applicable provisions of the Collateral Agency Agreement and the following Section 8.2(e).

          (e) Series B Trust Account. Upon the occurrence and during the existence of any Event of Default, the holders of the Series B Notes shall be entitled to demand the application from the Series B Trust Account and the Collateral Agent shall be required to apply the full amount on deposit therein, including any investment earnings, to the pro rata payment of the outstanding Series B Notes based upon the unpaid principal balance thereof at such time. The Company shall not be permitted to withdraw any amount from the Series B Trust Account except that, so long as no Potential Default or Event of Default shall have occurred and be continuing, if the Company shall have given notice of the prepayment of the Series B Notes pursuant to Section 8.2(b), the Company may, on the date of such prepayment, require the application of the amounts then on deposit in the Series B Trust Account to the payment of the prepayment price of the Series B Notes to be prepaid on such prepayment date. Amounts from time to time on deposit in the Series B Trust Account may be invested as and to the extent provided in the Collateral Agency Agreement only in obligations of the type described in subdivision (i) of the definition of Permitted Investments which are entitled to the full faith and credit of the United States of America.

     8.3 Change in Control.

          (a) No Change in Control or Control Event. The Company shall mandatorily prepay the Notes of each Series in full (at par, together with, in the case of the prepayment of the Series B Notes, the Make-Whole Amount determined for the prepayment date in respect of the outstanding principal amount of the Series B Notes) in the event that there shall occur (i) any Obligors' Change in Control or Control Event with respect to the Company or any of the other Obligors or (ii) any Parent Change in Control with respect to the Parent. Any prepayment pursuant to this Section 8.3 shall (A) be made in accordance with the terms of Section 8.2(b) (and at the prepayment price provided for therein) and (B) notwithstanding any provision hereof to the contrary, shall be made not later than the effectiveness of the Obligors' Change of Control or Parent Change of Control in respect of which, or contemplated by the Control Event in respect of which, such prepayment is required.

          (b) "Obligors' Change in Control" shall be deemed to have occurred if there is any change subsequent to the Closing in the persons (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) who are direct owners of an equity interest in the Company or any of the other Obligors, subsequent to the Closing Date.

          (c) "Control Event" means:

               (i) the execution by the Parent or any of its Subsidiaries or Affiliates, or the Company or any of its Subsidiaries or Affiliates, of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Parent Change in Control or an Obligors' Change in Control, or

               (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Parent Change in Control or an Obligors' Change in Control.

          (d) "Parent Change in Control" shall be deemed to have occurred if (i) any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of capital stock or other securities of the Parent which are entitled to cast more than 40% of the total votes which may be cast in an election of directors of the Parent; or (ii) within any period of twelve (12) consecutive calendar months, a majority of the board of directors of the Parent shall be comprised of persons other than those individuals who were directors of the Parent on the first day of such period together with any individuals who were nominated for election as directors of the Parent by those individuals who were directors of the Parent on the first day of such period.

     8.4 Maturity; Surrender, etc.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.5 Purchase of Notes.

         The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 9. Affirmative Covenants.

     9.1 The Obligors covenant that so long as any of the Notes are outstanding:

          (a) Preservation of Existence, Etc.

         Each Obligor shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 10.6 [Liquidations, Mergers, Etc.] or where an Obligor shall be in breach of this Section inadvertently because it failed to obtain or maintain a qualification or license provided that such failure is promptly remedied upon the Obligor becoming aware of such failure and the failure does not adversely affect the rights of the Obligors.

          (b) Payment of Liabilities, Including Taxes, Etc.

         Each Obligor shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Obligor or Subsidiary of any Obligor or which would affect a material portion of the Collateral, provided that the Obligors and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

          (c) Maintenance of Insurance.

         Each Obligor shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Required Combined Holders. For policies which cover Persons in addition to the Company and the other Obligors, the policies shall provide that the required limits per occurrence will continue to be in effect for the Company and the other Obligors notwithstanding losses which may occur with respect to such other Persons. The Obligors shall deliver to the Collateral Agent (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Obligors' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Financing Documents, including without limitation, business interruption insurance in an amount of $50,000,000 or more in the aggregate among all Obligors, together with a copy of the endorsements described in the next sentence attached to such certificate and (y) at the request of the Required Combined Holders, from time to time a summary schedule indicating all insurance then in force with respect to each of the Obligors. Such policies of insurance shall contain special endorsements, in form and substance reasonably acceptable to the Collateral Agent, which shall (i) specify the Collateral Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Obligors and not that of the insured, (ii) provide that the interest of the holders of the Notes shall be insured regardless of any breach or violation by the applicable Obligors of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Obligors or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full, (v) include effective waivers by the insurer of all claims for insurance premiums against the Collateral Agent, (vi) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice of such cancellation or change, (vii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and
(viii) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The business interruption insurance required hereunder shall include without limitation coverage in respect of outages at power plants serviced under any material Coal Supply Contract. The applicable Obligors shall notify the Collateral Agent and each holder of Notes promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. With respect to any casualty or property insurance for damage or destruction of any Collateral, such losses may be adjusted by and be payable to the Obligors if (i) the Obligors promptly certify in writing that the proceeds shall be used for the repair, restoration and/or replacement of property in respect of which such proceeds were received and continue such course of action or (ii) the amount of the proceeds from the losses is $500,000 or less. Any and all proceeds for losses not addressed in the preceding sentence shall be, at the option of the Required Combined Holders, and upon notice thereof to the Company, adjusted by and payable to the Collateral Agent. Any monies received by the Collateral Agent in accordance with the preceding sentence constituting insurance proceeds or condemnation proceeds (pursuant to any of the Mortgages (Noteholders)) may, at the option of the Required Combined Holders, (i) be applied by the Collateral Agent to the pro rata payment of the Notes, or (ii) be disbursed to the applicable Obligors on such terms as are deemed appropriate by the Required Combined Holders for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

          (d) Maintenance of Properties and Leases.

         Each Obligor shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Obligor will make or cause to be made all appropriate repairs, renewals or replacements thereof.

          (e) Maintenance of Patents, Trademarks, Etc.

         Each Obligor shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

          (f) Operation of Mines.

         Each Obligor shall have in place all Required Mining Permits, surface mining reclamation bonds, and such other consents and approvals as are necessary for continuing and uninterpreted coal mining and related operations on, in or under the Real Property substantially in the manner as such operations had been authorized immediately prior to such Obligor's acquisition of its interests in the Real Property or as described in any plan of operation.

          (g) Keeping of Records and Books of Account.

         The Company shall, and shall cause each Subsidiary of the Company to, maintain and keep proper books of record and account which enable the Company and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Company or any Subsidiary of the Company, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

          (h) Plans and Benefit Arrangements.

         After the Closing Date, the Company shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where the failure to comply therewith, alone or in conjunction with any other failure, would not result in any substantial obligation to the Company or any of its Subsidiaries or otherwise result in a Material Adverse Change. Without limiting the generality of the foregoing, the Company shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans except where such failure, alone or in conjunction with any other failure, would not result in any substantial obligation to the Company or any of its Subsidiaries or otherwise result in a Material Adverse Change.

          (i) Compliance with Laws.

         Each Obligor shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 9.1(i) if any failure to comply with any Law would not constitute a Material Adverse Change, including, without limitation, if such failure to comply would result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would not constitute a Material Adverse Change.

          (j) Further Assurances.

         Each Obligor shall, from time to time, at its expense, faithfully preserve and protect the Collateral Agent's Lien on and Prior Security Interest in the Collateral as a continuing (i) first priority perfected Lien with respect to the Collateral and (ii) junior priority perfected Lien with respect to the Obligors' Accounts and Inventory pledged to the Bank Lenders, the Bank Financing Documents, in each case subject only to Permitted Liens, and shall do such other acts and things as the Collateral Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Financing Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

          (k) Subordination of Intercompany Loans.

         Except as otherwise provided in the Intercompany Subordination Agreement, each Obligor agrees that any and all Indebtedness, loan or advance now owed or hereinafter incurred by any Obligor to any other Obligor is subordinated to the prior payment in full of the Notes and that all rights to receive any payments on such Indebtedness in bankruptcy or otherwise shall constitute collateral security for the Notes and the holders of the Notes shall be entitled to vote any and all rights associated with such Indebtedness.

          (l) Debt Service Reserve Account.

         For the purpose of providing additional collateral for the Notes, the Company shall establish a Debt Service Reserve Account with the Collateral Agent which is to be funded over time in accordance with this Section by cash or other Permitted Investments in an amount equal to or greater than the Debt Service Reserve Requirement as the same changes from time to time. On or before each Payment Date during the term of this Agreement, the Company shall calculate the Debt Service Reserve Requirement, which is the sum of the following:

               (i) scheduled principal payment on the Notes to become due within the next succeeding six (6) month period;

               (ii) interest payments on the Notes to become due and payable within the next succeeding six (6) month period; provided, however that due to the variable interest rate provisions with respect to the Series A Notes the interest payments under such Notes shall be estimated interest payments for such six (6) month period; and

               (iii) billed and unpaid fees and expenses of the Collateral Agent as of the date of determination or anticipated to be payable within the next six (6) month period.

         In lieu of depositing or maintaining part or all of the cash or other Permitted Investments required to be maintained in the Debt Service Reserve Account, the Company may provide as collateral for the Notes an acceptable letter of credit in favor of the Collateral Agent from a financial institution having combined capital and surplus of not less than $500,000,000 and a long-term debt rating of 'A2' or better from Moody's or 'A' or better from S&P, and otherwise reasonably satisfactory to the Collateral Agent and the Required Combined Noteholders (a "Debt Service Letter of Credit") in an amount equal to that part of the amount of cash or Permitted Investments to be maintained in the Debt Service Reserve Account for which substitution is desired. Each Debt Service Letter of Credit shall have a term of at least 364 days and shall be subject to a drawing in full by the Collateral Agent (x) if not replaced with a further Debt Service Letter of Credit at least 90 days prior to its stated expiration or replaced by cash or other Permitted Investments and (y) upon the occurrence of an Event of Default. The proceeds from any drawing under a Debt Service Letter of Credit shall be deposited into the Debt Service Reserve Account and be held and applied by the Collateral Agent in accordance with the applicable provisions of this Agreement and the other Financing Documents.

          (m) Payments from the Company.

         On each Payment Date during the term of this Agreement, the Company shall pay the line items below from Consolidated EBITDA (for purposes of this sentence, Consolidated EBITDA shall not include any deductions for Management
Fees) less Capital Expenditures ("Available Cash"), each determined as of the fiscal quarter of the Company ended on or closest to the most recent prior Payment Date (except for each annual reconciliation described below and for the period from the Closing Date through June 30, 2001), in the following order of priority:

               (i) to the Collateral Agent in the amount of its accrued fees and expenses for such period;

               (ii) to the payment of interest expense on the Consolidated Total Indebtedness, determined in accordance with GAAP for such period;

               (iii) to the payment of accrued and unpaid Debt Service Letter of Credit fees for such period;

               (iv) to the payment of income tax expense for such period;

               (v) to the payment of scheduled principal due on the Consolidated Total Indebtedness for such period;

               (vi) to the payment of accrued Management Fees for such period if and to the extent payment thereof is at the time permitted by Section 9.1(r);

               (vii) to fund (to the extent of Available Cash remaining after payment of items (i) through (vi) above) the Debt Service Reserve Account until it reaches the Debt Service Reserve Requirement; provided, however, for fiscal quarters ending on or before December 31, 2001, in lieu of paying all of the remaining Available Cash into the Debt Service Reserve Account as required by this line item, so long as no Potential Default or Event of Default is then in existence or likely to result therefrom, 50% of the Available Cash otherwise designated for payment into the Debt Service Reserve Account, but in no event more than $1,250,000 with respect to any fiscal quarter, may be retained by the Company (and may be distributed by the Company to the Parent after making payment to the Debt Service Reserve Account in accordance with this line item).

         The balance, if any, of the Available Cash remaining after payment of the above items (i) through (vii) shall be referred to herein as the "Surplus Cash Flow." In accordance with the following formula, the Surplus Cash Flow shall be divided into two components, one of which is referred to as the "Noteholder Share" and the other of which is referred to as the "Company Share":

                    (1) if the Debt Service Coverage Ratio as of such date is
               less than 1.25 to 1.00, the Noteholder Share thereof shall be equal to 100% of such Surplus Cash Flow; or

                    (2) if the Debt Service Coverage Ratio as of such date is
               greater than or equal to 1.25 to 1.00, the Noteholder Share thereof shall be equal to 25% of such Surplus Cash Flow.

         Notwithstanding anything contained in this Section to the contrary, the Company Share of Surplus Cash Flow shall from time to time be reduced and the amount of the Noteholder Share of Surplus Cash Flow increased in accordance with the terms of the Surplus Cash Flow Letter.

         The Noteholder Share of Surplus Cash Flow determined as of any Payment Date shall be applied by the Company in accordance with Section 8.2(d) herein. Each payment to the Debt Service Reserve Account and application of the Noteholder Share of Surplus Cash Flow shall be made within fifteen (15) Business Days of the corresponding Payment Date. So long as the Noteholder Share of Surplus Cash Flow has been applied in accordance with Section 8.2(d), the Company Share of Surplus Cash Flow for such period may be retained by the Company (and, so long as no Potential Default or Event of Default is in existence or likely to result therefrom, may be distributed by the Company to the Parent).

         All of the foregoing computations pursuant to this Section 9.1(m) in respect of each fiscal quarter in any fiscal year shall be subject to adjustment based upon the annual audited financial statements of the Obligors in respect of such fiscal year. The computations made pursuant to this Section 9.1(m) shall be recalculated each year in the same manner as described in this Section, but using the actual numbers from the audited financial statements. Based on such computations, as promptly as practicable, but in any event contemporaneously with the Company's delivery to the holders of the Notes of its audited financial statements in accordance with this Agreement, the Company shall inform the holders of the Notes in writing, of the amount of any adjustments under this Section based upon such audit. All adjustments necessary to reconcile the computations made in this Section in light of such audit shall be made within ten (10) Business Days after each June 30 hereafter. The adjustments based on the audited information shall be made as follows:

1. In the event that the audited information demonstrates that the Parent received monies in excess of that which it should have received for such period, all such excess monies shall be paid from the Parent to the Company; provided, however, that if the Parent shall not have paid the amount of any such excess monies to the Company in full, the amount of such excess monies (or the portion thereof not so paid) shall be deducted from the Company Share of Surplus Cash Flow as determined hereunder for succeeding fiscal quarters until the full amount of such unpaid excess monies shall have been so deducted.

2. In the event that the audited information demonstrates that Company should have been permitted to pay its Management Fee or had a larger Company Share of Surplus Cash Flow for such period, so long as no Potential Default or Event of Default is in existence or likely to result therefrom, the Company shall be permitted to pay such underpaid Management Fees or distribute such additional amount of Company Share of Surplus Cash Flow to the Parent so long as the Debt Service Reserve Requirement has been satisfied as of date of payment.

3. In the event that the audited information demonstrates that the Noteholder Share of Surplus Cash Flow was understated for the period, the amount by which such Noteholder Share of Surplus Cash Flow was understated shall be applied by the Company in accordance with Section 8.2(d).

4. In the event that the audited information demonstrates that the Noteholder Share of Surplus Cash Flow was overstated for the period, no adjustments shall be made to the payments applied by the Company in accordance with
     Section 8.2(d).

          (n) Maintenance of Prior Security Interest.

         The Obligors shall cause the Collateral Agent to have a first priority security interest in all of the Collateral of the Obligors, subject only to Permitted Liens and agree to cooperate with the Required Combined Holders and perform all acts reasonably requested by the Required Combined Holders to maintain and perfect such first priority security interest subject to Permitted Liens.

          (o) Single Purpose Entities.

               (i) The Company will continue to be a duly formed and existing limited liability company and a Single Purpose Entity. The Company will continue to be duly qualified as a limited liability company in each jurisdiction in which such qualification was or may be necessary for the conduct of its business. Each Subsidiary of the Company at all times will continue to be duly qualified as a limited liability company, partnership or corporation in each jurisdiction in which such qualification is necessary for the conduct of its business.

               (ii) The Company will continue to comply and each other Obligor will comply with the provisions of its organizational documents and the laws of its jurisdiction of formation relating to limited liability companies (or other business entities).

               (iii) All formalities regarding the existence of the Company as a Single Purpose Entity will be observed and all formalities regarding the existence of each other Obligor will be observed.

               (iv) The Company will accurately maintain, and each other Obligor will accurately maintain its financial statements, accounting records and limited liability company documents, separate from those of any other Person. The Company and the other Obligors, taken as a whole, will maintain separate books, records, resolutions and agreements. The Company and each other Obligor will not commingle its assets with those of any member of the Parent Group. The Company and each Obligor will continue to accurately maintain its own bank accounts, payroll and separate books of account. The Company and each other Obligor will not commingle its funds or assets with those of any other entity, other than each other, and will hold its assets in its own name.

               (v) The Company and the other Obligors, taken as a whole, will continue to pay their own liabilities from their own separate assets.

               (vi) The Company will not engage in any business unrelated to acting as the Company hereunder which is inconsistent with or in violation of this Agreement.

               (vii) No Obligor other than the Company will have any assets other than those related to coal mining operations. The Company will not have any assets other than those related to coal mining operations and its interests in the Subsidiaries. The Company and each other Obligor will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger (other than as contemplated in this Agreement), asset sale (other than as contemplated in this Agreement), transfer of membership interest of the Company or transfer partnership interest, membership interest or stock of a an Obligor, or amendment of the operating agreement or articles of incorporation of the Company or any other Obligor (other than as expressly permitted by this Agreement).

               (viii) The Parent shall remain the sole economic member of the Company.

               (ix) The Company, without the unanimous consent of all holders of all limited liability interests in the Company and all members of the board of managers of the Company, including the Independent Manager, shall not file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, engage in any other business activity, or amend its organizational documents.

               (x) No Obligor other than the Company, without the unanimous consent of all directors (including at least one Independent Director) of such Obligor, shall file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, engage in any business activity other than its mining-related business, or amend its organizational documents.

               (xi) The Company and each other Obligor will identify itself, in all dealings with the public, under the Company's or such other Obligor's own name and as a separate and distinct entity other than in connection with any other Obligor. The Company and each other Obligor will not identify itself, as being a division of any member of the Parent Group. The Company and each other Obligor will not identify, any member of the Parent Group as being a division or part of the Company or such other Obligor. The Company and each other Obligor will not fail to correct any known misunderstanding regarding the separate identity of such entity. The Company and each other Obligor will conduct its business in its own name.

               (xii) The Company and the Obligors, taken as a whole, will continue to be, adequately capitalized in light of the nature of their business.

               (xiii) Except as expressly permitted by Sections 10.1 and 10.3, neither the Company nor any other Obligor will assume or guarantee the liabilities of any other Persons, except Guaranties of the Indebtedness hereunder and under the Bank Financing Documents. Neither the Company nor any other Obligor will acquire obligations or securities of any other Persons except the obligations and/or securities of (a) any Subsidiary of the Company or (b) any entity merged with the Company or any Subsidiary of the Company. Except as expressly permitted by Section 10.4, neither the Company nor any other Obligor will make loans or advances to any Person. The Company will not pledge its assets for the benefit of any other Person or entity, except (i) in favor of the Collateral Agent for the benefit of the holders of the Notes and the Bank Lenders and (ii) Permitted Liens.

               (xiv) Except for the Management Agreement and as expressly permitted by Section 10.8, neither the Company nor any other Obligor will enter into or be a party to any transaction with any member of the Parent Group, except in the ordinary course of business and on terms which are no less favorable to the Company and/or such other Obligor than would be obtained in a comparable arm's length transaction with an unrelated third party. The exception of the Management Agreement from the preceding sentence shall not be deemed to imply that the Management Agreement does not comply with the requirements of the sentence.

               (xv) Except as expressly permitted by Sections 10.1 and 10.3, the Company will not incur any Indebtedness other than the Indebtedness to the holders of the Notes and the Bank Lenders under the Bank Financing Documents.

               (xvi) The Company and each other Obligor will allocate fairly and reasonably any overhead for shared office space and use separate stationery, invoices and checks.

               (xvii) The Company and each other Obligor will act and refrain from acting in such a way that each of the "assumptions of fact" made in the non-consolidation opinion of Hale and Dorr LLP of even date herewith will continue to be true and correct in all material respects.

          (p) Maintenance of Permits.

         The Company shall maintain all the Required Mining Permits in full force and effect in accordance with their terms.

          (q) Transfer of Permits.

         With respect to WECO and Northwestern, the Obligors shall assure the continuing full force and effect of all material permits, and with respect to the asset purchase, the Obligors shall assure continuing coal mining and related operations of the former Knife River Corporation coal mining operations as authorized immediately prior to the Obligors' acquisition of its interests in the Real Property either under the existing material permits or pursuant to transfer of the existing material permits or issuance of new permits, and in that regard, to the extent any material permit has not been transferred to the Company by the Closing Date, the Company shall use its best efforts to obtain the transfer of all such permits as soon as possible. In the event any of the material permits cannot be transferred or assigned to the Company, the Company shall promptly apply for and diligently pursue its own permits to replace the non-transferable permits. Schedule 8.1.6 sets forth a true and complete list of all material permits not transferred to the Company or the appropriate Obligor on or before the Closing.

          (r) Subordination of Management Fees; Payment of Management Fees.

         The Company shall cause any fees or charges, of whatever nature, payable by the Obligors to any member of the Parent Group, including without limitation, in connection with the management of the operations of the Company, to be subordinated to the payment of the Notes, with the subordination in the case of payments to the Parent to be pursuant to the Management Fee Subordination Agreement and with the subordination in the case of payments to any other Affiliate of the Company to be subordinated to the Obligations, with the terms of such subordination to be satisfactory to the Required Combined Holders. The Obligors agree that the payment of any fees or charges to the Parent or any other member of the Parent Group and subordinated in accordance with the preceding sentence may be made by the Obligors only if such payments are in accordance with the following: (i) prior to and after giving effect to the payment thereof, no Event of Default or Potential Default is in existence;
(ii) the payments consist solely of the Management Fee, plus Third Party Services Payments; and (iii) such payments shall be otherwise permitted by and in accordance with the Management Fee Subordination Agreement.

          (s) Maintenance of Coal Supply Contracts, Coal Leases.

         Except for Permitted Modifications, the Company shall maintain and be in compliance at all times with the Coal Supply Contracts and the Coal Leases which are in effect from time to time and shall (i) perform all of its obligations under the Coal Supply Contracts and the Coal Leases and will enforce the performance by the other parties thereto of all of their obligations under the Coal Supply Contracts and Coal Leases or any other document or agreement related thereto and (ii) not terminate, amend, or modify, or waive compliance with the terms and conditions of, any of the Coal Supply Contracts or Coal Leases. All Permitted Modifications shall be disclosed in writing to the holders of the Notes promptly upon the occurrence thereof.

          (t) Purchase Price Adjustments.

         If after the final determination of the post-closing purchase price adjustment (as opposed to the projected post-closing adjustments) it is determined that the final net purchase price after taking into account the final post-closing purchase price adjustments is greater than (i) $127,500,000 under the Stock Purchase Agreement or (ii) $26,500,000 under the Asset Acquisition Agreement, the amount that the final net purchase price exceeds the limits set forth in (i) or (ii) above shall be immediately paid by the Parent to the Company as an additional cash equity contribution; provided, however that if the Parent does not immediately pay such amount to the Company the amount will be deducted from the Company's Share of the Surplus Cash Flow. Any amount so paid by the Parent to the Company as contemplated by the preceding sentence, or received by the Company and representing payment by the seller under the Asset Acquisition Agreement or the Stock Purchase Agreement of a purchase price adjustment, shall be applied by the Company to repay an equivalent principal amount of borrowings then outstanding under the Bank Credit Agreement (or such lesser principal amount of such borrowings as shall then be outstanding).

          (u) Updates to Schedules.

         Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Company shall promptly provide the Purchasers in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Combined Holders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

     9.2 Additional Security Arrangements.

         The Company will cause each Person which becomes a Subsidiary subsequent to the date of Closing and, in addition, each newly acquired Subsidiary, to execute and deliver, as of the Closing Date in the case of a newly acquired Subsidiary and within 60 days in the case of any other Person becoming a Subsidiary, to the holders of the Notes, a Guarantor Joinder to the Guaranty Agreement and to the Security Documents reasonably satisfactory in form and substance to the Required Combined Holders, whereunder each such Subsidiary and, in addition, each newly acquired Subsidiary, becomes a party to the Guaranty Agreement and the Security Documents as if it were an original signatory thereto and after the date of the Closing, to the Collateral Agent, and the Company will, or will cause its appropriate subsidiaries to, execute and deliver a pledge agreement reasonably satisfactory in form and substance to the Required Combined Holders to the end that all shares of capital stock or other equity interests of such new Subsidiary become subject to the Lien of the Pledge Agreement (Noteholders). In addition to, and not in limitation of, the foregoing, the Obligors will not deliver any Guaranty, collateral, security or other credit enhancement in respect of the Bank Financing Documents (excluding the exercise of any right of set-off and excluding Bank Primary Collateral) unless, concurrently therewith, such credit enhancement is also delivered to or for the benefit of the holders of the Notes on a pari passu basis, it being agreed that any credit enhancement subject to the sharing arrangements set forth in Section 22.2 shall be deemed to be on a pari passu basis.

Section 10. Negative and Financial Covenants.

         The Obligors covenant that so long as any of the Notes are outstanding:

     10.1 Indebtedness.

         Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness under the Financing Documents;

          (b) Indebtedness under the Bank Financing Documents, provided that the maximum principal amount of loans and extensions of credit provided therein shall be limited to $20,000,000 outstanding at any time;

          (c) Existing Indebtedness as set forth on Schedule 10.1 (including any extensions or renewals thereof), provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 10.1;

          (d) Indebtedness of the Obligors (i) secured by Purchase Money Security Interests or (ii) consisting of capital leases, provided that the maximum amount of Indebtedness under this subclause (d) shall not exceed at any one time outstanding the aggregate principal amount of $5,000,000 through the period ending December 31, 2002; $7,500,000 through the period ending December 31, 2003; $10,000,000 through the period ending December 31, 2006; and $12,500,000 thereafter.

          (e) Indebtedness of any Subsidiary wholly owned by the Company to the Company or to any other Subsidiary which is wholly owned by the Company, and Indebtedness of the Company to any Subsidiary of the Company;

          (f) Guaranties by the Company or any Subsidiary of the Company permitted pursuant to Section 10.3 hereof;

          (g) Indebtedness secured by Permitted Liens; and

          (h) Indebtedness with respect to deposits or reclamation or other bonds incurred in the ordinary course.

     10.2 Liens.

         Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

     10.3 Guaranties.

         Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Obligors permitted hereunder including Guaranties by the Obligors of Indebtedness arising under the Bank Financing Documents, and for Guaranties of obligations not prohibited hereunder.

     10.4 Loans and Investments.

         Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

          (a) trade credit extended on usual and customary terms in the ordinary course of such Obligor's or such Subsidiaries' business;

          (b) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

          (c) Permitted Investments; and

          (d) loans, advances and investments in or to other Obligors.

     10.5 Dividends and Related Distributions.

         The Company shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock, partnership interests or limited liability company interests (or warrants, options or rights therefor), except that, so long as no Potential Default or Event of Default is in existence or would result therefrom, the Company may (a) make distributions to the Parent out of the Company Share of Surplus Cash Flow as and to the extent permitted by Section 9.1(m) or distributions as permitted by line item (vii) of Section 9.1(m) and (b) pay the Management Fee to the Parent as and to the extent permitted by Section 9.1(r) and subject to Section 9.1(m). The Company shall not and shall not permit any of its Subsidiaries to enter into any contract or agreement which restricts in any manner the payment by Company's Subsidiaries of dividends and distributions to the Company or any other Obligor.

     10.6 Liquidations, Mergers, Consolidations, Acquisitions.

         Except for the acquisition of Northwestern and WECO pursuant to the Stock Purchase Agreement and the acquisitions by WCCO-KRC Acquisition Corp. and Dakota Westmoreland Corporation pursuant to the Asset Acquisition Documents, each of the Obligors shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that any Obligor other than the Company may consolidate or merge into another Obligor which is wholly-owned by one or more of the other Obligors.

     10.7 Dispositions of Assets or Subsidiaries.

         Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Obligor), except:

          (a) transactions involving the sale of inventory in the ordinary course of business;

          (b) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Obligor's or such Subsidiary's business and so long as such assets do not comprise more than 5% in any calendar year of the assets of the Company and its Subsidiaries taken as a whole;

          (c) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Obligor to another Obligor;

          (d) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 10.16 [Capital Expenditures and Leases], provided such substitute assets are subject to the Collateral Agent's Prior Security Interest;

          (e) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (a) through (d) above, which is approved by the Required Combined Holders;

          (f) the transfer of the Ancillary Interests on or before the date of closing of the Stock Purchase Agreement and the Asset Acquisition Agreement, as the case may be, to one or more members of the Parent Group; or

          (g) assets sold, transferred, or leased during the term of this Agreement in an amount up to 10% of the Obligors' Net Tangible Assets (as defined under GAAP) as reflected on the opening balance sheet of Obligors prepared in accordance with GAAP and in connection with the filing by the Parent of a current report on Form 8-K relating to the completion of the transactions under the Stock Purchase Agreement and/or Asset Acquisition Agreement.

     10.8 Affiliate Transactions.

         Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Obligor or other Person) without the prior written consent of the Required Combined Holders, unless such transaction (i) is not otherwise prohibited by this Agreement, (ii) is entered into upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the holders of the Notes, (iii) constitutes a Permitted Affiliate Transaction and (iv) is in accordance with all applicable Law.

     10.9 Subsidiaries, Partnerships and Joint Ventures.

         Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 9.2 [Additional Security Arrangements], provided that the Required Combined Holders shall have consented to such formation and joinder and that such Subsidiary and the Obligors, as applicable, shall grant and cause to be perfected first priority Liens to the Collateral Agent for the benefit of the holders of the Notes in the assets held by, and stock of or other ownership interests in, such Subsidiary. Each of the Obligors shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Obligors may be general or limited partners in other Obligors, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Obligors may be members or managers of, or hold limited liability company interests in, other Obligors, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

     10.10 Continuation of or Change in Business.

         Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, engage in any material business other than its business of owning and operating coal mine facilities associated with the Coal Reserves (as the same may be extended or expanded or changed from time to time).

     10.11 Plans and Benefit Arrangements.

         After the Closing, each of the Obligors shall not, and shall not permit any of its Subsidiaries to do any of the following if the same could reasonably be expected to result in any substantial obligation to the Company or any of its Subsidiaries or otherwise result in a Material Adverse Change:

          (a) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

          (b) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

          (c) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan;

          (d) permit any Plan to be less than Adequately Funded;

          (e) fail to make when due any contribution to any Multiemployer Plan that the Company or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

          (f) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan;

          (g) terminate, or institute proceedings to terminate, any Plan;

          (h) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

          (i) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code.

     10.12 Fiscal Year.

         The Company shall not, and shall not permit any Subsidiary of the Company to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

     10.13 Issuance of Stock.

         Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock, shares of beneficial interest, partnership interests, limited liability company interests or similar ownership interests, or any options, warrants or other rights in respect thereof.

     10.14 Changes in Organizational Documents.

         Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), certificate of limited partnership, certificate of formation, limited liability company agreement or other organizational documents without providing at least twenty
(20) calendar days' prior written notice to the holders of the Notes and, in the event such change would be material and adverse to the holders of the Notes as determined by the Required Combined Holders in their sole discretion, obtaining the prior written consent of the holders of the Notes.

     10.15 Changes in Material Contracts, Performance under Coal Supply
Contracts.

         Each of the Obligors shall not and shall not permit any of its Subsidiaries to materially amend (except for Permitted Modifications), cancel, terminate, waive or give any consent to any material violation of or release any party from its obligations under any of the Coal Supply Contracts or any of the other material contracts to which it is a party. Each of the Obligors shall supply coal under its respective Coal Supply Contracts solely with coal mined from the Obligors' coal mines and shall not purchase coal or permit any other Person to supply coal under or service its Coal Supply Contracts, except for (i) Permitted Affiliate Transactions, and (ii) for the procurement of coal at the request of a buyer in accordance with the explicit provisions of the Coal Supply Contract for Colstrip 3 & 4.

     10.16 Capital Expenditures and Leases.

         Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding the amounts indicated on Schedule
10.16 hereto in the aggregate in any fiscal year on account of the purchase or lease of any assets which are required to be capitalized on the financial statements of such Obligor in accordance with GAAP (all such payments "Capital Expenditures"), and all such Capital Expenditures and leases shall be made under usual and customary terms and in the ordinary course of business; provided that, any amounts not expended by the Obligors for Capital Expenditures may be carried forward and used in a subsequent fiscal year.

     10.17 Operating Leases.

         The Obligors shall not enter into or be obligated under operating leases having aggregate payments per year in excess of the amounts set forth on
Schedule 10.17.

     10.18 Minimum Debt Service Coverage Ratio.

         The Obligors shall not permit the Debt Service Coverage Ratio, calculated as of the end of each fiscal quarter after the Closing Date based upon the immediately preceding four fiscal quarters (provided, however, for periods ending on or before March 31, 2002, in lieu of using the preceding four fiscal quarters, the above computation shall be determined by annualizing the Consolidated EBITDA for the period from the Closing Date through the date of determination), to be less than 1.15 to 1.0.

     10.19 Maximum Leverage Ratio.

         The Obligors shall not permit the ratio of Consolidated Total Indebtedness of the Company and its Subsidiaries to Consolidated EBITDA to exceed the ratio set forth below for the periods specified below, calculated as of the end of each fiscal quarter during each such period based upon the immediately preceding four fiscal quarters (provided, however, for periods ending on or before March 31, 2002, in lieu of using the preceding four fiscal quarters, the above computation shall be determined by annualizing the Consolidated EBITDA for the period from the Closing Date through the date of determination):

---------------------------------------------------- ------------------------
                   Period                                     Ratio
---------------------------------------------------- ------------------------
Closing Date through December 31, 2001                    2.25 to 1.00
---------------------------------------------------- ------------------------
January 1, 2002 through December 31, 2003                 1.50 to 1.00
---------------------------------------------------- ------------------------
January 1, 2004 through December 31, 2005                 1.25 to 1.00
---------------------------------------------------- ------------------------
January 1, 2006 and thereafter                            1.00 to 1.00
---------------------------------------------------- ------------------------

     10.20 Maximum Consolidated Total Indebtedness to Consolidated Total Capitalization.

         The Obligors shall not permit the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization of the Company and its Subsidiaries, as determined at the end of each fiscal quarter, to exceed the ratio set forth below:

------------------------------------------------------- ------------------------
             Testing Date                                         Ratio
------------------------------------------------------- ------------------------
December 31, 2001 through the fiscal
quarter ending September 30, 2002                              .75 to 1.00
------------------------------------------------------- ------------------------
December 31, 2002 through the fiscal
quarter ending September 30, 2003                              .60 to 1.00
------------------------------------------------------- ------------------------
December 31, 2003 through the fiscal
quarter ending September 30, 2004                              .50 to 1.00
------------------------------------------------------- ------------------------
December 31, 2004 and thereafter                               .40 to 1.00
------------------------------------------------------- ------------------------

Section 11. Events of Default.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

     (a) default in the payment or prepayment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and/or payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (b) default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

     (c) default in the performance of or compliance with any term contained in
Section 7.1(e) or Section 10; or

     (d) an Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any other term of any Financing Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph
(d) of Section 11), or the Guaranty Agreement or any Security Document fails to be in full force and effect; or

     (e) any representation or warranty made in writing by or on behalf of an Obligor or by any officer of an Obligor in any Financing Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

     (f) (i) any "Event of Default" shall occur or exist under the Bank Credit Agreement or any of the other Bank Financing Documents, or (ii) the Company or any Subsidiary of the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $500,000 beyond any period of grace provided with respect thereto, or (iii) the Company or any Subsidiary of the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness described in clauses (ii) and (iii) has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary of the Company has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $500,000, or
(v) the earlier to occur of (1) an event of default (or right to cancel or terminate such agreement prior to its stated term) by any of the Obligors shall occur at any time under the terms of any Coal Supply Contract (upon occurrence of any such event, a "Defaulted Agreement") and such event of default could result in cancellation or termination of the Defaulted Agreement prior to its stated term, or (2) the cancellation or termination of any Defaulted Agreement or (vi) an event of default (or a right to cancel or terminate such agreement prior to its stated term) shall occur at any time under the terms of any one or more of the Coal Leases which is reasonably likely to cause a Material Adverse Change; or

     (g) the Company or any Subsidiary of the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

     (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such order or petition shall not be dismissed within 60 days; or

     (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 (net of insurance coverage, provided, that (i) the insurance carrier has acknowledged in writing its obligation to satisfy such judgment or judgments and (ii) such insurance carrier is solvent and has a long term debt rating which is at least 'A2' by Moody's or 'A' by Standard & Poor's) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Obligor to perform its Obligations hereunder or under the other Financing Documents or the Bank Financing Documents; or

     (j) Any of the following events occur, involving the Company or any member of the ERISA Group, which event, alone or together with any other such event(s), would, or would reasonably be expected to, result in a substantial obligation to the Company or any of its Subsidiaries or otherwise result in a Material Adverse
Change: (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Internal Revenue Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought to be granted under section 412 of the Internal Revenue Code; (ii) the Plans, considered in the aggregate, shall cease to be Adequately Funded; (iii) failure to make any contribution when due to a Multiemployer Plan; (iv) a notice of intent to terminate shall have been or is reasonably expected to be filed with the PBGC with respect to any Plan; (v) a Reportable Event which the Administrative Note Agent determines in good faith to constitute grounds under which the PBGC is reasonably expected to terminate any Plan; (vi) the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have given notice that a Plan may become the subject of such proceedings; (vii) adoption of an amendment to a Plan with respect to which security is required under ERISA section 307; (viii) partial or complete withdrawal under ERISA section 4062(e), from a Multiple Employer Plan; or (ix) partial or complete withdrawal from a Multiemployer Plan.

     (k) The manager shall default under or otherwise fail to perform any of its obligations or duties under the Management Agreement.

Section 12. Remedies on Default, etc.

     12.1 Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any Event of Default described in paragraph (a) or (b) of
     Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          (c) If any other Event of Default has occurred and is continuing, the Required Combined Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) in the case of the Series B Notes, the Make-Whole Amount determined in respect of the principal amount thereof (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Series B Note has the right to maintain its investment in the Series B Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Series B Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2 Other Remedies.

         If any Potential Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and preserve the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or in any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     12.3 Rescission.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Potential Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Potential Default or impair any right consequent thereon.

     12.4 No Waivers or Election of Remedies, Expenses, etc.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13. Registration; Exchange; Substitution of Notes.

     13.1 Registration of Notes.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for and registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor and/or the Collateral Agent promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes, and all holders of Notes consent thereto.

     13.2 Transfer and Exchange of Notes.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver within five Business Days of such surrender, at the Company's expense (except as provided below), one or more new Notes of the appropriate series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note provided, however, that the Company shall not be obligated to effect a transfer of Notes which would constitute a public distribution requiring registration of such Notes under applicable federal or state securities laws or a transaction prohibited under Section 406 of ERISA or
Section 4975 of the Internal Revenue Code. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1A or 1B, as appropriate. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 and 6.2.

     13.3 Replacement of Notes.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense and within five Business Days shall execute and deliver, in lieu thereof, a new Note of the appropriate series, in the same principal amount as the lost, stolen, destroyed or mutilated Note, and dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

     14.1 Place of Payment.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of The Chase Manhattan Bank, in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     14.2 Home Office Payment.

         So long as a Purchaser or a Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by such Purchaser or such Purchaser's nominee such Purchaser will, at such Purchaser's election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

Section 15. Expenses, Etc.

     15.1 Transaction Expenses.

         Whether or not the transactions contemplated hereby are consummated, the Obligors, jointly and severally, will pay all reasonable costs and expenses (provided that the fees and costs incurred by the Purchasers pre-Closing shall be limited to reasonable attorneys' fees of a special counsel) incurred by the Purchasers or any holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes or any other Financing Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or any other Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or any other Financing Document, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work- out or restructuring of the transactions contemplated hereby and by the Notes or any other Financing Document. The Obligors, jointly and severally, will pay, and will save the Purchasers and each other holder of a Note harmless from, all claims in respect of any reasonable fees, costs or expenses, if any, of brokers and finders (other than those retained by any Purchaser).

     15.2 Survival.

         The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes or any other Financing Document, and the termination of this Agreement or any other Financing Document.

Section 16. Survival of Representations and Warranties; Entire Agreement.

         All representations and warranties contained herein and in the other Financing Documents shall survive the execution and delivery of this Agreement and the other Financing Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to any Financing Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Documents embody the entire agreement and understanding between the Purchasers and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

     17.1 Requirements.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Combined Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to a Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     17.2 Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     17.3 Binding Effect, etc.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Potential Default or Event of Default not expressly amended or waived or impair any right consequent thereon. Any consent to an amendment or waiver which is given pursuant to this Section 17 by a holder of a Note which shall have (i) transferred at any time thereafter or agreed to transfer all or a portion of its Notes to any Obligor or any Affiliate of any Obligor and (ii) provided such consent as a condition to such transfer, shall be valid and binding only upon such holder. No course of dealing between an Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     17.4 Notes Held by an Obligor, etc.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by an Obligor or any of its Affiliates shall be deemed not to be outstanding.

Section 18. Notices.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

     (a) if to a Purchaser or a Purchaser's nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

     (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

     (c) if to an Obligor, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attn: Michael Levitin, Esq., or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19. Reproduction of Documents.

         The Financing Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit an Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

         For the purposes of this Section 20, "Confidential Information" means information delivered to each Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to the Financing Documents that is proprietary in nature and that was clearly marked or labeled or otherwise identified when received by such Purchaser as being confidential information, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes) and they agree to maintain such confidentiality in accordance with this Section 20, (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and the Financing Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21. Substitution of a Purchaser.

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.

     22.1 Successors and Assigns.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not. In the event of any sale or transfer of the Notes, the holder selling its Notes specifically acknowledges and agrees that it is assigning its right title and interest in the Notes and the other Financing Documents to the transferee thereof and the transferee or purchaser of such Notes specifically accepts the assignment by the selling or transferring holder of all of its right title and interest under the Notes and the other Financing Documents.

     Section 22.2 Sharing Provisions.

         The Purchasers agree among themselves that with respect to all amounts received by any Purchaser for application against the Notes or any other Obligation, whether received by voluntary payment, by realization upon security, by the exercise of any right afforded pursuant to Section 22.3, the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the holders of the Notes in proportion to their unpaid principal amount of the Notes immediately prior to the application of such amount, except for payments which may from time to time be (1) made in a disproportional amount as between the Series of Notes due to the specific amortization provisions of each Series, different interest rates accruing on each Series of Notes or the application of prepayments differently between the Series of Notes in accordance with the terms of this Agreement, (2) made in connection with the prepayment of a principal amount of Series B Notes and consisting of the Make-Whole Amount determined in respect of such principal amount or (3) paid to a particular holder of the Series A Notes in accordance with Section (o) [Additional Compensation in Certain Circumstances] or Section (i) [Euro-Rate Unascertainability] of Schedule A to the form of Series A Note set forth in Exhibit 1A. Each Purchaser and each such holder of a Note receiving any such amount shall purchase for cash from each other holder of a Note an interest in such other holder's Note(s) in such amount as shall result in a ratable participation by all holders of Notes in accordance with the unpaid principal amount of the Notes held by each of them, provided that if all or any portion of such excess amount is thereafter recovered from the Purchaser or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Purchaser or the holder making such purchase in respect of such recovered amount, but less any interest or other amounts received by the Purchaser or holder making such purchase, in respect of the period for which such Purchaser or holder owes any such interest or other amounts, on account of the participations which were purchased with such recovered amount. In the absence of the written consent of all of the Purchasers, the provisions set forth in this section shall not be amended, modified or rescinded.

     22.3 Set Off.

         If an Event of Default shall occur and be continuing, any Purchaser to whom any Obligation is owed by any Obligor hereunder or under any other Financing Document and any branch, Subsidiary or Affiliate of such Purchaser anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Obligor, to set-off against and apply to the then unpaid balance of all the Notes and all other Obligations of the Company and the other Obligors hereunder or under any other Financing Document any debt owing to, and any other funds held in any manner for the account of, the Company or such other Obligor by such Purchaser or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Company or such other Obligor for its own account (but not including funds held in custodian or trust accounts) with such Purchaser or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Purchaser or the Agent shall have made any demand under this Agreement or any other Financing Document, whether or not such debt owing to or funds held for the account of the Company or such other Obligor is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Purchaser or the Agent. In the absence of the written consent of all of the Purchasers, the provisions set forth in this section shall not be amended, modified or rescinded.

     22.4 Payments Due on Non-Business Days.

         Anything in this Agreement or the Notes to the contrary notwithstanding, but subject to the last sentence of this Section 22.4, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the immediately preceding Business Day. Notwithstanding the first sentence hereof, any Interest Period (as that term is defined in Schedule 1 to the form of Series A Note set forth in
Exhibit 1A) which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

     22.5 Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     22.6 Construction.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     22.7 Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     22.8 Governing Law.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York applicable to contracts made and to be performed in said State.

     22.9 Withholding.

         If any Purchaser is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code and such Purchaser claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Internal Revenue Code, such Purchaser (a "Foreign Purchaser") agrees with and in favor of the Company to deliver to the Company:

          (a) if such Purchaser claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (b) if such Purchaser claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Purchaser, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Purchaser and in each succeeding taxable year of such Purchaser during which interest may be paid under this Agreement, and IRS Form W-9; and

          (c) such other form or forms as may be required under the Internal Revenue Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

         Such Foreign Purchaser agrees promptly to notify the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         If any Foreign Purchaser claiming exemption from United States withholding tax by filing IRS Form W-8ECI with Company sells, assigns, grants a participation in, or otherwise transfers all or part of the Notes, such Purchaser agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Internal Revenue Code.

         If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that the Company or any other Obligor did not properly withhold tax from amounts paid to or for the account of any Foreign Purchaser (because the appropriate form was not delivered, was not properly executed, or because such Foreign Purchaser failed to notify the Company of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Foreign Purchaser shall indemnify the Company and each Obligor fully for all amounts paid, directly or indirectly, by the Company as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Company, as applicable, under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of each Foreign Purchaser under this Section shall survive the payment of all Notes.

     22.10 Environmental Indemnity.

         The Obligors, jointly and severally, will indemnify, protect, hold harmless and defend each Purchaser and each holder from time to time of any Note, and their respective officers, directors, trustees, employees and agents (collectively, "Indemnitees"), from and against any and all liabilities, costs (including, without limitation, reasonable fees and disbursements of attorneys, consultants and experts, and costs of investigation, clean up, response, removal, remediation, containment, restoration, treatment and disposal), claims, damages, demands, litigation, suits, proceedings, actions, losses, obligations, penalties, fines, judgments, sums paid in settlement of any of the above, and reasonable disbursements actually incurred by any Indemnitee arising from or out of, or in any way connected with, (i) any failure of any representation or warranty set forth in Section 5.25 to be true and correct when made or any failure by the Obligors (or any of them) to comply with any of the covenants, agreements, terms and conditions set forth in Section 9.1(i) or to comply with any Environmental Law, (ii) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling, or the emission, discharge, release or threatened release into the environment, of any Regulated Substance at any time on, in, under or above the Property or any part thereof, (iii) the presence or suspected presence of any Regulated Substances manufactured, generated, refined, processed, distributed, sold, treated, received, stored, disposed of, transported, arranged to be transported or handled by the Obligors (or any of them) or any of their respective Subsidiaries, or (iv) the migration, leaking, leaching, flowing, emitting or other movement of any Regulated Substance from the Property, or any location containing Regulated Substances manufactured, generated, refined, processed, distributed, sold, treated, received, stored, disposed of, transported, arranged to be transported or handled by the Obligors (or any of them) or any of their respective Subsidiaries to any other property; provided, however, that any obligation of any of the Obligors under this Section
22.10 to any Indemnitee shall not apply to, and no obligation shall exist with respect to, any of the foregoing which arises: (x) from and after the exercise by any of the Indemnitees (or any of their agents) of any foreclosure right or control with respect to the Collateral, but only to the extent of obligations arising from activities of the successor or its agent or (y) from the gross negligence or willful misconduct of any of the Indemnitees (or any of their agents). If at any time a responsible officer of any Indemnitee shall have actual knowledge of an asserted liability for which such Indemnitee would be entitled to indemnification hereunder, such Indemnitee shall give written notice thereof to the Obligors ; provided, however, that no failure to give any such notice shall relieve the Obligors (or any of them) of the obligation to provide indemnification hereunder to such Indemnitee except to the extent that the Obligors shall have been prevented as a consequence from defending against or settlement of any such liability as hereinafter required. Upon receipt of such notice, the Obligors shall assume full responsibility for the defense against or settlement of any such liability, and shall consult with such Indemnitee and advise such Indemnitee of significant developments in connection therewith; provided, however, that (A) such Indemnitee shall be consulted as to the legal counsel and other consultants to be employed in respect thereof and may in its reasonable judgment veto the employment of any legal counsel or consultant not reasonably acceptable to it and (B) if such Indemnitee shall give to the Obligors notice that in its good faith judgment an important business (whether such interest is economic, reputable or otherwise) interest of such Indemnitee is involved in any such liability or potential liability, such Indemnitee shall have the right to control, in consultation with the Obligors, the defense against such liability provided such defense is reasonable and does not impose any excessive burden or cost (monetary or otherwise) on any of the Obligors. The obligations of the Obligors under this Section shall survive payment of any Notes and transfer of any Notes and shall be enforceable by each Indemnitee hereunder separately or together, without necessity of accelerating the maturity of any Notes; and any such Indemnitee seeking to enforce the indemnification provided for hereunder may initially proceed directly against the Obligors (or any of them) without first resorting to any other rights of indemnification or otherwise that it may have.

     22.11 Jurisdiction And Process.

           EACH OF THE OBLIGORS AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE OBLIGORS, OR ANY OF THEM, FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF THEIR PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY PURCHASER OR NOTEHOLDER OR THE COLLATERAL AGENT OR ON BEHALF OF ANY PURCHASER OR NOTEHOLDER OR THE COLLATERAL AGENT, AS SUCH NOTEHOLDER, PURCHASER OR THE COLLATERAL AGENT MAY ELECT, AND EACH OF THE OBLIGORS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. THE OBLIGORS HEREBY AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
MAIL), POSTAGE PREPAID, TO THEM AT THEIR ADDRESS SPECIFIED IN SECTION 18 OR AT SUCH OTHER ADDRESS OF WHICH EACH PURCHASER AND EACH HOLDER OF A NOTE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IN ADDITION, EACH OF THE OBLIGORS HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     22.12 Waiver Of Jury Trial.

         EACH OBLIGOR AND EACH HOLDER OF NOTES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Execution by a Purchaser of this Agreement and its return to the Company shall bind such Purchaser and each of the respective Obligors to this Agreement.

                     Very truly yours,

                     WESTMORELAND MINING LLC

                     By: /s/ Robert J. Jaeger
                        ---------------------------------
                     Title: President
                      Name: Robert J. Jaeger


                     WESTERN ENERGY COMPANY, an Obligor and Guarantor

                     By: /s/ Robert J. Jaeger
                        ---------------------------------
                     Title: Vice President
                      Name: Robert J. Jaeger


                     NORTHWESTERN RESOURCES CO., an Obligor and Guarantor

                     By: /s/ Robert J. Jaeger
                        ---------------------------------
                     Title: Vice President
                      Name: Robert J. Jaeger


                     DAKOTA WESTMORELAND CORPORATION, an Obligor and Guarantor

                     By: /s/ Robert J. Jaeger
                        ---------------------------------
                     Title: Vice President
                      Name: Robert J. Jaeger


                     WCCO-KRC ACQUISITION CORP., an Obligor and Guarantor

                     By: /s/ Robert J. Jaeger
                        ---------------------------------
                     Title: Vice President
                      Name: Robert J. Jaeger




The foregoing is hereby agreed to as of the date thereof.

PNC BANK, NATIONAL ASSOCIATION                                 TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


By: /s/ Christopher Moravec                                    By: /s/ Estelle Simsolo
   ---------------------------                                    -------------------------------
     Name: Christopher Moravec                                      Name: Estelle Simsolo
     Title Senior Vice President                                    Title Director- Private Placements


                                                               PACIFIC LIFE INSURANCE COMPANY

                                                               By: /s/ Violet Osterberg / By: /s/ Audrey L. Milfs
                                                                  -------------------------------------------------
                                                                  Name: Violet Osterberg          Audrey L. Milfs
                                                                  Title AVP                       Secretary

NATIONAL CITY BANK

By: /s/ Wilmer J. Jacobs
   -----------------------------
     Name: Wilmer J. Jacobs
     Title Vice President


FIRSTAR BANK, N.A.                                             THE TRAVELERS INSURANCE COMPANY

By: /s/ Eric Hartman                                           By: /s/ Robert M. Mills
   ----------------------------                                   ---------------------------
     Name: Eric Hartman                                             Name: Robert M. Mills
     Title VP                                                       Title Title Investment Officer


AMERICAN GENERAL INTERNATIONAL                                 NATIONWIDE INDEMNITY COMPANY
INVESTMENTS, INC.
                                                               NATIONWIDE MUTUAL FIRE INSURANCE COMPANY
AMERICAN GENERAL LIFE AND
ACCIDENT INSURANCE COMPANY                                     NATIONWIDE MUTUAL INSURANCE COMPANY

By: /s/ C. Scott Inglis
   ---------------------------                                 By: /s/ Mark W. Poeppelman
     Name: C. Scott Inglis                                        ----------------------------
     Title Investment Officer                                       Name: Mark W. Poeppelman
                                                                    Title Associate Vice President

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Eric V. Savi
   -----------------------------------
     Name: Eric V. Savi
     Title Director

                                   SCHEDULE A
                              NOTES TO BE PURCHASED
            SERIES A FLOATING RATE SENIOR GUARANTEED NOTE PURCHASERS

--------------------------------------------------------- --------------------------- --------------------------------
                   NAME OF PURCHASER                           NOTE AT CLOSING                 DEFERRED NOTE
--------------------------------------------------------- --------------------------- --------------------------------
--------------------------------------------------------- --------------------------- --------------------------------
FIRSTAR BANK, N.A.                                              $4,171,875                       $828,125
--------------------------------------------------------- --------------------------- --------------------------------
PNC BANK, NATIONAL ASSOCIATION                                  $8,343,750                      $1,656,250
--------------------------------------------------------- --------------------------- --------------------------------
NATIONAL CITY BANK                                              $4,171,875                       $828,125
--------------------------------------------------------- --------------------------- --------------------------------

            SERIES B FLOATING RATE SENIOR GUARANTEED NOTE PURCHASERS

-------------------------------------------------------- ---------------------------- --------------------------------
                   NAME OF PURCHASER                           NOTE AT CLOSING                 DEFERRED NOTE
-------------------------------------------------------- ---------------------------- --------------------------------
AMERICAN GENERAL ANNUITY INSURANCE COMPANY                      $8,331,250                      $1,668,750
-------------------------------------------------------- ---------------------------- --------------------------------
AMERICAN GENERAL INTERNATIONAL INVESTMENTS, INC.                $4,165,625                       $834,375
-------------------------------------------------------- ---------------------------- --------------------------------
METROPOLITAN LIFE INSURANCE COMPANY                             $8,331,250                      $1,668,750
-------------------------------------------------------- ---------------------------- --------------------------------
NATIONWIDE INDEMNITY COMPANY                                    $2,499,375                       $500,625
-------------------------------------------------------- ---------------------------- --------------------------------
NATIONWIDE MUTUAL FIRE INSURANCE COMPANY                        $2,499,375                       $500,625
-------------------------------------------------------- ---------------------------- --------------------------------
NATIONWIDE MUTUAL INSURANCE COMPANY                             $3,332,500                       $667,500
-------------------------------------------------------- ---------------------------- --------------------------------
PACIFIC LIFE INSURANCE COMPANY                                 $12,496,875                      $2,503,125
-------------------------------------------------------- ---------------------------- --------------------------------
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF                  $29,159,375                      $5,840,625
AMERICA
-------------------------------------------------------- ---------------------------- --------------------------------
THE TRAVELERS INSURANCE COMPANY                                $12,496,875                      $2,503,125
-------------------------------------------------------- ---------------------------- --------------------------------

FURTHER INFORMATION RELATING TO PURCHASERS:

Series A Floating Rate Senior Guaranteed Note Purchasers


PNC BANK, NATIONAL ASSOCIATION

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      PNC Bank, National Association
      ABA 043000096
      Credit:  Agency Services
      A/C:  GL130-76-001-7005
      Ref:  Westmoreland Mining LLC

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      Christopher Moravec, Senior Vice President
      One PNC Plaza, 3rd Floor
      Pittsburgh, PA  15222
      Telephone:  412-762-2540
      Facsimile:  412-762-7568

(3)   All other communications shall be delivered or mailed to the following:

      (i)  for business matters:

      Christopher Moravec, Senior Vice President
      One PNC Plaza, 3rd Floor
      Pittsburgh, PA  15222
      Telephone:  412-762-2540
      Facsimile:  412-762-7568

NATIONAL CITY BANK

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      National City Bank
      ABA  041000124
      A/C Name:  Commercial Loan Operations
      A/C #:  151804
      Ref:  Westmoreland Mining LLC


(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      Wilmer J. Jacobs
      1900 East Ninth Street
      Loc#  2077
      Cleveland, OH  44114
      Telephone:  216-575-2562
      Facsimile:  216-222-0003

(3)   All other communications shall be delivered or mailed to the following:

      (i)  for business matters:

      Wilmer J. Jacobs
      1900 East Ninth Street
      Loc#  2077
      Cleveland, OH  44114
      Telephone:  216-575-2562
      Facsimile:  216-222-0003


FIRSTAR BANK, N.A.

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      Firstar Bank, N.A. (St. Louis, Missouri)
      ABA 081000210
      Commercial Exceptions
      A/C:  3811005184
      Ref:  Westmoreland Mining LLC

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      Eric Hartman
      7th & Washington St.
      TRAM 12-3
      St. Louis, MO  63101
      Telephone:  314-418-2336
      Facsimile:  314-418-3859

(3)   All other communications shall be delivered or mailed to the following:

      (i)  for business matters:

      Eric Hartman
      7th & Washington St.
      TRAM 12-3
      St. Louis, MO  63101
      Telephone:  314-418-2336
      Facsimile:  314-418-3859


TRAVELERS CORPORATE LOAN FUND INC.1

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      Travelers Corporate Loan Fund Inc.
      Account Number 85-110-88160
      Further reference 34340120369977
      PNC Bank
      New York, New York
      ABA No. 031000053

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      Travelers Corporate Loan Fund Inc.
      One Tower Square, 9 PB
      Hartford, Connecticut 06183-2030
      Attn:  Robert M. Mills, Investment Officer

      Telephone:  (860) 277-7804
      Facsimile:  (860) 954-5243

(3)   All other communications shall be delivered or mailed to the following:

      (i)  for business matters:

      Robert M. Mills, Investment Officer
      Travelers Corporate Loan Fund Inc.
      One Tower Square, 9 PB
      Hartford, Connecticut 06183-2030

      Telephone: (860) 277-7804
      Facsimile:  (860) 954-5243

      With a copy of all notices to:

      Travelers Corporate Loan Fund Inc.
      c/o Smith Barney
      388 Greenwich Street, 22nd Floor
      New York, New York 10013


      (ii)  for administrative/operations matters:

      John J. Console/James A. DeLuca
      Citigroup Investments Inc.
      One Tower Square
      Hartford, Connecticut 06183-2030

      Telephone:  (860) 277-0940 / (860) 954-3832
      Facsimile:  (860) 277-7941

(4)   Tax I.D. Number:  13-4022241

1 Information provided due to potential acquisition of Notes by Travelers
  Corporate Loan Fund, Inc.


COLUMBUS LOAN FUNDING LTD.2

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      Chase Bank of Texas, National Association
      ABA No.  113000609
      BNF Name: Wire Clearing -- Asset Backed Securities
      Chase Tower Houston, 9th Floor
      Houston, Texas
      Account No.  00102619468
      FFC:  Columbus Loan Funding Ltd.
      55030012339100
      Attn:  Cliff Harris

      Telephone:  (713) 216-4629
      Facsimile:  (713) 577-5266

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      Columbus Loan Funding Ltd.
      One Tower Square
      Hartford, Connecticut 06183-2030
      Attn:  Robert M. Mills, Investment Officer

      Telephone:  (860) 277-7804
      Facsimile:  (860) 954-5243

(3)   All other communications shall be delivered or mailed to the following:

      (i)  for business matters:

      Robert M. Mills, Investment Officer
      Columbus Loan Funding Ltd.
      One Tower Square
      Hartford, Connecticut 06183-2030

      Telephone: (860) 277-7804
      Facsimile:  (860) 954-5243


      (ii)  for administrative/operations matters:

      John J. Console/James A. DeLuca
      Citigroup Investments Inc.
      One Tower Square
      Hartford, Connecticut 06183-2030

      Telephone:  (860) 277-0940 / (860) 954-3832
      Facsimile:  (860) 277-7941

2 Information provided due to potential acquisition of Notes by Columbus
  Loan Funding Ltd..

Series B Senior Guaranteed Note Purchasers

AMERICAN GENERAL ANNUITY INSURANCE COMPANY

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      ABA#011000028
      State Street Bank and Trust Company
      Boston, MA 02101
      Re: American General Annuity Insurance Company
      AC-7215-132-7
      OBI=PPN # and description of payment
      Fund Number PA WE1B

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      American General Annuity Insurance Company and PA WE1B
      c/o State Street Bank Corporation
      Insurance Services
      801 Pennsylvania
      Kansas City, MO 64105

      Facsimile:  (816) 691-3619

(3) Duplicate payment notices and all other communications shall be delivered or mailed to:

      American General Annuity Insurance Company and PA WE1B

      c/o American General Corporation
      Attn:  Investment Research Department, A37-01
      P.O. Box 3247
      Houston, Texas 77253-3247

      Overnight mail address:

      2929 Allen Parkway, A37-01
      Houston, TX 77019-2155

      Facsimile:   (713) 831-1072

      With a copy to:

      American General Enterprise Services, Inc.
      Legal Department - Investment Management
      2929 Allen Parkway, Suite A36-01
      Houston, TX 77019-2155
      Facsimile: (713) 831-2328

(4)   Tax I.D. Number:  75-0770838

AMERICAN GENERAL INTERNATIONAL INVESTMENTS, INC.

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      ABA #011000028
      State Street Bank and Trust Company
      Boston, MA 02101
      Re: American General International Investments Inc.
      AC-0125-963-9
      OBI=PPN # and description of payment
      Fund Number PA 9F

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      American General International Investments Inc. and PA 9F
      c/o State Street Bank Corporation
      Insurance Services
      801 Pennsylvania
      Kansas City, MO 64105
      Facsimile: (816) 691-3619

(3) Duplicate payment notices and all other communications shall be delivered or mailed to:

      American General International Investments Inc.
      c/o American General Corporation
      Attn:  Investment Research Department, A37-01
      P.O. Box 3247
      Houston, Texas 77253-3247

      Overnight mail address:

      2929 Allen Parkway, A37-01
      Houston, Texas 77019-2155

      Facsimile:  (713) 831-1072

      With a copy to:

      American General Enterprise Services, Inc.
      Legal Department - Investment Management
      2929 Allen Parkway, Suite A36-01
      Houston, TX 77019-2155

      Facsimile: (713) 831-2328

(4)   Tax I.D. Number:  76-0670714

METROPOLITAN LIFE INSURANCE COMPANY

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      The Chase Manhattan Bank
      ABA# 021-000-021
      New York, New York
      For credit to:  Metropolitan Life Insurance Company
      Account No. 002-2-410591

      With reference to PPN 96106@ AB5

      with sufficient information (including PPN
      96106@ AB5) to identify the source and application of such funds.

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      Metropolitan Life Insurance Company
      Project Placement Unit
      334 Madison Avenue
      Convent Station, NJ  07961-0633
      Attn:   Thomas A. Brownsword, Director

      Telephone:   (973) 254-3321
      Facsimile:    (973) 254-3032

(3)   All other communications shall be delivered or mailed to:

      Metropolitan Life Insurance Company
      Project Placement Unit
      334 Madison Avenue
      Convent Station, NJ  07961-0633
      Attn:   Thomas A. Brownsword, Director

      Telephone:   (973) 254-3321
      Facsimile:   (973) 254-3032

      With a copy to:

      Metropolitan Life Insurance Company
      One Madison Avenue
      New York, NY  10010-3690
      Attn:   Lisa Korsten, Esq. (Area 6-H)

      Facsimile:  (212) 251-1640

(4)   Tax I.D. Number:  13-5581829

NATIONWIDE INDEMNITY COMPANY

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      The Bank of New York
      ABA #021-00-018
      BNF:  IOC566
      F/A/O Nationwide Indemnity Company
      Attn:  P & I Department
      PPN#:  96106@ AB5
      Security Description:  [           ]

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      Nationwide Indemnity Company
      c/o The Bank of New York
      P.O. Box 19266
      Attn:  P&I Department
      Newark, NJ 07195

      With a copy to:

      Nationwide Indemnity Company
      Attn:  Investment Accounting
      One Nationwide Plaza (1-32-05)
      Columbus, Ohio 43215-2220

(3)   All other communications shall be delivered or mailed to:

      Nationwide Indemnity Company
      One Nationwide Plaza (1-33-07)
      Columbus, Ohio  43215-2220
      Attn:  Corporate Fixed-Income Securities

(4)   Tax I.D. Number: 31-1399201


NATIONWIDE MUTUAL FIRE INSURANCE COMPANY

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      The Bank of New York
      ABA #021-000-018
      BNF: IOC566
      F/A/O Nationwide Mutual Fire Insurance Company
      Attn:  P&I Department
      PPN# [                           ]
      Security Description [                       ]

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      Nationwide Mutual Fire Insurance Company
      c/o The Bank of New York
      P.O. Box 19266
      Attn:  P&I Department
      Newark, NJ 07195

      With a copy to:

      Nationwide Mutual Fire Insurance Company
      Attn:  Investment Accounting
      One Nationwide Plaza (1-32-05)
      Columbus, Ohio 43215-2220

(3)   All other communications shall be delivered or mailed to:

      Nationwide Mutual Fire Insurance Company
      One Nationwide Plaza (1-33-07)
      Columbus, Ohio 43215-2220
      Attn:  Corporate Fixed-Income Securities

(4)   Tax I.D. Number: 31-4177110

NATIONWIDE MUTUAL INSURANCE COMPANY

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      The Bank of New York
      ABA #021-000-018
      BNF: IOC566
      F/A/O Nationwide Mutual Insurance Company
      Attn: P&I Department
      PPN# 96106@ AB5
      Security Description [                          ]

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      Nationwide Mutual Insurance Company
      c/o The Bank of New York
      P.O. Box 19266
      Attn:  P&I Department
      Newark, NJ 07195

      With a copy to:

      Nationwide Mutual Insurance Company
      Attn: Investment Accounting
      One Nationwide Plaza (1-32-05)
      Columbus, Ohio 43215-2220

(3)   All other communications shall be delivered or mailed to:

      Nationwide Mutual Insurance Company
      One Nationwide Plaza (1-33-07)
      Columbus, Ohio 43215-2220
      Attn:  Corporate Fixed-Income Securities

(4)   Tax I.D. Number: 31-4177100

PACIFIC LIFE INSURANCE COMPANY

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds not later than 12 noon, New York City time, identifying the name of the issuer, a description of the Note(s) in respect of which payment is being made and the PPN number of such Note(s) to:

      Federal Reserve Bank of Boston
      ABA # 0110-123-41 BOS SAFE DEP
      DDA 125261
      Attn: MBS Income CC: 1253
      A/C Name: Pacific Life General Account/PLCF1810132
      Regarding: [Security Description] and PPN 96106@ AB5


(2) All notices of payments and written confirmations of such wire transfers shall be made to:

      Mellon Trust
      Attn:   Pacific Life Accounting Team
      One Mellon Bank Center - Room 0930
      Pittsburgh, PA  15258-0001

      Facsimile:   (412) 236-7529

      With a copy to:

      Pacific Life Insurance Company
      Attn:   Securities Administration - Cash Team
      700 Newport Center Drive
      Newport Beach, CA  92660-6397

      Facsimile:   (949) 640-4013

(3)   All other communications shall be delivered or mailed to:

      Pacific Life Insurance Company
      Attn:   Securities Administration
      700 Newport Center Drive
      Newport Beach, California 92660-6397

      Facsimile:   (949) 219-5406

(4)   Tax I.D. Number:   95-1079000

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


(1) All payment on account of the Notes shall be made in immediately available funds to:

      Chase Manhattan Bank
      ABA No.: 021-000-021
      New York, New York
      Account of: Teachers Insurance and Annuity Association of America Account No: 900-9-000200
      for further credit to TIAA Account Number
         [                          ]
      On Order of: Westmoreland Mining LLC

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      Teachers Insurance and Annuity Association of America
      730 Third Avenue
      New York, NY 10017
      Attn:   Securities Accounting Division

      Telephone: (212) 916-4188
      Facsimile: (212) 916-6955

(3)   All other communications shall be delivered or mailed to:

      Teachers Insurance and Annuity Association of America
      730 Third Avenue
      New York, NY 10017
      Attn:   Securities Division

      Telephone:  (212) 916-6298 (Attn: Elizabeth Schultz) or
                  (212) 490-9000 (general number)
      Facsimile:  (212) 916-4092

(4)   Tax I.D. Number:  13-1624203


THE TRAVELERS INSURANCE COMPANY

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      The Travelers Insurance Company - Consolidated Private
      Placement Account No. 910-2-587434
      The Chase Manhattan Bank, N.A.
      One Chase Manhattan Plaza
      New York, New York 10081
      ABA No. 021000021

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      The Travelers Insurance Company
      One Tower Square
      Hartford, Connecticut 06183-2030
      Attn:  Investment Group -Cashier 10-PB
      Facsimile:  (860) 277-7941

(3)   All other communications shall be delivered or mailed to:

      The Travelers Insurance Company
      One Tower Square
      Hartford, Connecticut 06183-2030
      Attn:  Investment Group - Private Placements 9 PB

      Facsimile:  (860) 954-5243

(4)   Tax I.D. Number: 06-0566090


THE TRAVELERS INSURANCE COMPANY,
      for one of its separate accounts

(1) All payments on account of the Notes shall be made by federal wire transfer of immediately available funds to:

      The Travelers Insurance Company - Separate Account TLAC
      Account No. 910-2-739365
      The Chase Manhattan Bank, N.A.
      One Chase Manhattan Plaza
      New York, New York 10081
      ABA No. 021000021

(2) Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth:

      (i) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

      The Travelers Insurance Company
      One Tower Square
      Hartford, Connecticut 06183-2030
      Attn:  Investment Group - Cashier 10 PB

      Telephone:  (860) 277-7941

(3)   All other communications shall be delivered or mailed to:

      The Travelers Insurance Company
      One Tower Square
      Hartford, Connecticut 06183-2030
      Attn:  Investment Group - Private Placements 9 PB

      Facsimile:  (860) 954-5243

(4)   Tax I.D. Number:   06-0566090

                                   SCHEDULE B

                                   DEFINITIONS

         In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

         Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by the Obligors.

         Adequately Funded shall mean a Plan's assets-to-liabilities relationship described herein. A Plan is Adequately Funded if, as of the last day of the Plan Year which has most recently ended (the "Valuation Date") and based on an actuarial valuation made as of the first day of such Plan Year by the Plan's regular actuarial consultant, the value of the Plan's assets as determined under Section 412(c)(2) of the Internal Revenue Code, including any contributions made to the Plan within eight and 1/2 months of the Valuation Date, is not less than 90% of the Plan's Current Liability, as determined under
Section 412(l)(7) of the Internal Revenue Code using the maximum allowable interest rate under such subsection, and recognizing over three years any plan change, such as any plan amendment or required statutory change in benefits, (but not changes in actuarial assumption or normal plan experience).

         Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees or individuals holding similar positions of a corporation or trust or other Person, as the case may be.

         Ancillary Interests shall mean the stock in Basin Resources, Inc., Horizon Coal Services, Inc., and North Central Energy Company and the member interests in Western SynCoal LLC pursuant to the Stock Purchase Agreement and the Gascoyne Rights being acquired as part of the Asset Acquisition Agreement, which have been determined to be of nominal value and ancillary and unnecessary to the business operations planned to be conducted by the Obligors.

         Annual Statements shall have the meaning assigned to that term in
Section 5.9(a).

         Asset Acquisition Agreement shall mean that certain Asset Purchase Agreement dated as of September 27, 2000 by and between Knife River Corporation and Westmoreland-Knife River Coal Acquisition Corp.

         Asset Acquisition Documents shall mean the Asset Acquisition Agreement and all bills of sale relating thereto, documents regarding assignment of contracts and assumption of liabilities pursuant to the terms of the Asset Acquisition Agreement, and all documents executed and delivered in connection with the foregoing.

         Available Cash is defined in Section 9.1(m).

         Authorized Officer shall mean those individuals, designated by the Company, authorized to execute notices, reports and other documents on behalf of the Obligors required hereunder. The Company may amend such list of individuals from time to time by giving written notice of such amendment to the holders of the Notes.

         Bank Credit Agreement means the Revolving Credit Agreement between the Company, PNC Bank, National Association, as Agent, and its Bank Lenders, dated of even date herewith, as amended, restated, refinanced, replaced, increased or reduced from time to time, and any successor bank credit agreement.

         Bank Financing Documents shall mean the Bank Credit Agreement and any other agreements, instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Bank Financing Document shall mean any of the Bank Financing Documents.

         Bank Lenders means the banks or other lenders which are from time to time party to the Bank Credit Agreement.

         Bank Primary Collateral shall mean that portion of the UCC Collateral in which the Bank Lenders are granted a first priority security interest pursuant to the Intercreditor Agreement in Accounts and Inventory.

         Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

         Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania or New York, New York and London, England.

         Capital Expenditures shall have the meaning set forth in Section 10.16.

         Closing is defined in Section 3.

         Coal Act shall mean Internal Revenue Code Sections 9701 through 9722.

         Coal Leases shall mean leases presently owned or hereafter acquired by any Obligor of mineral rights and real property interests related to the right to mine or extract coal from the Coal Reserves (as identified by the Company to the Collateral Agent and the holders of the Notes from time to time as mineable reserves), including without limitation, those leases set forth on Schedule 1.1(L).

         Coal Reserves shall mean all coal deposits which the Company by virtue of a deed or lease has the right to mine.

         Coal Supply Contracts shall mean collectively and Coal Supply Contract shall mean individually, all coal supply or sales agreements now or hereafter entered into by the Company or any Obligor which provide for the sale or provision of coal by Company or any Obligor, including without limitation, those agreements listed on Schedule 5.21 hereto.

         Collateral Agency Agreement shall mean that certain Collateral Agency Agreement among the Collateral Agent, the holders of the Notes dated as of April 27, 2001.

         Collateral Agent shall mean an institution which is holding the Collateral on behalf of the holders of the Notes pursuant to the terms of the Collateral Agency Agreement.

         Collateral Assignment shall mean the Collateral Assignment in the form of Exhibit (C)(1), collaterally assigning to the extent provided for therein the Company's or any Subsidiary's rights under Coal Supply Contracts.

         Collateral shall mean that portion of the UCC Collateral, Pledged Collateral, the Intellectual Property Collateral, Coal Supply Contracts and Real Property in or on which the Company or the other Obligors has granted the Collateral Agent for the benefit of the Noteholders a security interest in or lien on pursuant to the Security Agreement (Noteholders), the Collateral Assignment and the Pledge Agreement (Noteholders), the Patent Trademark and Copyright Security Agreement and the Mortgages (Noteholders), such Collateral to include, to the extent provided in the Security Documents, all coal reserves and related coal lease rights , equipment, furniture, fixtures, real property and improvements and general intangibles, leasehold interests, Coal Supply Contracts, the Debt Service Reserve Account, any Debt Service Letter of Credit, the Series B Trust Account and all limited liability company interests in the Company held by Parent.

         Company means Westmoreland Mining LLC, a Delaware limited liability company.

         Compliance Certificate shall have the meaning assigned to such term in 7.1(d).

         Confidential Information is defined in Section 20.

         Consolidated EBITDA shall mean for the period of determination (i) the sum of net income, depreciation, amortization, other nonrecurring or non-cash charges to net income, interest expense and income tax expense minus (ii) nonrecurring or non-cash credits to net income, in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

         Consolidated Net Worth shall mean as of any date of determination consolidated stockholders' equity of the Company and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

         Consolidated Total Capitalization shall mean as of the date of determination the sum of (i) Consolidated Total Indebtedness and (ii) Consolidated Net Worth.

         Consolidated Total Indebtedness shall mean the principal balance of the loans and the letters of credit arising out of or under the Bank Credit Agreement and all other Indebtedness of the Company and its Subsidiaries for borrowed money, including without limitation, Indebtedness evidenced by the Notes, capitalized leases and other Indebtedness as determined and consolidated in accordance with GAAP less any funds maintained in the Debt Service Reserve Account and the Series B Trust Account.

         Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

         Debt Service Coverage Ratio for any period shall mean, as of any date of determination, a fraction (i) the numerator of which is the amount of Consolidated EBITDA less Capital Expenditures (excluding (A) assets acquired by capital leases and (B) the amount of Indebtedness incurred in connection with the acquisition of an asset securing a Purchase Money Security Interest) for such period and (ii) the denominator of which is Debt Service for such period.

         Debt Service Reserve Account shall have the meaning ascribed to that term in the Collateral Agency Agreement.

         Debt Service Reserve Letter of Credit shall have the meaning ascribed to such term in Section 9.1(l).

         Debt Service Reserve Requirement shall have the meaning ascribed to such term in Section 9.1(l).

         Debt Service shall mean, as of any date of determination and for any period, the sum of interest and regularly scheduled principal payments on Indebtedness of the Obligors, plus the Collateral Agent's fees and expenses during such period.

         Default Rate means (a) for purposes of any Series A Notes, a rate of interest that is 2% per annum above the Base Rate Option (as defined and computed in accordance with Schedule C below, as such rate changes from time to time or (b) for purposes of any Series B Notes, the greater of (i) the rate described in the foregoing clause (a) and (ii) 11.29%.

         Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

         Environmental Complaint shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

         Environmental Laws shall mean all federal, state, local and foreign Laws and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body, which are applicable to Company or any Obligor, pertaining or relating to:
(i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances;
(v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

         Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

         ERISA Group shall mean, at any time, the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

         Event of Default shall mean any of the events described in Section 11 and referred to therein as an "Event of Default."

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Financial Projections shall have the meaning assigned to that term in
Section 5.9(b).

         Financing Documents means this Agreement, the Security Documents, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Notes and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Financing Document shall mean any of the Financing Documents.

         GAAP shall mean generally accepted accounting principles as are in effect from time to time in the United States of America, and applied on a consistent basis both as to classification of items and amounts.

         Gascoyne Rights shall mean all of the options and other rights granted under Section 7.11 of the Asset Acquisition Agreement with respect to coal reserves, facilities, and real property interests associated with a coal mine previously operated by Knife River Corporation and generally referred to as the Gascoyne mine.

         Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Financing Documents in the form of Exhibit (G)(1).

         Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to
Section 9.2.

         Guaranty Agreement shall mean the Guaranty and Suretyship Agreement referred to in Section 4.1(j) in substantially the form of Exhibit (G)(2) executed and delivered by each of the Guarantors to the holders of the Notes.

         Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

         Historical Statements shall have the meaning assigned to that term in
Section 5.9(a).

         holder means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, futures contracts or similar financial arrangements the value of which is dependent upon commodity rates or indices (including without limitation, any of the foregoing used to hedge the price of coal), capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due or, if more than thirty (30) days past due, which are being contested in good faith and adequate reserves are made for such debt), (v) all liabilities for borrowed money secured by any lien with respect to property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities), or (vi) any Guaranty by such Person of Indebtedness of a type described in clause (i) through (v) hereof of another Person.

         Independent Director shall mean with respect to a Subsidiary a member of the Board of Directors of the Subsidiary that is not at the time of initial appointment to the Board of Directors or at any time while serving on the Board of Directors or at any time within the preceding five (5) years, (a) a stockholder, director (with the exception of serving as an independent director of a Subsidiary or manager of the Company), officer, employee, member other than as Special Member (as defined in the Company's operating agreement), partner, attorney or counsel of the Subsidiary or of an Obligor or of any member of the Parent Group (except that he or she may be or become an independent director or manager of any other Single Purpose Entity formed in connection with any financing by any member of the Parent Group or any of their respective Affiliates); (b) a customer or supplier of the Subsidiary or any of its Affiliates; or (c) any member of the immediate family of a Person described in
(a) or (b).

         Independent Manager shall mean with respect to the Company a member of the Board of Directors or Managers of the Company that is not at the time of initial appointment to the Board of Directors or Managers or at any time while serving on the Board of Directors or Managers or at any time within the preceding five (5) years, (a) a stockholder, director (with the exception of serving as an independent manager or director of the Company), officer, employee, member other than as Special Member (as defined in the Company's operating agreement), partner, attorney or counsel of the Company or of any Obligor or of any member of the Parent Group (except that he or she may be or become an independent director or manager of any Single Purpose Entity formed in connection with any financing by any member of the Parent Group or any of their respective Affiliates); (b) a customer or supplier of the Company or any Obligor or any member of the Parent Group or any Affiliate of either of them; or (c) a member of the immediate family of any such Person described in (a) or (b).

         Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

         Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Obligor or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

         Institutional Investor means (a) any original purchaser of a Note, and
(b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         Intellectual Property Collateral shall mean all of the property described in the Patent, Trademark and Copyright Security Agreement.

         Intercompany Subordination Agreement shall mean an Intercompany Subordination Agreement in the form of Exhibit (I)(2) hereto, which is to be executed and delivered by the Obligors and any Subsidiaries.

         Intercreditor Agreement shall mean an Intercreditor Agreement in the form of Exhibit (I)(3) hereto, which is to be executed and delivered by the Collateral Agent, the Bank Lenders and the holders of the Notes.

         Interim Statements shall have the meaning assigned to that term in
Section 5.9(a).

         Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

         Inventory shall mean any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by the Obligors which are or may at any time be held as raw materials, finished goods, work-in-process, supplies or materials used or consumed in any Obligor's business or held for sale or lease (but excluding all Coal Reserves in place), including, without limitation, (a) all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by such Obligor, and (b) all packing, shipping and advertising materials relating to all or any such property.

         Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Obligor or Subsidiary of a Obligor and its employees.

         Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.

         Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

         LLC Interests shall have the meaning given to such term in Section 5.3.

         Make-Whole Amount shall have the meaning given such term in the form of Series B Notes set forth in Exhibit 1B.

         Management Agreement shall mean that certain agreement between Parent and the Company, dated as of April 27, 2001, pursuant to which Parent provides certain management services to the Obligors.

         Management Fee means the management fee under the terms of the Management Agreement which amount shall not exceed $500,000 in the aggregate in any fiscal quarter (provided that, in the event that the Company fails to consummate the acquisition contemplated by the Asset Acquisition Agreement on or before thirty (30) calendar days after the Closing Date, the foregoing amount of $500,000 per fiscal quarter shall be reduced thereafter to $416,667 per fiscal quarter).

         Management Fee Subordination Agreement means the Management Fee Subordination Agreement in the form of Exhibit (M)(1) to be executed and delivered by Parent and Company for the benefit of the holders of the Notes.

         Mandatory Prepayment Date shall have the meaning assigned to that term in Section 8.2(a).

         Mandatory Prepayment with Surplus Cash Flow shall mean the prepayments from time to time required to be made on the Series A Notes pursuant to Section 8.2(d).

         Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Bank Financing Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Obligors taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Obligors taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Collateral Agent or any of the holders of the Notes, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Financing Documents.

         Memorandum is defined in Section 5.11.

         Moody's means Moody's Investors Service, Inc.

         Mortgages (Noteholders) shall mean collectively, and Mortgage (Noteholders) shall mean separately, the mortgages or deed of trust in substantially the form of Exhibits M(2) and (M)(3) with respect to the Real Property located in the States of Montana, North Dakota and Texas, respectively, executed and delivered by certain of the respective Obligors to the Collateral Agent for the benefit of the holders of the Notes, encumbering the Real Property.

         Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

         Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Company or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

         Northwestern means Northwestern Resources Company, a Montana corporation.

         Noteholder Share shall have the meaning assigned to that term in
Section 9.1(m).

         Notes is defined in Section 1.

         notices shall have the meaning assigned to that term in Section 18.

         Obligation shall mean any obligation or liability of any of the Obligors to any of the holders of the Notes or the Collateral Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, or any other Financing Document.

         Obligors shall mean the Company and the Guarantors.

         Officer's Certificate means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         Parent shall mean Westmoreland Coal Company, a Delaware corporation, the sole member of the Company.

         Parent Group shall mean the Parent and each entity in which the Parent owns, directly or indirectly through one or more intermediaries, 5% or more of any class of the voting or other equity interests of such Person, including those entities now in existence and hereafter created, other than the Obligors and all of their Subsidiaries.

         Partnership Interests shall have the meaning given to such term in
Section 5.3.

         Patent, Trademark and Copyright Security Agreement shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit (P)(1) executed and delivered by each of the Obligors to the Collateral Agent for the benefit of the holders of the Notes.

         Payment Date shall mean each March 31, June 30, September 30 and December 31 hereafter, provided that if such date is not a Business Day, then on the Business Day immediately following such date.

         PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

         Permitted Affiliate Transactions means: (i) the services to be provided and fees payable under the Management Agreement, (ii) upon the occurrence and during the continuance of a force majeure event (which arises through no fault of the Obligors) under any Coal Supply Contract and which prevents the Obligors from supplying the buyers with the requested amount of coal thereunder, sales of coal from any member of the Parent Group to any of the Obligors to satisfy the requests of the buyers under such Coal Supply Contract so long as the terms and conditions of the transaction are commercially reasonable in all respects (including at a price which enables the Obligor to earn a reasonable profit from the transaction and otherwise on terms and conditions no less favorable to the Obligor than those offered by independent third parties) and so long as such supply by the member of the Parent Group is more favorable to the Company than supply of such coal by any other Obligor able to supply it, (iii) in the event that any buyer of coal under a Coal Supply Contract increases its demands for coal under such agreement beyond the ability of the Obligor to the Coal Supply Contract to satisfy such requirements, a member of the Parent Group shall be permitted to bid on and supply coal to such buyer, provided that such action in no way reduces the amount of coal that is to be supplied by the Obligor under the Coal Supply Contract at such time or in the future, (iv) in the event that the Obligors have excess coal production (beyond the needs of the buyers under the Coal Supply Contracts) available for sale to non-Affiliate third parties, a member of the Parent Group shall be permitted to act as a broker for the Obligors in such sales and shall be entitled to a brokerage fee which is typical in the marketplace for providing such services (such brokerage fees at the time of Closing would be in the range of $0.25 to $0.50 per ton of coal sold) and (v) to the extent that any Coal Supply Contract permits the buyer of coal thereunder to require that coal be obtained from a source other than the Obligors, a member of the Parent Group shall be permitted to sell coal to such buyer so long as the buyer pays the fee associated with such activity in accordance with the Coal Supply Contract; provided, however, that no such transaction referred to in any of the foregoing clauses (i) through (v) shall constitute a Permitted Affiliate Transaction unless it is consummated on terms and conditions that are commercially reasonable in light of prevailing market conditions relative to the subject matter of such transaction and that, when considered as a whole, are generally similar to the terms and conditions that would obtain in a comparable transaction consummated between unaffiliated parties.

         Permitted Investments shall mean:

         (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America or obligations of state or local governments rated not lower than AAA/Aaa by Standard & Poor's or Moody's maturing in twelve (12) months or less from the date of acquisition;

         (ii) commercial paper maturing in 270 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's on the date of acquisition; and

         (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks organized under the laws of the United States or any state thereof have capital, surplus and undivided profits aggregating at least $500,000,000 and whose obligations are rated A- or the equivalent or better by Standard & Poor's or A3 or better by Moody's on the date of acquisition, provided that the Obligors shall be permitted to maintain its operating accounts for administrative purposes with First Interstate Bank located in Billings, Montana;

         (iv) repurchase obligations entered into with a bank or trust corporation meeting the standards set for in clause (iii) above; provided that such repurchase agreements require the physical delivery of the investments securing the repurchase agreement, except these delivered through the Federal Reserve Book Entry System;

         (v) money market funds having assets in excess of $500,000,000 and which are restricted by their respective charters to investing solely in securities of the type permitted in clauses (i) through (iv) above;

         (vi) investments existing prior to the date of the Closing.

         Permitted Liens shall mean:

         (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

         (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs (exclusive, however, of Liens arising under ERISA);

         (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

         (iv) Good-faith pledges or deposits made, or bonds given, in the ordinary course of business to secure performance of bids, tenders, contracts (including any reclamation bond funds) (other than for the repayment of borrowed money) or leases or other ordinary course obligations, not in excess of the aggregate amount due or which may become due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

         (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

         (vi) Liens, security interests and mortgages in favor of the Collateral Agent for the benefit of the holders of the Notes and Liens and security interests and mortgages for the benefit of the Bank Lenders and which secure obligations under the Bank Financing Documents;

         (vii) Liens on property leased (and proceeds thereof) by any Obligor or Subsidiary of a Obligor under capital and operating leases permitted in Section
10.16 securing obligations of such Obligor or Subsidiary to the lessor under such leases;

         (viii) Purchase Money Security Interests securing Indebtedness permitted by Section 10.1(d); and

         (ix) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within forty-five (45) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Obligor to perform its Obligations hereunder or under the other Financing Documents:

         (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Obligor maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

         (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

         (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

         Permitted Modifications shall mean amendments, modifications or waivers of Coal Supply Contracts or Coal Leases which are entered into in the ordinary course of business by the Obligors from time to time so long as such action does not (i) negatively impact the economics of the agreement from the Obligors perspective (including changing any terms relating to price, quantity or term),
(ii) adversely affect the contemplated mining operations of the Obligors or
(iii) have any reasonable likelihood of resulting in a Material Adverse Change.

         Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

         Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

         Pledge Agreement (Noteholders) shall mean the Pledge Agreement in substantially the form of Exhibit (P)(2) executed and delivered by the members of the Company, the Company and any Subsidiaries to the Collateral Agent for the benefit of the holders of the Notes.

         Pledged Collateral shall mean the property of the Obligors in which security interests are to be granted under the Pledge Agreement (Noteholders).

         Potential Default shall mean an event or condition the occurrence or existence of which would with the mere notice, passage of time, or any combination of the foregoing, become an Event of Default.

         Prior Security Interest shall mean a valid and enforceable perfected prior security interest under the Uniform Commercial Code in the Collateral which is subject only to (i) Permitted Liens (other than Permitted Liens of the types described in clauses (iv), (vii) and (viii) of the definition of that term) and (ii) the prior security interest under the Uniform Commercial Code in the Accounts and Inventory of the Obligors securing the Bank Financing Documents.

         Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

         Property shall mean all real property, both owned and leased, of any Obligor or Subsidiary of a Obligor.

         Purchase Money Security Interest shall mean Liens upon tangible personal property and proceeds thereof securing loans to any Obligor or Subsidiary of an Obligor or deferred payments by such Obligor or Subsidiary securing not more than one hundred percent (100%) of the purchase price of such tangible personal property, provided that (a) any such Lien attaches within 90 days of the acquisition of such personal property, (b) such Lien attaches and is at all times confined solely to such acquired personal property and proceeds thereof, and (c) the principal amount of Indebtedness secured by such Lien does not exceed 100% of the acquisition cost of such property.

         Purchasers means the purchasers of the Notes named on Schedule A hereto and their registered assigns.

         QPAM Exemption means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         Real Property shall mean the real estate owned by any of the Obligors, which shall be encumbered by the Mortgages (Noteholders) and described on
Schedule 5.8 hereto.

         Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws, which is the subject of an Environmental Law applicable to the Obligors or any Subsidiary.

         Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

         Reportable Event shall mean a reportable event described in ERISA section 4043 and regulations thereunder with respect to a Plan or Multiemployer Plan for which written notice thereof to the PBGC is required under applicable regulations.

         Required Combined Holders means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         Required Environmental Notices shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

         Required Environmental Permits shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Company or the other Obligors.

         Required Mining Permits shall mean all permits, licenses, authorizations, plans, approvals and bonds necessary under the Environmental Laws for Obligors or any Subsidiary to continue to conduct coal mining and related operations on, in or under the Real Property, the Property subject to the Coal Leases and any and all other mining properties owned or leased by any such Obligor or Subsidiary (collectively, "Mining Property") substantially in the manner as such operations had been authorized immediately prior to such Obligor's or such Subsidiary's acquisition of its interests in the Real Property and as may be necessary for such Obligor such Subsidiary to conduct coal mining and related operations on, in or under the Mining Property as described in any plan of operation.

         Required Series A Holders means, at any time, the holders of at least 51% in principal amount of the Series A Notes (exclusive of Series A Notes then owned by the Company or any of its Affiliates).

         Required Series B Holders means, at any time, the holders of at least 51% in principal amount of the Series B Notes (exclusive of Series B Notes then owned by the Company or any of its Affiliates)

         Responsible Officer means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         Section 20 Subsidiary shall mean a Subsidiary of the bank holding company controlling any bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         Securities Act means the Securities Act of 1933, as amended from time to time.

         Security Agreement (Noteholders) shall mean the Security Agreement in substantially the form of Exhibit (S)(1) executed and delivered by each of the Obligors to the Collateral Agent for the benefit of the holders of the Notes.

         Security Documents means (i) the Security Agreement (Noteholders), (ii) Pledge Agreement (Noteholders), (iii) the Guaranty Agreement, (iv) the Mortgages (Noteholders), (v) the Collateral Assignment, and (vi) the Patent, Trademark and Copyright Security Agreement.

         Senior Financial Officer means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         Series A Notes shall mean all Notes issued under this Agreement and designated as Series A Notes, which, among other things, have a maturity date of June 30, 2002.

         Series B Notes means all Notes issued under this Agreement and designated as Series B Notes, which, among other things, have a maturity date of December 31, 2008, and have a fixed stated interest rate (subject to adjustment as provided therein) of 9.39% per annum.

         Series means any series of Notes issued pursuant to this Agreement or any Supplement hereto.

         Series B Trust Account shall have the meaning ascribed to such term in the Collateral Agency Agreement.

         Single Purpose Entity shall mean with respect to the Company, an organization which is organized solely for the purposes of carrying out the activities described in its operating agreement as of the date of Closing and which does not engage in any business unrelated to such activities, does not have any assets other than those related to its interest in the activities or any indebtedness other than as permitted by this Agreement or the other Financing Documents, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person and holds itself out as being a Person separate and apart from any other Person.

         Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         Stock Purchase Agreement means that certain stock purchase Agreement dated as of September 15, 2000 by and between Westmoreland Coal Company and Entech, Inc. with respect to all outstanding capital stock of Basin Resources, Inc., Horizon Coal Services, Inc., North Central Energy Company, Northwestern Resources Co., and Western Energy Company.

         Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

         Subsidiary Shares shall have the meaning assigned to that term in
Section 5.3.

         Surplus Cash Flow Letter shall mean the side letter between the Obligors, dated as of the Closing Date and delivered at the Closing to the Purchasers, which reduces, upon the happening of designated events, that portion of Surplus Cash Flow as of any Payment Date which may be retained by the Company pursuant to the terms hereof.

         Surplus Cash Flow shall have the meaning assigned to that term in
Section 9.1(m).

         Third Party Services Payments shall mean reimbursement of the allocable share of the actual cost (without overhead) of the goods and services procured by the Parent Group or any member thereof from a third-party (which is not an Affiliate of the Parent) on behalf of the Company or any Obligor for services which are of a general administrative nature and not operating type services.

         Transaction Agreement shall have the meaning assigned to that term in
Section 5.36(g).

         UCC Collateral shall mean the property of the Obligors in which security interests are to be granted under the Security Agreements (Noteholders).

         Uniform Commercial Code shall have the meaning assigned to that term in
Section 5.16.

         WECO means Western Energy Company, a Montana corporation.

                                   Schedule C

                            ADMINISTRATIVE NOTE Agent

1.       Appointment.
         -----------

                  Each of holders of the Series A Notes hereby irrevocably designates, appoints and authorizes PNC Bank National Association (the "Administrative Note Agent") to act as agent for such Note holder in accordance with the provisions of this Agreement. Each holder of a Series A Note hereby irrevocably authorizes, and each holder of any Series A Note by the acceptance of a Series A Note shall be deemed irrevocably to authorize, the Administrative Note Agent to take such action on its behalf under the provisions of this Agreement and the other Financing Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Administrative Note Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Note Agent agrees to act as the agent on behalf of the holders of the Series A Notes to the extent provided in this Agreement.

2.       Delegation of Duties.
         --------------------

                  The Administrative Note Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Administrative Note Agent) and, subject to Paragraphs 5 and 6 of this Schedule C, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.


3.       Nature of Duties; Independent Credit Investigation.
         --------------------------------------------------

                  The Administrative Note Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Note Agent shall be mechanical and administrative in nature; the Administrative Note Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any holder of the Notes; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Note Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Note Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each holder of a Series A Note expressly acknowledges (i) that the Administrative Note Agent has not made any representations or warranties to it and that no act by the Administrative Note Agent hereafter taken, including any review of the affairs of any of the Obligors, shall be deemed to constitute any representation or warranty by the Administrative Note Agent to any Note holder; (ii) that it has made and will continue to make, without reliance upon the Administrative Note Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Obligors in connection with this Agreement and the making and purchasing of the Notes hereunder; and (iii) except as expressly provided herein, that the Administrative Note Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Note holder with any credit or other information with respect thereto, whether coming into its possession prior to the date of this Agreement or at any time or times thereafter.

4.       Actions in Discretion of Agent; Instructions From the Note Holders.
         ------------------------------------------------------------------

                  The Administrative Note Agent agrees, upon the written request of the Required Series A Holders, to take or refrain from taking any action of the type specified as being within the Administrative Note Agent 's rights, powers or discretion herein, provided that the Administrative Note Agent shall not be required to take any action which exposes the Administrative Note Agent to personal liability or which is contrary to this Agreement or any other Financing Document or applicable Law. In the absence of a request by the Required Series A Holders the Administrative Note Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Series A Holders or all of the Series A Note holders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Series A Note holders, subject to Paragraph 6 of this Schedule C. Subject to the provisions of Paragraph 6 of this Schedule, no holder of a Series A Note shall have any right of action whatsoever against the Administrative Note Agent as a result of the Administrative Note Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Series A Holders, or in the absence of such instructions, in the absolute discretion of the Administrative Note Agent.

5.       Reimbursement and Indemnification of Agent by the Company.
         ---------------------------------------------------------

                  The Company unconditionally agrees to pay or reimburse the Administrative Note Agent and hold the Administrative Note Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Administrative Note Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Financing Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Financing Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Financing Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Financing Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Note Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Financing Documents or any action taken or omitted by the Administrative Note Agent hereunder or thereunder, provided that the Company shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Note Agent's gross negligence or willful misconduct, or if the Company was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Company shall remain liable to the extent such failure to give notice does not result in a loss to the Company), or if the same results from a compromise or settlement agreement entered into without the consent of the Company, which shall not be unreasonably withheld. In addition, the Company agrees to reimburse and pay all reasonable out-of-pocket expenses of the Administrative Note Agent's regular employees and agents engaged periodically to perform audits of the Obligors' books, records and business properties.

6.       Exculpatory Provisions; Limitation of Liability.
         -----------------------------------------------

                  Neither the Administrative Note Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any holder of a Series A Note for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Financing Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the holders of the Notes for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Financing Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Financing Documents, or (c) be under any obligation to any of the holders of the Notes to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Obligors, or the financial condition of the Obligors, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Obligors, any holder of the Notes, the Administrative Note Agent or any of their respective Subsidiaries against the Administrative Note Agent, any holder of a Note or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Financing Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Series A Notes, and each of the Obligors, (for itself and on behalf of each of its Subsidiaries), the Administrative Note Agent and each holder of a Series A Note hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each holder of a Series A Note agrees that, except for notices, reports and other documents expressly required to be furnished to the holder of the Notes by the Administrative Note Agent hereunder or given to the Administrative Note Agent for the account of or with copies for each holder of the Series A Notes, the Administrative Note Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any holder of the Notes with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Obligors which may come into the possession of the Administrative Note Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

7.       Reimbursement and Indemnification of Agent by Holders of the Series
         A Notes.
         -----------------------------------------------------------------------

                  Each of the holders of the Series A Notes agrees to reimburse and indemnify the Administrative Note Agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so) in proportion to its ratable share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Note Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Financing Documents or any action taken or omitted by the Administrative Note Agent hereunder or thereunder, provided that no holder of a Series A Note shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Administrative Note Agent's gross negligence or willful misconduct, or (b) if such holder of the Note was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such holder of the Note shall remain liable to the extent such failure to give notice does not result in a loss to the holder of the Note), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such holder of the Note, which shall not be unreasonably withheld. In addition, each holder of a Series A Note agrees promptly upon demand to reimburse the Administrative Note Agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so) in proportion to its ratable share for all amounts due and payable by the Company to the Administrative Note Agent in connection with the Administrative Note Agent's audit of the Obligors' books, records and business properties.

8.       Reliance by Administrative Note Agent.
         -------------------------------------

                  The Administrative Note Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Note Agent. The Administrative Note Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Obligors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

9.       Notice of Default.
         -----------------

                  The Administrative Note Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Administrative Note Agent has received written notice from a holder of a Series A Note or the Company referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."


10.      Notices.
         -------

                  The Administrative Note Agent shall promptly send to each holder of a Series A Note a copy of all notices received from the Company or any other Obligor pursuant to the provisions of this Agreement or the other Financing Documents promptly upon receipt thereof. The Administrative Note Agent shall promptly notify the Company and the holders of the Series A Notes of each change in the Base Rate and the effective date thereof.

11.      Holders of Series A Notes in Their Individual Capacities.
         --------------------------------------------------------

                  With respect to the Series A Note purchase by it and any other rights and powers given to it as a holder of a Series A Note hereunder or under any of the other Financing Documents, the Administrative Note Agent shall have the same rights and powers hereunder as any other holder of a Series A Note and may exercise the same as though it were not the Administrative Note Agent, and the term "holder of a Series A Note" shall, unless the context otherwise indicates, include the Administrative Note Agent in its individual capacity. Administrative Note Agent and its Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Obligors and their Affiliates, in the case of the Administrative Note Agent, as though it were not acting as Administrative Note Agent hereunder and in the case of each holder of a Series A Note, as though such holder were not a purchaser hereunder. The holders of the Series A Notes acknowledge that, pursuant to such activities, the Administrative Note Agent or its Affiliates may (i) receive information regarding the Obligors (including information that may be subject to confidentiality obligations in favor of the Obligors) and acknowledge that the Administrative Note Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Obligors for services in connection with this Agreement and otherwise without having to account for the same to the holders of the Series A Note.

12.      Holders of Notes.
         ----------------

                  The Administrative Note Agent may deem and treat any payee of any Series A Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Note Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

13.      [Intentionally Omitted.]
          ---------------------

14.      Successor Administrative Note Agent.
         -----------------------------------

                  The Administrative Note Agent (i) may resign as Administrative Note Agent or (ii) shall resign if such resignation is requested by the Required Holders of the Series A Notes (if the Administrative Note Agent is a holder of the Series A Note, the Administrative Note Agent's Note shall be considered in determining whether the Required Holders of Series A Notes have requested such resignation), in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Company. If the Administrative Note Agent shall resign under this Agreement, then either (a) the Required Holders of Series A Notes shall appoint from among the holders of the Series A Notes a successor agent for the Series A Notes, subject to the consent of the Company, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Note Agent's notice to the holders of the Series A Notes of its resignation, then the Administrative Note Agent shall appoint, with the consent of the Company, such consent not to be unreasonably withheld, a successor agent who shall serve as Administrative Note Agent until such time as the Required Holders of Series A Notes appoint and the Company consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Administrative Note Agent, and the term " Administrative Note Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Note Agent's rights, powers and duties as Administrative Note Agent shall be terminated without any other or further act or deed on the part of such former Administrative Note Agent or any of the parties to this Agreement. After the resignation of any Administrative Note Agent hereunder, the provisions of this Schedule C shall inure to the benefit of such former Administrative Note Agent and such former Administrative Note Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Note Agent under this Agreement.

15.      Administrative Note Agent's Fee.
         -------------------------------

                  The Company shall pay to the Administrative Note Agent a nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Agent's Letter") between the Company and Administrative Note Agent, as amended from time to time.


16.      Calculations.
         ------------

                  In the absence of gross negligence or willful misconduct, the Administrative Note Agent shall not be liable for any error in computing the amount payable to any holder of the Series A Notes whether in respect of the Series A Notes, fees or any other amounts due to the holders of the Series A Notes under this Agreement. In the event an error in computing any amount payable to any holder of Series A Notes is made, the Administrative Note Agent, the Company and each affected holder of a Series A Note shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

17.      Beneficiaries.
         -------------

                  Except as expressly provided herein, the provisions of this Schedule C are solely for the benefit of the Administrative Note Agent and the holders of Series A Notes, and the Obligors shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Note Agent shall act solely as agent of the holders of Series A Notes and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Obligors.


EXHIBIT 99.4
------------
                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (the "Agreement"), dated as of April 27, 2001, is made and entered into by and among each of the undersigned and each of the other Persons which become Pledgors hereunder from time to time (each a "Pledgor" and collectively the "Pledgors"), and FIRSTAR BANK, N.A, as Collateral Agent for the Banks in connection with the Credit Agreement described below (the "Secured Party").

         WHEREAS, pursuant to that certain Credit Agreement (as from time to time restated, amended, modified or supplemented, the "Credit Agreement") dated as of April 27, 2001, by and among Westmoreland Mining LLC, a Delaware limited liability company (the "Borrower"), each of the Guarantors now or hereafter party thereto, the Banks now or hereafter party thereto, and PNC Bank, National Association, as Agent ("PNC"), PNC and the Banks have agreed to provide certain loans and other financial accommodations to the Borrower; and

         WHEREAS, pursuant to and in consideration of the Credit Agreement, all of the issued and outstanding equity interests of each of the corporations, limited liability companies, partnerships or other entities as set forth on Schedule A hereto (each a "Pledged Company" and collectively the "Pledged Companies") is to be pledged to the Secured Party in accordance herewith; and

         WHEREAS, each Pledgor acknowledges its receipt, whether direct or indirect, of the benefit of certain revolving credit facilities which are being made available, either directly or indirectly, to each Pledgor concurrently with the closing of the Credit Agreement; and

         WHEREAS, Each Pledgor owns the outstanding equity interest in the Pledged Companies as set forth on Schedule A hereto.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Defined Terms.

     (a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the "Code").

     (b) "Organizational Documents" shall mean, with respect to any Pledged Company, as applicable, its articles of incorporation, charter, bylaws, certificate of limited liability, limited liability company operating agreement, partnership agreement, shareholder agreement, and member agreement, and any similar organizational document.

     (c) "Pledged Collateral" shall mean and include all right, title and interest in the following: (i) the capital stock, shares, securities, member interests, partnership interests and all other ownership interests (collectively, the "Investments") listed on Schedule A attached hereto and made a part hereof, and all rights and privileges pertaining thereto, including, without limitation, all present and future securities, shares, capital stock, member interests, partnership interests and other ownership interests receivable in respect of or in exchange for any such Investments, all rights under any Organizational Documents and other similar agreements relating to all Investments, all rights to subscribe for securities, shares, capital stock, member interests, partnership interests or other ownership interests incident to or arising from ownership of Investments, all cash, interest, stock and other dividends or distributions paid or payable on such Investments, and all books and records (whether paper, electronic or any other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books,
(ii) any and all other securities, shares, capital stock, member interests, partnership interests and other ownership interests hereafter pledged by any Pledgor to the Secured Party to secure the Secured Obligations (as hereinafter defined), and all rights and privileges pertaining thereto, including, without limitation, all present and future securities, shares, capital stock, member interests, partnership interests and other ownership interests receivable in respect of or in exchange for such securities, shares, capital stock, member interests, partnership interests or other ownership interests, all rights under any Organizational Documents and other similar agreements relating to such securities, shares, capital stock, member interests, partnership interests and other ownership interests, all rights to subscribe for securities, shares, capital stock, member interests, partnership interests or other ownership interests incident to or arising from ownership of such Investments, all cash, interest, stock, member interests, partnership interests and other dividends or distributions paid or payable on such securities, shares, capital stock, member interests, partnership interests and other ownership interests, and all books and records (whether paper, electronic or other medium) pertaining to the foregoing, (iii) all of each Pledgor's books, records, ledgers, ledger cards, files correspondence, computer programs software, disks, tapes and related data that at any time evidence or relate to any of the foregoing or are otherwise necessary or helpful in the collection thereof or realization thereon, and (iv) whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, thereof.

2. Grant of Security Interests.

     (a) In order to secure the prompt payment and performance of all Obligations of the Borrower and each Guarantor in full as and when due in accordance with the Credit Agreement and the other Loan Documents (collectively, the "Secured Obligations"), each Pledgor hereby sells, assigns, conveys, mortgages, pledges, hypothecates, transfers, confirms and grants unto the Secured Party for the equal and ratable benefit and security of PNC, each of the Banks and the Secured Party, a lien on and a first priority security interest in and any Affiliate of any of the Banks, all of such Pledgor's now existing and hereafter acquired or arising right, title and interest in, to and under the Pledged Collateral whether now existing or hereafter coming into existence, whether now held or owned or hereafter acquired, as now in existence or in effect or as hereafter modified, amended or supplemented, and wherever the same may be located.

     (b) Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Secured Party in pledge, all stock certificates, instruments or other documents evidencing the Pledged Collateral owned by such Pledgor, together with undated stock powers, instruments or other documents signed in blank by such Pledgor.

     (c) Any right, title and interest hereby assigned to the Secured Party hereunder includes, without limitation, the right to further assign such right, title and interest.

     (d) Notwithstanding any provision of this Agreement to the contrary, each Pledgor, shall remain liable under the applicable Organizational Documents to observe and perform all the respective conditions and obligations to be observed and performed thereunder, all in accordance with and pursuant to the terms and provisions of the applicable Organizational Documents. The granting of any of the rights to the Secured Party hereunder shall not release such Pledgor from any of its duties or obligations under the applicable Organizational Documents or constitute an assumption by the Secured Party or such Bank of such duties and obligations. Neither the Secured Party nor any Bank shall have any obligation or liability under the applicable Organizational Documents by reason of or arising out of this Agreement or the assignment of the rights hereunder to the Secured Party or the receipt by the Secured Party of any payment under or relating to the applicable Organizational Documents pursuant hereto, nor shall the Secured Party or any Bank be required or obligated in any manner to perform or fulfill any of the obligations of such Pledgor under or pursuant to the applicable Organizational Documents, or to make any payment thereunder, or to make any inquiry as to the nature or the sufficiency of any payment received by the Secured Party or the sufficiency of any performance by any party under the applicable Organizational Documents, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to the Secured Party or to which it may be entitled at any time or times pursuant hereto.

3. Further Assurances.

                  Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Secured Party, each Pledgor shall execute and deliver to the Secured Party all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the "Security Documents") which the Secured Party may reasonably request, in form reasonably satisfactory to the Secured Party, and take such other action which the Secured Party may reasonably request, to perfect and continue perfected and to create and maintain a Prior Security Interest in favor of the Secured Party in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Each Pledgor hereby irrevocably makes, constitutes and appoints the Secured Party (and any of the Secured Party's officers or employees or agents designated by the Secured Party) as such Pledgor's true and lawful attorney with power to sign the name of such Pledgor on all or any of the Security Documents which the Secured Party determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Secured Party's security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid in full and the Commitments have terminated.


4. Pledged Companies Acknowledgment and Assignment of Pledged Collateral.

                  Each Pledgor shall cause the Pledged Companies to execute and to deliver to the Secured Party concurrently herewith an Acknowledgment Regarding Pledge Agreement (the "Acknowledgment") in the form attached hereto as Exhibit "A". Concurrently herewith each Pledgor of any membership interests in any Pledged Company shall execute and deliver to Secured Party a fully executed Assignment of Membership Interest in the form attached hereto as Exhibit "B" and each Pledgor of any capital stock in any Pledged Company shall execute and deliver to Secured Party a fully executed Stock Power in the form attached hereto as Exhibit "C" with respect to the Pledged Collateral. Each Pledgor hereby authorizes the Secured Party, after the occurrence of an Event of Default, and upon the completion of a sale conducted pursuant to Article 9 of the Code in effect in the State of New York at that time, to complete the Assignment of Membership Interest or Stock Power, as applicable, and if the assignee is not the Secured Party to fill in the name of the purchaser of the Pledged Collateral at such sale conducted pursuant to Article 9 of the Code as the assignee, and the date on which such sale was conducted, and, thereafter, to deliver a true copy of the fully executed original to the Pledged Company, and, if any, other members or shareholders of the Pledged Company. Each Pledgor agrees that the Pledged Company and its constituent members or shareholders shall be entitled to rely conclusively on such Assignment of Membership Interest or Stock Power and shall have no liability to such Pledgor for any loss of damage which such Pledgor may incur by reason of said reliance, this provision being expressly for the benefit of such members or shareholders.

5. Representations and Warranties.

                  The Pledgors hereby jointly and severally represent and warrant to the Secured Party as follows:

     (a) Each Pledgor has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all Liens except Permitted Liens (other than Permitted Liens of the types described in clauses (iv), (vii) and (viii) of the definition of that term).

     (b) The capital stock, shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to a Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable and constitute one hundred percent (100 %) of the issued and outstanding capital stock, member interests (exclusive of any non-economic interest held by any Independent Manager), partnership interests of each of the Pledged Companies.

     (c) The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person except for the prior lien of the Term Lenders to secure obligations under the Credit Agreement and Permitted Liens.

     (d) There are no restrictions upon the transfer of the Pledged Collateral and each Pledgor has the power and authority and right to transfer the Pledged Collateral owned by such Pledgor free of any encumbrances and without obtaining the consent of any other Person.

     (e) Each Pledgor has all necessary corporate or limited liability company power to execute, deliver and perform this Agreement.

     (f) There are no actions, suits, or proceedings pending or, to any Pledgor's best knowledge after due inquiry, threatened against or affecting such Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Official Body, which could adversely affect such Pledgor's performance hereunder and no Pledgor is in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect such Pledgor's performance hereunder.

     (g) This Agreement has been duly executed and delivered by each Pledgor and constitutes the valid and legally binding obligation of each Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditor's rights generally or limiting the right of specific performance or other equitable remedies.

     (h) Neither the execution and delivery by such Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, nor the enforcement of any rights hereunder (including, but not limited to, a foreclosure sale of the Pledged Collateral), will violate: (i) any provision of any Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which such Pledgor is subject or any provision of any agreement, understanding or arrangement to which Pledgor is a party or by which such Pledgor is bound; or
(ii) any Coal Lease or any of the Coal Supply Contracts set forth on Schedule 1 or any permit, but the Pledgor makes no representation as to the ability of any Person who acquires the Pledged Stock to conduct mining operations until such Person has complied with applicable law relating to the continuation of mining permits in the event of a change of control of a permitee.

     (i) Each Pledgor's chief executive office address is as set forth on the signature page hereto.

     (j) Other then the Limited Liability Company Agreement of the Company, no shareholder or other similar agreements are applicable to any of the Pledged Collateral, the applicable Organizational Documents of each Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the companies; and, all rights of such Pledgor in connection with its ownership of each of the Pledged Companies which is a corporation are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and the applicable Organizational Documents of each of the Companies which is a corporation.

     (k) No dividends or other distributions have been made by any of the Pledged Companies to any Pledgor which is prohibited by the Credit Agreement.

     (l) There is no action nor legal, administrative or other proceeding pending or, to the best of any Pledgor's knowledge, threatened which adversely affects any Pledgor's title to the Pledged Collateral or any Pledgor's grant of a security interest hereunder, nor does any Pledgor know of any basis for the assertion of any such claim.

     (m) Any and all information heretofore furnished to the Secured Party by such Pledgor in connection with the financial condition, assets, liabilities, business or prospects of any Pledged Company or the value or condition of the Pledged Collateral was true and correct in all material respects as of the date furnished, and all such information hereafter furnished to the Secured Party by such Pledgor will be true and correct in all material respects as of the date furnished.

     (n) True and complete copies of the Organizational Documents of the Pledgors are attached to the Acknowledgment and have been delivered to the Secured Party.

6. General Covenants.

                  The Pledgors hereby jointly and severally covenant and agree as follows:

     (a) Each Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; each Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Secured Party. Each Pledgor shall notify the Secured Party in writing ten (10) days prior to any change in such Pledgor's chief executive office address.

     (b) Each Pledgor shall appear in and defend any action or proceeding of which such Pledgor is aware which could reasonably be expected to adversely affect, to any material extent, such Pledgor's title to, or the Secured Party's interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the consent of the Secured Party such Pledgor may settle such actions or proceedings with respect to the Pledged Collateral, which consent shall not be unreasonably withheld or delayed.

     (c) Each Pledgor shall, and shall cause each of the Companies to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Secured Party's security interest hereunder.

     (d) Such Pledgor shall comply with all Laws applicable to the Pledged Collateral unless any noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Secured Party's rights hereunder.

     (e) Such Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by and lawful appropriate proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Pledgor or Subsidiary of any Pledgor or which would affect a material portion of the Pledged Collateral, provided that the Pledgors and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

     (f) Such Pledgor shall permit the Secured Party, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral, except as may be permitted under the Credit Agreement.

     (g) To the extent, following the date hereof, any Pledgor acquires capital stock, shares securities, member interests, partnership interests and other ownership interests of any of the Companies or any of the rights, property or securities, shares, capital stock, member interests, partnership interests or other ownership interests described in the definition of Pledged Collateral with respect to any of the Companies, such stock, rights, property or securities, shares, capital stock, member interests, partnership interests or ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Secured Party; and, such Pledgor thereupon shall deliver all such securities, shares, capital stock, member interests, partnership interests and other ownership interests together with an updated Schedule A hereto, to the Secured Party.

     (h) No Pledgor shall, without the prior written consent of the Secured Party, (i) sell, assign, transfer, exchange, lease, lend or dispose of (directly, indirectly, or voluntarily), or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any Lien in or with respect to the Pledged Collateral, except for the Lien in favor of the Secured Party and the junior lien in favor of the Bank Lenders. The inclusion of "proceeds" as a component of the Pledged Collateral shall not be deemed a consent by the Secured Party to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Pledged Collateral.

     (i) No Pledgor shall: (i) amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), certificate of limited partnership, certificate of formation, limited liability company agreement or other organizational document without providing at least twenty (20) calendar days' prior written notice to the Banks, in the event such change would be material and adverse to the Banks as determined by the Banks in their sole discretion, obtaining the prior written consent of the Agent; (ii) consent or vote to approve the sale or mortgaging of any asset of any Pledged Company except in the ordinary course of business, or (iii) with respect to a Pledgor of membership interests in any Pledged Company, take any action in furtherance of any modification of the Organizational Documents of such Pledged Company, or any other action, that would have the effect of constituting member interests in the Company "securities" within the meaning, or otherwise subjecting such member interests to the coverage, of Article 8 of the Uniform Commercial Code of any jurisdiction.

     (j) Each Pledgor shall, at its own expense, perform and observe all of the terms and provisions of the applicable Organizational Documents to be performed or observed by such Pledgor, maintain the applicable Organizational Documents in full force and effect, and enforce such Pledgor's rights under the applicable Organizational Documents in accordance with its terms. Such Pledgor shall promptly deliver to Secured Party any notice of default which such Pledgor receives with respect to the applicable Organizational Documents.

     (k) Except as otherwise permitted in the Credit Agreement, no Pledgor shall permit any of its Subsidiaries which is a Pledged Company to directly or indirectly (i) sell, assign, pledge or otherwise transfer or dispose of any Debt of, or claim against, or any shares of stock or similar interests or other securities (or warrants, rights or options to acquire stock or similar interests or other securities) of any other Subsidiary of such Pledgor, or (ii) issue or sell any shares of its stock or similar interests or other securities (or warrants, rights or options to acquire stock or similar interests or other securities ) of such Subsidiary.

7. Other Rights With Respect to Pledged Collateral.

     (a) So long as no Event of Default under the Credit Agreement shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and other consensual and other rights pertaining to the Pledged Collateral or any part thereof and each Pledgor shall have the right to deal with the Pledged Collateral and to receive distribution in the ordinary course of business, for any purpose and in a manner not inconsistent with the terms of this Agreement (including, without limitation, Section 6(i) hereof), the Credit Agreement or any of the other Loan Documents; provided, however, that such Pledgor shall not exercise or shall refrain from exercising any such right if it would result in a Potential Default or an Event of Default.

     (b) Upon the occurrence and during the continuance of an Event of Default, the Secured Party at the expense of such Pledgor, may: (i) take control of and manage all or any of the Pledged Collateral; (ii) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Secured Party or any Affiliate of the Secured Party, on deposit or otherwise, belonging to Pledgors, as the Secured Party in its sole discretion shall determine; and (iii) do anything which any Pledgor is required but fails to do hereunder.

     (c) If any Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform or cause the performance of such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by such Pledgor. However, nothing in this Agreement shall obligate the Secured Party to act.

     (d) Each Pledgor hereby appoints Secured Party to be such Pledgor's attorney-in-fact with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time (but only upon an Event of Default) in Secured Party's discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

     (e) The Banks' and the Collateral Agent's recourse against the Parent shall be solely limited to the Parent's interest in the Pledged Collateral and the enforcement of their rights under this Pledge Agreement.

8. Additional Remedies Upon Event of Default.

                  Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Secured Party shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents, the following rights and remedies:

     (a) The Secured Party may, after ten (10) business days' advance written notice to a Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor's Pledged Collateral or any part thereof at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Each Pledgor agrees that ten (10) business days' advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.

     (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Secured Party has made all deductions of reasonable expenses, including but not limited to reasonable attorneys' fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party's rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, as follows:

          (i) first, to the Secured Obligations and to reimburse the Secured Party for reasonable out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Secured Party in connection with realizing on the Pledged Collateral or collection of any obligation of any Pledgor under any of the Loan Documents, including advances made subsequent to an Event of Default by the Secured Party for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Pledged Collateral, including without limitation advances for taxes, insurance, and the like, and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale of or other realization on, any of the Pledged Collateral, in such order as the Secured Party may determine in its discretion; and

          (ii) the balance, if any, as required by Law.

     (c) (i) The Secured Party shall have the right to have the Pledged Collateral transferred into the name of Secured Party pursuant to Section 8 hereof.

          (ii) All rights of any Pledgor to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise pursuant to Section 7(a) above and to receive distributions shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereafter upon notice to such Pledgor have the sole right to exercise such voting and other consensual rights and to receive 100 percent of all distributions, which shall be promptly applied by Secured Party against the Secured Obligations in the order and manner specified in
     Section 8(b) hereof.

          (iii) All distributions which are received by any Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Pledgor, and forthwith shall be paid over to Secured Party as Pledged Collateral in the same form as received (with any necessary endorsements), unless such Pledgor shall have previously cured the Event of Default giving rise to the Event of Default hereunder.

          (iv) The Secured Party shall have the right to take control of and manage all or any of the Pledged Collateral.

9. Secured Party's Duties.

          (a) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

          (b) It is anticipated that additional persons will from time to time become Subsidiaries of the Borrower or a Guarantor, each of whom will be required to join this Pledge Agreement. It is acknowledged and agreed that new Subsidiaries of the Borrower or of a Guarantor will become Pledgors hereunder and will be bound hereby simply by executing and delivering to Agent a Guarantor Joinder in the form of Exhibit 1.1(G)(1) to the Credit Agreement. In addition, a new Schedule A hereto shall be provided to Agent showing the pledge of the ownership interest in such new Subsidiary and any ownership interests that such new Subsidiary owns in any other Person.

10. No Waiver; Cumulative Remedies.

                  No failure to exercise, and no delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law. Each Pledgor waives any right to require the Secured Party to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Secured Party's power.

11. Assignment.

                  Subject to the provisions of the Credit Agreement, all rights of the Secured Party under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, each Pledgor may not assign or transfer any of its rights and obligations hereunder or any interest herein.

12. Severability.

                  Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

13. Governing Law.

                  This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

14. Notices.

                  All notices, requests, demands, directions and other communications (collectively, "notices") given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 11.6 of the Credit Agreement.

15. Specific Performance.

                  Each Pledgor acknowledges and agrees that, in addition to the other rights of the Secured Party hereunder and under the other Loan Documents, because the Secured Party's remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Secured Party's rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Secured Party its attorney-in-fact, and (v) to enforce the Secured Party's remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

16. Voting Rights in Respect of the Pledged Collateral.

                  Subject to Section 8 above, long as no Event of Default shall occur and be continuing under the Credit Agreement, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would have a material adverse effect on the value of any Pledged Collateral. Without limiting the generality of the foregoing and in addition thereto, the Pledgors shall not vote to enable, or take any other action to permit, any of the Pledged Companies to issue any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, member interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature of any such Pledged Company or to enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Secured Party to sell, assign or transfer any of the Pledged Collateral.

17. Consent to Jurisdiction.

                  EACH OF THE PLEDGORS AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE PLEDGORS, OR ANY OF THEM, FOR BREACH HEREOF, OR AGAINST ANY OF THEIR PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY BANK OR THE COLLATERAL AGENT OR ON BEHALF OF ANY BANK OR THE COLLATERAL AGENT, AS SUCH BANK OR THE COLLATERAL AGENT MAY ELECT, AND EACH OF THE PLEDGORS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. THE PLEDGORS HEREBY AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THEM AT THEIR ADDRESS SPECIFIED IN SECTION 11.6 OF THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH EACH BANK SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IN ADDITION, EACH OF THE PLEDGORS HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

18. Waiver of Jury Trial.

                  EACH PLEDGOR AND EACH OF THE COMPANIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION..

19. Entire Agreement; Amendments.

                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor. This Agreement may not be amended or supplemented except by a writing signed by the Secured Party and the Pledgors.

20. Counterparts.

                  This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

21. Descriptive Headings.

                  The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

                            [SIGNATURE PAGE 1 OF 3 TO
                                PLEDGE AGREEMENT]


         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  FIRSTAR BANK, N.A., as Collateral Agent

                                  By: /s/ James Moll
                                     -------------------------------------------
                                  Name: James Moll
                                       -----------------------------------------
                                  Title: Vice President
                                        ----------------------------------------


                                  WESTMORELAND COAL COMPANY

                                  By: /s/ W. Michael Lepchitz
                                     -------------------------------------------
                                  Name: W. Michael Lepchitz
                                       -----------------------------------------
                                  Title: Vice President
                                        ----------------------------------------

                                  Address:
                                  2 North Cascade Avenue
                                  14th Floor
                                  Colorado Springs, CO  80903


                                  WESTMORELAND MINING LLC

                                  By: /s/ Robert J. Jaeger
                                     -------------------------------------------
                                  Name: Robert J. Jaeger
                                       -----------------------------------------
                                  Title: President
                                        ----------------------------------------

                                  Address:
                                  490 North 31st Street
                                  Suite 308
                                  Billings, MT 59101

                                   SCHEDULE A
                                       TO
                             STOCK PLEDGE AGREEMENT

                        Description of Pledged Collateral

A. Corporations

Pledgor                            Pledged Shares                         Type and Amount of Ownership
-------                            --------------                         ----------------------------
Westmoreland Mining LLC            118,111.429 shares of Western Energy   100% owned by Westmoreland Mining LLC
                                   Company
                                   10,000 shares of Northwestern          100% owned by Westmoreland Mining LLC
                                   Resources Company
                                   1,000 shares of Dakota Westmoreland    100% owned by Westmoreland Mining LLC
                                   Company
                                   1,000 shares of WCCO-KRC Acquisition   100% owned by Westmoreland Mining LLC
                                   Corp.

B. Limited Liability Companies

Pledgor                            Pledged Shares                         Type and Amount of Ownership
-------                            --------------                         ----------------------------
Westmoreland Coal Company          100% of the membership interests in    100% owned by Westmoreland Coal
                                   Westmoreland Mining LLC Company


C. Partnerships

Pledgor                            Pledged Shares                         Type and Amount of Ownership
-------                            --------------                         ----------------------------
N/A

                                   SCHEDULE 1
                                       TO
                                PLEDGE AGREEMENT


                              COAL SUPPLY CONTRACTS

     Holly Sugar Corporation Coal Agreement dated September 1, 2000

     Coyote Plant Coal Agreement, dated January 1, 1978

     Heskett Station Coal Sales Contract, dated September 20, 2000

     Lewis & Clark Station Coal Sales Contract, dated January 1, 1998

     Amended and Restated Coal Supply Agreement (Colstrip 3 & 4) dated August 24, 1998 among Montana Power Company, PPL Montana LLC, Puget Sound Energy, Inc., Portland General Electric Company, PacificCorp and Western Energy Company.

     Coal Supply Agreement (Colstrip 1 & 2), dated July 30, 1971, as amended, between PPL Montana LLC, Puget Sound Energy Inc., and Western Energy Company.

     Lignite Supply Agreement dated August 29, 1979, as amended, between Northwestern Resources Co. and Reliant Energy, Incorporated.

     Settlement Agreement and Amendment of Existing Contracts dated August 2, 1999 between Northwestern Resources Co. and Reliant Energy, Incorporated

                                   Exhibit "A"


                   Acknowledgement Regarding Pledge Agreement


         The undersigned [limited liability company/corporation] (the "Company") hereby acknowledges receipt of a copy of the Pledge Agreement (the "Pledge") dated as of _____________ by _____________________ ("Pledgor") in favor of
_________________________________ ("Secured Party") for the benefit of the
Banks. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Pledge.

NOW, THEREFORE, intending that Secured Party may rely hereon, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and covenants to Secured Party as follows, notwithstanding any conflicting provision of any applicable Organizational Document (herein defined):

         1. (a) The Company attached to an Officer's Certificate delivered by it under Section 7.1 of the Credit Agreement a true and complete copy of the [articles of incorporation, charter, bylaws, certificate of limited liability, limited liability company operating agreement, partnership agreement, shareholder agreement, or member agreement] of the Company as currently in effect, including any and all amendments thereto (the "Organizational Documents"); (b) Pledgor is currently the owner of 100% of the entire [membership equity interest/stock] under the Organizational Documents, except for non-economic interest of the Independent Managers; (c) the undersigned does not have any offset or counterclaim against Pledgor with respect to the Organizational Documents; (d) Pledgor is not in default under the Organizational Documents, and no event has occurred that, with notice or lapse of time, or both, would constitute an event of default by Pledgor under the Organizational Documents; (e) no dividends, distributions or any other fees or payments payable by the Company to Pledgor have been paid by the Company to Pledgor in violation of the Credit Agreement; and (f) the Company is a [limited liability company/corporation] duly formed, validly existing and in good standing under the laws of the State of ________.

         2. There are no owners of [membership equity interests/stock] in the Company other than Pledgor, except for the non-economic interests of the Independent Managers.]

         3. The undersigned will be bound by the terms of the Pledge and will comply with such terms insofar as such terms are applicable to the undersigned, including without limiting the generality of the foregoing, those terms in
Section 17 and 18 of the Pledge Agreement.

         4. The undersigned will notify the Secured Party promptly in writing of the occurrence of any of the events described in Section 6(g) of the Pledge Agreement.

         5. The terms of Section 3 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgement of the Secured Party, the carrying out of Section 3 of the Pledge Agreement.

         6. To the extent that any of undersigned has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, each of undersigned hereby irrevocably waives such immunity in respect of its obligations under the Pledge and any other document or agreement executed in connection therewith, and each of undersigned agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

         7. The Company acknowledges and agrees that any notices sent to the Pledgor regarding any of the Pledged Collateral shall also be sent to the Secured Party in the manner and at the address of Secured Party as indicated in
Section 14 of the Pledge Agreement.

         8. The Company shall promptly and completely co-operate with the Collateral Agent and the Banks in their exercise of their rights under Section 7(b) of the Pledge. From and after such time as it receives written notice of an Event of Default containing instructions to do so from Secured Party, the Company shall pay all distributions directly to Secured Party or its designee, and not to Pledgor. Such notice and instructions need be signed only by Secured Party, and the Company shall comply with same regardless of whether it receives at any time any contrary instructions or demands from Pledgor or any other person; provided, however, that the Company may comply with any conflicting court order received from a court of competent jurisdiction. The Company shall comply with the provisions of Section 8.2.14 of the Credit Agreement.

         9. The undersigned shall not issue or sell any shares of its stock or similar interests or other securities (or warrants, rights or options to acquire stock or similar interests or other securities) to a party other than a Pledgor.

         10. Notwithstanding the granting of a security interest to Secured Party in the Pledged Collateral, Secured Party shall have no obligation or liability whatsoever to the Company, any [member/shareholder] thereof or any creditor or other person having any relationship with the Company, nor shall Secured Party be obligated to perform any of the obligations or duties of Pledgor under the Organizational Documents or to take any action to collect or to enforce any claim for payment of Pledgor arising under the Organizational Documents, unless Secured Party has exercised its right to foreclose on the Pledged Collateral, have the Collateral transferred to Secured Party, or to any other Person, under the Pledge, and in such event Secured Party shall have no obligation to perform any duties or obligations under the Organizational Documents arising prior to the date of such transfer.

         11. Subject to the limitations set forth in the Credit Agreement, the undersigned acknowledges that the security interest of Secured Party in the Pledged Collateral, the Pledged Collateral and all of Secured Party's rights and remedies under the Pledge may be freely transferred or assigned by Secured Party to any third party. In the event of any such transfer or assignment of such rights and interests of the Secured Party, following receipt by the undersigned of notice of such transfer or assignment from Secured Party, all of the provisions of this Acknowledgment shall inure to the benefit of the transferees, successors and/or assigns of Secured Party provided that Secured Party has provided to the undersigned a copy of such assignment or transfer. The provisions of this Acknowledgment shall likewise be binding upon the successors and assigns of the undersigned.

         12. The undersigned shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be reasonably necessary to carry out and effect the intent, purposes and terms of this Acknowledgment.

         13. When necessary herein, all terms used in the singular shall apply to the plural, and vice versa, and all terms used in the masculine shall apply to the neuter and feminine genders, and vice versa.

         14. This Acknowledgement shall be governed by the laws of the State of New York.

         15. THE COMPANY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ACKNOWLEDGEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE COMPANY FOR BREACH HEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY BANK OR THE COLLATERAL AGENT OR ON BEHALF OF ANY BANK OR THE COLLATERAL AGENT, AS SUCH BANK OR THE COLLATERAL AGENT MAY ELECT, AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. THE COMPANY HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN
SECTION 11.6 OF THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH EACH BANK SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IN ADDITION, THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ACKNOWLEDGEMENT BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         16. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE ACKNOWLEDGEMENT REGARDING PLEDGE AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

IN WITNESS WHEREOF, this Acknowledgment Regarding Pledge Agreement is given as of __________, 2001.

                                    COMPANY:

                                    a
                                      ------------------------------------------

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                   Exhibit "B"

                        ASSIGNMENT OF MEMBERSHIP INTEREST

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, _______________________________, a _____________
("Assignor"), hereby sells, assigns, transfers and conveys to
_______________________________________ ______________________________________
("Assignee"), all of its right, title and interest in and to its membership interest in __________________________, a _______ limited liability company (the "Company"), including Assignor's right to receive from the Company all amounts payable to Assignor from and after the date hereof. In consideration of the foregoing transfer, Assignee agrees that, subject to the immediately preceding sentence, it shall be bound by all of the terms and provisions of the limited liability company agreement governing the Company and shall perform and observe all of the covenants, duties and obligations contained therein from and after the date of Assignee's admission as a member in the Company.

IN WITNESS WHEREOF, this Assignment of Membership Interest is executed as of ____________________, 20__.

                                    ASSIGNOR:

                                    a
                                      ------------------------------------------

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    ASSIGNEE:

                                    a
                                      ------------------------------------------

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                   Exhibit "C"


                                   STOCK POWER



                  FOR VALUE RECEIVED, [Pledgor], a _________________ ________________, hereby sells, assigns and transfers unto _____________________
(__________) shares of the common stock of [the Pledged Company], a ______________ corporation, standing in its name on the books of said corporation represented by Certificate No(s). ____________________ herewith.


                                    [PLEDGOR]


Date: _______________                By __________________________________(Seal)
                                                 Title:


IN PRESENCE OF:

--------------------------------


EXHIBIT 99.5
------------
                         PLEDGE AGREEMENT (NOTEHOLDERS)


         THIS PLEDGE AGREEMENT (NOTEHOLDERS) (the "Agreement"), dated as of April 27, 2001, is made and entered into by and among each of the undersigned and each of the other Persons which become Pledgors hereunder from time to time (each a "Pledgor" and collectively the "Pledgors") and FIRSTAR BANK, N.A., as Collateral Agent for the Purchasers in connection with the Term Loan Agreement described below (the "Secured Party").

         WHEREAS, pursuant to that certain Term Loan Agreement (as from time to time restated, amended, modified or supplemented, the "Term Loan Agreement") dated as of April 27, 2001, by and among Westmoreland Mining LLC, a Delaware limited liability company (the "Company"), each of the Guarantors now or hereafter party thereto, the Purchasers named in the Initial Purchaser Schedule A attached thereto (all of whom, together with the holders from time to time of Notes issued thereunder, are collectively referred to herein as the "Purchasers") and the other parties from time to time signatory thereto, the Purchasers have agreed to purchase certain Notes from the Company; and

         WHEREAS, pursuant to and in consideration of the Term Loan Agreement, all of the issued and outstanding equity interests of each of the corporations, limited liability companies, partnerships or other entities as set forth on Schedule A hereto (each a "Pledged Company" and collectively the "Pledged Companies") is to be pledged to the Secured Party in accordance herewith;

         WHEREAS, each Pledgor acknowledges its receipt, whether direct or indirect, of the benefit of certain revolving credit facilities which are being made available, either directly or indirectly, to each Pledgor concurrently with the closing of the Term Loan Agreement; and

         WHEREAS, Each Pledgor owns the outstanding equity interest in the Pledged Companies as set forth on Schedule A hereto.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Defined Terms.

     (a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Term Loan Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the "Code").

     (b) "Organizational Documents" shall mean, with respect to any Pledged Company, as applicable, its articles of incorporation, charter, bylaws, certificate of limited liability, limited liability company operating agreement, partnership agreement, shareholder agreement, and member agreement, and any similar organizational document.

     (c) "Pledged Collateral" shall mean and include all right, title and interest in the following: (i) the capital stock, shares, securities, member interests, partnership interests and all other ownership interests (collectively, the "Investments") listed on Schedule A attached hereto and made a part hereof, and all rights and privileges pertaining thereto, including, without limitation, all present and future securities, shares, capital stock, member interests, partnership interests and other ownership interests receivable in respect of or in exchange for any such Investments, all rights under any Organizational Documents and other similar agreements relating to all Investments, all rights to subscribe for securities, shares, capital stock, member interests, partnership interests or other ownership interests incident to or arising from ownership of Investments, all cash, interest, stock and other dividends or distributions paid or payable on such Investments, and all books and records (whether paper, electronic or any other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books,
(ii) any and all other securities, shares, capital stock, member interests, partnership interests and other ownership interests hereafter pledged by any Pledgor to the Secured Party to secure the Secured Obligations (as hereinafter defined), and all rights and privileges pertaining thereto, including, without limitation, all present and future securities, shares, capital stock, member interests, partnership interests and other ownership interests receivable in respect of or in exchange for such securities, shares, capital stock, member interests, partnership interests or other ownership interests, all rights under any Organizational Documents and other similar agreements relating to such securities, shares, capital stock, member interests, partnership interests and other ownership interests, all rights to subscribe for securities, shares, capital stock, member interests, partnership interests or other ownership interests incident to or arising from ownership of such Investments, all cash, interest, stock, member interests, partnership interests and other dividends or distributions paid or payable on such securities, shares, capital stock, member interests, partnership interests and other ownership interests, and all books and records (whether paper, electronic or other medium) pertaining to the foregoing, (iii) all of each Pledgor's books, records, ledgers, ledger cards, files correspondence, computer programs software, disks, tapes and related data that at any time evidence or relate to any of the foregoing or are otherwise necessary or helpful in the collection thereof or realization thereon, and (iv) whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, thereof.

2. Grant of Security Interests.

     (a) In order to secure the prompt payment and performance of all Obligations of the Company and each Guarantor in full as and when due in accordance with the Term Loan Agreement and the other Financing Documents (collectively, the "Secured Obligations"), each Pledgor hereby sells, assigns, conveys, mortgages, pledges, hypothecates, transfers, confirms and grants unto the Secured Party for the equal and ratable benefit and security of the Purchasers and the Secured Party, a lien on and a first priority security interest in all of such Pledgor's now existing and hereafter acquired or arising right, title and interest in, to and under the Pledged Collateral whether now existing or hereafter coming into existence, whether now held or owned or hereafter acquired, as now in existence or in effect or as hereafter modified, amended or supplemented, and wherever the same may be located.

     (b) Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Secured Party in pledge, all stock certificates, instruments or other documents evidencing the Pledged Collateral owned by such Pledgor, together with undated stock powers, instruments or other documents signed in blank by such Pledgor.

     (c) Any right, title and interest hereby assigned to the Secured Party hereunder includes, without limitation, the right to further assign such right, title and interest.

     (d) Notwithstanding any provision of this Agreement to the contrary, each Pledgor, shall remain liable under the applicable Organizational Documents to observe and perform all the respective conditions and obligations to be observed and performed thereunder, all in accordance with and pursuant to the terms and provisions of the applicable Organizational Documents. The granting of any of the rights to the Secured Party hereunder shall not release such Pledgor from any of its duties or obligations under the applicable Organizational Documents or constitute an assumption by the Secured Party or such Purchaser of such duties and obligations. Neither the Secured Party nor any Purchaser shall have any obligation or liability under the applicable Organizational Documents by reason of or arising out of this Agreement or the assignment of the rights hereunder to the Secured Party or the receipt by the Secured Party of any payment under or relating to the applicable Organizational Documents pursuant hereto, nor shall the Secured Party or any Purchaser be required or obligated in any manner to perform or fulfill any of the obligations of such Pledgor under or pursuant to the applicable Organizational Documents, or to make any payment thereunder, or to make any inquiry as to the nature or the sufficiency of any payment received by the Secured Party or the sufficiency of any performance by any party under the applicable Organizational Documents, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to the Secured Party or to which it may be entitled at any time or times pursuant hereto.

3. Further Assurances.

                  Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Secured Party, each Pledgor shall execute and deliver to the Secured Party all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the "Security Documents") which the Secured Party may reasonably request, in form reasonably satisfactory to the Secured Party, and take such other action which the Secured Party may reasonably request, to perfect and continue perfected and to create and maintain a Prior Security Interest in favor of the Secured Party in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Each Pledgor hereby irrevocably makes, constitutes and appoints the Secured Party (and any of the Secured Party's officers or employees or agents designated by the Secured Party) as such Pledgor's true and lawful attorney with power to sign the name of such Pledgor on all or any of the Security Documents which the Secured Party determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Secured Party's security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid in full.

4. Pledged Companies Acknowledgment and Assignment of Pledged Collateral.

                  Each Pledgor shall cause the Pledged Companies to execute and to deliver to the Secured Party concurrently herewith an Acknowledgment Regarding Pledge Agreement (the "Acknowledgment") in the form attached hereto as Exhibit "A". Concurrently herewith each Pledgor of any membership interests in any Pledged Company shall execute and deliver to Secured Party a fully executed Assignment of Membership Interest in the form attached hereto as Exhibit "B" and each Pledgor of any capital stock in any Pledged Company shall execute and deliver to Secured Party a fully executed Stock Power in the form attached hereto as Exhibit "C" with respect to the Pledged Collateral. Each Pledgor hereby authorizes the Secured Party, after the occurrence of an Event of Default, and upon the completion of a sale conducted pursuant to Article 9 of the Code in effect in the State of New York at that time, to complete the Assignment of Membership Interest or Stock Power, as applicable, and if the assignee is not the Secured Party to fill in the name of the purchaser of the Pledged Collateral at such sale conducted pursuant to Article 9 of the Code as the assignee, and the date on which such sale was conducted, and, thereafter, to deliver a true copy of the fully executed original to the Pledged Company, and, if any, other members or shareholders of the Pledged Company. Each Pledgor agrees that the Pledged Company and its constituent members or shareholders shall be entitled to rely conclusively on such Assignment of Membership Interest or Stock Power and shall have no liability to such Pledgor for any loss of damage which such Pledgor may incur by reason of said reliance, this provision being expressly for the benefit of such members or shareholders.

5. Representations and Warranties.

                  The Pledgors hereby jointly and severally represent and warrant to the Secured Party as follows:

     (a) Each Pledgor has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have) title to its Pledged Collateral, free and clear of all Liens except Permitted Liens (other than Permitted Liens of the types described in clauses (iv), (vii) and (viii) of the definition of that term).

     (b) The capital stock, shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to a Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable and constitute one hundred percent (100 %) of the issued and outstanding capital stock, member interests (exclusive of any non-economic interest held by any Independent Manager), partnership interests of each of the Pledged Companies.

     (c) The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person except for the junior lien securing the obligations under the Bank Financing Documents and Permitted Liens.

     (d) There are no restrictions upon the transfer of the Pledged Collateral and each Pledgor has the power and authority and right to transfer the Pledged Collateral owned by such Pledgor free of any encumbrances and without obtaining the consent of any other Person.

     (e) Each Pledgor has all necessary corporate or limited liability company power to execute, deliver and perform this Agreement.

     (f) There are no actions, suits, or proceedings pending or, to any Pledgor's best knowledge after due inquiry, threatened against or affecting such Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Official Body, which could reasonably be expected to have an adverse effect on the Pledged Collateral and no Pledgor is in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect such Pledgor's performance hereunder.

     (g) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of each Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditor's rights generally or by general equitable principles limiting the availability of the right of specific performance or other equitable remedies.

     (h) Neither the execution and delivery by such Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, nor the enforcement of any rights hereunder (including, but not limited to, a foreclosure sale of the Pledged Collateral), will violate: (i) any provision of any Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which such Pledgor is subject or any provision of any agreement, understanding or arrangement to which Pledgor is a party or by which such Pledgor is bound; or
(ii) any Coal Lease or any of the Coal Supply Contracts set forth on Schedule 1 or any permit, but the Pledgor makes no representation as to the ability of any Person who acquires the Pledged Stock to conduct mining operations until such Person has complied with applicable law relating to the continuation of mining permits in the event of a change of control of a permitee.

     (i) Each Pledgor's chief executive office address is as set forth on the signature page hereto.

     (j) Other then the Limited Liability Company Agreement of the Company, no shareholder or other similar agreements are applicable to any of the Pledged Collateral; the applicable Organizational Documents of each Pledged Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the companies; and, all rights of such Pledgor in connection with its ownership of each of the Pledged Companies which is a corporation are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and the applicable Organizational Documents of each of the Companies which is a corporation.

     (k) No dividends or other distributions have been made by any of the Pledged Companies to any Pledgor which is prohibited by the Term Loan Agreement.

     (l) There is no action nor legal, administrative or other proceeding pending or, to the best of any Pledgor's knowledge, threatened which adversely affects any Pledgor's title to the Pledged Collateral or any Pledgor's grant of a security interest hereunder, nor does any Pledgor know of any basis for the assertion of any such claim.

     (m) Any and all information heretofore furnished to the Secured Party by such Pledgor in connection with the financial condition, assets, liabilities, business or prospects of any Pledged Company or the value or condition of the Pledged Collateral was true and correct in all material respects as of the date furnished, and all such information hereafter furnished to the Secured Party by such Pledgor will be true and correct in all material respects as of the date furnished.

     (n) True and complete copies of the Organizational Documents of the Pledgors are attached to the Acknowledgment and have been delivered to the Secured Party.

6. General Covenants.

                  The Pledgors hereby jointly and severally covenant and agree as follows:

     (a) Each Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; each Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Secured Party. Each Pledgor shall notify the Secured Party in writing ten (10) days prior to any change in such Pledgor's chief executive office address.

     (b) Each Pledgor shall appear in and defend any action or proceeding of which such Pledgor is aware which could reasonably be expected to adversely affect, to any material extent, such Pledgor's title to, or the Secured Party's interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the consent of the Secured Party such Pledgor may settle such actions or proceedings with respect to the Pledged Collateral, which consent shall not be unreasonably withheld or delayed.

     (c) Each Pledgor shall, and shall cause each of the Pledged Companies to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Secured Party's security interest hereunder.

     (d) Each Pledgor shall comply with all Laws applicable to the Pledged Collateral unless any noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Secured Party's rights hereunder.

     (e) Such Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Pledgor or Subsidiary of any Pledgor or which would affect a material portion of the Pledged Collateral, provided that the Pledgors and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

     (f) Such Pledgor shall permit the Secured Party, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral, except as may be limited under the Term Loan Agreement.

     (g) To the extent, following the date hereof, any Pledgor acquires capital stock, shares securities, member interests, partnership interests and other ownership interests of any of the Pledged Companies or any of the rights, property or securities, shares, capital stock, member interests, partnership interests or other ownership interests described in the definition of Pledged Collateral with respect to any of the Pledged Companies, such stock, rights, property or securities, shares, capital stock, member interests, partnership interests or ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Secured Party; and, such Pledgor thereupon shall deliver all such securities, shares, capital stock, member interests, partnership interests and other ownership interests together with an updated Schedule A hereto, to the Secured Party.

     (h) No Pledgor shall, without the prior written consent of the Secured Party, (i) sell, assign, transfer, exchange, lease, lend or dispose of (directly, indirectly, or voluntarily), or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any Lien in or with respect to the Pledged Collateral, except for the Lien in favor of the Secured Party and the junior lien in favor of the Bank Lenders. The inclusion of "proceeds" as a component of the Pledged Collateral shall not be deemed a consent by the Secured Party to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Pledged Collateral.

     (i) No Pledgor shall: (i) amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), certificate of limited partnership, certificate of formation, limited liability company agreement or other organizational document without providing at least twenty (20) calendar days' prior written notice to the holders of the Notes and, in the event such change would be material and adverse to the holders of the Notes as determined by the Required Combined Holders in their sole discretion, obtaining the prior written consent of the holders of the Notes;
(ii) consent or vote to approve the sale or mortgaging of any asset of any Pledged Company except in the ordinary course of business, or (iii) with respect to a Pledgor of membership interests in any Pledged Company, take any action in furtherance of any modification of the Organizational Documents of such Pledged Company, or any other action, that would have the effect of constituting member interests in the Company "securities" within the meaning, or otherwise subjecting such member interests to the coverage, of Article 8 of the Uniform Commercial Code of any jurisdiction.

     (j) Each Pledgor shall, at its own expense, perform and observe all of the terms and provisions of the applicable Organizational Documents to be performed or observed by such Pledgor, maintain the applicable Organizational Documents in full force and effect, and enforce such Pledgor's rights under the applicable Organizational Documents in accordance with its terms. Such Pledgor shall promptly deliver to Secured Party any notice of default which such Pledgor receives with respect to the applicable Organizational Documents.

     (k) Except as otherwise permitted in the Term Loan Agreement, no Pledgor shall permit any of its Subsidiaries which is a Pledged Company to directly or indirectly (i) sell, assign, pledge or otherwise transfer or dispose of any Debt of, or claim against, or any shares of stock or similar interests or other securities (or warrants, rights or options to acquire stock or similar interests or other securities) of any other Subsidiary of such Pledgor, or (ii) issue or sell any shares of its stock or similar interests or other securities (or warrants, rights or options to acquire stock or similar interests or other securities ) of such Subsidiary.

7. Other Rights With Respect to Pledged Collateral.

     (a) So long as no Event of Default under the Term Loan Agreement shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and other consensual and other rights pertaining to the Pledged Collateral or any part thereof and each Pledgor shall have the right to deal with the Pledged Collateral and to receive distribution in the ordinary course of business, for any purpose and in a manner not inconsistent with the terms of this Agreement (including, without limitation, Section 6(i) hereof), the Term Loan Agreement or any of the other Financing Documents; provided, however, that such Pledgor shall not exercise or shall refrain from exercising any such right if it would result in a Potential Default or an Event of Default.

     (b) Upon the occurrence and during the continuance of an Event of Default, the Secured Party, at the expense of such Pledgor, may: (i) take control of and manage all or any of the Pledged Collateral; (ii) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Secured Party or any Affiliate of the Secured Party, on deposit or otherwise, belonging to Pledgors, as the Secured Party in its sole discretion shall determine; and (iii) do anything which any Pledgor is required but fails to do hereunder.

     (c) If any Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform or cause the performance of such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by such Pledgor. However, nothing in this Agreement shall obligate the Secured Party to act.

     (d) Each Pledgor hereby appoints Secured Party to be such Pledgor's attorney-in-fact with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time (but only upon an Event of Default) in Secured Party's discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

     (e) The Purchasers' and the Collateral Agent's recourse against the Parent shall be solely limited to the Parent's interest in the Pledged Collateral and the enforcement of their rights under this Pledge Agreement.

8. Additional Remedies Upon Event of Default.

                  Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Secured Party shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 7 above and under the other Financing Documents, the following rights and remedies:

     (a) The Secured Party may, after ten (10) business days' advance written notice to a Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor's Pledged Collateral or any part thereof at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Each Pledgor agrees that ten (10) business days' advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.

     (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Secured Party has made all deductions of reasonable expenses, including but not limited to reasonable attorneys' fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party's rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, as follows:

          (i) first, to the Secured Obligations and to reimburse the Secured Party for reasonable out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Secured Party in connection with realizing on the Pledged Collateral or collection of any obligation of any Pledgor under any of the Financing Documents, including advances made subsequent to an Event of Default by the Secured Party for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Pledged Collateral, including without limitation advances for taxes, insurance, and the like, and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale of or other realization on, any of the Pledged Collateral, in such order as the Secured Party may determine in its discretion; and

          (ii) the balance, if any, as required by Law.

     (c) (i) The Secured Party shall have the right to have the Pledged Collateral transferred into the name of Secured Party pursuant to Section 8 hereof.

          (ii) All rights of any Pledgor to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise pursuant to Section 7(a) above and to receive distributions shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereafter upon notice to such Pledgor have the sole right to exercise such voting and other consensual rights and to receive 100 percent of all distributions, which shall be promptly applied by Secured Party against the Secured Obligations in the order and manner specified in
     Section 8(b) hereof.

          (iii) All distributions which are received by any Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Pledgor, and forthwith shall be paid over to Secured Party as Pledged Collateral in the same form as received (with any necessary endorsements), unless such Pledgor shall have previously cured the Event of Default giving rise to the Event of Default hereunder.

          (iv) The Secured Party shall have the right to take control of and manage all or any of the Pledged Collateral.

9.Secured Party's Duties.

     (a) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

     (b) It is anticipated that additional persons will from time to time become Subsidiaries of the Company or a Guarantor, each of whom will be required to join this Pledge Agreement. It is acknowledged and agreed that new Subsidiaries of the Company or of a Guarantor will become Pledgors hereunder and will be bound hereby simply by executing and delivering to Agent a Guarantor Joinder in the form of Exhibit (G)(1) to the Term Loan Agreement. In addition, a new Schedule A hereto shall be provided to Agent showing the pledge of the ownership interest in such new Subsidiary and any ownership interests that such new Subsidiary owns in any other Person.

10. No Waiver; Cumulative Remedies.

                  No failure to exercise, and no delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Financing Documents or by Law. Each Pledgor waives any right to require the Secured Party to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Secured Party's power.

11. Assignment.

                  Subject to the provisions of the Term Loan Agreement, all rights of the Secured Party under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, each Pledgor may not assign or transfer any of its rights and obligations hereunder or any interest herein.

12. Severability.

                  Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

13. Governing Law.

                  This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

14. Notices.

                  All notices, requests, demands, directions and other communications (collectively, "notices") given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 18 of the Term Loan Agreement.


15. Specific Performance.

                  Each Pledgor acknowledges and agrees that, in addition to the other rights of the Secured Party hereunder and under the other Financing Documents, because the Secured Party's remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Secured Party's rights (i) to inspect the books and records related to the Pledged Collateral,
(ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Secured Party its attorney-in-fact, and (v) to enforce the Secured Party's remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

16. Voting Rights in Respect of the Pledged Collateral.

                  Subject to Section 8 above, so long as no Event of Default shall occur and be continuing under the Term Loan Agreement, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Financing Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would have a material adverse effect on the value of any Pledged Collateral. Without limiting the generality of the foregoing and in addition thereto, the Pledgors shall not vote to enable, or take any other action to permit, any of the Pledged Companies to issue any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, member interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature of any such Pledged Company or to enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Secured Party to sell, assign or transfer any of the Pledged Collateral.

17. Consent to Jurisdiction.

                  EACH OF THE PLEDGORS AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE PLEDGORS, OR ANY OF THEM, FOR BREACH HEREOF, OR AGAINST ANY OF THEIR PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY PURCHASER OR NOTEHOLDER OR THE COLLATERAL AGENT OR ON BEHALF OF ANY PURCHASER OR NOTEHOLDER OR THE COLLATERAL AGENT, AS SUCH NOTEHOLDER, PURCHASER OR THE COLLATERAL AGENT MAY ELECT, AND EACH OF THE PLEDGORS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. THE PLEDGORS HEREBY AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THEM AT THEIR ADDRESS SPECIFIED IN SECTION 18 OF THE TERM LOAN AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH EACH PURCHASER AND EACH HOLDER OF A NOTE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IN ADDITION, EACH OF THE PLEDGORS HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

18. Waiver of Jury Trial.

                  EACH PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19. Entire Agreement; Amendments.

                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor. This Agreement may not be amended or supplemented except by a writing signed by the Secured Party and the Pledgors.

20. Counterparts.

                  This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

21. Descriptive Headings.

                  The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                            [SIGNATURE PAGE 1 OF 2 TO
                                PLEDGE AGREEMENT]


         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                  FIRSTAR BANK, N.A., as Collateral Agent

                                  By: /s/ James Moll
                                     -------------------------------------------
                                  Name: James Moll
                                       -----------------------------------------
                                  Title: Vice President
                                        ----------------------------------------


                                  WESTMORELAND COAL COMPANY

                                  By: /s/ W. Michael Lepchitz
                                     -------------------------------------------
                                  Name: W. Michael Lepchitz
                                       -----------------------------------------
                                  Title: Vice President
                                        ----------------------------------------

                                  Address:
                                  2 North Cascade Avenue
                                  14th Floor
                                  Colorado Springs, CO  80903


                                  WESTMORELAND MINING LLC

                                  By: /s/ Robert J. Jaeger
                                     -------------------------------------------
                                  Name: Robert J. Jaeger
                                       -----------------------------------------
                                  Title: President
                                        ----------------------------------------

                                  Address:
                                  490 North 31st Street
                                  Suite 308
                                  Billings, MT 59101

                                   SCHEDULE A
                                       TO
                                PLEDGE AGREEMENT


                        Description of Pledged Collateral

A. Corporations


Pledgor                            Pledged Shares                         Type and Amount of Ownership
-------                            --------------                         ----------------------------
Westmoreland Mining LLC            Western Energy Company                 118, 111.429 shares (100%)
                                   Northwestern Resources Co.             10,000 shares (100%)
                                   Dakota Westmoreland Corporation        1,000 shares (100%)
                                   WCCO-KRC Acquisition Corp.             1,000 shares (100%)

B. Limited Liability Companies


Pledgor                            Pledged Shares                         Type and Amount of Ownership
-------                            --------------                         ----------------------------
Westmoreland Coal Company          Westmoreland Mining LLC                100% economic member units


C. Partnerships


Pledgor                            Pledged Shares                         Type and Amount of Ownership
-------                            --------------                         ----------------------------
N/A


                                   SCHEDULE 1
                                       TO
                                PLEDGE AGREEMENT


                              COAL SUPPLY CONTRACTS

     Coyote Plant Coal Agreement, dated January 1, 1978

     Heskett Station Coal Sales Contract, dated September 20, 2000

     Lewis & Clark Station Coal Sales Contract, dated January 1, 1998

     Amended and Restated Coal Supply Agreement (Colstrip 3 & 4) dated August 24, 1998 among Montana Power Company, PPL Montana LLC, Puget Sound Energy, Inc., Portland General Electric Company, PacificCorp and Western Energy Company.

     Coal Supply Agreement (Colstrip 1 & 2), dated July 30, 1971, as amended, between PPL Montana LLC, Puget Sound Energy Inc., and Western Energy Company.

     Lignite Supply Agreement dated August 29, 1979, as amended, between Northwestern Resources Co. and Reliant Energy, Incorporated.

     Settlement Agreement and Amendment of Existing Contracts dated August 2, 1999 between Northwestern Resources Co. and Reliant Energy, Incorporated

                                   Exhibit "A"

                    ACKNOWLEDGMENT REGARDING PLEDGE AGREEMENT

                  The undersigned [limited liability company/corporation] (the "Company") hereby acknowledges receipt of a copy of the Pledge Agreement (the "Pledge") dated as of ____________ by ____________________ ("Pledgor") in favor of _______________________ ("Secured Party") and the Purchasers. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Pledge.

NOW, THEREFORE, intending that Secured Party may rely hereon, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and covenants to Secured Party as follows, notwithstanding any conflicting provision of any applicable Organizational Document (herein defined):

     1. (a) The Company attached to an Officer's Certificate delivered by it under Section 4.1 of the Term Loan Agreement a true and complete copy of the [articles of incorporation, charter, bylaws, certificate of limited liability, limited liability company operating agreement, partnership agreement, shareholder agreement, or member agreement] of the Company as currently in effect, including any and all amendments thereto (the "Organizational Documents"); (b) Pledgor is currently the owner of 100% of the entire [membership equity interest/stock] under the Organizational Documents, except for non-economic interest of the Independent Managers; (c) the undersigned does not have any offset or counterclaim against Pledgor with respect to the Organizational Documents; (d)Pledgor is not in default under the Organizational Documents, and no event has occurred that, with notice or lapse of time, or both, would constitute an event of default by Pledgor under the Organizational Documents; (e) no dividends, distributions or any other fees or payments payable by the Company to Pledgor have been paid by the Company to Pledgor in violation of the Term Loan Agreement; and (f) the Company is a [limited liability company/corporation] duly formed, validly existing and in good standing under the laws of the State of ________.

     2. There are no owners of [membership equity interests/stock] in the Company other than Pledgor, except for the non-economic interests of the Independent Managers.

     3. The undersigned will be bound by the terms of the Pledge and will comply with such terms insofar as such terms are applicable to the undersigned, including without limiting the generality of the foregoing, those terms in
Section 7 and 18 of the Pledge.

     4. The undersigned will notify the Secured Party promptly in writing of the occurrence of any of the events described in Section 6(g) of the Pledge.

     5. The terms of Section 3 of the Pledge shall apply to it, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgement of the Secured Party, the carrying out of Section 3 of the Pledge.

     6. To the extent that any of undersigned has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, each of undersigned hereby irrevocably waives such immunity in respect of its obligations under the Pledge and any other document or agreement executed in connection therewith, and each of undersigned agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

     7. The Company acknowledges and agrees that any notices sent to the Pledgor regarding any of the Pledged Collateral shall also be sent to the Secured Party in the manner and at the address of Secured Party as indicated in Section 14 of the Pledge.

     8. The Company shall promptly and completely co-operate with the Collateral Agent and the Purchasers in their exercise of their rights under Section 7(b) of the Pledge. From and after such time as it receives written notice of an Event of Default containing instructions to do so from Secured Party, the Company shall pay all distributions directly to Secured Party or its designee, and not to Pledgor. Such notice and instructions need be signed only by Secured Party, and the Company shall comply with same regardless of whether it receives at any time any contrary instructions or demands from Pledgor or any other person; provided, however, that the Company may comply with any conflicting court order received from a court of competent jurisdiction.

     9. The Company shall comply with the provisions of Section 10.14 of the Term Loan Agreement.

     10. The undersigned shall not issue or sell any shares of its stock or similar interests or other securities (or warrants, rights or options to acquire stock or similar interests or other securities) to a party other than a Pledgor.

     11. Notwithstanding the granting of a security interest to Secured Party in the Pledged Collateral, Secured Party shall have no obligation or liability whatsoever to the Company, any [member/shareholder] thereof or any creditor or other person having any relationship with the Company, nor shall Secured Party be obligated to perform any of the obligations or duties of Pledgor under the Organizational Documents or to take any action to collect or to enforce any claim for payment of Pledgor arising under the Organizational Documents, unless Secured Party has exercised its right to foreclose on the Pledged Collateral, have the Collateral transferred to Secured Party, or to any other Person, under the Pledge, and in such event Secured Party shall have no obligation to perform any duties or obligations under the Organizational Documents arising prior to the date of such transfer.

     12. Subject to the limitations set forth in the Term Loan Agreement, the undersigned acknowledges that the security interest of Secured Party in the Pledged Collateral, the Pledged Collateral and all of Secured Party's rights and remedies under the Pledge may be freely transferred or assigned by Secured Party to any third party. In the event of any such transfer or assignment of such rights and interests of the Secured Party, following receipt by the undersigned of notice of such transfer or assignment from Secured Party, all of the provisions of this Acknowledgment shall inure to the benefit of the transferees, successors and/or assigns of Secured Party provided that Secured Party has provided to the undersigned a copy of such assignment or transfer. The provisions of this Acknowledgment shall likewise be binding upon the successors and assigns of the undersigned.

     13. The undersigned shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be reasonably necessary to carry out and effect the intent, purposes and terms of this Acknowledgment.

     14. When necessary herein, all terms used in the singular shall apply to the plural, and vice versa, and all terms used in the masculine shall apply to the neuter and feminine genders, and vice versa.

     15. This Acknowledgement shall be governed by the laws of the State of New York.

     16. THE COMPANY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE COMPANY FOR BREACH HEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY PURCHASER OR NOTEHOLDER OR THE COLLATERAL AGENT OR ON BEHALF OF ANY PURCHASER OR NOTEHOLDER OR THE COLLATERAL AGENT, AS SUCH NOTEHOLDER, PURCHASER OR THE COLLATERAL AGENT MAY ELECT, AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. THE COMPANY HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 18 OF THE TERM LOAN AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH EACH PURCHASER AND EACH HOLDER OF A NOTE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IN ADDITION, THE COMPANY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ACKNOWLEDGEMENT REGARDING PLEDGE AGREEMENT BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     17. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE ACKNOWLEDGEMENT REGARDING PLEDGE AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

IN WITNESS WHEREOF, this Acknowledgment Regarding Pledge Agreement is given as of __________, 2001.

                                    COMPANY:

                                     a
                                       -----------------------------------------
                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                   Exhibit "B"

                        ASSIGNMENT OF MEMBERSHIP INTEREST

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, _______________________________, a _____________
("Assignor"), hereby sells, assigns, transfers and conveys to
_______________________________________ ______________________________________
("Assignee"), all of its right, title and interest in and to its membership interest in __________________________, a _______ limited liability company (the "Company"), including Assignor's right to receive from the Company all amounts payable to Assignor from and after the date hereof. In consideration of the foregoing transfer, Assignee agrees that, subject to the immediately preceding sentence, it shall be bound by all of the terms and provisions of the limited liability company agreement governing the Company and shall perform and observe all of the covenants, duties and obligations contained therein from and after the date of Assignee's admission as a member in the Company.

IN WITNESS WHEREOF, this Assignment of Membership Interest is executed as of ____________________, 20__.

                                    ASSIGNOR:

                                     a
                                       -----------------------------------------
                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    ASSIGNEE:

                                     a
                                       -----------------------------------------
                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                   Exhibit "C"


                                   STOCK POWER


     FOR VALUE RECEIVED, [Pledgor], a _________________ ________________, hereby sells, assigns and transfers unto _____________________ (__________) shares of the common stock of [the Pledged Company], a ______________ corporation, standing in its name on the books of said corporation represented by Certificate No(s). ____________________ herewith.

                                    [PLEDGOR]


Date: _______________                By __________________________________(Seal)
                                                   Title:


IN PRESENCE OF:
---------------


EXHIBIT 99.6
------------

                 CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

         This Continuing Agreement of Guaranty and Suretyship (the "Guaranty"), dated as of this 27th day of April, 2001, is jointly and severally given by each of the undersigned and each of the other Persons which become Guarantors hereunder from time to time (each a "Guarantor" and collectively the "Guarantors") in favor of PNC Bank, National Association, as agent for the Banks (the "Agent") in connection with that Credit Agreement, dated as of the date hereof, by and among Westmoreland Mining LLC, a Delaware limited liability company (the "Borrower"), the Guarantors now or hereafter party thereto, the Agent, and the Banks now or hereafter party thereto (the "Banks") (as amended, restated, modified, or supplemented from time to time hereafter, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

     1. Guarantied Obligations. To induce the Agent and the Banks to make loans and grant other financial accommodations to the Borrower under the Credit Agreement, each Guarantor hereby jointly and severally, unconditionally and irrevocably guaranties to the Agent and each Bank and each Affiliate of each Bank and the Collateral Agent on behalf of the Banks, and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar laws of any country or jurisdiction) of all Obligations, including, without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of the Borrower or any other Guarantor to the Agent or any of the Banks or any Affiliate of any Bank under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the "Guarantied Obligations" and each as a "Guarantied Obligation"). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Agent, the Collateral Agent or any of the Banks (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Notes the Credit Agreement or the other Loan Documents, or any other Guarantied Obligations, to any other Person in accordance therewith. In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows.

     2. Guaranty. Each Guarantor hereby jointly and severally promises to pay and perform all such Guarantied Obligations immediately upon demand of the Agent, the Collateral Agent and the Banks or any one or more of them. All payments made hereunder shall be made by each Guarantor in immediately available funds in United States Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.

     3. Obligations Absolute. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by any Bank, the Agent, the Collateral Agent or Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agree that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

          (a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Agent, the Collateral Agent or the Banks or any other Person with respect thereto;

          (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

          (c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

          (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Agent, the Collateral Agent or the Banks, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by any of the Agent, the Collateral Agent or the Banks, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, "direct or indirect security" for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

          (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation of charter or other organizational document, or forfeiture, or other change in, restructuring or termination of the corporate, limited liability or other structure or existence of, the Borrower, any Guarantor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower, any Guarantor or any other Person; or any action taken or election made by the Agent, the Collateral Agent or the Banks, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower, any Guarantor or any other Person in connection with any such proceeding;

          (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower, any Guarantor or any other Person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of law or release of the Borrower, any Guarantor or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; and

          (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.

         Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 11.18 of the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.

     4. Waivers, etc. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable law, each Guarantor waives each of the following:

          (a) All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Borrower, any Guarantor or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower, any Guarantor or any other Person;

          (b) Any right to any marshalling of assets, to the filing of any claim against the Borrower, any Guarantor or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower, any Guarantor or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Agent, the Collateral Agent or the Banks, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

          (c) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Agent, the Collateral Agent or the Banks, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Agent, the Collateral Agent or the Banks, or any of them, to seek a deficiency against the Borrower, any Guarantor or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

          (d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

     5. Reinstatement. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon termination of all Commitments and the expiration of all Letters of Credit and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by the Collateral Agent, any Bank or Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

     6. Subrogation. No Guarantor shall exercise any rights against Borrower or any other Guarantor arising in connection with the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full and all Commitments have been terminated and all Letters of Credit have expired. If any amount shall be paid to any Guarantor by or on behalf of Borrower or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Agent, the Collateral Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

     7. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Borrower, any Guarantor or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met, and, to the full extent permitted by law, such stay, injunction or other impediment shall not be applicable to any Guarantor's obligations hereunder.

     8. Taxes.

          (a) No Deductions. All payments made by any Guarantor hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes of the United States applicable to any Bank (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any of the other Loan Documents, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection (a) such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

          (b) Stamp Taxes. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, any of the Loan Documents (hereinafter referred to as "Other Taxes").

          (c) Indemnification for Taxes Paid by any Bank. Each Guarantor shall indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor.

          (d) Certificate. Within 30 days after the date of any payment of any Taxes by any Guarantor, such Guarantor shall furnish to each Bank, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by such Guarantor, such Guarantor shall, if so requested by a Bank, provide a certificate of an officer of such Guarantor to that effect.

          (e) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under any of the Loan Documents in any currency (the "Original Currency") into another currency (the "Other Currency"), each Guarantor hereby agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Bank could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

          (f) The obligation of each Guarantor in respect of any sum due from such Guarantor to any Bank under any of the Loan Documents shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the business day (being a day on which it is open for business at its principal office in the United States) following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.

     9. Notices. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder given under, the Credit Agreement and in the manner provided in Section 11.6 of the Credit Agreement. The Agent, the Collateral Agent and the Banks may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Agent, the Collateral Agent and the Banks shall have no duty to verify the identity or authority of the Person giving such notice.

     10. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that a telecopy transmission to Agent or any Bank of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

     11. Setoff, Default Payments by Borrower.

          (a) In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Agent and the Banks, or any of them, shall have the right from time to time, without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Bank or the Agent, or any subsidiary or affiliate of any Bank or Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Agent or any Bank or any subsidiary or affiliate thereof. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Agent, the Collateral Agent or the Banks, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to the Guarantor, whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Agent and the Banks, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Agent, the Collateral Agent or any of the Banks. The rights of the Agent and the Banks under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker's lien) which the Agent and the Banks, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker's lien of the Agent and the Banks, or any of them. Each of the Guarantors hereby agree that, to the fullest extent permitted by law, any affiliate or subsidiary of the Agent or any of the Banks and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as the Agent and the Banks as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

          (b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of Borrower, such amount shall be held in trust for the benefit of each Bank and Agent and shall forthwith be paid to the Agent to be credited and applied to the Guarantied Obligations when due and payable.

     12. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

     13. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent and the Banks, or any of them, and their successors and assigns. Without limitation of the foregoing, the Agent, the Collateral Agent and the Banks, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other person, in accordance with the Credit Agreement and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Agent and the Banks in this Guaranty or otherwise.

     14. Intentionally Omitted.

     15. Severability; Modification to Conform to Law.

          (a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          (b) Without limitation of the preceding subsection (a), to the extent that applicable law (including applicable laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of the Guarantor's obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Guarantor's aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Agent or any of the Banks or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

               (A) the fair consideration actually received by such Guarantor under the terms and as a result of the Loan Documents and the value of the benefits described in Section 18 (b) hereof, including (and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Loan Documents, or

               (B) the excess of (1) the amount of the fair value of the assets of such Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all liabilities of such Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date hereof.

          (c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor's obligations hereunder as to each element of such assertion.

     16. Additional Guarantors. At any time after the initial execution and delivery of this Guaranty to the Agent, the Collateral Agent and the Banks, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Agent, the Collateral Agent and the Banks a Guarantor Joinder pursuant to the Credit Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

     17. Joint and Several Obligations. Each of the obligations of each and every Guarantor under this Guaranty are joint and several. The Agent and the Banks, or any of them, may, in their sole discretion, elect to enforce or cause the Collateral Agent to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Agent and the Banks, or any of them, shall not be a defense to any action the Agent and the Banks, or any of them, may elect to take against any Guarantor. Each of the Banks and Agent hereby reserves all rights against each Guarantor.

     18. Receipt of Credit Agreement, Other Loan Documents, Benefits.

          (a) Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

          (b) Each Guarantor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with Borrower and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

     19. Miscellaneous. (a) Generality of Certain Terms. As used in this Guaranty, the terms "hereof," "herein," and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term "including," as used herein, is not a term of limitation and means "including without limitation." (b) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Agent and the Banks. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Agent, the Collateral Agent or the Banks, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Agent, the Collateral Agent and the Banks under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by law, or otherwise. (c) Telecommunications. Each Bank, the Collateral Agent and Agent shall be entitled to rely on the authority of any individual making any telecopy or telephonic notice, request, or signature without the necessity of receipt of any verification thereof. (d) Expenses. Each Guarantor unconditionally agrees to pay all reasonable costs and expenses, including reasonable attorney's fees incurred by the Agent, the Collateral Agent or any of the Banks in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Bank the Collateral Agent and Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Bank , the Collateral Agent or Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Bank, the Collateral Agent or Agent (A) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof; (B) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Guarantor or the Borrower; (C) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by the Collateral Agent, any Bank or Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or the Borrower, the Collateral Agent or Agent or any Bank of any law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person except for any which arises out of the gross negligence or willful misconduct of the Collateral Agent, the Agent or any Bank. (e) Prior Understandings. This Guaranty, the Credit Agreement and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements. (f) Survival. All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Agent, the Collateral Agent and the Banks, or any of them, any extension of credit, or any other event or circumstance whatsoever.

                            [SIGNATURE PAGE FOLLOWS]

   [SIGNATURE PAGE 1 OF 1 OF CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP]


         IN WITNESS WHEREOF, each Guarantor intending to be legally bound, has executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

                             WESTERN ENERGY COMPANY

                             By: /s/ Robert J. Jaeger                     (SEAL)
                                --------------------------------------------
                                  Name: Robert J. Jaeger
                                  Title: Vice President


                             NORTHWESTERN RESOURCES CO.

                             By: /s/ Robert J. Jaeger                     (SEAL)
                                --------------------------------------------
                                  Name: Robert J. Jaeger
                                  Title: Vice President


                             DAKOTA WESTMORELAND CORPORATION

                             By: /s/ Robert J. Jaeger                     (SEAL)
                                --------------------------------------------
                                  Name: Robert J. Jaeger
                                  Title: Vice President


                             WCCO-KRC ACQUISITION CORP.

                             By: /s/ Robert J. Jaeger                     (SEAL)
                                --------------------------------------------
                                  Name: Robert J. Jaeger
                                  Title: Vice President


EXHIBIT 99.7
------------

                 CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

         This Continuing Agreement of Guaranty and Suretyship (the "Guaranty"), dated as of this 27th day of April, 2001, is jointly and severally given by each of the undersigned and each of the other Persons which become Guarantors hereunder from time to time (each a "Guarantor" and collectively the "Guarantors") in favor of the Purchasers in connection with that Term Loan Agreement, dated as of the date hereof, by and among Westmoreland Mining LLC, a Delaware limited liability company (the "Company"), the Obligors now or hereafter party thereto, the Purchasers named in the Schedule A attached thereto (together with the holders from time to time of the Notes referred to therein, herein collectively referred to as the "Purchasers") (as amended, restated, modified, or supplemented from time to time hereafter, the "Term Loan Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Term Loan Agreement.

     1. Guarantied Obligations. To induce the Purchasers to purchase the Note(s) from the Company under the Term Loan Agreement, each Guarantor hereby jointly and severally, unconditionally and irrevocably guaranties to the Purchasers and the Collateral Agent on behalf of the Purchasers, and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar laws of any country or jurisdiction) of all Obligations, including, without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of the Company or any other Guarantor to the Purchasers under or in connection with the Notes, the Term Loan Agreement or any other Financing Document, whether for principal, interest, Make-Whole Amount, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Company or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Financing Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Financing Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the "Guarantied Obligations" and each as a "Guarantied Obligation"). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Collateral Agent, the Purchasers (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Notes, the Term Loan Agreement or the other Financing Documents, or any other Guarantied Obligations, to any other Person in accordance therewith. In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows.

     2. Guaranty. Each Guarantor hereby jointly and severally promises to pay and perform all such Guarantied Obligations immediately upon demand of the Collateral Agent, the Purchasers or any one or more of them. All payments made hereunder shall be made by each Guarantor in immediately available funds in United States Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.

     3. Obligations Absolute. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by the Collateral Agent, any Purchaser or Company or any other Obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agree that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Financing Documents. Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

          (a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Financing Document or any of the Guarantied Obligations and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Financing Documents, or any rights of the Collateral Agent, the Purchasers or any other Person with respect thereto;

          (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Guarantied Obligations (whether or not contemplated by the Financing Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Financing Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Financing Document or any of the Guarantied Obligations;

          (c) Any failure to assert any breach of or default under any Financing Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Financing Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Company or any other Person under or in connection with any Financing Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

          (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Collateral Agent, the Purchasers or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any other action or inaction by the Collateral Agent, any of the Purchasers or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, "direct or indirect security" for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

          (e) Any merger, consolidation, liquidation, dissolution, winding-up, revocation of charter or other organizational document, or forfeiture, or other change in, restructuring or termination of the corporate, limited liability company or other structure or existence of, the Company, any Guarantor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Company, any Guarantor or any other Person; or any action taken or election made by the Collateral Agent or the Purchasers (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Company, any Guarantor or any other Person in connection with any such proceeding;

          (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Company, any Guarantor or any other Person with respect to any Financing Document or any of the Guarantied Obligations; or any discharge by operation of law or release of the Company, any Guarantor or any other Person from the performance or observance of any Financing Document or any of the Guarantied Obligations; and

          (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.

         Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 9.2 of the Term Loan Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.

     4. Waivers, etc. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable law, each Guarantor waives each of the following:

     (a) All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Financing Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Company, any Guarantor or any other Person to comply with any Financing Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Company, any Guarantor or any other Person;

     (b) Any right to any marshalling of assets, to the filing of any claim against the Company, any Guarantor or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Company, any Guarantor or any other Person of any other right or remedy under or in connection with any Financing Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Collateral Agent, the Purchasers or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Financing Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Financing Document, and any requirement that any Guarantor receive notice of any such acceptance;

     (c) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Collateral Agent or the Purchasers (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Collateral Agent or the Purchasers to seek a deficiency against the Company, any Guarantor or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

     (d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

     5. Reinstatement. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect. Upon indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by the Collateral Agent or any Purchaser upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, Company or any Guarantor or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

     6. Subrogation. No Guarantor shall exercise any rights against Company or any other Guarantor arising in connection with the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full. If any amount shall be paid to any Guarantor by or on behalf of Company or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Collateral Agent on behalf of the Purchasers and shall forthwith be paid to the Collateral Agent on behalf of the Purchasers to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Term Loan Agreement.

     7. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Company, any other Guarantor or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met, and, to the full extent permitted by law, such stay, injunction or other impediment shall not be applicable to any Guarantor's obligations hereunder.

     8. Taxes.

          (a) No Deductions. All payments made by any Guarantor hereunder or under any of the other Financing Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Purchaser and all income and franchise taxes of the United States applicable to any Purchaser (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any of the other Financing Documents, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection (a) such Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and
     (iii) such Guarantor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

          (b) Stamp Taxes. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, any of the Financing Documents (hereinafter referred to as "Other Taxes").

          (c) Indemnification for Taxes Paid by any Purchaser. Each Guarantor shall indemnify each Purchaser for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Purchaser and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Purchaser makes written demand therefor.

          (d) Certificate. Within 30 days after the date of any payment of any Taxes by any Guarantor, such Guarantor shall furnish to each Purchaser, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by such Guarantor, such Guarantor shall, if so requested by a Purchaser, provide a certificate of an officer of such Guarantor to that effect.

          (e) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under any of the Financing Documents in any currency (the "Original Currency") into another currency (the "Other Currency"), each Guarantor hereby agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Purchaser could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

          (f) The obligation of each Guarantor in respect of any sum due from such Guarantor to any Purchaser under any of the Financing Documents shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the business day (being a day on which it is open for business at its principal office in the United States) following receipt by any Purchaser of any sum adjudged to be so due in such Other Currency, such Purchaser may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Purchaser in the Original Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Purchaser against such loss.

     9. Notices. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor as provided in Section 18 of, or in a Guarantor Joinder given under, the Term Loan Agreement and in the manner provided in Section 18 of the Term Loan Agreement. The Collateral Agent and the Purchasers may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Collateral Agent and the Purchasers shall have no duty to verify the identity or authority of the Person giving such notice.

     10. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that a telecopy transmission to the Collateral Agent of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

     11. Setoff, Default Payments by Company.

          (a) In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Purchasers, shall have the right from time to time, without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Purchaser, or any subsidiary or affiliate of any Purchaser, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with such Purchaser or any subsidiary or affiliate thereof. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Collateral Agent or the Purchasers shall have given any notice or made any demand under this Guaranty or under such obligation to the Guarantor, whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Purchasers may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Collateral Agent or the Purchasers. The rights of the Purchasers under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker's lien) which the Purchasers may have, and nothing in this Guaranty or in any other Financing Document shall be deemed a waiver of or restriction on the right of setoff or banker's lien of the Purchasers. Each of the Guarantors hereby agree that, to the fullest extent permitted by law, any affiliate or subsidiary of the Purchasers and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as the Purchasers as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

          (b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of Company, such amount shall be held in trust for the benefit of each Purchaser and shall forthwith be paid to the Collateral Agent on behalf of the Purchasers to be credited and applied to the Guarantied Obligations when due and payable.

     12. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

     13. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Purchasers and their successors and assigns. Without limitation of the foregoing, the Collateral Agent and any of the Purchasers (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Financing Documents, or any other Guarantied Obligations, to any other person, in accordance with the Term Loan Agreement and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Financing Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Purchasers in this Guaranty or otherwise.

     14. Intentionally Omitted.

     15. Severability; Modification to Conform to Law.

          (a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          (b) Without limitation of the preceding subsection (a), to the extent that applicable law (including applicable laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of the Guarantor's obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Guarantor's aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Purchasers or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

               (A) the fair consideration actually received by such Guarantor under the terms and as a result of the Financing Documents and the value of the benefits described in Section 18 (b) hereof, including (and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Financing Documents, or

               (B) the excess of (1) the amount of the fair value of the assets of such Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all liabilities of such Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date hereof.

          (c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor's obligations hereunder as to each element of such assertion.

     16. Additional Guarantors. At any time after the initial execution and delivery of this Guaranty to the Collateral Agent and the Purchasers, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Collateral Agent and the Purchasers a Guarantor Joinder pursuant to the Term Loan Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

     17. Joint and Several Obligations. Each of the obligations of each and every Guarantor under this Guaranty are joint and several. The Purchasers may, in their sole discretion, elect to enforce or cause the Collateral Agent to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Purchasers shall not be a defense to any action the Purchasers may elect to take against any Guarantor. Each of the Purchasers hereby reserves all rights against each Guarantor.

     18. Receipt of Term Loan Agreement, Other Financing Documents, Benefits.

          (a) Each Guarantor hereby acknowledges that it has received a copy of the Term Loan Agreement and the other Financing Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Term Loan Agreement and the other Financing Documents.

          (b) Each Guarantor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with Company and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Term Loan Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

     19. Miscellaneous. (a) Generality of Certain Terms. As used in this Guaranty, the terms "hereof," "herein," and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term "including," as used herein, is not a term of limitation and means "including without limitation." (b) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Purchasers. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Collateral Agent or the Purchasers in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of Collateral Agent and the Purchasers under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by law, or otherwise. (c) Telecommunications. The Collateral Agent and each Purchaser shall be entitled to rely on the authority of any individual making any telecopy or telephonic notice, request, or signature without the necessity of receipt of any verification thereof. (d) Expenses. Each Guarantor unconditionally agrees to pay all reasonable costs and expenses, including reasonable attorney's fees incurred by Collateral Agent or the Purchasers in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify the Collateral Agent and each Purchaser for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, reasonable costs, expenses (including disbursements and reasonable legal fees of counsel to Collateral Agent or any Purchaser), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by Collateral Agent or any Purchaser
(A) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof; (B) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Guarantor or the Company; (C) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by the Collateral Agent or any Purchaser hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or the Company or the Collateral Agent or any Purchaser of any law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person except for any which arises out of the gross negligence or willful misconduct of the Collateral Agent or any Purchaser. (e) Prior Understandings. This Guaranty, the Term Loan Agreement and the other Financing Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements. (f) Survival. All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Collateral Agent or the Purchasers, any extension of credit, or any other event or circumstance whatsoever.

                            [SIGNATURE PAGE FOLLOWS]

   [SIGNATURE PAGE 1 OF 1 OF CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP]


         IN WITNESS WHEREOF, each Guarantor intending to be legally bound, has executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

                             WESTERN ENERGY COMPANY

                             By: /s/ Robert J. Jaeger                     (SEAL)
                                --------------------------------------------
                                  Name: Robert J. Jaeger
                                  Title: Vice President


                             NORTHWESTERN RESOURCES CO.

                             By: /s/ Robert J. Jaeger                     (SEAL)
                                --------------------------------------------
                                  Name: Robert J. Jaeger
                                  Title: Vice President


                             DAKOTA WESTMORELAND CORPORATION

                             By: /s/ Robert J. Jaeger                     (SEAL)
                                --------------------------------------------
                                  Name: Robert J. Jaeger
                                  Title: Vice President


                             WCCO-KRC ACQUISITION CORP.

                             By: /s/ Robert J. Jaeger                     (SEAL)
                                --------------------------------------------
                                  Name: Robert J. Jaeger
                                  Title: Vice President


EXHIBIT 99.8
------------
                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "Agreement"), dated as of April 27, 2001, is entered into by and among each of the undersigned and each of the other Persons which become Guarantors under the Credit Agreement (defined below) from time to time, (each a "Debtor" and collectively the "Debtors"), and FIRSTAR BANK, N.A., as Collateral Agent (the "Agent") for the Banks (as defined below);

WITNESSETH THAT:

         WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owners and the holders of the Collateral (as defined in Section 1 hereof); and

         WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the "Credit Agreement") of even date herewith by and among PNC Bank, National Association, as agent thereunder ("PNC"), the Banks now or hereafter party thereto (the "Banks"), the Guarantors now or hereafter party thereto and Westmoreland Mining LLC, a Delaware limited liability company (the "Borrower"), PNC and the Banks have agreed to make certain loans to the Borrower; and

         WHEREAS, the obligation of the Banks to make loans under the Credit Agreement is subject to the condition, among others, that the Debtors secure their obligations and the obligations of the Borrower to the Banks under the Credit Agreement and the other Loan Documents in the manner set forth herein; and

         WHEREAS, each Debtor acknowledges its receipt of benefit, whether direct or indirect, from the Credit Agreement which is being made available, either directly or indirectly, to each Debtor and for the sale and purchase of certain notes under the Term Loan Agreement, concurrently with the closing of the Credit Agreement.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

          (a) "Code" means the Uniform Commercial Code of each relevant state as in effect on the date hereof and as the same may subsequently be amended from time to time, the substantive provisions of which are applicable to any of the property of any Debtor in which the Agent for the benefit of PNC and the Banks is granted a security interest pursuant to this Agreement.

          (b) "Collateral" means all of each Debtor's right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by Article 9 of the Code as in effect in New York):

               (i) all now existing and hereafter acquired and arising Accounts, General Intangibles, Chattel Paper, Documents, Instruments, Investment Property, Letters of Credit, advices of credit, Equipment, and Inventory, all Products of and Accessions to the foregoing and all Proceeds of all of the foregoing (including without limitation all insurance policies and proceeds thereof); and

               (ii) to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, both those that are now owned and those that hereafter arise or are acquired, regardless of whether Article 9 of the Code is applicable to any extent to the creation, perfection or enforcement of Liens thereon or therein.

Without limiting the foregoing, Collateral includes all business records and information, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information. Notwithstanding the foregoing provisions of Section 1(b), (i) this Agreement shall not be deemed to be an assignment of any agreements, contracts or licenses to the extent the terms of such agreements, contracts or licenses would be violated by such assignment and (ii) the term "Collateral" shall not include, any agreements, contracts or licenses which are now or hereafter held by the Debtor to the extent that (a) such agreements, contracts or licenses are not capable of being encumbered as a matter of law or (b) an encumbrance thereon or security interest therein without the consent of the other applicable party thereto results in a violation, breach, default or termination of such agreement, contract or license, and such consent has not been obtained; provided, however, that the term "Collateral" shall include such otherwise excluded agreements, contracts or licenses once consent has been obtained and any and all proceeds thereof that might have theretofore been excluded from such grant of a security interest. It is understood that each Debtor shall use commercially reasonable efforts to exclude from all hereafter acquired material agreements, contracts and licenses restrictions on the encumbrancing of the same or granting of security interests therein.

          (c) "Debt" means, collectively, all now existing and hereafter arising Indebtedness and Obligations of the Borrower and any other Debtor to PNC, the Banks or any Affiliate of any Bank under the Credit Agreement and other Loan Documents, including without limitation, all Indebtedness and Obligations, whether of principal, interest, fees, expenses or otherwise, of the Borrower and any other Debtor to PNC, the Banks or any Affiliate of any Bank now existing or hereafter incurred under the Credit Agreement or the Notes), or any of the other Loan Documents referred to therein as any of the same or any one or more of them may from time to time be amended, restated, modified or supplemented, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part.

     2. As security for the due and punctual payment and performance of the Debt in full, each Debtor hereby agrees that the Agent, PNC and the Banks and any Affiliate of any Bank shall have, and each Debtor hereby grants to and creates in favor of the Agent for the benefit of PNC, the Banks and any Affiliate of any Bank, a first priority security interest under the Code in and to the Collateral subject only to Permitted Liens of the type described in clauses (i) through
(iii), (v) through (vii) and (ix) of the definition of that term set forth in the Credit Agreement. Without limiting the generality of Section 4 below, each Debtor further agrees that with respect to each item of Collateral as to which
(i) the creation of a valid and enforceable security interest is not governed exclusively by the Code or (ii) the perfection of a valid and enforceable security interest therein under the Code cannot be accomplished either by the Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by such Debtor, such Debtor will at its expense execute and deliver to the Agent such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Agent from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against such Debtor and all third parties to secure the Debt.

     3. Except as otherwise provided or permitted in the Credit Agreement and without limiting any provisions thereof, each Debtor represents and warrants to the Agent and the Banks that (a) each Debtor has good and marketable title to its Collateral, (b) except for the security interest granted to and created in favor of the Agent for the benefit of PNC and the Banks hereunder and Permitted Liens, all the Collateral is free and clear of any Lien (c) each Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, (d) each Account and General Intangible is genuine and enforceable in accordance with its terms and such Debtor will defend the same against all claims, demands, setoffs and counterclaims at any time asserted, (e) at the time any Account becomes subject to this Agreement, such Account will be a good and valid Account representing a bona fide sale of goods or services by such Debtor and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors, and no such Account will be subject to any claim for credit, allowance or adjustment by an account debtor or any setoff, defense or counterclaim, and (f) no consent are necessary for the granting of the security interest in the Collateral by such Debtor to the Collateral Agent.

     4. Each Debtor will faithfully preserve and protect the Agent's security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for Permitted Liens of the type described in clauses (i) through (iii), (v) through
(vii) and ix) of the definition of that term in the Credit Agreement, and will do all such other acts and things and will, upon reasonable request therefor by the Agent, execute, deliver, file and record all such other documents and instruments, including, without limitation, financing statements and extensions thereof, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said security interest; and each Debtor hereby irrevocably appoints the Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for such Debtor to execute, deliver, file and record such items for such Debtor and in such Debtor's name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

     5. Each Debtor covenants and agrees that:

          (a) it will defend the Agent's, PNC's and the Banks' right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Agent;

          (b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

          (c) it will not take or omit to take any action, the taking or the omission of which might reasonably be expected to result in a material alteration or impairment of the Collateral or of the Agent's rights under this Agreement;

          (d) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 8.2.7 of the Credit Agreement;

          (e) it will (i) obtain and maintain sole and exclusive possession of the Collateral, (ii) keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Agent prior notice and taken any action reasonably requested by the Agent to maintain its security interest therein, (iii) notify the Agent if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Agent upon the Agent's request therefor all Collateral consisting of Chattel Paper immediately upon such Debtor's receipt of a request therefor, and (iv) keep materially accurate and complete books and records concerning the Collateral and such other books and records required in accordance with the Credit Agreement;

          (f) it will promptly furnish to the Agent such information and documents relating to the Collateral as the Agent may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor's contracts or the performance thereof, all of the foregoing to be certified upon request of the Agent by an authorized officer of such Debtor; and

          (g) it shall immediately notify the Agent if any account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Agent so that all monies due under such contract shall be assigned to the Agent and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

     6. Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Agent's, PNC's and the Banks' rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien.

     7. (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Agent may at its option take such actions as the Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Agent's, PNC's and the Banks' prior security interest in the Collateral, and/or (ii) subject to the provisions of Section 8.1.6 of the Credit Agreement, to inspect, audit and verify the Collateral, including reviewing all of such Debtor's books and records and copying and making excerpts therefrom, provided that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to such Debtor's premises is required, and (iii) to add all liabilities, obligations, reasonable costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Debt, to be paid by the Debtors to the Agent for the benefit of PNC and the Banks upon demand; and

          (b) At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Agent may at its option take such action as the Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of any Debtor hereunder, and
     (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Debt, to be paid by any Debtor to the Agent for the benefit of PNC and the Banks upon demand.

     8. After there exists any Event of Default under the Credit Agreement:

          (a) The Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided by Law and as set forth below, including without limitation to take over and collect any or all of any Debtor's Collateral, and to this end each Debtor hereby appoints the Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Agent or to any place designated by the Agent at such Debtor's expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate, (iv) demand payment of all of the Collateral except Equipment and Inventory, (v) enforce payment of all of the Collateral except Equipment and Inventory by legal proceedings or otherwise, (vi) exercise all of any Debtor's rights and remedies with respect to the collection of all of the Collateral except Equipment and Inventory, (vii) settle, adjust, compromise, extend or renew all of the Collateral except Equipment and Inventory, (viii) settle, adjust or compromise any legal proceedings brought to collect all of the Collateral except Equipment and Inventory, (ix) to the extent permitted by applicable Law, sell or assign all of the Collateral except Equipment and Inventory upon such terms, for such amounts and at such time or times as the Agent deems advisable, (x) discharge and release all of the Collateral except Equipment and Inventory, (xi) take control, in any manner, of any item of payment or proceeds from any account debtor, (xii) prepare, file and sign any Debtor's name on any Proof of Claim in Bankruptcy or similar document against any account debtor, (xiii) prepare, file and sign any Debtor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with all of the Collateral except Equipment and Inventory, (xiv) do all acts and things necessary, in the Agent's sole discretion, to fulfill any Debtor's obligations under the Loan Documents,
     (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to all of the Collateral except Equipment;
     (xvi) use any Debtor's stationery and sign such Debtor's name to verifications of all of the Collateral except Equipment and Inventory and notices thereof to account debtors; (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Collateral or proceeds thereof to which any Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Agent may deem appropriate, including extending or modifying the terms of payment of any Debtor's debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Agent.

          (b) The Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by each Debtor that, in the absence of any contrary requirement of Law, ten (10) business days' prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Agent shall have the right to conduct such sales on any Debtor's premises or elsewhere and shall have the right to use any Debtor's premises without charge for such sales for such time or times as the Agent may see fit. The Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Debt.

     9. The security interest in each Debtor's Collateral granted to and created in favor of the Agent by this Agreement shall be for the benefit of the Agent, PNC and the Banks. Each of the rights, privileges, and remedies provided to the Agent hereunder or otherwise by Law with respect to any Debtor's Collateral shall be exercised by the Agent only for its own benefit and the benefit of PNC and the Banks, and any of such Debtor's Collateral or proceeds thereof held or realized upon at any time by the Agent shall be applied as set forth in Section
9.2.5 of the Credit Agreement. Each Debtor shall remain liable to PNC and the Banks for and shall pay to the Agent for the benefit of PNC and the Banks any deficiency which may remain after such sale or collection.

     10. If the Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Agent to store any Collateral on any of any Debtor's premises, each Debtor hereby agrees to lease to the Agent on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Agent's election, at a rental of One Dollar ($1.00) per month, the premises on which the Collateral is located, provided it is located on premises owned or leased by such Debtor.

     11. Upon indefeasible payment in full of the Debt and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and the Agent shall thereupon promptly return to a Debtor such of the Collateral and such other documents delivered by such Debtor hereunder as may then be in the Agent's possession. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12. No failure or delay on the part of the Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

     13. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.6 of the Credit Agreement.

     14. Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Schedule attached hereto as Schedule A is accurate and complete and contains no omission or misrepresentation. Each Debtor shall promptly notify the Agent of any changes in the information set forth thereon.

     15. Each Debtor acknowledges that the provisions hereof giving the Agent rights of access to books, records and information concerning the Collateral and such Debtor's operations and providing the Agent access to such Debtor's premises are intended to afford the Agent with immediate access to current information concerning such Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including without limitation, instituting a replevin action should any Debtor refuse to turn over any Collateral to the Agent. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Agent, each Debtor acknowledges that the Agent would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Agent and waives any claim or defense in any such action or proceeding that the Agent has an adequate remedy at Law.

     16. This Agreement shall be binding upon and inure to the benefit of the Agent, PNC, the Banks and their respective successors and assigns, and each Debtor and each of its respective successors and assigns, except that no debtor may assign or transfer such Debtor's obligations hereunder or any interest herein.

     17. This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

     18. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                            [SIGNATURE PAGE FOLLOWS]

                  [SIGNATURE PAGE 1 OF 2 TO SECURITY AGREEMENT]


         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

                                     WESTMORELAND MINING LLC

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: President


                                     WESTERN ENERGY COMPANY

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     NORTHWESTERN RESOURCES CO.

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     DAKOTA WESTMORELAND CORPORATION

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     WCCO-KRC ACQUISITION CORP.

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President

                  [SIGNATURE PAGE 2 OF 2 TO SECURITY AGREEMENT]

                                     FIRSTAR BANK, N.A., as Collateral Agent

                                     By: /s/ James Moll
                                        ----------------------------------
                                     Name: James Moll
                                     Title: Vice President

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT

                         SECURITY INTEREST DATA SUMMARY


     1. The chief executive office of each respective Debtor is located at:

----------------------------------- --------------------------------------------
            DEBTOR                           EXECUTIVE OFFICE
----------------------------------- --------------------------------------------
Westmoreland Mining LLC             490 North 31st Street
                                    Suite 308
                                    Billings, Montana  59101
----------------------------------- --------------------------------------------
Western Energy Company              Castle Rock Road
                                    P.O. Box 99
                                    Colstrip, Montana  59323-0099
----------------------------------- --------------------------------------------
Northwestern Resources Co.          P.O. Box 915
                                    Jewett, Texas  75846-0915
----------------------------------- --------------------------------------------
Dakota Westmoreland Corp.           Beulah Mine
                                    P.O. Box 39
                                    Beulah, North Dakota  58523-0039
----------------------------------- --------------------------------------------
WCCO-KRC Acquisition Corp.          Castle Rock Road
                                    P.O. Box 99
                                    Colstrip, Montana  59323-0099
----------------------------------- --------------------------------------------

     2. Each Debtor's true and full name is listed above: Each Debtor uses no trade names or fictitious names.

     3. All of each Debtor's personal property which has not been delivered to the Agent pursuant to the terms of this Agreement or the Term Loan Agreement is now, and will be at all future times, located at such Debtor's chief executive office as described in Paragraph 1 above, except as specified below:

         Westmoreland Mining LLC - None
         Western Energy Company - None
         Northwestern Resources Co. - None
         Dakota Westmoreland Corp. - None
         WCCO-KRC Acquisition Corp. - None


EXHIBIT 99.9
------------
                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Agreement"), dated as of April 27, 2001, is entered into by and among each of the undersigned and each of the other Persons which become Guarantors under the Term Loan Agreement (defined below) from time to time, (each a "Debtor" and collectively the "Debtors"), and FIRSTAR BANK, N.A., as Collateral Agent (the "Agent") for the Purchasers (as defined below);

WITNESSETH THAT:

         WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owners and the holders of the Collateral (as defined in Section 1 hereof); and

         WHEREAS, pursuant to that certain Term Loan Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the "Term Loan Agreement") of even date herewith by and among the Purchasers named in Schedule A attached thereto (together with the holders from time to time of the Notes referred to therein, herein collectively referred to as the "Purchasers"), the Guarantors now or hereafter party thereto and Westmoreland Mining LLC, a Delaware limited liability company (the "Company"), the Purchasers have agreed to purchase certain Notes of the Company; and

         WHEREAS, the obligation of the Purchasers to acquire the Notes under the Term Loan Agreement is subject to the condition, among others, that the Debtors secure their obligations and the obligations of the Company to the Purchasers under the Term Loan Agreement and the other Financing Documents in the manner set forth herein; and

         WHEREAS, each Debtor acknowledges its receipt of benefit, whether direct or indirect, from the sale and purchase of the Notes under the Term Loan Agreement and from certain revolving credit facilities which are being made available, either directly or indirectly, to each Debtor concurrently with the closing of the Term Loan Agreement.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. Terms which are defined in the Term Loan Agreement and not otherwise defined herein are used herein as defined therein. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

          (a) "Code" means the Uniform Commercial Code of each relevant state as in effect on the date hereof and as the same may subsequently be amended from time to time, the substantive provisions of which are applicable to any of the property of any Debtor in which the Agent for the benefit of the Purchasers is granted a security interest pursuant to this Agreement.

          (b) "Collateral" means all of each Debtor's right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by Article 9 of the Code as in effect in New York):

               (i) all now existing and hereafter acquired and arising Accounts, General Intangibles, Chattel Paper, Documents, Instruments, Investment Property, Letters of Credit, advices of credit, Equipment, and Inventory, all Products of and Accessions to the foregoing and all Proceeds of all of the foregoing (including without limitation all insurance policies and proceeds thereof); and

               (ii) to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, both those that are now owned and those that hereafter arise or are acquired, regardless of whether Article 9 of the Code is applicable to any extent to the creation, perfection or enforcement of Liens thereon or therein.

Without limiting the foregoing, Collateral includes all business records and information, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information. Notwithstanding the foregoing provisions of Section 1(b), (i) this Agreement shall not be deemed to be an assignment of any agreements, contracts or licenses to the extent the terms of such agreements, contracts or licenses would be violated by such assignment and (ii) the term "Collateral" shall not include, any agreements, contracts or licenses which are now or hereafter held by the Debtor to the extent that (a) such agreements, contracts or licenses are not capable of being encumbered as a matter of law or (b) an encumbrance thereon or security interest therein without the consent of the other applicable party thereto results in a violation, breach, default or termination of such agreement, contract or license, and such consent has not been obtained; provided, however, that the term "Collateral" shall include such otherwise excluded agreements, contracts or licenses once consent has been obtained and any and all proceeds thereof that might have theretofore been excluded from such grant of a security interest. It is understood that each Debtor shall use commercially reasonable efforts to exclude from all hereafter acquired material agreements, contracts and licenses restrictions on the encumbrancing of the same or granting of security interests therein.

          (c) "Debt" means, collectively, all now existing and hereafter arising Indebtedness and Obligations arising under or out of the Term Loan Agreement and other Financing Documents, including without limitation, all Indebtedness and Obligations, whether of principal, interest, Make-Whole Amounts, fees, expenses or otherwise, of the Company and any other Debtor to the Purchasers now existing or hereafter incurred under the Term Loan Agreement or the Notes), or any of the other Financing Documents referred to therein as any of the same or any one or more of them may from time to time be amended, restated, modified or supplemented, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part.

     2. As security for the due and punctual payment and performance of the Debt in full, each Debtor hereby agrees that the Agent, for the benefit of the Purchasers, shall have, and each Debtor hereby grants to and creates in favor of the Agent for the benefit of the Purchasers, a first priority security interest under the Code in and to the Collateral subject only to Permitted Liens of the type described in clauses (i) through (iii), (v) through (vii) and (ix) of the definition of that term set forth in Schedule B to the Term Loan Agreement. Without limiting the generality of Section 4 below, each Debtor further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code or (ii) the perfection of a valid and enforceable security interest therein under the Code cannot be accomplished either by the Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by such Debtor, such Debtor will at its expense execute and deliver to the Agent such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Agent from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against such Debtor and all third parties to secure the Debt.

     3. Except as otherwise provided or permitted in the Term Loan Agreement and without limiting any provisions thereof, each Debtor represents and warrants to the Agent and the Purchasers that (a) each Debtor has good and marketable title to its Collateral, (b) except for the security interest granted to and created in favor of the Agent for the benefit of the Purchasers hereunder and Permitted Liens, all the Collateral is free and clear of any Lien, (c) each Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, (d) each Account and General Intangible is genuine and enforceable in accordance with its terms and such Debtor will defend the same against all claims, demands, setoffs and counterclaims at any time asserted, (e) at the time any Account becomes subject to this Agreement, such Account will be a good and valid Account representing a bona fide sale of goods or services by such Debtor and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors, and (f) no consents are necessary for the granting of the security interest in the Collateral by such Debtor to the Collateral Agent.

     4. Each Debtor will faithfully preserve and protect the Agent's security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for Permitted Liens of the type described in clauses (i) through (iii), (v) through
(vii) and (ix) of the definition of that term set forth in Schedule B to the Term Loan Agreement, and will do all such other acts and things and will, upon reasonable request therefor by the Agent, execute, deliver, file and record all such other documents and instruments, including, without limitation, financing statements and extensions thereof, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said security interest; and each Debtor hereby irrevocably appoints the Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for such Debtor to execute, deliver, file and record such items for such Debtor and in such Debtor's name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

     5. Each Debtor covenants and agrees that:

          (a) it will defend the Agent's and the Purchaser's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Agent;

          (b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

          (c) it will not take or omit to take any action, the taking or the omission of which might reasonably be expected to result in a material alteration or impairment of the Collateral or of the Agent's rights under this Agreement;

          (d) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 10.7 of the Term Loan Agreement;

          (e) it will (i) obtain and maintain sole and exclusive possession of the Collateral, (ii) keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Agent prior notice and taken any action reasonably requested by the Agent to maintain its security interest therein, (iii) notify the Agent if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Agent upon the Agent's request therefor all Collateral consisting of Chattel Paper immediately upon such Debtor's receipt of a request therefor, and (iv) keep materially accurate and complete books and records concerning the Collateral and such other books and records required in accordance with the Term Loan Agreement;

          (f) it will promptly furnish to the Agent such information and documents relating to the Collateral as the Agent may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor's contracts or the performance thereof, all of the foregoing to be certified upon request of the Agent by an authorized officer of such Debtor; and

          (g) it shall immediately notify the Agent if any account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Agent so that all monies due under such contract shall be assigned to the Agent and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

     6. Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Agent's and the Purchaser's rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien.

     7. (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Agent may at its option take such actions as the Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Agent's and the Purchaser's prior security interest in the Collateral, and/or (ii) subject to the provisions of Section 7.2 of the Term Loan Agreement, to inspect, audit and verify the Collateral, including reviewing all of such Debtor's books and records and copying and making excerpts therefrom, provided that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to such Debtor's premises is required, and (iii) to add all liabilities, obligations, reasonable costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Debt, to be paid by the Debtors to the Agent for the benefit of the Purchasers upon demand; and

          (b) At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Agent may at its option take such action as the Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of any Debtor hereunder, and
     (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Debt, to be paid by any Debtor to the Agent for the benefit of the Purchasers upon demand.

     8. After there exists any Event of Default under the Term Loan Agreement:

          (a) The Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided by Law and as set forth below, including without limitation to take over and collect any or all of any Debtor's Collateral, and to this end each Debtor hereby appoints the Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Agent or to any place designated by the Agent at such Debtor's expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate, (iv) demand payment of all of the Collateral except Equipment and Inventory, (v) enforce payment of all of the Collateral except Equipment and Inventory by legal proceedings or otherwise, (vi) exercise all of any Debtor's rights and remedies with respect to the collection of all of the Collateral except Equipment and Inventory, (vii) settle, adjust, compromise, extend or renew all of the Collateral except Equipment and Inventory, (viii) settle, adjust or compromise any legal proceedings brought to collect all of the Collateral except Equipment and Inventory, (ix) to the extent permitted by applicable Law, sell or assign all of the Collateral except Equipment and Inventory upon such terms, for such amounts and at such time or times as the Agent deems advisable, (x) discharge and release all of the Collateral except Equipment and Inventory, (xi) take control, in any manner, of any item of payment or proceeds from any account debtor, (xii) prepare, file and sign any Debtor's name on any Proof of Claim in Bankruptcy or similar document against any account debtor, (xiii) prepare, file and sign any Debtor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with all of the Collateral except Equipment and Inventory, (xiv) do all acts and things necessary, in the Agent's sole discretion, to fulfill any Debtor's obligations under the Financing Documents, (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to all of the Collateral except Equipment; (xvi) use any Debtor's stationery and sign such Debtor's name to verifications of all of the Collateral except Equipment and Inventory and notices thereof to account debtors; (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Collateral or proceeds thereof to which any Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Agent may deem appropriate, including extending or modifying the terms of payment of any Debtor's debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Agent.

          (b) The Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by each Debtor that, in the absence of any contrary requirement of Law, ten (10) business days' prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Agent shall have the right to conduct such sales on any Debtor's premises or elsewhere and shall have the right to use any Debtor's premises without charge for such sales for such time or times as the Agent may see fit. The Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Debt.

     9. The security interest in each Debtor's Collateral granted to and created in favor of the Agent by this Agreement shall be for the benefit of the Agent and the Purchasers. Each of the rights, privileges, and remedies provided to the Agent hereunder or otherwise by Law with respect to any Debtor's Collateral shall be exercised by the Agent only for its own benefit and the benefit of the Purchasers, and any of such Debtor's Collateral or proceeds thereof held or realized upon at any time by the Agent shall be applied as set forth in Section 5 of the Collateral Agency Agreement. Each Debtor shall remain liable to the Purchasers for and shall pay to the Agent for the benefit of the Purchasers any deficiency which may remain after such sale or collection.

     10. If the Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Agent to store any Collateral on any of any Debtor's premises, each Debtor hereby agrees to lease to the Agent on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Agent's election, at a rental of One Dollar ($1.00) per month, the premises on which the Collateral is located, provided it is located on premises owned or leased by such Debtor.

     11. Upon indefeasible payment in full of the Debt and termination of the Term Loan Agreement, this Agreement shall terminate and be of no further force and effect, and the Agent shall thereupon promptly return to a Debtor such of the Collateral and such other documents delivered by such Debtor hereunder as may then be in the Agent's possession. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12. No failure or delay on the part of the Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

     13. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 18 of the Term Loan Agreement.

     14. Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Schedule attached hereto as Schedule A is accurate and complete and contains no omission or misrepresentation. Each Debtor shall promptly notify the Agent of any changes in the information set forth thereon.

     15. Each Debtor acknowledges that the provisions hereof giving the Agent rights of access to books, records and information concerning the Collateral and such Debtor's operations and providing the Agent access to such Debtor's premises are intended to afford the Agent with immediate access to current information concerning such Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including without limitation, instituting a replevin action should any Debtor refuse to turn over any Collateral to the Agent. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Agent, each Debtor acknowledges that the Agent would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Agent and waives any claim or defense in any such action or proceeding that the Agent has an adequate remedy at Law.

     16. This Agreement shall be binding upon and inure to the benefit of the Agent and the Purchasers and their respective successors and assigns, and each Debtor and each of its respective successors and assigns, except that no debtor may assign or transfer such Debtor's obligations hereunder or any interest herein.

     17. This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

     18. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                            [SIGNATURE PAGE FOLLOWS]

                  [SIGNATURE PAGE 1 OF 2 TO SECURITY AGREEMENT]


         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

                                     WESTMORELAND MINING LLC

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: President


                                     WESTERN ENERGY COMPANY

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     NORTHWESTERN RESOURCES CO.

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     DAKOTA WESTMORELAND CORPORATION

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     WCCO-KRC ACQUISITION CORP.

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President

                  [SIGNATURE PAGE 2 OF 2 TO SECURITY AGREEMENT]


                                     FIRSTAR BANK, N.A., as Collateral Agent

                                     By: /s/ James Moll
                                        ----------------------------------
                                     Name: James Moll
                                     Title: Vice President

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT

                         SECURITY INTEREST DATA SUMMARY


     1. The chief executive office of each respective Debtor is located at:

--------------------------------------- ----------------------------------------
             DEBTOR                              EXECUTIVE OFFICE
--------------------------------------- ----------------------------------------
Westmoreland Mining LLC                 490 North 31st Street
                                        Suite 308
                                        Billings, Montana  59101
--------------------------------------- ----------------------------------------
Western Energy Company                  Castle Rock Road
                                        P.O. Box 99
                                        Colstrip, Montana  59323-0099
--------------------------------------- ----------------------------------------
Northwestern Resources Co.              P.O. Box 915
                                        Jewett, Texas  75846-0915
--------------------------------------- ----------------------------------------
Dakota Westmoreland Corp.               Beulah Mine
                                        P.O. Box 39
                                        Beulah, North Dakota  58523-0039
--------------------------------------- ----------------------------------------
WCCO-KRC Acquisition Corp.              Castle Rock Road
                                        P.O. Box 99
                                        Colstrip, Montana  59323-0099
--------------------------------------- ----------------------------------------

     2. Each Debtor's true and full name is listed above: Each Debtor uses no trade names or fictitious names.

     3. All of each Debtor's personal property which has not been delivered to the Agent pursuant to the terms of this Agreement or the Term Loan Agreement is now, and will be at all future times, located at such Debtor's chief executive office as described in Paragraph 1 above, except as specified below:

         Westmoreland Mining LLC - None
         Western Energy Company - None
         Northwestern Resources Co. - None
         Dakota Westmoreland Corp. - None
         WCCO-KRC Acquisition Corp. - None


EXHIBIT 99.10
-------------
                    COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS

         THIS COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS (the "Assignment") is made and entered into the 27th day of April, 2001, by and among WESTMORELAND MINING LLC, a Delaware limited liability company, each of the entities listed on the signature page hereto and each of the Persons that are now or hereafter become Guarantors under the Credit Agreement described below (each an "Assignor" and collectively the "Assignors"), in favor of FIRSTAR BANK, N.A., as Collateral Agent ("Assignee").


                                   WITNESSETH:


         WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the "Credit Agreement") of even date herewith among Westmoreland Mining LLC, a Delaware limited liability company (the "Borrower"), the Guarantors party thereto, the Banks party thereto and PNC Bank, National Association, in its capacity as Agent ("PNC"), PNC and the Banks have agreed to provide certain loans to the Borrower; and

         WHEREAS, it is a condition to the Credit Agreement that in order to provide additional security for the repayment of such loans, the parties hereto desire that Assignee for the benefit of PNC and the Banks be granted an assignment and security interest in all rights of the Assignors under those certain contracts listed on Schedule I hereto (each an "Assigned Contract" and collectively the "Assigned Contracts").

         NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Assignors, and intending to be legally bound, each Assignor assigns to Assignee for the benefit of PNC and the Banks all of its right, title and interest in and to each Assigned Contract to the extent assignable and to the fullest extent permitted by Law.

     1. Except as otherwise expressly provided herein, capitalized terms used in this Assignment shall have the respective meanings given to them in the Credit Agreement.

     2. Each Assignor hereby grants a security interest to Assignee in the Assigned Contracts and, each Assignor has granted, bargained, sold, assigned, transferred and set over and by these presents does hereby grant, bargain, sell, assign, transfer and set over unto Assignee, its respective successors and assigns as collateral for the Obligations, all of the rights, interests and privileges which such Assignor has or may have in or under any Assigned Contract, including without limiting the generality of the foregoing, the present and continuing right with full power and authority, in its own name, or in the name of such Assignor, or otherwise, but subject to the provisions and limitations of Section 3 hereof, (i) to receive all benefits from such Assigned Contracts which such Assignor is or may become entitled to under such Assigned Contracts, (ii) to make claim for, enforce, perform, collect and receive any and all rights under any Assigned Contract, (iii) to do any and all things which such Assignor is or may become entitled to do under any Assigned Contract, (iv) to cure any defaults by any Assignor under any Assigned Contract, and (v) to grant and make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which such Assignor is or may become entitled to do under any Assigned Contract. Notwithstanding the foregoing provisions of this Agreement shall not be deemed to be an assignment of any agreements, contracts or licenses to the extent the terms of such agreements, contracts or licenses would be violated by such assignment and (ii) the term "Assigned Contract" shall not include, any agreements, contracts or licenses which are now or hereafter held by an Assignor to the extent that (a) such agreements, contracts or licenses are not capable of being encumbered as a matter of law or (b) an encumbrance thereon or security interest therein without the consent of the other applicable party thereto results in a violation, breach, default or termination of such agreement, contract or license, and such consent has not been obtained; provided, however, that the term "Assigned Contract" shall include such otherwise excluded agreements, contracts or licenses once consent has been obtained and any and all proceeds thereof that might have theretofore been excluded from such grant of a security interest. It is understood that each Assignor shall use commercially reasonable efforts to exclude from all hereafter acquired material agreements, contracts and licenses restrictions on the encumbrancing of the same or granting of security interests therein.

     3. The acceptance of this Assignment and the payment or performance under the Assigned Contracts shall not constitute a waiver of any rights of Assignee under the terms of the Notes, the Credit Agreement or any other of the Loan Documents, it being understood that, subject to the terms hereof, until the occurrence of an Event of Default, and the exercise of Assignee's rights under
Section 4 hereof, each Assignor shall have all rights to its respective Assigned Contracts and to retain, use and enjoy the same.

     4. Each Assignor, upon the occurrence of an Event of Default, hereby authorizes Assignee, at Assignee's option, to do all acts required or permitted under any Assigned Contract as Assignee in its sole discretion may deem proper. Each Assignor does hereby irrevocably constitute and appoint Assignee, while this Assignment remains in force and effect and, in each instance, to the full extent permitted by applicable Law, its true and lawful attorney-in-fact, coupled with an interest and with full power of substitution and revocation, for such Assignor and in its name, place and stead, to demand and enforce compliance with all the terms and conditions of each Assigned Contract and all benefits accrued thereunder, whether at law, in equity or otherwise; provided, however, that Assignee shall not exercise any such power unless and until an Event of Default shall have occurred. The Assignee hereby accepts this power of attorney and all powers granted hereunder for the benefit of the Assignee, PNC and the Banks.

     5. Assignee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under any Assigned Contract, and each Assignor hereby agrees to indemnify Assignee for, and to save Assignee harmless from, any and all liability arising under the Assigned Contracts, other than arising or resulting from Assignee's (or its agents, employees or contractors) gross negligence or willful misconduct.

     6. Each Assignor agrees that this Assignment and the designation and directions herein set forth are irrevocable.

     7. Neither this Assignment nor any action or inaction on the part of Assignee shall constitute an assumption on the part of Assignee of any obligations or duties under any Assigned Contract.

     8. Each Assignor covenants and warrants that:

          (a) it has the power and authority to assign for collateral purposes and grant a security interest in each of its respective Assigned Contracts, there have been no prior assignments or security interests granted in any Assigned Contract, and there are no other types of encumbrances burdening Assignors' rights, title and interests in and to the Assigned Contracts, except for Permitted Liens;

          (b) each Assigned Contract is and shall be a valid contract, is in full force and effect, and there are and shall be, to the extent ascertainable by Assignor, no defaults on the part of any of the parties thereto;

          (c) true, correct and complete copies of all of the Assigned Contracts have been delivered or made available to Assignor;

          (d) no consents are necessary for Assignor to grant security interests in the Assigned Contracts to Assignee;

          (e) except as set forth in Schedule I attached hereto, none of the Assigned Contracts are scheduled to terminate prior to the scheduled maturity dates under the Notes;

          (f) it will not assign, pledge or otherwise encumber any Assigned Contract without the prior written consent of Assignee, except for Permitted Liens;

          (g) it will not cancel, terminate or accept any surrender of any Assigned Contract, (except in accordance with its respective terms) or (except as may otherwise be permitted by the Credit Agreement) amend or modify the same directly or indirectly in any respect whatsoever (except for Permitted Modifications), without having obtained the prior written consent of Assignee thereto;

          (h) it will not waive or give any consent with respect to any material default or material variation in the performance under any Assigned Contract, it will at all times take proper steps to enforce all of the material provisions and conditions thereof, and it will forthwith notify Assignee of any material default under any Assigned Contract;

          (i) it will perform and observe, or cause to be performed and observed, all of the material terms, covenants and conditions on its part to be performed and observed with respect to each Assigned Contract;

          (j) it will not accept or allow to be made any payment to Assignor under any Assigned Contract more than thirty (30) days in advance of when such payment was regularly scheduled to have been made without the prior written consent of Assignee; and

          (k) it will execute from time to time any and all additional assignments or instruments of further assurance to Assignee, as Assignee may at any time reasonably request (including, but not limited to, Uniform Commercial Code financing statements and extensions thereof).

     9. At such time as the Loans and Reimbursement Obligations are indefeasibly paid in full and the Commitments have terminated and there are no Letters of Credit outstanding, this Assignment and all of Assignee's right, title and interest hereunder with respect to the Assigned Contracts shall terminate and all right, title and interest in the Assigned Contracts shall fully vest in Assignor, free of any lien, claim or encumbrance created by or in favor of the Assignee or any Bank.

     10. This Assignment shall inure to the benefit of Assignee, its respective successors and assigns, and shall be binding upon each Assignor, its successors, successors in title and assigns.

     11. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

     12. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement. Each Assignor acknowledges and agrees that a telecopy transmission to PNC or any Bank of signature pages hereof purporting to be signed on behalf of any Assignor shall constitute effective and binding execution and delivery hereof by such Assignor.

     13. After there exists any Event of Default under the Term Loan Agreement:

          (a) The Assignee shall have and may exercise all the rights and remedies available to a secured party under the Uniform Commercial Code in effect at the time, and such other rights and remedies as may be provided by Law and as set forth below, including without limitation to receive all benefits from such Assigned Contracts which such Assignor is or may become entitled to under such Assigned Contracts, (ii) to make claim for, enforce, perform, collect and receive any and all rights under any Assigned Contract, (iii) to do any and all things which such Assignor is or may become entitled to do under any Assigned Contract, (iv) to cure any defaults by any Assignor under any Assigned Contract, and (v) to grant and make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which such Assignor is or may become entitled to do under any Assigned Contract, and to this end each Assignor hereby appoints the Assignee, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Assigned Contracts wherever found, and for such purposes, enter upon any premises upon which the Assigned Contracts may be found and remove the Assigned Contracts therefrom, (ii) require any Assignor to assemble the Assigned Contracts and deliver them to the Assignee or to any place designated by the Assignee at such Assignor's expense, (iii) receive, open and dispose of all mail addressed to any Assignor and notify postal authorities to change the address for delivery thereof to such address as the Assignee may designate, (iv) demand payment of all of the Assigned Contracts, (v) enforce payment and performance under the Assigned Contracts by legal proceedings or otherwise, (vi) exercise all of any Assignor's rights and remedies with respect to the collection of all amounts owed under the Assigned Contracts, (vii) settle, adjust or compromise any legal proceedings brought to collect all amounts owed under the Assigned Contracts, (viii) to the extent permitted by applicable Law, sell or assign all rights under the Assigned Contracts upon such terms, for such amounts and at such time or times as the Assignee deems advisable, (ix) discharge and release all of the parties' obligations under the Assigned Contracts,
     (x) take control, in any manner, of any item of payment or proceeds from any account debtor, (xi) prepare, file and sign any Assignor's name on any Proof of Claim in Bankruptcy or similar document against any account debtor, (xii) prepare, file and sign any Assignor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with all of the Assigned Contracts, (xiii) do all acts and things necessary, in the Assignee's sole discretion, to fulfill any Assignor's obligations under the Loan Documents, (xiv) endorse the name of any Assignor upon any check, chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to all of the Assigned Contracts; (xv) use any Assignor's stationery and sign such Assignor's name to verifications of all of the Assigned Contracts and notices thereof to account debtors; (xvi) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Assigned Contracts or proceeds thereof to which any Assignor has access, (xvii) demand, sue for, collect, compromise and give acquittances for any and all Assigned Contracts, (xviii) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Assigned Contracts, and (xix) take such other action as the Assignee may deem appropriate, including extending or modifying the terms of payment of any Assignor's debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Assignment. To the extent permitted by Law, each Assignor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Assignee pursuant to this Assignment, except claims arising from gross negligence or willful misconduct by the Assignee.



                            [SIGNATURE PAGE FOLLOWS]

                            [SIGNATURE PAGE 1 OF 2 TO
                    COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS]


         IN WITNESS WHEREOF, the parties have executed this instrument under seal as of the day and year first above written.


                                     WESTMORELAND MINING LLC

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: President


                                     WESTERN ENERGY COMPANY

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     NORTHWESTERN RESOURCES CO.

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     DAKOTA WESTMORELAND CORPORATION

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     WCCO-KRC ACQUISITION CORP.

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President

                  [SIGNATURE PAGE 2 OF 2 TO SECURITY AGREEMENT]


                                     FIRSTAR BANK, N.A., as Collateral Agent

                                     By: /s/ James Moll
                                        ----------------------------------
                                     Name: James Moll
                                     Title: Vice President

                                   SCHEDULE I

                                       to

                    Collateral Assignment of Contract Rights

o        Holly Sugar Corporation Coal Agreement dated September 1, 2000

o        Coyote Plant Coal Agreement, dated January 1, 1978

o        Heskett Station Coal Sales Contract, dated September 20, 2000

o        Lewis & Clark Station Coal Sales Contract, dated January 1, 1998

o Amended and Restated Coal Supply Agreement (Colstrip 3 & 4) dated August 24, 1998 among Montana Power Company, PPL Montana LLC, Puget Sound Energy, Inc., Portland General Electric Company, PacificCorp and Western Energy Company.

o Coal Supply Agreement (Colstrip 1 & 2), dated July 30, 1971, as amended, between PPL Montana LLC, Puget Sound Energy Inc., and Western Energy Company.

o Lignite Supply Agreement dated August 29, 1979, as amended, between Northwestern Resources Co. and Reliant Energy, Incorporated.


EXHIBIT 99.11
-------------
                    COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS


         THIS COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS (the "Assignment") is made and entered into the 27th day of April, 2001, by and among WESTMORELAND MINING LLC, a Delaware limited liability company, each of the entities listed on the signature page hereto and each of the Persons that are now or hereafter become Guarantors under the Term Loan Agreement described below (each an "Assignor" and collectively the "Assignors"), in favor of FIRSTAR BANK, N.A., as Collateral Agent, for the Purchasers ("Assignee").


                                   WITNESSETH:


         WHEREAS, pursuant to that certain Term Loan Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the "Term Loan Agreement") of even date herewith among Westmoreland Mining LLC, a Delaware limited liability company (the "Company"), the Guarantors party thereto, and the Purchasers named in Schedule A attached thereto (together with the holders from time to time of the Notes referred to therein, herein collectively referred to as the "Purchasers"), the Purchasers have agreed to purchase certain notes from the Company; and

         WHEREAS, it is a condition to the purchase of such Notes that, in order to provide additional security for the repayment of the Notes and all other obligations of the Obligors under the Term Loan Documents, the parties hereto grant to Assignee for the benefit of the Purchasers an assignment and security interest in all rights of the Assignors under those certain contracts listed on
Schedule I hereto (each an "Assigned Contract" and collectively the "Assigned Contracts").

         NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Assignors, and intending to be legally bound, each Assignor assigns to Assignee for the benefit of the Purchasers all of its right, title and interest in and to each Assigned Contract to the extent assignable and to the fullest extent permitted by Law.

     1. Except as otherwise expressly provided herein, capitalized terms used in this Assignment shall have the respective meanings given to them in the Term Loan Agreement.

     2. Each Assignor hereby grants a security interest to Assignee in the Assigned Contracts and, each Assignor has granted, bargained, sold, assigned, transferred and set over and by these presents does hereby grant, bargain, sell, assign, transfer and set over unto Assignee, its respective successors and assigns as collateral for the Obligations, all of the rights, interests and privileges which such Assignor has or may have in or under any Assigned Contract, including without limiting the generality of the foregoing, the present and continuing right, with full power and authority, in its own name, or in the name of such Assignor, or otherwise, but subject to the provisions and limitations of Section 3 hereof, (i) to receive all benefits from such Assigned Contracts which such Assignor is or may become entitled to under such Assigned Contracts, (ii) to make claim for, enforce, perform, collect and receive any and all rights under any Assigned Contract, (iii) to do any and all things which such Assignor is or may become entitled to do under any Assigned Contract, (iv) to cure any defaults by any Assignor under any Assigned Contract, and (v) to grant and make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which such Assignor is or may become entitled to do under any Assigned Contract. Notwithstanding the foregoing provisions of this Agreement shall not be deemed to be an assignment of any agreements, contracts or licenses to the extent the terms of such agreements, contracts or licenses would be violated by such assignment and (ii) the term "Assigned Contract" shall not include, any agreements, contracts or licenses which are now or hereafter held by an Assignor to the extent that (a) such agreements, contracts or licenses are not capable of being encumbered as a matter of law or (b) an encumbrance thereon or security interest therein without the consent of the other applicable party thereto results in a violation, breach, default or termination of such agreement, contract or license, and such consent has not been obtained; provided, however, that the term "Assigned Contract" shall include such otherwise excluded agreements, contracts or licenses once consent has been obtained and any and all proceeds thereof that might have theretofore been excluded from such grant of a security interest. It is understood that each Assignor shall use commercially reasonable efforts to exclude from all hereafter acquired material agreements, contracts and licenses restrictions on the encumbrancing of the same or granting of security interests therein.

     3. The acceptance of this Assignment and the payment or performance under the Assigned Contracts shall not constitute a waiver of any rights of Assignee under the terms of the Notes, the Term Loan Agreement or any other of the Financing Documents, it being understood that, subject to the terms hereof, until the occurrence of an Event of Default, and the exercise of Assignee's rights under Section 4 hereof, each Assignor shall have all rights to its respective Assigned Contracts and to retain, use and enjoy the same.

     4. Each Assignor, upon the occurrence of an Event of Default, hereby authorizes Assignee, at Assignee's option, to do all acts required or permitted under any Assigned Contract as Assignee in its sole discretion may deem proper. Each Assignor does hereby irrevocably constitute and appoint Assignee, while this Assignment remains in force and effect and, in each instance, to the full extent permitted by applicable Law, its true and lawful attorney-in-fact, coupled with an interest and with full power of substitution and revocation, for such Assignor and in its name, place and stead, to demand and enforce compliance with all the terms and conditions of each Assigned Contract and all benefits accrued thereunder, whether at law, in equity or otherwise; provided, however, that Assignee shall not exercise any such power unless and until an Event of Default shall have occurred. The Assignee hereby accepts this power of attorney and all powers granted hereunder for the benefit of the Assignee and the Purchasers.

     5. Assignee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under any Assigned Contract, and each Assignor hereby agrees to indemnify Assignee for, and to save Assignee harmless from, any and all liability arising under the Assigned Contracts, other than arising or resulting from Assignee's (or its agents, employees or contractors) gross negligence or willful misconduct.

     6. Each Assignor agrees that this Assignment and the designation and directions herein set forth are irrevocable.

     7. Neither this Assignment nor any action or inaction on the part of Assignee shall constitute an assumption on the part of Assignee of any obligations or duties under any Assigned Contract.

     8. Each Assignor covenants and warrants that:

          (a) it has the power and authority to assign for collateral purposes and grant a security interest in each of its respective Assigned Contracts, there have been no prior assignments or security interests granted in any Assigned Contract, and there are no other types of encumbrances burdening Assignors' rights, title and interests in and to the Assigned Contracts, except for Permitted Liens;

          (b) each Assigned Contract is and shall be a valid contract, is in full force and effect, and there are and shall be, to the extent ascertainable by Assignor, no defaults on the part of any of the parties thereto;

          (c) true, correct and complete copies of all of the Assigned Contracts have been delivered or made available to Assignor;

          (d) no consents are necessary for Assignor to grant security interests in the Assigned Contracts to Assignee;

          (e) except as set forth in Schedule I attached hereto, none of the Assigned Contracts are scheduled to terminate prior to the scheduled maturity dates under the Notes;

          (f) it will not assign, pledge or otherwise encumber any Assigned Contract without the prior written consent of Assignee, except for Permitted Liens;

          (g) it will not cancel, terminate or accept any surrender of any Assigned Contract (except in accordance with its respective terms), or (except as may otherwise be permitted by the Term Loan Agreement) amend or modify the same directly or indirectly in any respect whatsoever (except for Permitted Modifications), without having obtained the prior written consent of Assignee thereto;

          (h) it will not waive or give any consent with respect to any material default or material variation in the performance under any Assigned Contract, it will at all times take proper steps to enforce all of the material provisions and conditions thereof, and it will forthwith notify Assignee of any material default under any Assigned Contract;

          (i) it will perform and observe, or cause to be performed and observed, all of the material terms, covenants and conditions on its part to be performed and observed with respect to each Assigned Contract;

          (j) it will not accept or allow to be made any payment to Assignor under any Assigned Contract more than thirty (30) days in advance of when such payment was regularly scheduled to have been made without the prior written consent of Assignee; and

          (k) it will execute from time to time any and all additional assignments or instruments of further assurance to Assignee, as Assignee may at any time reasonably request (including, but not limited to, Uniform Commercial Code financing statements and extensions thereof).

     9. At such time as the Notes are indefeasibly paid in full this Assignment and all of Assignee's right, title and interest hereunder with respect to the Assigned Contracts shall terminate, and all right, title and interest in the Assigned Contracts shall fully vest in Assignor, free of any lien, claim or encumbrance created by or in favor of the Assignee or any Purchaser.

     10. This Assignment shall inure to the benefit of Assignee, its respective successors and assigns, and shall be binding upon each Assignor, its successors, successors in title and assigns.

     11. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

     12. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement. Each Assignor acknowledges and agrees that a telecopy transmission to Assignee of signature pages hereof purporting to be signed on behalf of any Assignor shall constitute effective and binding execution and delivery hereof by such Assignor.

     13. After there exists any Event of Default under the Term Loan Agreement:

          (a) The Assignee shall have and may exercise all the rights and remedies available to a secured party under the Uniform Commercial Code in effect at the time, and such other rights and remedies as may be provided by Law and as set forth below, including without limitation to receive all benefits from such Assigned Contracts which such Assignor is or may become entitled to under such Assigned Contracts, (ii) to make claim for, enforce, perform, collect and receive any and all rights under any Assigned Contract, (iii) to do any and all things which such Assignor is or may become entitled to do under any Assigned Contract, (iv) to cure any defaults by any Assignor under any Assigned Contract, and (v) to grant and make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which such Assignor is or may become entitled to do under any Assigned Contract, and to this end each Assignor hereby appoints the Assignee, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Assigned Contracts wherever found, and for such purposes, enter upon any premises upon which the Assigned Contracts may be found and remove the Assigned Contracts therefrom, (ii) require any Assignor to assemble the Assigned Contracts and deliver them to the Assignee or to any place designated by the Assignee at such Assignor's expense, (iii) receive, open and dispose of all mail addressed to any Assignor and notify postal authorities to change the address for delivery thereof to such address as the Assignee may designate, (iv) demand payment of all of the Assigned Contracts, (v) enforce payment and performance under the Assigned Contracts by legal proceedings or otherwise, (vi) exercise all of any Assignor's rights and remedies with respect to the collection of all amounts owed under the Assigned Contracts, (vii) settle, adjust or compromise any legal proceedings brought to collect all amounts owed under the Assigned Contracts, (viii) to the extent permitted by applicable Law, sell or assign all rights under the Assigned Contracts upon such terms, for such amounts and at such time or times as the Assignee deems advisable, (ix) discharge and release all of the parties' obligations under the Assigned Contracts,
     (x) take control, in any manner, of any item of payment or proceeds from any account debtor, (xi) prepare, file and sign any Assignor's name on any Proof of Claim in Bankruptcy or similar document against any account debtor, (xii) prepare, file and sign any Assignor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with all of the Assigned Contracts, (xiii) do all acts and things necessary, in the Assignee's sole discretion, to fulfill any Assignor's obligations under the Financing Documents, (xiv) endorse the name of any Assignor upon any check, chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to all of the Assigned Contracts; (xv) use any Assignor's stationery and sign such Assignor's name to verifications of all of the Assigned Contracts and notices thereof to account debtors; (xvi) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Assigned Contracts or proceeds thereof to which any Assignor has access, (xvii) demand, sue for, collect, compromise and give acquittances for any and all Assigned Contracts, (xviii) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Assigned Contracts, and (xix) take such other action as the Assignee may deem appropriate, including extending or modifying the terms of payment of any Assignor's debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Assignment. To the extent permitted by Law, each Assignor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Assignee pursuant to this Assignment, except claims arising from gross negligence or willful misconduct by the Assignee.

                            [SIGNATURE PAGE FOLLOWS]

                            [SIGNATURE PAGE 1 OF 2 TO
                    COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS]


         IN WITNESS WHEREOF, the parties have executed this instrument under seal as of the day and year first above written.


                                     WESTMORELAND MINING LLC

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: President


                                     WESTERN ENERGY COMPANY

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     NORTHWESTERN RESOURCES CO.

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     DAKOTA WESTMORELAND CORPORATION

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President


                                     WCCO-KRC ACQUISITION CORP.

                                     By: /s/ Robert J. Jaeger            (SEAL)
                                        ----------------------------------
                                     Name: Robert J. Jaeger
                                     Title: Vice President

                  [SIGNATURE PAGE 2 OF 2 TO SECURITY AGREEMENT]


                                     FIRSTAR BANK, N.A., as Collateral Agent

                                     By: /s/ James Moll
                                        ----------------------------------
                                     Name: James Moll
                                     Title: Vice President

                                   SCHEDULE I

                                       to

                    Collateral Assignment of Contract Rights


o        Holly Sugar Corporation Coal Agreement dated September 1, 2000

o        Coyote Plant Coal Agreement, dated January 1, 1978

o        Heskett Station Coal Sales Contract, dated September 20, 2000

o        Lewis & Clark Station Coal Sales Contract, dated January 1, 1998

o Amended and Restated Coal Supply Agreement (Colstrip 3 & 4) dated August 24, 1998 among Montana Power Company, PPL Montana LLC, Puget Sound Energy, Inc., Portland General Electric Company, PacificCorp and Western Energy Company.

o Coal Supply Agreement (Colstrip 1 & 2), dated July 30, 1971, as amended, between PPL Montana LLC, Puget Sound Energy Inc., and Western Energy Company.

o Lignite Supply Agreement dated August 29, 1979, as amended, between Northwestern Resources Co. and Reliant Energy, Incorporated.